                             CONTRIBUTION AGREEMENT



                                  by and among



                          VULCAN INTERMEDIARY, L.L.C.,



                       NEW VULCAN COAL HOLDINGS, L.L.C.,



                        ATLAS PIPELINE PARTNERS GP, LLC,



                         ATLAS PIPELINE PARTNERS, L.P.



                                      and



                             RESOURCE AMERICA, INC.





                                January 18, 2002

                             CONTRIBUTION AGREEMENT

     This Contribution Agreement (this "Agreement") is made and entered into as of January 18, 2002, by and among Vulcan Intermediary, L.L.C., a Delaware limited liability company ("Intermediary"), New Vulcan Coal Holdings, L.L.C., a Delaware limited liability company ("NVCH" and, together with Intermediary, the "Contributors"), Atlas Pipeline Partners, L.P., a Delaware limited partnership (the "MLP"), Atlas Pipeline Partners GP, LLC, a Delaware limited liability company (the "General Partner"), and Resource America, Inc., a Delaware corporation ("Resource America").


                              W I T N E S S E T H:

                  WHEREAS, the Contributors are the record and beneficial owners of all of the outstanding limited liability company membership interests (the "Triton Interests") of Triton Coal Company, LLC, a Delaware limited liability company ("Triton"); and

                  WHEREAS, in connection with the Triton Reorganization (as defined in Section 6.20 below) it is contemplated that, prior to the Closing hereof, Triton will be reorganized as a Delaware limited partnership; and

                  WHEREAS, the Contributors desire to contribute to the MLP, and the MLP desires to accept from the Contributors, the Triton Interests in consideration for the issuance by the MLP of common units, subordinated units and deferred participation rights to purchase subordinated units, on the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, concurrently with, and as a condition to, the execution and delivery of this Agreement, AIC, Inc. ("AIC"), Viking Resources Corporation ("Viking"), Resource Energy, Inc. ("Resource Energy"), Atlas Energy Group, Inc. ("Atlas Energy"), Atlas Resources, Inc. ("Atlas Resources") and REI-NY, Inc. ("REI-NY", and collectively with AIC, Viking, Resource Energy, Atlas Energy and Atlas Resources, the "Sellers") and NVCH have entered into that certain Purchase Agreement, dated as of the date hereof (the "GP Purchase Agreement"), pursuant to which, among other things, NVCH (or an affiliate thereof) will purchase and the Sellers will sell, transfer and dispose of, all of the membership interests and other equity interests, if any, of the General Partner.

                  NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  CONTRIBUTION

1.1  Contribution.

     On the terms and subject to the conditions of this Agreement, on the Closing Date (as hereinafter defined), the Contributors shall (x) contribute, assign, transfer and convey the Triton Interests to the MLP or its designee, which shall be Atlas Pipeline Operating Partnership, L.P., a Delaware limited partnership (the "OLP") or a subsidiary thereof and (y) contribute $6,000,000 in cash to the MLP plus an amount equal to $3.70 multiplied by the number of Common Units outstanding at closing in excess of 1,621,159.

1.2  Consideration.

     The MLP will acquire the Triton Interests in consideration of the issuance to the Contributors of:

     (a) 7,101,818 common limited partnership units of the MLP (the "New Common Units");

     (b) 4,058,182 subordinated limited partnership units of the MLP (the "New Subordinated Units"), which New Subordinated Units will automatically convert into common units representing limited partnership units of the MLP (the "Common Units") as set forth in the form of Second Amended and Restated Agreement of Limited Partnership of the MLP (the "MLP Agreement Amendment"), the form of which is attached hereto as Exhibit A; and

     (c) 18,000,000 deferred participation limited partnership units of the MLP (the "Deferred Participation Units"), which Deferred Participation Units will have such terms and conditions as are set forth in the MLP Agreement Amendment.

The New Common Units, the New Subordinated Units and the Deferred Participation Units are referred to herein collectively as the "New Equity."

                                   ARTICLE II

                                     CLOSING

2.1  Closing.

     Subject to the satisfaction or waiver of the conditions to closing set forth in Article VII, the closing (the "Closing") of the contribution of the Triton Interests, the issuance of the New Equity and the other transactions contemplated by the Constituent Documents shall occur at the offices of O'Sullivan LLP, 30 Rockefeller Plaza, New York, New York, on the third business day following such satisfaction or waiver, or at such other place, date and time as may be agreed upon in writing by the parties hereto. The "Closing Date," as referred to herein, shall mean the date of the Closing.

2.2  Deliveries at the Closing.

     At or before the Closing:

     (a) the Contributors shall deliver, or cause to be delivered, to the General Partner the following:

          (i) transfer documents in such form as shall be reasonably satisfactory to the MLP to transfer ownership of the Triton Interests;

          (ii) the officer's certificate referred to in Section 7.2(c);

          (iii) duly executed counterparts to the Registration Rights Agreement, which agreement shall be in the form attached hereto as Exhibit B (the "Registration Rights Agreement");

          (iv) the company minute books and members register/transfer ledgers of Triton; and

          (v) all the other documents, certificates and other instruments required to be delivered, or caused to be delivered, by the Contributors pursuant hereto.

     (b) the Atlas Entities, Resource America and the Resource America Entities shall deliver, or cause to be delivered, to the Contributors the following:

          (i) certificates representing the New Common Units, the New Subordinated Units and the Deferred Participation Units in the aggregate amounts set forth in Section 1.2, which, with respect to each of the Contributors, shall be allocated to the Contributors as the Contributors shall set forth in writing prior to the closing;

          (ii) the officer's certificates referred to in Section 7.3(c);

          (iii) the applicable Atlas Entities, Resource America and Resource America Entities shall have duly executed and delivered the Amended and Restated Master Natural Gas Gathering Agreement, which agreement shall be in the form attached hereto as Exhibit C;

          (iv) the applicable Atlas Entities, Resource America and Resource America Entities shall have duly executed and delivered the Transition Services Agreement, which agreement shall be in a form reasonably acceptable to the Contributors and Resource America;

          (v) the applicable Atlas Entities and Resource America Entities shall have duly executed and delivered the Registration Rights Agreement;

          (vi) the General Partner shall have duly executed and delivered the MLP Agreement Amendment;

          (vii) the General Partner and the MLP shall have duly executed and delivered the Second Amended and Restated Agreement of Limited Partnership of the OLP, which agreement shall be in the form attached hereto as Exhibit D (the "OLP Agreement Amendment");

          (viii) the Opinion of Counsel required to be delivered pursuant to
          Section 6.8; and

          (ix) all the other documents, certificates and other instruments required to be delivered or caused to be delivered, by the General Partner, the MLP, Resource America and the entities other than the Contributors pursuant hereto.

     (c) At the Closing, the General Partner shall cause the MLP to exchange all of the subordinated limited partnership units of the MLP outstanding immediately prior to Closing (the "Subordinated Units") held by the General Partner for 1,481,026 newly issued Common Units to be issued in the name of, and delivered to, Resource America or its affiliates (the "Resource America Common Units").

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR

     The Contributors hereby represent and warrant to the General Partner and the MLP that, as of the date hereof:

3.1  Existence of the Contributors.

     Each of the Contributors is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of the Contributors has all requisite limited liability company power and authority to own and hold the properties and assets it now owns and holds, and to carry on its business as and where such properties are now owned or held and such business is now conducted. Each of the Contributors is duly licensed or qualified to do business as a foreign limited liability company and is in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing is not reasonably likely to have a material adverse effect on the ability of the Contributors to consummate the transactions contemplated by this Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the schedules and exhibits hereto (collectively, the "Constituent Documents") (a "Contributor Material Adverse Effect").

3.2  Existence of Triton.

     Triton is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Triton has all requisite limited liability company power and authority to own and hold the properties and assets it now owns and holds, and to carry on its business as and where such properties are now owned or held and such business is now conducted. Triton is duly licensed or qualified to do business as a foreign limited liability company and is in good standing in those jurisdictions as shall be specified on
Schedule 3.2, which are the only jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing is not reasonably likely to have a Triton Material Adverse Effect. As used herein, "Triton Material Adverse Effect" shall mean an event, occurrence or change that is materially adverse to the business, financial condition or results of operations of Triton, except that Triton Material Adverse Effect shall not include, and none of the following shall be taken into account in determining whether a Triton Material Adverse Effect shall have occurred: (i) any adverse event, occurrence or change to the extent attributable to the announcement or pendency of the transactions contemplated by this Agreement or any other Constituent Document; or (ii) any adverse event, occurrence or change attributable to conditions generally affecting the coal industry (including, without limitation, changes in price of coal), the United States economy (or any regional economy) or the financial or commodities markets.

3.3  Authority.

     Each of the Contributors has the limited liability company power and authority to execute and deliver this Agreement and the other Constituent Documents to which it is or will be a party, to consummate the transactions contemplated thereby, and to perform all the terms and conditions thereof to be performed by it. The execution and delivery by such Contributor of this Agreement and the other Constituent Documents to which it is a party, the performance by such Contributor of all the terms and conditions thereof to be performed by it, and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by all requisite limited liability company action of such Contributor. This Agreement constitutes (and, as of the Closing Date, the Constituent Documents, as applicable, shall constitute) the valid and binding obligation of such Contributor, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). The Contributors shall furnish or cause to be furnished to the MLP, no later than the Closing Date, true and correct copies of the Certificate of Formation of Triton and the Second Amended and Restated Limited Liability Company Agreement of Triton.

3.4  Capitalization.

     Except as set forth on Schedule 3.4:

          (a) The authorized capitalization of Triton consists of the Triton Interests, of which all of the Triton Interests are outstanding and held of record on the date hereof as set forth on Schedule 3.4(a). The Triton Interests are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by certain provisions of the Delaware Limited Liability Company Act). Each Contributor owns the Triton Interests held by it, beneficially and of record, free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreement and calls and commitments of every kind affecting Triton ("Liens").

          (b) There are no outstanding subscriptions, options, convertible securities, warrants, calls, rights or agreements or commitments of any kind (issued or granted by, or binding upon, either of the Contributors or Triton) to purchase or otherwise acquire any security of or equity interest in Triton. Each Contributor has full legal right to sell, assign and transfer the Triton Interests owned by it to the MLP and will, upon delivery of the Triton Interests to the MLP pursuant to the terms hereof, transfer to the MLP good and marketable title to the Triton Interests free and clear of all Liens. With respect to such Liens as set forth on Schedule 3.4, all such Liens will be released, discharged or terminated prior to Closing and such schedule shall be deemed to be amended at Closing to exclude all Liens with respect to the Triton Interests.

          (c) Triton has no subsidiaries nor does it own any stock, partnership interest, joint venture interest or any other investment in any other entity.

3.5  No Conflicts.

     Except as set forth on Schedule 3.5 or as contemplated by this Agreement, the execution and delivery by each of the Contributors of this Agreement does not (and, in the case of the Constituent Documents, will not, as of the Closing
Date), and the performance by such Contributor of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (and, in the case of the Constituent Documents, the performance by such Contributor of its obligations thereunder and the consummation of the transactions contemplated thereby will not, as of the Closing Date):

          (a) conflict with any of, or require the consent of, any person or entity under the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of such Contributor or Triton;

          (b) violate any provision of any law, statute, ordinance, rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Contributors or Triton, except for those which in the aggregate are not reasonably likely to have a Contributor Material Adverse Effect or a Triton Material Adverse Effect;

          (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by or any remedies or any rights of termination or cancellation or the loss of benefits or change in the rights or obligations of any party, or require any consent, authorization or approval under any indenture, mortgage or lien, or any agreement, contract, commitment or other instrument to which such Contributor or Triton is a party or by which any of them is bound or to which any property of such Contributor or Triton is subject, except for those which in the aggregate, are not reasonably likely to have a Contributor Material Adverse Effect or a Triton Material Adverse Effect; or

          (d) result in the creation of any Lien on the Triton Interests or the assets of such Contributor under any indenture, mortgage, agreement, contract, commitment or other instrument to which such Contributor or Triton is bound.

3.6  Governmental Approvals and Filings.

     Except as set forth on Schedule 3.6 and, other than compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), if necessary, and as otherwise contemplated in this Agreement, no consent, approval, license, permit, action, order, authorization of, or registration, declaration or filing with, or notice to any court, tribunal, arbitrator, authority, agency, commission, official, department, commission, board, bureau, agency or instrumentality of the United States or any state, county, city or other political subdivision thereof ("Governmental Authority") or other person or entity on the part of either Contributor or Triton is required in connection with the execution, delivery and performance of this Agreement or the Constituent Documents or the consummation of the transactions contemplated hereby or thereby, except (i) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice is not reasonably likely to have a Contributor Material Adverse Effect or a Triton Material Adverse Effect, and (ii) those as would be required solely as a result of the identity or the legal or regulatory status of the MLP or any person or entity that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the MLP, with "control" meaning the power, direct or indirect, to direct or cause the direction of the management and policies of the applicable person or entity whether by contract or otherwise ("MLP Affiliates").

3.7  Books and Records.

     The minute books and other similar governance records of Triton, true and complete copies of which shall be made available to the MLP no later than the Closing Date, contain a true and complete record, in all material respects, of all material action taken at all meetings and by all written consents in lieu of meetings of the members, the board of managers, and committees of the management of Triton.

3.8  Financial Statements.

     The Contributors have made available to the MLP true and complete copies of the following financial statements (the "Triton Financial Statements"):

          (a) the audited balance sheet of Triton as of June 30, 2000, and the related audited statement of operations, shareholders' equity and cash flows for the fiscal year then ended;

          (b) the audited balance sheet of Triton as of June 30, 2001, and the related audited statements of operations, shareholders' equity and cash flows for the fiscal year then ended; and

          (c) the unaudited balance sheet of Triton as of October 31, 2001, and the related unaudited statements of operations and cash flows for the period then ended.

     Except as set forth in the notes thereto and as set forth on Schedule 3.8, the Triton Financial Statements were prepared from the books and records of Triton in accordance with generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period ("GAAP") (except as noted therein, and except, in the case of unaudited interim financial statements, for normal year-end adjustments) and fairly present in all material respects (i) the financial condition of Triton as and at the respective dates and (ii) the results of operations of Triton for the respective periods covered thereby.

3.9  No Adverse Change.

     Except as set forth on Schedule 3.9, since November 30, 2001, there have been no changes in (a) the assets, liabilities or financial condition of Triton from that set forth in the balance sheet dated November 30, 2001 (the "Triton Balance Sheet"), or (b) the business, financial condition or results of operations of Triton, except for changes that are not reasonably likely to have a Triton Material Adverse Effect.

3.10 Default and Liabilities.

     (a) Except as set forth on Schedule 3.10(a), Triton is not in default under, and, to the knowledge of the Contributors, no condition exists that with notice or lapse of time or both would constitute a default under (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which it or any of its properties are bound, (ii) any writ, judgment, decree, injunction or other order of any Governmental Authority (in each such case whether preliminary or final) (an "Order"), or (iii) any other agreement, except, in each case, for such defaults and conditions that, individually or in the aggregate, are not reasonably likely to have a Triton Material Adverse Effect.

     (b) Except as set forth on Schedule 3.10(b) or as otherwise set forth on the Triton Balance Sheet or reflected in the notes thereto, Triton has no obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) that, individually or in the aggregate, are reasonably likely to have a Triton Material Adverse Effect.

3.11 Taxes.

     (a) For purposes of this Agreement, "Tax" or "Taxes" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable with respect thereto, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), gross receipts taxes, net proceeds taxes, alternative or add-on minimum, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, excise taxes and other obligations of the same or similar nature to any of the foregoing.

     (b) Except as set forth on Schedule 3.11 or as is not reasonably likely to have a Triton Material Adverse Effect, (i) all tax returns, all reports, estimates, declarations of estimated tax, information statements, claims for refund and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties, including any schedule or attachment thereto or amendment thereof (collectively, "Tax Returns"), required to be filed by or with respect to Triton and any affiliated, consolidated, combined, unitary or similar group of which Triton is or was a member have been duly filed on a timely basis (taking into account all extensions of due dates); (ii) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return are true, correct and complete; (iii) all Taxes owed by Triton and any affiliated, consolidated, combined, unitary or similar group of which is or was a member which are or have become due have been timely paid in full; (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; (v) Triton withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) there are no Liens on any of the assets of Triton that arose in connection with any failure (or alleged failure) to pay any Tax other than Liens for Taxes not yet due payable; (vii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to Triton or any affiliated, consolidated, combined, unitary or similar group of which Triton is or was a member, nor are there any outstanding agreements or waivers by or with respect to Triton, extending the period for assessment or collection of any Taxes; and (viii) there is no pending action, proceeding or investigation for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to Triton.

     (c) Except as set forth on Schedule 3.11 or as is not reasonably likely to have a Triton Material Adverse Effect, no claim that Triton is or may be subject to taxation has ever been made by an authority in a jurisdiction where Triton, or any affiliated, consolidated, combined, unitary or similar group of which Triton is or was a member, do not file Tax Returns.

     (d) Except as set forth on Schedule 3.11 or as is not reasonably likely to have a Triton Material Adverse Effect, the total amounts set up as liabilities for current and deferred Taxes in the Triton Financial Statements (as adjusted for operations and transactions in the Ordinary Course of Business since the date of the Triton Financial Statements) will be sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to Triton up to and through the periods ending on the dates thereof.

     (e) Schedule 3.11 contains a true and complete copy of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting Triton. Such agreements will be terminated effective as of the Closing Date, and no payments will become due by Triton thereafter.

     (f) Triton does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code")), foreign personal holding company (as defined in Section 552 of the Code), passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of Triton.

     (g) None of the property of Triton is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of
1986) or is "tax-exempt use
property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of Section 168(g) of the Code).

     (h) Triton has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that would not be deductible under
Section 280G of the Code.

     (i) Except as set forth on Schedule 3.11, Triton (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) has no liability for the Taxes of any person or entity under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

     (j) Triton has not entered into any agreement or arrangement, with respect to any Tax, with any Governmental Authority that imposes such Tax, or the agency (if any) charged with the collection of such Tax for such Governmental Authority, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums, which agreement or arrangement (i) requires Triton to take any action or to refrain from taking any action or (ii) waives any statute of limitations relating to the payment of Taxes.

     (k) Triton is, and has been, from the date of its organization through the Closing, classified as a partnership or as a disregarded entity for federal and applicable state income Tax purposes and Triton has not taken any position contrary to such treatment.

     (l) There are no changes in the tax accounting methods subject to Section 481(a) of the Code that have an ongoing effect on Triton.

3.12 Legal Proceedings; Compliance With Laws and Orders.

     Except as set forth on Schedule 3.12 or as disclosed in Section 3.19:

          (a) there are no actions, suits, proceedings, claims, fines, demands, complaints, arbitrations or Governmental Authority investigations ("Actions or Proceedings") pending or, to the knowledge of the Contributors, threatened in writing against, relating to or affecting the Contributors or Triton or any of their respective assets and properties that are reasonably likely (i) to result in the issuance of an any Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Constituent Documents, or (ii) individually or in the aggregate with other such Actions or Proceedings, to have a Triton Material Adverse Effect;

          (b) there are no Orders outstanding against Triton that, individually or in the aggregate with other such Orders, are reasonably likely to have a Triton Material Adverse Effect; and

          (c) neither of the Contributors nor Triton is in violation of or in default under any laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any Governmental Authority which violation or default, individually or in the aggregate, is reasonably likely to have a Triton Material Adverse Effect.

3.13 Benefit Plans; ERISA.

     (a) Schedule 3.13(a) sets forth a true and complete list of each bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, equity purchase, equity option, equity ownership, equity appreciation rights, phantom equity, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (each, a "Plan") established by Triton, or any predecessor or affiliate of Triton, existing as of the date hereof (or at any time within the five (5) year period prior thereto for a Plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA")) to which Triton contributes or has contributed, or under which any employee, former employee or director of Triton or any beneficiary thereof is covered, is eligible for coverage or has benefit rights (each, a "Triton Benefit Plan") and identifies each of the Triton Benefit Plans that is intended to qualify under Section 401 of the Code (each, a "Triton Qualified Plan");

     (b) Schedule 3.13(b) sets forth a true and complete list of each employee of Triton whose annual salary is $75,000 or more as of December 31, 2001;

     (c) Except as set forth on Schedule 3.13(c), Triton does not maintain, and is not obligated to provide, benefits under any life, medical or health plan (other than as an incidental benefit under a Triton Qualified Plan) that provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     (d) Except as set forth on Schedule 3.13(d), Triton is not controlled by, or under common control with, any other entity within the meaning of Section 4001 of ERISA that has at any time contributed to any "multiemployer plan," as that term is defined in Section 4001 of ERISA.

     (e) Each of the Triton Benefit Plans is, and its administration is and has been since inception, in compliance with its terms and, where applicable, with ERISA and the Code in all respects, except for such failures to comply which, individually or in the aggregate, are not reasonably likely to have a Triton Material Adverse Effect.

     (f) Except as set forth on Schedule 3.13(f), all contributions and other payments required to be made by Triton to any Triton Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been set aside therefor and have been reflected in the Triton Financial Statements in accordance with GAAP.

     (g) Except as set forth on Schedule 3.13(g), there are no pending claims by or on behalf of any Triton Benefit Plan, by any employee of Triton (or a beneficiary of such an employee), which allege violations of law that, individually or in the aggregate, are reasonably likely to result in a Triton Material Adverse Effect.

     (h) Except as set forth on Schedule 3.13(h), complete and correct copies of the following documents have been made available to the MLP prior to the execution of this Agreement:

          (i) the Triton Benefit Plans and any related trust agreements and insurance contracts;

          (ii) current summary plan descriptions of each Triton Benefit Plan subject to ERISA;

          (iii) the most recent Form 5500 and Schedules thereto for each Triton Benefit Plan subject to ERISA reporting requirements;

          (iv) the most recent determination of the United States Internal Revenue Service with respect to the qualified status of each Triton Qualified Plan; and

          (v) the most recent actuarial report of the qualified actuary of any Triton Benefit Plan which is subject to Part 3 of Title I of ERISA,
          Section 412 of the Code or Title IV of ERISA or any other Triton Benefit Plan with respect to which actuarial valuations are conducted.

3.14 Assets Other than Real Property Interests.

     (a) Triton has good and marketable title to all material assets reflected on the Triton Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since June 30, 2001, in the Ordinary Course of Business and not in violation of this Agreement, and such assets will be, as of the Closing, free and clear of all Liens except (i) such as set forth on Schedule 3.14, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the Ordinary Course of Business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business, and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (iii) Liens that secure debt that is reflected as a liability on the Triton Balance Sheet and the existence of which is indicated in the notes thereto, and (iv) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, would not reasonable be expected to have a Triton Material Adverse Effect (the Liens described in clauses (i) through (iv) above are hereinafter referred to collectively as "Triton Permitted Liens").

     (b) All the material tangible personal property of Triton has been maintained in accordance with generally accepted industry practice and is in good operating condition and repair, ordinary wear and tear excepted, in each case except such as is not reasonably likely to have a Triton Material Adverse Effect. This Section 3.14 does not relate to real property or interests in real property, such items being the subject of Section 3.15.

     (c) As used in this Agreement, "Ordinary Course of Business", with respect to any Person, shall be construed broadly, and shall include, without limitation, all aspects of the commercial operations of the business of such Person (and the management and oversight thereof) customarily engaged in by such Person.

3.15 Title to Real Property.

     (a) Triton has:

          (i) good and marketable title in fee to all real property and interests in real property purported to be owned in fee by Triton (individually, a "Triton Owned Property") and set forth on Schedule 3.15(a)(i) is a list of each Triton Owned Property; and

          (ii) sufficient title or leasehold interest to the leasehold estates in all real property and interests in real property owned or purported to be leased by Triton to permit the operation of the properties in the manner contemplated under Triton's current mine plans (individually, a "Triton Leased Property") and set forth on Schedule 3.15(a)(ii) is a list of each Triton Leased Property, and in the case of both clause (i) and (ii), free and clear of all Liens, except:

               (1) Liens as set forth on Schedule 3.15(a);

               (2) leases, subleases and similar agreements as set forth on
               Schedule 3.15(b);

               (3) Triton Permitted Liens;

               (4) easements, covenants, rights-of-way and other similar restrictions of record;

               (5) any conditions that may be shown by a current, accurate survey or physical inspection of any Triton Owned Property or Triton Leased Property made prior to Closing; and

               (6) (A) zoning, building and other similar restrictions, (B) Liens, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which Triton has easement rights or on any Triton Leased Property, and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses (A), (B) and (C), individually or in the aggregate, is reasonably likely to have a Triton Material Adverse Effect.

     Those items set forth in clauses (1)-(6) above are herein referred to as the "Triton Permitted Encumbrances".

          (iii) The Triton Permitted Encumbrances do not materially interfere with or adversely impact upon the operations of the business of Triton.

     (b) With respect to easements, rights of way, licenses and land use permits used by Triton (collectively, the "Triton Easements"), Triton has (i) title to or interest in the Triton Easements free and clear of the claims of those claiming by, through, or under Triton and not otherwise, and (ii) indefeasible title to or interest in the Triton Easements sufficient to enable Triton to use and operate its assets and conduct its business in a reasonable and customary manner and without interference arising from defects in title, except for the Triton Permitted Encumbrances.

     (c) Except as set forth on Schedule 3.15(c), none of the Contributors nor any of their affiliates (other than Triton) have any equipment or property located on or within the Triton Owned Property, the Triton Leased Property or the Triton Easements.

     (d) Except as set forth on Schedule 3.15(d), Triton does not have any equipment or property located on or within the real property, easements or leased property owned or controlled by Contributor or its affiliates (other than Triton).

3.16  Contracts.

     (a) Schedule 3.16 sets forth (with paragraph references corresponding to those set forth below) a true and complete list of the following written contracts, plans, licenses, undertakings, commitments, instruments or agreements ("Contracts") to which Triton is a party or is bound as of the date hereof, as follows:

     (i) all Contracts (excluding Triton Benefit Plans) providing for a commitment of employment for a specified or unspecified term or otherwise relating to employment, the termination of employment, severance, personal services, consulting or indemnification for officers, directors or the like;

     (ii) all Contracts containing any provision or covenant prohibiting or materially limiting the ability of Triton to engage in any business activity or to compete with any person or entity or prohibiting or materially limiting the ability of any person or entity to engage in any business activity or to compete with Triton;

     (iii) all material partnership, joint venture, shareholders' or other similar Contracts with any person or entity;

     (iv) all Contracts providing for the lending of money, whether as borrower, lender or guarantor that, individually or in the aggregate, exceed $50,000 and all related security agreements or similar agreements associated therewith that survive Closing;

     (v) all Contracts (including so-called take-or-pay or keepwell agreements), under which Triton has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person or entity (in each case other than endorsements for the purpose of collection in the Ordinary Course of Business) that, individually or in the aggregate, exceed $50,000;

     (vi) all Contracts pending for the acquisition or disposition, directly or indirectly (by merger or otherwise) of assets (other than coal) that individually exceed $1,000,000;

     (vii) all continuing Contracts for the future purchase or lease of materials, supplies or equipment (other than purchase contracts and orders for inventory in the Ordinary Course of Business) that individually have an aggregate future liability that exceeds $1,000,000;

     (viii) all Contracts pertaining to the ownership, operation or maintenance of any and all facilities of Triton having a term greater than 90 days, which individually exceed $4,000,000;

     (ix) any other agreement (not expressly covered by one of the other clauses of this Section 3.16(a)) of Triton (other than financing agreements and coal contracts) that requires annual payments to be made or received in excess of $50,000 and that is not cancelable with ninety (90) days notice;

     (x) all Contracts between Triton, on one hand, and either Contributor or any affiliate of such Contributor, on the other hand;

     (xi) all material Contracts relating to the purchase, sale or transport of coal and all agreements with coal brokers (in each case, other than purchase orders);

     (xii) all Contracts for coal treatment and tippling;

     (xiii) all material Contracts relating in whole or in part to the intellectual property of Triton;

     (xiv) all collective bargaining or similar labor Contracts;

     (xv) all guarantees, indemnities, letters of credit, letters of comfort, surety bonds, self-bonds, other bonds, including reclamation bonds, financial guaranty bonds, performance bonds and other obligations obtained or issued by the Contributors or Triton or their affiliates for the benefit of Triton or otherwise in force with respect to Triton (collectively, the "Guarantees");

     (xvi) all Contracts (other than this Agreement and its governing documents) that survive the Closing and that (A) limit or contain restrictions on the ability of Triton to declare or make distributions with respect to, or to issue or purchase, redeem or otherwise acquire, its Triton Interests, to incur indebtedness, to incur or suffer to exist any Lien, to purchase or sell any assets and properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or (B) require Triton to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

     (xvii) to the extent not otherwise set forth on Schedule 3.16, any other Contract the primary purpose of which is to indemnify or otherwise make whole any person or entity with an indemnification or make whole obligation having a value that exceeds $50,000.

     (b) True copies of the written Contracts identified in Schedule 3.16 have been made available to the MLP prior to the execution of this Agreement. Except as set forth on Schedule 3.16, Triton is not and, to the knowledge of the Contributors, no other party is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of) any term, condition or provision of any Contract identified on Schedule 3.16, except for defaults, breaches, violations or events which, individually or in the aggregate, are not reasonably likely to have a Triton Material Adverse Effect.

     (c) Other than Contracts that have terminated or expired in accordance with their terms, each of the Contracts identified on Schedule 3.16 constitutes valid, binding and enforceable obligations of Triton to the extent it is a party thereto and, to the knowledge of the Contributors, enforceable obligations of any other party thereto, in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect, except where such failure is not reasonably likely to have a Triton Material Adverse Effect.

     (d) No event has occurred that either entitles, or would, upon notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting Triton to accelerate, or that does accelerate, the maturity of any indebtedness affecting Triton.

3.17 Intellectual Property.

     Schedule 3.17 sets forth all material patents, trademarks (registered and unregistered), service marks, trade names, copyrights and applications therefor owned, used, filed by or licensed to Triton as of the date hereof. To the knowledge of the Contributors, Triton is not infringing, in any material respect, on any valid patent right, trademark, service mark, trade name or copyright of others, except for any of the foregoing that are not reasonably likely to have a Triton Material Adverse Effect. Except as set forth on Schedule 3.17, Triton owns and has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person or entity, all intellectual property set forth on Schedule 3.17, as applicable. The consummation of the transactions contemplated by this Agreement and the other Constituent Documents will not conflict with, alter or impair any such intellectual property rights, in each case, except as such, individually or in the aggregate, not reasonably likely to have a Triton Material Adverse Effect.

3.18 Labor Relations.

     Except as set forth on Schedule 3.18, to the knowledge of the Contributors, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Triton. There has been no work stoppage, labor strike, slowdown, stoppage, lockout or other concerted action pending, or the knowledge of the Contributors, threatened against Triton which is reasonably likely to have a Triton Material Adverse Effect. Triton is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, except where the failure to comply is not reasonably likely to have a Triton Material Adverse Effect.

3.19 Environmental Matters.

     (a) As used in this Agreement:

          (i) "Environmental Claim" means any and all written administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any Governmental Authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigative costs, damages, contribution, indemnification, cost recovery, compensation, injunctive relief, cleanup costs, governmental resource costs, removal costs, remedial costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (1) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location operated, leased or managed by the applicable entity; or (2) any violation of any Environmental Law; or (3) any and all claims by any third party resulting from the presence or release of any Hazardous Materials.

          (ii) "Environmental Laws" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the pipeline safety, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or reclamation of mine sites.

          (iii) "Hazardous Materials" means (1) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contained dielectric fluid containing polychlorinated biphenyls and natural gas or natural gas liquids; and (2) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar meaning and effect under any Environmental Law; and (3) any other chemical material, substances or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which the applicable entity operates.

          (iv) "Releases" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

     (b) Except as set forth on Schedule 3.19 and except as is not reasonably likely to have a Triton Material Adverse Effect, individually or in the aggregate:

          (i) Triton is in compliance with all applicable Environmental Laws. Triton has not received any written communication that alleges that Triton is not in compliance with applicable Environmental Laws. To the knowledge of the Contributors, Triton has not used any waste disposal site, or otherwise disposed of, or transported, or arranged for the transportation of, any Hazardous Materials to any location in violation of any Environmental Law.

          (ii) (A) Triton has obtained or has applied for all environmental, health and safety permits and authorizations (collectively, the "Environmental Permits") necessary for the construction of its facilities or the conduct of its operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and (B) Triton is in material compliance with all terms and conditions of the Environmental Permits. Schedule 3.19(ii) sets forth a list of all material Environmental Permits.

          (iii) There is no Environmental Claim pending (i) against Triton, (ii) against any person or entity whose liability for any Environmental Claim Triton has retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations that Triton owns, leases or manages, in whole or in part.

          (iv) There have been no Releases of any Hazardous Material that are reasonably likely to form the basis of any Environmental Claims against Triton or against any person or entity whose liability for any Environmental Claim Triton has retained or assumed either contractually or by operation of law.

          (v) With respect to any predecessor of Triton, to the knowledge of the Contributors, there is no Environmental Claim pending or threatened, or any Release of Hazardous Materials that is reasonably likely to form the basis of any Environmental Claim.

          (vi) With respect to Triton, the Contributors have no knowledge of any material facts that the Contributors reasonably believe would form the basis of a Triton Material Adverse Effect arising from (i) the cost of pollution control equipment currently required or known to be required in the future, or (ii) current remediation costs or remediation costs known to be required in the future.

          (vii) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, Triton with respect to any site or facility now or previously owned, operated or leased by Triton that have not been made available to the MLP prior to the execution of this Agreement.

3.20 Licenses, Permits, Approvals.

     Triton possesses all licenses, franchises, permits, certificates and governmental approvals and authorizations that are required for the lawful operation of its business as currently operated, other than those which the failure to possess is not reasonably likely to have a Triton Material Adverse Effect.

3.21 Insurance.

     Schedule 3.21 lists all policies of fire, liability, or other material forms of third-party insurance issued in the name of Triton. Triton is insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for entities conducting the businesses conducted by Triton. Triton has not received any notice of cancellation or termination with respect to any material insurance policy. To the knowledge of the Contributors, all of such insurance policies are valid and enforceable policies in all material respects.

3.22 Brokers.

     Neither the Contributors nor Triton have entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate Resource America or any of the Atlas Entities, to pay any commission, brokerage or "finder's fee," or any other fee in connection with this Agreement or the transactions contemplated herein other than agreements with Rothschild, Inc., Berenson Minella & Company and Banc of America Securities LLC (and any affiliates thereof), the fees, commissions and expenses of which shall be paid by Triton.

3.23 Utility Status.

     Triton is not (i) an "investment company," or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company," a "public utility company," a "gas utility company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, (iii) a "natural gas company" under the Natural Gas Act, as amended, or
(iv) a public utility or public service company (or similar designation) by any state in the United States or by any foreign country.

3.24 Information Supplied.

     None of the information supplied or to be supplied by the Contributors or Triton in writing or otherwise approved in writing by the Contributors or Triton for inclusion in the Proxy Statement will, at the date it is first mailed to the MLP's unit holders or at the time of the MLP Unit Holders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the MLP Unit Holders' Meeting or any amendment or supplement thereto.

3.25 Securities Laws.

     (a) Contributor acknowledges that, upon issuance, each certificate representing the New Common Units, the New Subordinated Units and the Deferred Participation Units shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS ("ACTS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACTS OR PURSUANT TO A TRANSACTION FOR WHICH SUCH REGISTRATION IS NOT REQUIRED, AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE MLP, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED FROM THE MLP AT ITS PRINCIPAL EXECUTIVE OFFICE.

     (b) Each Contributor is an accredited investor within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"), and, except as described herein, the New Common Units, the New Subordinated Units and the Deferred Participation Units to be issued to it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities laws; provided that the parties acknowledge that the Contributors may, in their discretion, distribute the New Common Units, the New Subordinated Units and the Deferred Participation Units to direct and/or indirect beneficial owners so long as such distribution is in compliance with applicable United States federal and state securities laws. Each Contributor is aware that no Governmental Authority has made any finding or determination as to the fairness of an investment in the New Common Units, the New Subordinated Units and the Deferred Participation Units, nor any recommendation or endorsement with respect thereto. Each Contributor acknowledges that the issuance of the New Common Units, the Subordinated Units and the Deferred Participation Units has not been registered under the Securities Act in reliance on an exemption therefrom.

     (c) Each Contributor has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the new Common Units, the New Subordinated Units and the Deferred Participation Units, and is capable of bearing the economic risks of such investment.

     (d) Each Contributor (i) has had the opportunity to ask questions of officers of the General Partner with respect to the Atlas Entities, and (ii) has received copies of the MLP's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, and all Current Reports on Form 8-K filed after December 31, 2000.

     (e) Each Contributor's principal executive office is located in New York, New York and the offer of the New Common Units, the New Subordinated Units and the Deferred Participation Units is made in that state.

3.26 Qualifications as Lessee; Coal Acreage Limitations.

     (a) Triton is qualified in every material respect, including limitations and parameters imposed in 43 C.F.R. Part 3400, to take, hold, own and control federal coal and mineral leases.

     (b) Triton does not exceed the coal acreage lease or permit limit set forth in 30 U.S.C. Section 183.

     (c) Triton is qualified to hold coal and mineral leases issued by the State of Wyoming pursuant to Wyo. Stat. 36-6-101, et seq., and the regulations promulgated pursuant to that statute.

     (d) Triton is in substantial compliance with all applicable laws relating to mine-safety and operation and has not received any written communication that alleges that Triton is not in compliance with applicable laws, except to the extent such noncompliance is not reasonably likely to have a Triton Material Adverse Effect.

3.27 Permit Blocking.

     Neither the Contributors nor Triton has been notified (nor is there any pending or threatened notification) by the United States Office of Surface Mining, Reclamation and Enforcement or the agency of any state administering the Surface Mining Control and Reclamation Act, as amended, 30 U.S.C. ss. 1201, et seq., any rule or regulation promulgated thereunder, and any similar state law or regulation ("SMCRA") that such Contributor or Triton is (i) ineligible to receive surface mining permits, or (ii) under investigation to determine whether its eligibility to receive a SMCRA permit should be revoked, or (iii) otherwise permit blocked.

3.28 Exon-Florio.

     Contributor is not a "foreign person" for purposes of the Section 721 of the Defense Production Act of 1950, as amended, and any successor thereto and the regulations issued pursuant thereto or in consequence thereof.

3.29 Hedging.

     Except as set forth on Schedule 3.29, Triton does not engage in any natural gas or other futures or options trading and, other than SO2 allowances and interest rate swaps with respect to Triton's outstanding indebtedness) is not a party to any price swaps, hedges, futures or similar instruments.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF THE
                           GENERAL PARTNER AND THE MLP

         The General Partner and the MLP, hereby represent and warrant to the Contributors that as of the date hereof:

4.1  Existence.

     (a) The General Partner is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The General Partner has all requisite limited liability company power and authority to own and hold the properties and assets it now owns and holds, and to carry on its business as and where such properties are now owned or held and such business is now conducted. The General Partner is duly licensed or qualified to do business as a foreign limited liability company and is in good standing in those jurisdictions specified on Schedule 4.1, which are the only jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing is not reasonably likely (i) to have a material adverse effect (1) on the business, condition (financial or otherwise) or results of operations of the General Partner, the MLP, the OLP or the Subsidiaries, other than (x) any adverse event, occurrence or change to the extent attributable to the announcement or pendency of the transactions contemplated by this Agreement or any other Constituent Document, or (y) any adverse event, occurrence or change attributable to conditions generally affecting the natural gas industry (including, without limitation, changes in price of natural gas), the United States economy (or any regional economy) or the financial or commodities markets, or (2) the ability of Resource America or any of the Resource America Entities, the General Partner or the MLP to consummate the transactions contemplated by this Agreement or any of the Constituent Documents, or (ii) to subject the limited partners of the MLP to any material liability or disability (together, clauses (i) and (ii) are referred to as an "Atlas Material Adverse Effect").

     (b) The MLP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The MLP has all requisite limited partnership power and authority to own and hold the properties and assets it now owns and holds, and to carry on its business as and where such properties are now owned or held and such business is now conducted. The MLP is duly licensed or qualified to do business as a foreign limited partnership and is in good standing in those jurisdictions specified on Schedule 4.1, which are the only jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing is not reasonably likely to have an Atlas Material Adverse Effect.

     (c) The OLP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The OLP has all requisite limited partnership power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties are now owned or held and such business is now conducted. The OLP is duly licensed or qualified to do business as a foreign limited partnership and is in good standing in those jurisdictions specified on
Schedule 4.1, which are the only jurisdictions in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing is not reasonably likely to have an Atlas Material Adverse Effect.

4.2  Authority.

     The General Partner has the limited liability company power and authority and the MLP has the partnership power and authority to execute and deliver this Agreement and the other Constituent Documents to which they are or will be a party, to consummate the transactions contemplated hereby and thereby (subject, in the case of the MLP, to the approval of the unitholders of the MLP as specified in Section 6.7), and to perform all the terms and conditions thereof to be performed by them. The execution and delivery by the General Partner and the MLP of this Agreement and the performance by the General Partner and the MLP of all the terms and conditions hereof to be performed by each of them have been duly authorized and approved by all requisite limited liability company action of the General Partner (including approval of the conflicts committee of the Board of Managers of the General Partner (the "Conflicts Committee") and receipt of the MLP Fairness Opinion) and limited partnership action of the MLP (other than the approval of the unit holders of the MLP as specified in Section 6.7). The execution and delivery by the General Partner and the MLP of the Constituent Documents, the performance by the General Partner and the MLP of all the terms and conditions thereof to be performed by them and the consummation of the transactions contemplated thereby, have been duly authorized and approved by all requisite limited liability company action of the General Partner and limited partnership action of the MLP (other than the approval of the unit holders of the MLP as specified in Section 6.7). This Agreement constitutes (and, as of the Closing Date, the Constituent Documents, as applicable, shall constitute) the valid and binding obligation of the General Partner and the MLP enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity). The General Partner has delivered true and correct copies of the organizational documents of the General Partner, the MLP and the OLP, in effect as of the date hereof and as shall be in effect as of the Closing Date.

4.3  Subsidiaries.

     (a) Except for its interests in the MLP and the OLP, the General Partner has no subsidiaries, nor does it own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

     (b) Except for its 98.9899% limited partnership interest in the OLP, the MLP has no subsidiaries, nor does it own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

     (c) Schedule 4.3 sets forth a true and correct list of (i) the OLP's direct or indirect investment or interest in or control over any other corporation, partnership, joint venture, limited liability company or other business entity, whether incorporated or unincorporated (the "Subsidiaries"), (ii) the jurisdiction of incorporation or formation for each of the Subsidiaries, and (iii) each foreign jurisdiction where each of the Subsidiaries is duly licensed or qualified to do business as a foreign corporation or partnership, as applicable.

     (d) Each of the Subsidiaries is an entity duly formed, validly existing and in good standing under the laws of the state in which it was formed, and has full power and authority to own and hold the properties and assets it now owns and holds and to carry on its business as and where such properties and assets are now owned or held and such business is now conducted. Each of the Subsidiaries is duly qualified and in good standing in the states in which the character of the properties and assets now owned or held by it or the nature of the business now conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing is not reasonably likely to have an Atlas Material Adverse Effect. Except as set forth on Schedule 4.3, the equity interests in all Subsidiaries are wholly-owned by the OLP, free and clear of all liens, security interests, claims, charges, encumbrances, rights, options to purchase, voting trusts or other voting agreement and calls and commitments of every kind affecting the Subsidiary (other than such that may be contained in an applicable partnership agreement for a Subsidiary with respect to a partnership interest in that Subsidiary) and the OLP has good and marketable title to such interests.

     (e) The General Partner has furnished to the Contributors true and correct copies of the organizational documents of each of the Subsidiaries, in effect as of the date hereof and as of the Closing Date.

4.4  Capitalization.

     (a) The General Partner is the sole general partner of the MLP, with a general partner interest in the MLP of 1.0101%; such general partner interest has been duly authorized and validly issued and is fully paid and non-assessable; and the General Partner owns such general partner interest, beneficially and of record.

     (b) The General Partner is the sole general partner of the OLP, with a general partner interest in the OLP of 1.0101 %; such general partner interest has been duly authorized and validly issued and is fully paid and non-assessable; and the General Partner owns such general partner interest beneficially and of record.

     (c) The MLP is the sole limited partner of the OLP, with a limited partner interest of 98.9899%; such limited partner interest has been duly authorized by the limited partnership agreement of the OLP, and was validly issued and is fully paid and non-assessable; and except as set forth on Schedule 4.4, the MLP owns such limited partner interest in the OLP, beneficially and of record, free and clear of all Liens.

     (d) All outstanding Common Units, Subordinated Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding Subordinated Units are owned by the General Partner, beneficially and of record.

     (e) The New Equity (including the Subordinated Units issuable upon conversion of the Deferred Participation Units and Common Units issuable upon conversion of Subordinated Units (including Subordinated Units received upon conversion of the Deferred Participation Units)) to be issued to the Contributors and the limited partner interests represented thereby will, upon receipt of unitholder approval, be duly authorized and, when issued and delivered against exchange therefor as provided herein or in the MLP Agreement Amendment, as the case may be, will be validly issued, fully paid, non-assessable, free and clear of all Liens.

     (f) Other than in the governing documents of the Atlas Entities, there are no preemptive rights applicable to, nor any restriction upon the voting or transfer of, any equity interests of any Atlas Entity in any agreement or other instrument to which the MLP, the OLP or any of the Subsidiaries is a party or by which any of them may be bound.

     (g) As of the date hereof, there are 1,621,159 Common Units outstanding and 1,641,026 Subordinated Units outstanding. Other than this Agreement or as set forth on Schedule 4.4, there are no outstanding subscriptions, options, convertible securities, warrants, calls, rights or agreements or commitments of any kind (issued or granted by, or binding upon, the MLP, the OLP or the Subsidiaries) to purchase or otherwise acquire any security of or equity interest in MLP, the OLP or the Subsidiaries.

4.5  No Conflicts.

     Except as set forth on Schedule 4.5 or as contemplated by this Agreement, the execution and delivery by the applicable Atlas Entity of this Agreement does not (and, in the case of the Constituent Documents, will not, as of the Closing
Date), and the performance by the applicable Atlas Entity of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (and, in the case of the Constituent Documents, the performance by the applicable Atlas Entity of its obligations thereunder and the consummation of the transactions contemplated thereby will not, as of the Closing Date):

     (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws or equivalent governing instruments of the General Partner, the MLP, the OLP or the Subsidiaries (collectively, the "Atlas Entities") other than unitholder approval;

     (b) violate any provision of any law, statute, ordinance, rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to the Atlas Entities, except for those which in the aggregate are not reasonably likely to have an Atlas Material Adverse Effect;

     (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by or any remedies or any rights of termination or cancellation or the loss of benefits or change in the rights or obligations of any party, or require any consent, authorization or approval under any indenture, mortgage or lien, or any agreement, contract, commitment or other instrument to which any of the Atlas Entities is a party or by which any of them is bound or to which any property of any of the Atlas Entities is subject, except for those which in the aggregate are not reasonably likely to have an Atlas Material Adverse Effect; or

     (d) result in the creation of any Lien on the New Equity or the assets of any of the Atlas Entities under any indenture, mortgage, agreement, contract, commitment or other instrument to which any of the Atlas Entities is bound.

4.6  Governmental Approvals and Filings.

     Except as set forth on Schedule 4.6 and other than compliance with and filings under the HSR Act, if necessary, and as otherwise contemplated in this Agreement, no consent, approval, license, permit, action, order, authorization of, or registration, declaration or filing with, or notice to any Governmental Authority on the part of the Atlas Entities is required in connection with the execution, delivery and performance of this Agreement or any of the Constituent Documents or the consummation of the transactions contemplated hereby or thereby, except (i) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice is not reasonably likely to have an Atlas Material Adverse Effect, and (ii) those as would be required solely as a result of the identity or the legal or regulatory status of Triton or any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with Triton ("Triton Affiliates").

4.7  Books and Records.

     The minute books and other similar governance records of the Atlas Entities, true and complete copies of which shall be made available to the Contributors no later than the Closing Date, contain a true and complete record, in all material respects, of all material action taken at all meetings and by all written consents in lieu of meetings of the members, the partners, the board of managers, the board of directors and committees of the management of the Atlas Entities, as applicable.

4.8  SEC Filings.

     The MLP closed its initial public offering for the Common Units on February 2, 2000 (the "IPO Date"). Prior to such date, the MLP was not a reporting company under Sections 13 of 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The MLP has made all filings required to be made by the Securities Act and the Exchange Act; all filings by the MLP with the Securities and Exchange Commission (the "SEC"), at the time filed (in the case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act; no such filing, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, not misleading; and all financial statements contained or incorporated by reference therein complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, were prepared from the books and records of the MLP in accordance with GAAP (except as noted therein, and except, in the case of unaudited interim financial statements, for normal year-end adjustments) and fairly present in all material respects (i) the consolidated financial condition of the MLP as and at the respective dates and
(ii) the results of operations of the MLP for the respective periods covered thereby.

4.9  No Adverse Change.

     Except as disclosed on Schedule 4.9, since the date of the most recent quarterly report of the MLP filed with the SEC, there have been no changes in
(a) the assets, liabilities or financial condition of the Atlas Entities from that set forth in the balance sheet included in the financial statements of the MLP contained in that quarterly report (the "MLP Balance Sheet"), or (b) the business, condition (financial or otherwise) or results of operations of the MLP, the OLP or the Subsidiaries, in each case, that are reasonably likely to have an Atlas Material Adverse Effect.

4.10 Default and Liabilities.

     (a) Except as set forth on Schedule 4.10(a), the Atlas Entities are not in default under, and, to the knowledge of the Atlas Entities, no condition exists that with notice or lapse of time or both would constitute a default under (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which they or any of their properties are bound, (ii) any Order, or (iii) any other agreement, except, in each case, for such defaults and conditions that, individually or in the aggregate, are not reasonably likely to have an Atlas Material Adverse Effect.

     (b) Except as set forth on Schedule 4.10(b) or as otherwise set forth on the MLP Balance Sheet or reflected in the notes thereto, the Atlas Entities have no obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) that, individually or in the aggregate, are reasonably likely to have an Atlas Material Adverse Effect.

4.11 Taxes.

     (a) Except as set forth on Schedule 4.11(a) or as is not reasonably likely to have an Atlas Material Adverse Effect, (i) all Tax Returns required to be filed by or with respect to the Atlas Entities and any affiliated, consolidated, combined, unitary or similar group of which any of the Atlas Entities is or was a member have been duly filed on a timely basis (taking into account all extensions of due dates); (ii) all Tax Items required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return are true, correct and complete;
(iii) all Taxes owed by any of the Atlas Entities and any affiliated, consolidated, combined, unitary or similar group of which any of the Atlas Entities is or was a member which are or have become due have been timely paid in full; (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax; (v) the Atlas Entities have withheld and paid over all Taxes required to have been withheld and paid over, and have complied with all information reporting and backup withholding requirements in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;
(vi) there are no Liens on any of the assets of any of the Atlas Entities that arose in connection with any failure (or alleged failure) to pay any Tax on any of the assets of the Atlas Entities, with respect to Taxes, other than Liens for Taxes not yet due payable; (vii) there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Atlas Entities or any affiliated, consolidated, combined, unitary or similar group of which any of the Atlas Entities is or was a member, nor are there any outstanding agreements or waivers by or with respect to any of the Atlas Entities, extending the period for assessment or collection of any Taxes; and
(viii) there is no pending action, proceeding or investigation for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to the Atlas Entities.

     (b) Except as set forth on Schedule 4.11(b) or as is not reasonably likely to have an Atlas Material Adverse Effect, no claim that any of the Atlas Entities is or may be subject to taxation has ever been made by an authority in a jurisdiction where any of the Atlas Entities, or any affiliated, consolidated, combined, unitary or similar group of which any of the Atlas Entities is or was a member, do not file Tax Returns.

     (c) Except as set forth on Schedule 4.11(c) or as is not reasonably likely to have an Atlas Material Adverse Effect, the total amounts set up as liabilities for current and deferred Taxes in the Atlas Financial Statements (as defined below) (as adjusted for operations and transactions in the Ordinary Course of Business since the date of the MLP Financial Statements) will be sufficient to cover the payment of all Taxes, whether or not assessed or disputed, which are, or are hereafter found to be, or to have been, due by or with respect to the Atlas Entities up to and through the periods ending on the dates thereof.

     (d) Schedule 4.11(d) contains a true and complete copy of each written Tax allocation or sharing agreement and a true and complete description of each unwritten Tax allocation or sharing arrangement affecting the Atlas Entities. To the extent such Tax allocation or sharing arrangements are not with another of the Atlas Entities, such agreements will be terminated effective as of the Closing Date, and no payments will become due by the Atlas Entities thereafter.

     (e) None of the Atlas Entities owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code), foreign personal holding company (as defined in Section 552 of the Code), passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of any of the Atlas Entities.

     (f) None of the property of the Atlas Entities is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is "tax-exempt use property" (within the meaning of Section 168(h) of the Code) or "tax-exempt bond financed property" (within the meaning of
Section 168(g) of the Code).

     (g) None of the Atlas Entities have made any payments, are obligated to make any payments, or are a party to any agreement that under certain circumstances could obligate any of them to make any payments that would not be deductible under Section 280G of the Code.

     (h) Except as set forth on Schedule 4.11(h), none of the Atlas Entities (i) have been a member of an affiliated group filing a consolidated federal income Tax Return or (ii) have any liability for the Taxes of any person or entity under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

     (i) None of the Atlas Entities have entered into any agreement or arrangement, with respect to any Tax, with any Governmental Authority that imposes such Tax, or the agency (if any) charged with the collection of such Tax for such Governmental Authority, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums, which agreement or arrangement
(i) requires any of the Atlas Entities to take any action or to refrain from taking any action or (ii) waives any statute of limitations relating to the payment of Taxes.

     (j) Each of the Atlas Entities is, and has been, from the date of its organization through the Closing, classified as a partnership or as a disregarded entity for federal and applicable state income Tax purposes; no election has ever been filed to cause any of the Atlas Entities to be taxed as a corporation for federal or state income Tax purposes; and none of the Atlas Entities have taken any position contrary to such treatment.

     (k) There are no changes in the tax accounting methods subject to Section 481(a) of the Code that have an ongoing effect on any of the Atlas Entities.

4.12 Legal Proceedings; Compliance With Laws and Orders.

     Except as set forth on Schedule 4.12 or as disclosed in Section 4.18:

     (a) there are no Actions or Proceedings pending or, to the knowledge of the General Partner, threatened in writing against, relating to or affecting the Atlas Entities or any of their respective assets and properties that are reasonably likely (i) to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the Constituent Documents, or (ii) individually or in the aggregate with other such Actions or Proceedings, to have an Atlas Material Adverse Effect;

     (b) there are no Orders outstanding against any of the Atlas Entities that, individually or in the aggregate with other such Orders, are reasonably likely to have an Atlas Material Adverse Effect; and

     (c) none of the Atlas Entities are in violation of or in default under any laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any Governmental Authority which violation or default, individually or in the aggregate, is reasonably likely to have an Atlas Material Adverse Effect.

4.13 Benefit Plans; ERISA.

     None of the MLP, the OLP or any of the Subsidiaries has any employees or has established any Plan. In addition, none of the Atlas Entities has now, and will not have prior to

Closing, any liability or obligation (x) arising under or related to any Plan,
(y) otherwise in respect of any person for, or in respect of, in any manner, salary, wages, commissions, bonuses, employee benefits, pension benefits, severance, termination pay or other similar obligations or liabilities or (z) arising under or related to any laws relating to employees or any of the other items set forth in clauses (x) and (y).

4.14 Assets Other than Real Property Interests.

     (a) The MLP, the OLP and the Subsidiaries have good and marketable title to all material assets reflected on the MLP Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since June 30, 2001, in the Ordinary Course of Business and not in violation of this Agreement, in each case free and clear of all Liens except (i) such as set forth on Schedule 4.14, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the Ordinary Course of Business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business and Liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (iii) Liens that secure debt that is reflected as a liability on the Atlas Financial Statements and the existence of which is indicated in the notes thereto, and
(iv) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, would not reasonably be expected to have an Atlas Material Adverse Effect (the Liens described in clauses (i) through (iv) above are hereinafter referred to collectively as "Atlas Permitted Liens").

     (b) All the material tangible personal property, including pipelines, meters, compressors and other equipment or fixtures used in the gas gathering business, of all of the MLP, OLP or the Subsidiaries has been maintained in accordance with generally accepted industry practice and is in good operating condition and repair, ordinary wear and tear excepted, in each case except such as is not reasonably likely to have an Atlas Material Adverse Effect. This
Section 4.14 does not relate to real property or interests in real property, such items being the subject of Section 4.15.

4.15 Title to Real Property.

     (a) The MLP, OLP or the Subsidiaries have (or will have at Closing):

          (i) good and marketable title in fee to all real property and interests in real property, owned or purported to be owned in fee by the MLP, the OLP or the Subsidiaries (individually, an "Atlas Owned Property"); and set forth on Schedule 4.15(a)(i) is a list of each Atlas Owned Property; and

          (ii) good and marketable title to the leasehold estates in all real property and interests in real property purported to be leased by the MLP, the OLP or the Subsidiaries (individually, an "Atlas Leased Property"); and set forth on Schedule 4.15(a)(ii) is a list of each Atlas Leased Property;

          and in the case of both clause (i) and (ii), free and clear of all Liens, except:

               (1) Liens as set forth on Schedule 4.15(a);

               (2) leases, subleases and similar agreements set forth on
               Schedule 4.15(a);

               (3) Atlas Permitted Liens;

               (4) easements, covenants, rights-of-way and other similar restrictions of record;

               (5) any conditions that may be shown by a current, accurate survey or physical inspection of any Atlas Owned Property or Atlas Leased Property made prior to Closing; and

               (6) (A) zoning, building and other similar restrictions, (B) Liens, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which any of the Atlas Entities have easement rights or on any Atlas Leased Property, and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clauses
               (A), (B) and (C), individually or in the aggregate, is reasonably likely to have an Atlas Material Adverse Effect.

Those items set forth in clauses (1)-(6) above are herein referred to as the "Atlas Permitted Encumbrances".

          (iii) The Atlas Permitted Encumbrances do not materially interfere with or adversely impact upon the operations of the business of the Atlas Entities.

     (b) With respect to easements, rights of way, licenses and land use permits used by the Atlas Entities (collectively, the "Atlas Easements"), the MLP, the OLP or the Subsidiaries, as the case may be, have (i) title to or interest in the Atlas Easements free and clear of the claims of those claiming by, through, or under the MLP, the OLP or the Subsidiaries, as the case may be, and not otherwise, and (ii) indefeasible title to or interest in the Atlas Easements sufficient to enable the MLP, the OLP or the Subsidiaries, as the case may be, to use and operate their assets and conduct their business in a reasonable and customary manner and without interference arising from defects in title, except for the Atlas Permitted Encumbrances. Except as set forth on Schedule 4.15(b), all Atlas Easements originally held by Resource America, the Resource America Entities or any of the MLP Affiliates of which title was not held by the MLP, the OLP or any of the Subsidiaries on the date of the MLP's initial public offering and in the prospectus for such offering that were described as to be conveyed to the MLP, the OLP or the Subsidiaries, as applicable, have been so conveyed.

     (c) Schedule 4.15(c)(i) includes a list of each Atlas Owned Property and Atlas Leased Property representing a real property interest in a compressor site (each, a "Compressor Property Interest"). Schedule 4.15(c)(ii) includes a list of each Atlas Owned Property and Atlas Leased Property representing a real property interest in a gas meter site (each, a "Meter Property Interest"). The Atlas Entities have (or will have at Closing) good and marketable title or leasehold interest in and to each Compressor Property Interest and Meter Property Interest. The Compressor Property Interests and Meter Property Interests constitute all of the compressor sites and meter sites, respectively, necessary to conduct the business of Atlas Entities as currently conducted.

     (d) Except as set forth on Schedule 4.15(d), neither Resource America nor any of the MLP Affiliates (other than the MLP, the OLP and the Subsidiaries) have any equipment or property located on or within the Atlas Owned Property, the Atlas Leased Property or the Atlas Easements nor any claim to an interest in such property.

     (e) Except as set forth on Schedule 4.15(e), neither the MLP, the OLP or any of the Subsidiaries have any equipment or property located on or within the real property, easements or leased property owned or controlled by Resource America or any of the MLP Affiliates (other than the MLP, the OLP and the Subsidiaries).

     (f) Set forth on Schedule 4.15(f) is a list of all Atlas Owned Property and Atlas Leased Property acquired by the Atlas Entities since the IPO Date. Except as set forth on Schedule 4.15(f), since the IPO Date, none of the Atlas Entities have acquired any real property or interests in real property, and none of Resource America or any Resource America Entity owns or has interest in or to any real or personal property or assets used by the Atlas Entities in the Ordinary Course of Business of the Atlas Entities.

4.16 Contracts.

     (a) Schedule 4.16 sets forth (with paragraph references corresponding to those set forth below) a true and complete list of the following Contracts to which any of the Atlas Entities is a party or is bound as of the date hereof, as follows:

          (i) all Contracts providing for a commitment of employment for a specified or unspecified term or otherwise relating to employment, the termination of employment, severance, personal services, consulting or indemnification for officers, directors or the like;

          (ii) all Contracts containing any provision or covenant prohibiting or materially limiting the ability of any of the Atlas Entities to engage in any business activity or to compete with any person or entity or prohibiting or materially limiting the ability of any person or entity to engage in any business activity or to compete with any of the Atlas Entities;

          (iii) all material partnership, joint venture, shareholders' or other similar Contracts with any person or entity;

          (iv) all Contracts providing for the lending of money, whether as borrower, lender or guarantor, which, individually or in the aggregate, exceed $50,000, and all related security agreements or similar agreements associated therewith;

          (v) all Contracts (including so-called take-or-pay or keepwell agreements) under which any of the Atlas Entities have directly or indirectly guaranteed indebtedness, liabilities or obligations of any person or entity (in each case other than endorsements for the purpose of collection in the Ordinary Course of Business) that, individually or in the aggregate, exceed $50,000;

          (vi) all Contracts pending for the acquisition or disposition, directly or indirectly (by merger or otherwise) of assets in any such case that individually exceed $50,000;

          (vii) all continuing Contracts for the future purchase or lease of materials, supplies or equipment (other than purchase contracts and orders for inventory in the Ordinary Course of Business) that have an aggregate future liability that exceed $50,000 and that are not terminable by any of the Atlas Entities by notice of not more than 60 days for an aggregate cost that is less than an amount as shall be set forth in Schedule 4.16;

          (viii) all Contracts pertaining to the ownership, operation, or maintenance of any and all facilities of any of the Atlas Entities having a term greater than 90 days that individually exceed $50,000;

          (ix) any other agreement (not expressly covered by one of the other clauses of this Section 4.16(a) of any of the Atlas Entities that requires annual payments to be made or received in excess of $50,000, and that is not cancelable with ninety (90) days notice;

          (x) (1) all Contracts pertaining to the purchase and sale of natural gas in all its forms and all other hydrocarbons (including liquid products) having a term of more than twenty-seven days or involving the payment or receipt of an amount per month of cash or other value in excess of $50,000; (2) all Contracts pertaining to the processing, treating, compression, gathering, storage, exchange, transportation or transmission of natural gas in all its forms and all other hydrocarbons (including liquid products) involving the payment or receipt of an amount per month of cash or other value in excess of $50,000;

          (xi) to the extent not otherwise as set forth on Schedule 4.16, any Contract the primary purpose of which is to indemnify or otherwise make whole any person or entity with an indemnification or make whole obligation having a value that exceeds $50,000;

          (xii) all Contracts between any of the Atlas Entities, on one hand, and any of the other Atlas Entities or any of the Resource America Entities or any affiliate of the Atlas Entities or the Resource America Entities, on the other hand;

          (xiii) all material Contracts relating in whole or in part to the intellectual property of any of the Atlas Entities;

          (xiv) all collective bargaining or similar labor Contracts;

          (xv) all guarantees, indemnities, letters of credit, letters of comfort, surety bonds, self-bonds, other bonds, including reclamation bonds, performance bonds and other obligations obtained or issued by any of the Atlas Entities or their affiliates for the benefit of any of the Atlas Entities or otherwise in force with respect to any of the Atlas Entities; and

          (xvi) all Contracts (other than this Agreement and its governing documents) that (A) limit or contain restrictions on the ability of any of the Atlas Entities to declare or make distributions with respect to or to issue or purchase, redeem or otherwise acquire any of the equity of the Atlas Entities, to incur indebtedness, to incur or suffer to exist any Lien, to purchase or sell any assets and properties, to change the lines of business in which it participates or engages or to engage in any merger or other business combination or
          (B) require any of the Atlas Entities to maintain specified financial ratios or levels of net worth or other indicia of financial condition.

     (b) True copies of the written Contracts identified in Schedule 4.16 have been made available to the Contributors prior to the execution of this Agreement. Except as set forth on Schedule 4.16, none of the Atlas Entities are and, to the knowledge of the General Partner, no other party is in default under, or in breach or violation of (and no event has occurred which, with notice or the lapse of time or both, would constitute a default under, or a breach or violation of) any term, condition or provision of any Contract identified on Schedule 4.16 except for defaults, breaches, violations or events which, individually or in the aggregate, are not reasonably likely to have an Atlas Material Adverse Effect.

     (c) Other than Contracts that have terminated or expired in accordance with their terms, each of the Contracts identified on Schedule 4.16 constitutes valid, binding and enforceable obligations of the Atlas Entities to the extent it is a party thereto and, to the knowledge of the General Partner, enforceable obligations of any other party thereto, in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect, except where such failure is not reasonably likely to have an Atlas Material Adverse Effect.

     (d) No event has occurred which either entitles, or would, upon notice or lapse of time or both, entitle the holder of any indebtedness for borrowed money affecting any of the Atlas Entities to accelerate, or which does accelerate, the maturity of any indebtedness affecting any of the Atlas Entities.

4.17 Intellectual Property.

     Schedule 4.17 sets forth all material patents, trademarks (registered and unregistered), service marks, trade names, copyrights and applications therefor owned, used, filed by or licensed to any of the Atlas Entities as of the date hereof. To the knowledge of the General Partner, none of the Atlas Entities are infringing, in any material respect, on any valid patent right, trademark, service mark, trade name or copyright of others, except for any of the foregoing that are not reasonably likely to have an Atlas Material Adverse Effect. Except as set forth on Schedule 4.17, the Atlas Entities own and have the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person or entity, all intellectual property set forth on
Schedule 4.17, as applicable. The consummation of the transactions contemplated by this Agreement or any of the Constituent Documents will not conflict with, alter or impair any such rights, in each case, except such as, individually or in the aggregate, are not reasonably likely to have an Atlas Material Adverse Effect.

4.18 Environmental Matters.

     Except as set forth on Schedule 4.18 and except as is not reasonably likely to have an Atlas Material Adverse Effect, individually or in the aggregate:

          (a) The Atlas Entities are in compliance with all applicable Environmental Laws. None of the Atlas Entities have received any written communication that alleges that any of the Atlas Entities are not in compliance with applicable Environmental Laws. To the knowledge of the General Partner, none of the Atlas Entities have used any waste disposal site, or otherwise disposed of, or transported, or arranged for the transportation of, any Hazardous Materials to any location in violation of any Environmental Law.

          (b) (i) The Atlas Entities have obtained or have applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and (ii) the Atlas Entities are in material compliance with all terms and conditions of the Environmental Permits. Schedule 4.18(b) also sets forth a list of all categories of material Environmental Permits.

          (c) There is no Environmental Claim pending (i) against any of the Atlas Entities, (ii) against any person or entity whose liability for any Environmental Claim any of the Atlas Entities has retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations that any of the Atlas Entities own, lease or manage, in whole or in part.

          (d) There have been no Releases of any Hazardous Material that are reasonably likely to form the basis of any Environmental Claims against any of the Atlas Entities or against any person or entity whose liability for any Environmental Claim any of the Atlas Entities have retained or assumed either contractually or by operation of law.

          (e) With respect to any predecessor of any of the Atlas Entities, there is no Environmental Claim pending or threatened, or any Release of Hazardous Materials that is reasonably likely to form the basis of any Environmental Claim.

          (f) With respect to any of the Atlas Entities, the General Partner has no knowledge of any material facts that the General Partner reasonably believes would form the basis of an Atlas Material Adverse Effect arising from (i) the cost of pollution control equipment currently required or known to be required in the future, or (ii) current remediation costs or remediation costs known to be required in the future.

          (g) There have been no material environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, any of the Atlas

          Entities with respect to any site or facility now or previously owned, operated or leased by any of the Atlas Entities that have not been made available to Contributor prior to the execution of this Agreement.

4.19 Licenses, Permits, Approvals.

     Each of the Atlas Entities possess all licenses, franchises, permits, certificates and governmental approvals and authorizations, that are required for the lawful operation of its business as currently operated, other than those the failure to possess of which is not reasonably likely to have an Atlas Material Adverse Effect.

4.20 Insurance.

     Schedule 4.20 lists all policies of fire, liability or other material forms of third-party insurance issued in the name of any of the Atlas Entities. The Atlas Entities are insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for entities conducting the businesses conducted by the Atlas Entities. None of the Atlas Entities has received any notice of cancellation or termination with respect to any material insurance policy. To the knowledge of the General Partner, all of such insurance policies are valid and enforceable policies in all material respects.

4.21 Brokers.

     None of the Atlas Entities, Resource America nor the Resource America Entities has entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate any of the Contributors, Triton or any of their respective affiliates to pay any commission, brokerage or "finder's fee" or other fee in connection with this Agreement or the transactions contemplated herein other than agreements with Friedman Billings, Ramsey & Co., Inc., the fees, commissions and expenses of which shall be paid by the MLP.

4.22 Utility Status.

     None of the Atlas Entities are (i) an "investment company," or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company," a "public utility company," a "gas utility company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, (iii) a "natural gas company" under the Natural Gas Act, as amended, or (iv) a public utility or public service company (or similar designation) by any state in the United States or by any foreign country.

4.23 Information Supplied.

     None of the information supplied or to be supplied by any of the Atlas Entities, Resource America or any Resource America Entity and any of their respective affiliates in writing or otherwise approved in writing by any of the Atlas Entities, Resource America or Resource America Entities and any of their respective affiliates for inclusion in the Proxy Statement will, at the date it is first mailed to the MLP's unit holders or at the time of the MLP Unit Holders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the MLP Unit Holders' Meeting or any amendment or supplement thereto. The Proxy Statement, shall, at all times, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the General Partner or the MLP with respect to statements made or incorporated by reference therein based on information supplied by either Contributor or Triton for inclusion or incorporation by reference in the Proxy Statement.

4.24 Securities Laws.

     (a) Assuming that the Contributors' representations and warranties contained in Section 3.25 are true as of the time of such offer, sale, issuance and delivery, the offer, sale, issuance and delivery of the New Equity to the Contributors pursuant to this Agreement and the issuance and delivery to the Contributors of (x) the Common Units upon conversion of the New Subordinated Units, (y) the issuance of Subordinated Units upon the conversion of the Deferred Participation Units and (z) the issuance of Common Units upon conversion of Subordinated Units received upon conversion of the Deferred Participation Units are (or with respect to the Common Units issuable upon the conversion of the New Subordinated Units, Subordinated Units issued upon the conversion of the Deferred Participation Units, or Common Units issued upon conversion of Subordinated Units received upon conversion of Deferred Participation Units, will be) exempt from the registration and prospectus delivery requirements of the Securities Act and are (or with respect to the Common Units issuable upon the conversion of the New Subordinated Units, Subordinated Units issued upon the conversion of the Deferred Participation Units, or Common Units issued upon conversion of Subordinated Units received upon conversion of Deferred Participation Units, will be) exempt from registration and qualification under the registration, permit or qualification requirements of all the blue sky and securities laws of any state having jurisdiction with respect thereto (except that the MLP may be required to prepare and file relevant forms in New York), and none of the Atlas Entities has taken or will take any action that would cause the loss of such exemption.

     (b) The MLP is an accredited investor within the meaning of Rule 501(a) under the Securities Act and the Triton Interests to be contributed to it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities laws. The General Partner and the MLP are aware that no Governmental Authority has made any finding or determination as to the fairness of an investment in the Triton Interests, nor any recommendation or endorsement with respect thereto. The General Partner and the MLP acknowledge that the contribution of the Triton Interests has not been registered under the Securities Act in reliance on an exemption therefrom.

     (c) The General Partner and the MLP have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the MLP's investment in the Triton Interests and the MLP is capable of bearing the economic risks of such investment.

     (d) The General Partner and the MLP have had the opportunity to ask questions of officers of Triton and the Contributors with respect to Triton and the Contributors, and have obtained such additional information as the General Partner and the MLP have desired regarding the business, financial condition and affairs of Triton; provided, however, that this representation shall not obviate any breach of any of the representations or warranties of the Contributors herein.

     (e) The MLP's principal executive office is located in Philadelphia, Pennsylvania and the offer of the Triton Interests is made in that state.

4.25 Permit Blocking.

     None of the Atlas Entities have been notified (nor is there any pending or threatened notification) by the United States Office of Surface Mining, Reclamation and Enforcement or the agency of any state administering the SMCRA that any of the Atlas Entities is (i) ineligible to receive surface mining permits, or (ii) under investigation to determine whether its eligibility to receive a SMCRA permit should be revoked, or (iii) otherwise permit blocked.

4.26 Exon-Florio.

     The MLP is not a "foreign person" for purposes of the Section 721 of the Defense Production Act of 1950, as amended, and any successor thereto and the regulations issued pursuant thereto or in consequence thereof.

4.27 Hedging.

     Except as set forth on Schedule 4.27, none of the Atlas Entities engage in any natural gas or other futures or options trading and is not a party to any price swaps, hedges, futures or similar instruments.

4.28 Other Regulations.

     The Atlas Entities (i) are primarily engaged in the business of gathering gas, (ii) are not subject to regulation under the Natural Gas Act by the Federal Energy Regulatory Commission, (iii) are exempt from regulation as a public utility by the Public Utility Commission of Ohio (and such exemption will not be affected by the consummation of the transactions contemplated in this Agreement or any of the Constituent Documents), (iv) are not regulated by the New York Public Service Commission (and the consummation of the transactions contemplated in this Agreement and in the Constituent Documents will not cause the Atlas Entities to be regulated by the New York Public Service Commission), and (v) are not subject to the Pennsylvania Public Utility Commission's regulatory authority and (vi) are not a "public utility" under any federal or state laws or regulations, and, in the case of each of the foregoing, no fact exists to indicate otherwise.

4.29 Opinion of Financial Advisor; Recommendation of Conflicts Committee.

     The Board of Managers of the General Partner has received the opinion of McDonald Investments, Inc., the financial advisor to the Conflicts Committee, to the effect that the transactions contemplated by this Agreement and the Constituent Documents, including, but not limited to, those matters to be approved at the MLP Unit Holders' Meeting, are fair from a financial point of view to the limited partners of the MLP (the "MLP Fairness Opinion"). Based on, among other things, the receipt of the MLP Fairness Opinion, the Conflicts Committee has approved this Agreement and the transactions contemplated hereby, and the other matters to be approved at the MLP Unit Holders' Meeting, and has agreed to recommend all such matters to the unit holders of the MLP in the Proxy Statement and has not taken or resolved to take any action adverse to such approval and/or recommendation.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES OF

                                RESOURCE AMERICA

5.1  Existence.

     Resource America is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Resource America has all requisite corporate power and authority to own and hold the properties and assets it now owns and holds, and to carry on its business as and where such properties are now owned or held and such business is now conducted.


5.2  Authority.

     Resource America and its applicable energy subsidiaries other than the General Partner, the MLP, the OLP and the Subsidiaries (such subsidiaries being referred to as the "Resource America Entities") have the corporate power and authority to execute and deliver this Agreement and the other Constituent Documents to which they are or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions thereof to be performed by them. The execution and delivery of this Agreement by Resource America and the performance by Resource America and the Resource America Entities of all the terms and conditions hereof to be performed by each of them have been authorized and approved by all requisite corporate action. The execution and delivery by Resource America and the Resource America Entities of the Constituent Documents to which they are a party, the performance by Resource America and the Resource America Entities of all the terms and conditions thereof to be performed by them and the consummation of the transactions contemplated thereby, have been duly authorized and approved by all requisite corporate action of Resource America and the Resource America Entities. This Agreement constitutes (and, as of the Closing Date, the Constituent Documents, as applicable, shall constitute) the valid and binding obligation of Resource America and the Resource America Entities enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

5.3  No Conflicts.

     Except as set forth on Schedule 5.3 or as contemplated by this Agreement, the execution and delivery by Resource America of this Agreement does not, and the performance by Resource America of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not (and, in the case of the Constituent Documents to which they are a party, the performance by Resource America and the Resource America Entities of their obligations thereunder and the consummation of the transactions contemplated thereby will not, as of the Closing Date):

     (a) conflict with any of, or require the consent of any person or entity under, the terms, conditions or provisions of the charter documents or bylaws of Resource America or the Resource America Entities;

     (b) violate any provision of any law, statute, ordinance, rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree applicable to Resource America or the Resource America Entities, except for those which in the aggregate are not reasonably likely to have an Atlas Material Adverse Effect; or

     (c) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by or any remedies or any rights of termination or cancellation or the loss of benefits or change in the rights or obligations of any party, or require any consent, authorization or approval under any indenture, mortgage or lien, or any agreement, contract, commitment or other instrument to which any of Resource America or the Resource America Entities is a party or by which any of them is bound or to which any property of any of Resource America or the Resource America Entities is subject, except for those which in the aggregate are not reasonably likely to have an Atlas Material Adverse Effect.

5.4  Governmental Approvals and Filings.

     Except as set forth on Schedule 5.4 and other than compliance with and filings under the HSR Act, if necessary, and as otherwise contemplated in this Agreement, no consent, approval, license, permit, action, order, authorization of, or registration, declaration or filing with, or notice to any Governmental Authority or other person or entity on the part of Resource America or the Resource America Entities is required in connection with the execution, delivery and performance of this Agreement or any of the Constituent Documents or the consummation of the transactions contemplated hereby or thereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice is not reasonably likely to have an Atlas Material Adverse Effect.

5.5  Permit Blocking.

     None of Resource America or any Resource America Entity has been notified (nor is there any pending or threatened notification) by the United States Office of Surface Mining, Reclamation and Enforcement or the agency of any state administering the SMCRA that any of the Atlas Entities is (i) ineligible to receive surface mining permits, or (ii) under investigation to determine whether its eligibility to receive a SMCRA permit should be revoked, or (iii) otherwise permit blocked.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS,
                        COVENANTS, RIGHTS AND OBLIGATIONS

6.1  Access to Information.

     From the date of this Agreement to the Closing, the Contributors shall provide and shall cause Triton to provide to the General Partner and its authorized representatives, and the General Partner shall provide and shall cause the MLP, the OLP and each of the Subsidiaries to provide to the Contributors and their respective authorized representatives, reasonable access to all of the books, records, assets, properties and employees, and shall furnish or cause to be furnished, as applicable, to the applicable other party hereto such information as such other party may reasonably request, unless any such access and disclosure would violate the terms of any agreement to which any such party is bound or any applicable law or regulation. Each of the parties hereto will use its reasonable business efforts to secure all requisite consents for the examination by the party and its representatives of all information covered by confidentiality agreements. Each of the parties hereto shall allow the other party access to and consultation with the lawyers, accountants and other professionals employed by or used by such parties for all purposes under this Agreement. Any such consultation shall occur under circumstances appropriate to maintain intact the attorney-client privilege as to privileged communications and attorney work product. The Contributors shall cause Triton to provide to the General Partner, and the General Partner shall cause the MLP to provide to the Contributors, unaudited financial statements for Triton and the MLP, respectively, within 30 days of the end of each month prior to the Closing.

6.2  Confidentiality.

     Until the Closing Date, the confidentiality of any data or information acquired pursuant to Section 6.1 shall be maintained by each of the above-named parties and their representatives pursuant to the terms of that Confidentiality Agreement dated November 1, 2001, between Triton and the MLP (the "Confidentiality Agreement"), which each of the Contributors, the General Partner, the MLP and Resource America hereby acknowledge is binding on it and Triton, the OLP, the Subsidiaries and the Resource America Entities, as applicable, and their respective representatives in accordance with its terms and applicable to all information disclosed by either Contributor and Triton, on one hand, or the General Partner, the MLP and Resource America, on the other, whether disclosed before or after the date hereof.

6.3  Restrictions on Conduct of the Atlas Entities Prior to Closing.

     Without first obtaining the written consent of the Contributors, which consent shall not be unreasonably withheld or delayed, from the date hereof until the Closing, except as set forth on Schedule 6.3 or as otherwise contemplated by this Agreement or required by applicable law, rule or regulation, the General Partner covenants that it will not (and Resource America shall cause the General Partner not to), and the General Partner shall cause each of the MLP, the OLP and the Subsidiaries not to:

     (a) make any material change in the conduct of their businesses and operations or their financial reporting and accounting methods;

     (b) other than in the Ordinary Course of Business, enter into any material Contract or terminate or amend in any material respect any Contract listed on Schedule 4.16 to which it is a party, or be in default in any material respect thereunder;

     (c) except for dividends or distributions from the General Partner, the MLP, the OLP or the Subsidiaries to their respective partners or members in accordance with Section 6.21, declare, set aside or pay any dividends or make any distributions with respect to its equity securities, or split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities with respect to, in lieu of or in substitution for any of its equity securities, or purchase, redeem or otherwise acquire, directly or indirectly, any such securities;

     (d) merge into or with or consolidate with any other entity or acquire all or substantially all of the business, securities or assets of any person or entity;

     (e) make any change in any of their governing documents;

     (f) purchase any securities of any person or entity, except short-term debt securities of governmental entities and banks, or make any investment in any entity, joint venture or other business enterprise;

     (g) incur any indebtedness for borrowed money;

     (h) sell, lease or otherwise dispose of their assets other than in the Ordinary Course of Business pursuant to existing contracts;

     (i) except as otherwise permitted hereunder, purchase, lease or otherwise acquire any property of any kind whatsoever other than in the Ordinary Course of Business or make any capital expenditure in excess of the MLP's existing budget;

     (j) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any of its equity securities or other equity interests or securities or other equity interests convertible into or exchangeable or exercisable for its equity securities or other equity interests, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating it to issue any such securities or other equity interests;

     (k) implement or adopt any change in its tax methods, principles or elections;

     (l) hire any employees (other than in the Ordinary Course of Business) or any officer, enter into any employment agreement or enter into any collective bargaining or labor agreements or adopt any benefit plan;

     (m) permit any of its assets to become subject to any material Lien, covenant, right-or-way or other similar restriction of any nature whatsoever, except in the Ordinary Course of Business;

     (n) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

     (o) except for intercompany transactions in the Ordinary Course of Business, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any Contract with, any of the other Atlas Entities or Resource America Entities or any of their respective affiliates, officers, directors, partners, managers, members, shareholders, employees or any related person or entity;

     (p) enter into, agree upon or implement any settlement or compromise of pending litigation or other pending proceedings (other than ministerial actions) related to any claim, demand, lawsuit or Governmental Authority proceeding;

     (q) except as may be required by this Agreement or in the Ordinary Course of Business, to make any application, filing, or other request for approval from any Governmental Authority with respect to any new rates, services, terms and conditions of service or construction of facilities; or

     (r) commit to do or take any action in furtherance of any of the foregoing.

6.4  Restrictions on Conduct of Triton's Business Before Closing.

     Without first obtaining the written consent of the General Partner, which consent shall not be unreasonably withheld or delayed, from the date hereof until the Closing, except as set forth on Schedule 6.4 or as otherwise contemplated by this Agreement, or required by law, rules or regulations, the Contributors covenant that they shall cause Triton not to:

     (a) make any material change in the conduct of Triton's business and operations, or its financial reporting and accounting methods;

     (b) other than in the Ordinary Course of Business, enter into any material Contract or terminate or amend in any material respect any Contract listed on Schedule 3.16 to which it is a party, or be in default in any material respect thereunder (for avoidance of doubt, the parties acknowledge that this Section 6.4(b) shall not apply to (x) Contracts for the purchase, sale or transportation of coal having quantities and payment terms not materially greater than any existing or past Contracts to which Triton is or was a party, (y) equipment leases and (z) a Financing Transaction);

     (c) except for dividends or distributions from Triton to its members (x) to eliminate intercompany payables under Section 6.10, (y) in respect of taxes or (z) in connection with a Financing Transaction as permitted under
     Section 6.13, declare, set aside or pay any dividends or make any distributions with respect to its equity securities, or split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities with respect to, in lieu of or in substitution for any of its equity securities, or purchase, redeem or otherwise acquire, directly or indirectly, any such securities;

     (d) merge into or with or consolidate with any other entity or acquire all or substantially all of the business, securities or assets of any person or entity;

     (e) make any change in its governing documents;

     (f) purchase any securities of any person or entity, except short-term debt securities of governmental entities and banks, or make any investment in any entity, joint venture or other business enterprise, other than purchases similar to those made previously and in the same business in which Triton currently operates, and that do not exceed in purchase price $1 million individually, or $5 million, in the aggregate (including any indemnification obligations);

     (g) incur indebtedness for borrowed money, other than the incurrence of indebtedness in the Ordinary Course of Business or pursuant to a Financing Transaction;

     (h) except as otherwise permitted hereunder, purchase, lease (other than equipment leases) or otherwise acquire any property of any kind whatsoever other than in the Ordinary Course of Business or make any capital expenditure in excess of Triton's existing budget for fiscal year 2002.

     (i) sell, lease or otherwise dispose of their assets other than in the Ordinary Course of Business;

     (j) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any of its equity securities or securities convertible into its equity securities, or subscriptions, rights, warrants or options to acquire or other agreements or commitments of any character obligating it to issue any such securities, except in connection with a Financing Transaction;

     (k) implement or adopt any material change in Triton's tax methods, principles or elections;

     (l) except in connection with a Financing Transaction, permit any of its assets to become subject to any material Lien, covenant, right-or-way or other similar restriction of any nature whatsoever, except in the Ordinary Course of Business;

     (m) enter into any collective bargaining or labor agreements or adopt any Plan;

     (n) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or than relating to arrangements or agreements with customers;

     (o) except for intercompany transactions in the Ordinary Course of Business, pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any Contract with, the Contributors or any of their affiliates;

     (p) enter into, agree upon or implement any settlement or compromise of pending litigation or other pending proceedings (other than ministerial actions) related to any claim, demand, lawsuit or Governmental Authority proceeding that (x) with respect to claims, demands, lawsuits or proceedings existing as of the date hereof, shall not result in liability in excess of the amount in controversy thereof (which amount in controversy shall include any fees, expenses, interest and penalties related thereto) and (y) with respect to claims, demands, lawsuits or proceedings arising after the date hereof, are not reasonably likely to result in a Triton Material Adverse Effect;

     (q) except as may be required by this Agreement or in the Ordinary Course of Business, to make any application, filing, or other request for approval from any Governmental Authority with respect to any new rates, services, terms and conditions of service or construction of facilities; or

     (r) commit to do any of the foregoing.

     (s) notwithstanding the foregoing, nothing in this Section 6.4 shall in any manner limit or restrict the ability of Triton or the Contributors (or any other person) to take, or cause to be taken, any action, in furtherance of a Financing Transaction.

6.5  Operations.

     From the date hereof until Closing, the General Partner covenants that it shall, and shall cause the MLP, the OLP and the Subsidiaries to, and the Contributors covenant that they will cause Triton to:

     (a) maintain their respective assets and properties and operate their respective business in the Ordinary Course of Business as was being conducted before the date hereof;

     (b) use reasonable business efforts to preserve substantially their business organization and keep available the services of their current employees and preserve their current relationships with customers, contractual parties and other persons and entities with whom they have significant business relations;

     (c) file on a timely basis all notices, reports or other filings necessary or required for the continuing operation of its business to be filed with or reported to any Governmental Authority; and

     (d) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any permit, variance or any other approval required by any Governmental Authority necessary or required for the continuing operation of its business, whether or not such approval would expire before or after the Closing Date.

6.6  Certain Filings.

     As promptly as practicable following the execution of this Agreement:

     (a) if applicable, the parties shall prepare and file with the Federal Trade Commission and the Department of Justice, the appropriate filings and any supplemental information that may be reasonably requested therewith under the HSR Act, it being agreed that the General Partner and Triton shall each pay one-half of the required filing fees related to filings for the transactions contemplated by the Constituent Documents;

     (b) the MLP and the Contributors shall prepare and the MLP shall file with the SEC as soon as practicable after the date hereof, a proxy statement with respect to the MLP Unit Holders' Meeting (the "Proxy Statement"). The MLP and the Contributors will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act. Each of the parties agrees that the information provided by it for inclusion in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof to the MLP's unit holders, at the time of the MLP Unit Holders' Meeting and at the time it is filed, will not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The MLP will advise the Contributors promptly after it receives notice of any request by the SEC for amendment to the Proxy Statement or any other correspondence with the SEC. The parties will provide each other with reasonable opportunity to review and comment on any amendments or supplements to the Proxy Statement prior to filing such amendments or supplements with the SEC (including comment and review of any correspondence with the SEC, including without limitation comment letters), and further agree that each party will be provided with such number of copies of all filings made with the SEC as such party shall reasonably request. No filings of the Proxy Statement (or any amendments or supplements to either of them) shall be made without the approval of both parties (which consent shall not be unreasonably withheld); and

     (c) the parties shall make all required filings under applicable state securities and blue sky laws, and under all federal and state laws related to the transactions contemplated herein.

6.7  The MLP Unit Holders' Meeting.

     The MLP shall take (and the General Partner shall cause the MLP to take) all necessary action in accordance with and subject to applicable law and its agreement of limited partnership to call, give notice of, convene and hold a meeting of the holders of its limited partner units (the "MLP Unit Holders' Meeting") as promptly as practicable after the date of this Agreement to consider and vote upon the approval and adoption of (a) this Agreement and the transactions contemplated hereby, (b) the issuance of the New Equity pursuant to this Agreement, (c) the conversion of the Subordinated Units contemplated by
Section 2.2(c) of this Agreement, (d) the approval and adoption of the MLP Agreement Amendment, (e) the approval and adoption of the OLP Agreement Amendment and (f) all other matters that are required to be submitted to the MLP's unitholders in order to consummate the transactions contemplated by this Agreement. Approval of the foregoing matters shall require the favorable vote of
(x) holders of a majority of the outstanding Common Units entitled to vote at the MLP Unit Holders' Meeting and (y) holders of a majority of the outstanding Subordinated Units entitled to vote at the MLP Unit Holders' Meeting. The Board of Managers of the General Partner and the Conflicts Committee of the MLP shall recommend that the unit holders of the MLP vote in favor of the approval and adoption of the matters to be submitted to them in accordance with this Agreement and Section 6.7 hereof, and such recommendation shall be included in the Proxy Statement, together with a copy of the MLP Fairness Opinion; provided, however, that nothing contained in this Section 6.7 shall require the Board of Managers of the General Partner or the Conflicts Committee of the MLP to refrain from making any recommendation with respect to an Atlas Superior Transaction, which would result in a breach of its fiduciary duty under applicable law in accordance with Section 6.13. The Atlas Entities shall take all lawful action necessary or advisable to solicit the approval of the MLP's unit holders including, without limitation, timely mailing to the unit holders the Proxy Statement as promptly as practicable after the date hereof.

6.8  Opinion of Counsel to Atlas.

     In accordance with Section 13.3(d) of the limited partnership agreement of the MLP, the General Partner shall obtain an Opinion of Counsel, as defined in the limited partnership agreement of the MLP, to the effect that the amendments to the limited partnership agreement of the MLP proposed to be approved at the MLP Unit Holders' Meeting will not affect the limited liability of any limited partner of the MLP under applicable law.

6.9  Reasonable Business Efforts.

     (a) The Contributors, the General Partner and Resource America shall use their reasonable business efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in accordance with applicable laws and regulations (i) to determine which notices, reports or filings are required to be made prior to the Closing, and which waivers, consents, approvals or authorizations are required to be obtained prior to the Closing in connection with the execution and delivery of this Agreement and the Constituent Documents and the consummation of the transactions contemplated hereby and thereby, (ii) to timely making all such notices, reports or filings and timely seeking all waivers, consents, approval or authorizations required by or necessary for the transactions contemplated by this Agreement and the Constituent Documents and the transactions contemplated hereby and thereby, and (iii) to ensure that all of the conditions to the obligations of the parties hereto contained in Sections 7.1, 7.2 and 7.3 are satisfied timely.

     (b) Nothing in this Section 6.9 or elsewhere in the Constituent Documents shall require any party hereto to hold separate or make any divestiture of any asset, and no waivers, consents, approvals or other authorizations shall be deemed to be obtained for purposes of this Agreement if such waiver, consent, approval or other authorization contains any restriction on their operations or other materially burdensome condition that would in any such case be material to the assets, liabilities or business of any of the Contributors, Triton, the Atlas Entities (taken as a whole) or Resource America, as applicable, in order to obtain any consent or approval or other clearance required by this Agreement; provided, further, that such reasonable actions shall not include any requirement to offer or grant financial accommodations to any third party or to remain secondarily liable with respect to any liability.

     (c) Subject to the other provisions of this Agreement, in furtherance of the foregoing, if any administrative or judicial action, proceeding or investigation is instituted (or threatened to be instituted) challenging any of the transactions contemplated by this Agreement or the Constituent Documents as violating or conflicting with any law or contract, each of the parties shall cooperate in all respects with each other and use its respective reasonable business efforts to (x) resolve any such matters so as to permit consummation of the transactions contemplated by this Agreement and the Constituent Documents, and (y) contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, restricts or delays consummation of the transactions contemplated by this Agreement and the Constituent Documents. Each of the parties agrees to cooperate with each other in connection with the matters described in this Section 6.9, including, without limitation, (i) to promptly keep each other informed of any communications or other information received by such party and (ii) to consult with and to permit the other party to review and participate with respect to any communications, correspondence or meetings, in each such case, relating to any such matter.

     (d) The Atlas Entities, Resource America and the Resource America Entities shall use their reasonable business efforts, prior to and after Closing, to have transferred or otherwise assigned, or caused to be transferred or otherwise assigned, to the MLP, the OLP or a Subsidiary, as the case may be, all Atlas Easements, rights, contracts, agreements, permits and other assets (including, without limitation, all Atlas Owned Property, Atlas Leased Property, Compressor Property Interests and Meter Property Interests) used by the Atlas Entities or necessary for use in the business of the Atlas Entities, but not previously obtained by, transferred or otherwise assigned to the MLP, OLP or such Subsidiary prior to the date hereof (in each case, without cost or penalty to the Atlas Entities).

6.10 Intercompany Accounts.

     Prior to or on the Closing Date (a) Triton shall pay all outstanding payables owed to the Contributors or any of their respective affiliates, (b) the Contributors and any of their respective affiliates shall pay or eliminate all outstanding payables owed to Triton, (c) Resource America and the Resource America Entities shall pay all outstanding payables owed to the Atlas Entities except for the net of trade accounts payable in the Ordinary Course of Business under the existing Master Natural Gas Gathering Agreement over trade accounts receivable, which shall be paid in the Ordinary Course of Business consistent with the timing of past payments, and (d) the Atlas Entities shall pay all outstanding payables owed to Resource America and the Resource America Entities.

6.11 Transfer Restrictions.

     (a) From and after the Closing, the Common Units or other interests in the MLP owned by Resource America or any of its affiliates (including any Resource America Entity or affiliate thereof) shall not be transferable by Resource America or any such affiliate except to Resource America or any affiliate of Resource America (provided such transferee agrees in writing to be bound by this Section 6.11(a)) without the prior written consent of the MLP until the earlier of (x) the first anniversary of the Closing Date and (y) the sale by the Contributors of $50 million in proceeds of the New Common Units in any registered offering, except that Resource America and such affiliates may (a) participate in pro rata redemptions or distributions to all holders of Common Units or a sale of the MLP involving the acquisition of the Common

Units of the public holders thereof; (b) offer and sell Common Units in the Public Offering (defined below) in accordance with and as permitted by Section 6.23; and (c) pledge such interests in connection with a bona fide financing transaction.

     (b) From and after the Closing, the New Common Units or other interests in the MLP owned by the Contributors or any affiliates thereof shall not be transferable by the Contributors or any such affiliate except to the Contributors or any affiliate thereof (provided such transferee agrees in writing to be bound by this Section 6.11(b)) until the first anniversary of the Closing Date or pursuant to a registered offering, except that the Contributors and such affiliates may (a) participate in pro rata redemptions or distributions to all holders of Common Units or a sale of the MLP involving the acquisition of the Common Units of the public holders thereof; (b) offer and sell Common Units in the Public Offering (defined below) in accordance with and as permitted by
Section 6.23; and (c) pledge such interests in connection with a bona fide financing transaction.

     (c) In addition, in connection with the Public Offering, Resource America, the Contributors and their respective affiliates agree that, if so requested by the managing underwriters thereof, each of them shall deliver a lock-up agreement consistent with the terms of this Section 6.11. Resource America and the Contributors agree (and shall cause their respective affiliates to agree) that any transfer of Common Units or other interests of the MLP otherwise than in accordance with this Agreement and the MLP Agreement Amendment shall be null and void.

6.12 No Solicitation.

     (a) Subject to Section 6.13 below (including, without limitation, a Financing Transaction), each of the Contributors (on behalf of itself and Triton) agrees that upon execution of this Agreement, it shall terminate and shall cause Triton to terminate all discussions and negotiations with third parties (other than the Atlas Entities, Resource America and the Resource America Entities) regarding a sale or other transaction involving (i) the Triton Interests, (ii) the assets (other than in the Ordinary Course of Business), business or securities of Triton, or (iii) any other transaction similar to the transactions contemplated by this Agreement and the Constituent Documents (collectively, the "Triton Alternative Transactions"), and thereafter will not, directly or indirectly, nor shall they authorize or permit any of the Contributors' or Triton's officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by them, so long as this Agreement remains in effect (1) to solicit, initiate, encourage (including by way of furnishing information or assistance), conduct discussions with or engage in negotiations with or take any action to facilitate, any inquiries, or the making of any proposal which constitutes or is reasonably likely to lead to a Triton Alternative Transaction, (2) to enter into any agreement with any person or entity, other than the Atlas Entities, Resource America or the Resource America Entities in respect of a Triton Alternative Transaction, or (3) to make or authorize any statement, recommendation or solicitation in support of any Triton Alternative Transaction by any person or entity, other than by the Atlas Entities, Resource America or the Resource America Entities.

     (b) Subject to Section 6.13 below, the General Partner (on its own behalf and on behalf of the Atlas Entities) and Resource America (on behalf of itself and on behalf of the

Resource America Entities) agree that upon execution of this Agreement, they shall terminate and shall cause the Atlas Entities, Resource America and the Resource America Entities to terminate all discussions and negotiations with others regarding a sale or other transaction involving (i) any of the Atlas Entities, (ii) the assets (other than in the Ordinary Course of Business), business or securities of any of the Atlas Entities or direct or indirect control of any of the Atlas Entities or the Board of Managers of the General Partner or the Conflicts Committee of the General Partner, (iii) the General Partner, or (iv) any other transaction similar to the transactions contemplated by this Agreement and the Constituent Documents (collectively, the "Atlas Alternative Transactions"), and thereafter will not, directly or indirectly, nor shall they authorize or permit any of the Atlas Entities', Resource America's or the Resource America Entities' officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by them, so long as this Agreement remains in effect (1) to solicit, initiate, encourage (including by way of furnishing information or assistance), conduct discussions with or engage in negotiations with or take any action to facilitate, any inquiries, or the making of any proposal which constitutes or is reasonably likely to result in an Atlas Alternative Transaction, (2) to enter into any agreement with any person or entity, other than the Contributors, Triton or their respective affiliates in respect of an Atlas Alternative Transaction, or (3) to make or authorize any statement, recommendation or solicitation in support of any Atlas Alternative Transaction by any person or entity, other than by the Contributors, Triton or their respective affiliates.

6.13 Permitted Actions.

     (a) Triton Permitted Actions. Notwithstanding the provisions of Section
6.12 above, the Contributors, Triton and their respective affiliates, representatives and other parties restricted by Section 6.12(a) shall be entitled to take any action that Contributor is otherwise prohibited by Section
6.12 from taking in response to any third party inquiry, contact or proposal received by it if (i) the initial inquiry, contact or proposal from any third party was not received in violation of Section 6.12 above, and (ii) Contributors' Board of Managers shall have determined, in its good faith judgment, that any such otherwise prohibited action would result in the negotiation and consummation of a Triton Superior Transaction; provided, however, that Contributor may not execute a binding agreement on behalf of Triton to effect a Triton Superior Transaction unless this Agreement has first been terminated as provided in Section 9.1(i). The Contributors agree that they will notify the General Partner immediately if any inquiry, contact or proposal is received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Contributors or Triton or their representatives, and thereafter shall keep the General Partner informed, on a current basis, on the status of any such inquiry, contact or proposal and the status of any such negotiations or discussions. Prior to taking any action in respect of a Triton Superior Transaction, the Contributors, Triton and their respective affiliates shall agree to negotiate in good faith with the Atlas Entities, Resource America and the Resource America Entities for a period of 5 business days exclusively to reach an agreement that the parties determine, in light of the circumstances, would be more favorable than such Triton Superior Transaction giving rise to such exclusive negotiations.

     For purposes of this Agreement, a "Triton Superior Transaction" means any Triton Alternative Transaction (i) pursuant to which a third party (other than the Atlas Entities or any of their respective affiliates) would acquire, for consideration consisting of cash and/or marketable securities, (x) more than 50% of the Triton Interests or (y) substantially all of the assets of Triton, taken as a whole, and (ii) which the Boards of Managers of the Contributors determine in good faith, after consultation with counsel and their financial advisor, to be more favorable to the holders of the Triton Interests generally (based on, among other considerations as the Board of Managers shall deem relevant, the likelihood, timeliness and ease of completion) and from a financial perspective than the transactions contemplated by this Agreement, and for which the financing, if applicable, is then committed or which, in the good faith determination of the Board of Managers, is reasonably capable of being obtained.

     Notwithstanding anything herein to the contrary, one or more Financing Transactions will not be prohibited or restricted and will not be deemed for any purpose hereunder a Triton Alternative Transaction or a Triton Superior Transaction. For purposes of this Agreement, a "Financing Transaction" means any transaction involving the issuance, sale or other disposition of equity (including, without limitation, securities or interests convertible or exchangeable into or exercisable for equity interests) or the incurrence of indebtedness (including subordinated debt with equity-like components, including, without limitation, convertible debt, warrants, options or other rights) intended as a bridge or similar financing source, in order to satisfy, replace or refinance obligations or liabilities of Triton, the Contributors or any of their respective subsidiaries or affiliates existing as of the date of the Triton Balance Sheet or incurred after such date in the Ordinary Course of Business; provided, however, that no such financing shall result in the acquisition by any party not affiliated with the Contributors in form or substance of 35% or more of the voting or economic interests or assets of Triton. For avoidance of doubt, the parties agree that an amount equal to the lesser of (i) $20.5 million or (ii) the amount of the equity contribution to Triton by Intermediary on or about December 28, 2001 or December 31, 2001, for all purposes hereunder, shall be deemed a Financing Transaction and such amount shall be repaid in full at the Closing out of the proceeds of the Bank Financing.

     (b) Atlas Permitted Actions. Notwithstanding the provisions of Section 6.12 above, the General Partner (with respect to the Atlas Entities) shall be entitled to take any action that the General Partner is otherwise prohibited by
Section 6.12 from taking in response to any third party inquiry, contact or proposal received by it if (i) the initial inquiry, contact or proposal from any third party was not received in violation of Section 6.12 above, (ii) the Conflicts Committee shall have determined, in its good faith judgment, that any such otherwise prohibited action would result in the negotiation and consummation of an Atlas Superior Transaction, and (iii) the Conflicts Committee and the General Partner shall have both determined, after consultation with and based on the advice of their respective legal counsel, that the failure to take such action would be inconsistent with the General Partner's or its Board of Managers' fiduciary duties to the holders of the MLP's Common Units and Subordinated Units under applicable law; provided, that the General Partner may not execute a binding agreement on behalf of any of the Atlas Entities to effect an Atlas Superior Transaction unless this Agreement has first been terminated as provided in Section 9.1(j). The General Partner agrees that it will notify the Contributors immediately if any inquiry, contact or proposal is received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of the Atlas Entities or their representatives, and thereafter shall keep the Contributors informed, on a current basis, on the status of any such inquiry, contact or proposal and the status of any such negotiations or discussions. Prior to taking any action in respect of an Atlas Superior Transaction, the Atlas Entities, Resource America and the Resource America Entities shall agree to negotiate in good faith with the Contributors, Triton and their respective affiliates for a period of 5 business days exclusively to reach an agreement that the parties determine, in light of the circumstances, would be more favorable than such Atlas Superior Transaction giving rise to such exclusive negotiations.

     For purposes of this Agreement, an "Atlas Superior Transaction" means any Atlas Alternative Transaction (i) pursuant to which a third party (other than the Contributors, Triton or any of their respective affiliates) would acquire, for consideration consisting of cash and/or marketable securities, (x) more than 50% of the Common Units and the Subordinated Units or (y) substantially all of the assets of the Atlas Entities, taken as a whole, and (ii) which the Conflicts Committee determines in good faith, after consultation with counsel and its financial advisor, to be more favorable to the holders of the MLP's Common Units and Subordinated Units (based on, among other considerations as the Conflicts Committee shall deem relevant, the likelihood, timeliness and ease of completion) and from a financial perspective than the transactions contemplated by this Agreement, and for which the financing, if applicable, is then committed or which, in the good faith determination of the Conflicts Committee, is reasonably capable of being obtained.

6.14 Public Announcement.

     Immediately upon the execution of this Agreement, the parties hereto shall issue a press release with respect to the execution hereof and the transactions contemplated by the Constituent Documents, which press release shall be reasonably satisfactory to the General Partner, Resource America and the Contributors. No party hereto shall issue any other press release or make any other public announcement concerning this Agreement, the Constituent Documents or the transactions contemplated hereby or thereby without the prior approval of the General Partner, Resource America or the Contributors, as applicable (other than as may be required by law or by obligations pursuant to any listing agreement with the American Stock Exchange or the NASDAQ Stock Market, in which event the party making the public announcement or press release shall notify the General Partner or the Contributors, as applicable, in advance of such public announcement or press release), which approval shall not be unreasonably withheld or delayed.

6.15 Covenant to Vote.

     Unless this Agreement is terminated pursuant to Section 9.1, Resource America and the General Partner hereby agree to take or cause to be taken (for their own behalf and on behalf of any other Resource America Entities) the following actions: (i) to appear at the MLP Unit Holders' Meeting (or any adjournment or postponement thereof); (ii) to vote or cause to be voted all of the Common Units and Subordinated Units or other interests in the MLP owned by any of them or their affiliates (including, without limitation, the Resource America Entities) in favor of the proposals to be set forth in the Proxy Statement; (iii) not to support and to vote against any other transaction that would constitute an Atlas Alternative Transaction; and (iv) not to tender or exchange any such interests in the MLP pursuant to any tender or exchange offer that would constitute an Atlas Alternative Transaction.

6.16 Guarantees and Bonds; Replacement of Guarantees.

     Prior to the Closing, the MLP shall cooperate with the Contributors and each of them shall use their reasonable best efforts to cause Triton, the MLP or a Subsidiary to be substituted in all respects for the Contributors, Vulcan Capital Management, Vulcan Associates, L.L.C., Vulcan Coal Holdings, L.L.C. (collectively, the "Guarantor Entities") or any affiliate thereof (other than Triton), effective as of the Closing, with respect to all liabilities and other obligations of the Guarantor Entities or any affiliate thereof (other than Triton) under the Guarantees, and to cause the Guarantor Entities or any affiliate thereof (other than Triton) to be fully released and discharged with respect thereto. With respect to any Guarantees that are not, as of the Closing Date, so replaced with Guarantees of the MLP or Triton in a manner reasonably satisfactory to the Contributors or with respect to which the Guarantor Entities or any affiliate thereof (other than Triton) is not fully released and discharged, the MLP shall continue to use its reasonable best efforts to replace such Guarantees and to cause the Guarantor Entities or any affiliate thereof (other than Triton) to be fully released and discharged from their respective liabilities and other obligations thereunder. In furtherance thereof, the MLP shall post a replacement letter of credit or other surety bond or other instrument for the benefit of the beneficiaries of such undischarged Guarantees in form and substance reasonably satisfactory to the Contributors and the relevant regulators, which letters of credit, surety bond or other instrument shall be issued by a financial institution or institutions reasonably satisfactory to the Contributors. The MLP agrees to indemnify and hold harmless the Guarantor Entities and their respective affiliates (other than Triton and, after the Closing, the MLP, the OLP or any Subsidiary) from all liabilities, obligations, costs and expenses in any way arising from or related to the Guarantees. Notwithstanding the foregoing provisions of this Section 6.16, none of the Atlas Entities, Resource America or the Resource America Entities will contact any party to any Guarantee or any underlying obligation without the prior consent of the Contributors, which consent shall not be unreasonably withheld.

6.17 Use of Name.

     Resource America, on behalf of itself and the Resource America Entities, consents to the Atlas Entities' use after the Closing of the name "Atlas Pipeline", "Atlas Natural Resources" and reasonable likenesses thereto, or derivations therefrom, as well as any other name or names upon which the parties may agree in writing, as names for any of the Atlas Entities and/or their subsidiaries or controlled entities. In furtherance thereof, Resource America, on behalf of itself and the Resource America Entities, hereby grants to the Atlas Entities (and any subsidiaries or affiliates of any of them, now or hereafter existing) a perpetual, royalty-free license anywhere in the world to use the foregoing names from and after the date hereof without interruption or cost to any of the Atlas Entities or such affiliates thereof, without limitation or restriction.

6.18 Tax Matters.

     For Tax purposes, the General Partner, the MLP and the Contributors agree to treat the contribution contemplated by this Agreement as a contribution of the Triton Interests to the MLP in return for the consideration described in
Section 1.2 pursuant to Section 721 of the Code.

6.19 Headquarters.

     The parties agree that as of the Closing Date, the headquarters of the Atlas Entities shall be the headquarters of Triton, located at 113 S. Gillette Avenue, Gillette, Wyoming.

6.20 Triton Reorganization.

     Notwithstanding anything herein to the contrary, the parties agree that after the date hereof and prior to the Closing, at the option of the Contributors, Triton shall be converted into a Delaware limited partnership in accordance with applicable law (the "Triton Reorganization"). In connection with and as a result of the Triton Reorganization, the Contributors shall receive a general partner interest representing 1.0101% of the aggregate partnership interests of Triton and limited partner interests representing 98.9899% of the aggregate partnership interests of Triton, provided that, the Contributors shall not contribute, but shall retain and, at the Closing transfer (by way of merger, consolidation, sale or other disposition as the Contributors may determine) such general partner interest and a limited partner interest representing 1% of the aggregate partnership interests of Triton (collectively with such general partner interest, the "Retained Interests") to the General Partner. Upon consummation of the Triton Reorganization, the term "Triton Interests" as used herein, shall be modified automatically to refer to the partnership interests of the reorganized Triton limited partnership, other than the Retained Interests, all of which will be owned by the Contributors. Upon consummation of the Triton Reorganization, the terms of this Agreement and any Constituent Document (including, without limitation, the representations and warranties of the Contributors hereunder) shall be deemed modified with all necessary or appropriate changes to give effect to and to reflect the Triton Reorganization, including, without limitation, a proportionate reduction of the consideration to be received pursuant to Section 1.2 to reflect the Retained Interests. Upon the consummation of the Triton Reorganization, the Contributors shall furnish to the MLP true and correct copies of the certificate of limited partnership and agreement of limited partnership of Triton and an updated Schedule 3.4. The parties hereto agree to cooperate with each other in all respects to complete the Triton Reorganization.

6.21 Quarterly Dividend Payments.

     The Atlas Entities and the Resource America Entities agree that the regular quarterly dividend of the MLP to be paid to all of its outstanding Common Units and Subordinated Units for the quarter ended December 31, 2001 was declared on December 31, 2001 and shall be $0.58. The General Partner shall set aside and pay such dividend in a manner consistent with past practice. For any quarterly period thereafter through the Closing, the General Partner shall continue to declare, set aside and pay regular quarterly dividends in accordance with past practice, provided that the amount of such dividend shall not exceed $0.60. In the event the General Partner determines to or is required, in accordance with the terms and restrictions set forth in the limited partnership agreement of the MLP, to reduce the quarterly dividend for any such quarterly period, the General Partner shall promptly consult with the Contributors. In no event shall the General Partner cause any Atlas Entity to incur any indebtedness which is used, directly or indirectly, to pay any dividend payment permissible hereunder.

6.22 Bank Financing.

     The Atlas Entities and the Resource America Entities agree to cooperate with and to use their reasonable business efforts to take or cause to be taken such necessary or appropriate actions in order to assist the Contributors with the negotiation and consummation of the Bank Financing (as defined below) and the termination and repayment, satisfaction in full and discharge of the existing indebtedness of Triton and the Contributors. The Contributors agree to make available to the Atlas Entities all correspondence relating to the Bank Financing and shall provide regular updates concerning the process for obtaining the Bank Financing and to use their reasonable business efforts to take or cause to be taken such necessary or appropriate actions in order to consummate the Bank Financing.

6.23 Public Offering.

     From and after the date hereof, each of the Atlas Entities and Resource America agrees to use their reasonable business efforts to take (or cause to be taken) all actions necessary or appropriate in order to effectuate the registration and sale pursuant to a public offering (which may be underwritten or otherwise) by the Contributors and the MLP of up to all of the New Common Units and, if applicable, a customary underwriter's overallotment (the "Public Offering"), which Public Offering shall be commenced after the Closing hereunder. In the event the Contributors and their affiliates (other than Triton or any Atlas Entity) shall have offered and sold in the Public Offering all of the New Common Units, Resource America and any of its affiliates owning Common Units shall then be entitled to participate in the Public Offering and may offer and sell Resource America Common Units having an aggregate offering price not to exceed $20 million, upon the terms and subject to the conditions of such Public Offering as may be required by the managing underwriters therefor. In furtherance of the Public Offering, each of the Atlas Entities, Resource America and the Resource America Entities shall make available (x) their respective books, records, documents and properties reasonably necessary to enable any necessary or appropriate due diligence investigations in respect of the Public Offering, and (y) such of their respective employees, officers, directors, managers, agents, attorneys and other responsible parties as may be reasonably requested by the MLP, the Contributors or their respective advisors in connection with the Public Offering, including, without limitation, participation in any "road show" or other selling efforts relating to the Public Offering. In the event the Public Offering is underwritten, the Contributors agree to consult with Resource America in connection with all aspects of the Public Offering.

6.24 Cash Collateral Refund.

     At such time as, and to the extent that, the cash collateral currently held by Southwestern Electric Power Company under that certain Coal Contract between Triton, American Electric Power Service Corp., as agent for Southwestern Electric Power Company for the period from January 1, 2002 through December 31, 2003 is refunded to Triton by Southwestern Electric Power Company, Triton shall and the MLP shall cause Triton to refund such cash, plus any interest actually credited to the cash collateral account, to the Contributors promptly upon the release of such amounts under such collateral arrangement.

6.25 Other Registration Rights.

     The Atlas Entities and/or Resource America shall make written requests to each of Kingston Oil Corporation and American Refining and Exploration Company prior to Closing to request a reasonable subordination and waiver of their registration rights (without cost or penalty to the Atlas Entities) granted to such companies.

6.26 Unit Escrow.

     (a) The parties acknowledge that summary judgment has been granted to Pacificorp in connection with that certain litigation captioned Triton Coal Company, LLC v. PacifiCorp, in the United States District Court for the District of Wyoming, docket number 01-CV-94-J (the "Pacificorp Litigation"). From and after the Closing Date, the Contributors agree to place in escrow pursuant to an escrow agreement, the terms of which will be agreed upon between the Contributors and the General Partner prior to the Closing Date (the "Escrow Agreement"), a number of New Common Units equal to the product of (a) 1.1 times
(b) a fraction, the numerator of which shall be $5.8 million (or a judgment for damages is entered in the Pacificorp litigation prior to the Closing Date, such other amount constituting the actual judgment amount in the Pacificorp Litigation), and the denominator of which is $23.70 (such Common Units, the "Escrowed Units").

     (b) The Escrow Agreement shall provide (i) that any distributions in respect of the Escrowed Units shall be deposited into escrow pursuant to the Escrow Agreement, (ii) that upon any sale of the Escrowed Units, the proceeds thereof shall be included in the escrow, (iii) that upon final disposition in the Pacificorp Litigation (pursuant to a final, non-appealable order of a court of competent jurisdiction), after payment of the judgment or settlement together with all costs and expenses paid by or incurred on behalf of Triton or the MLP in connection with the Pacificorp Litigation, from and after the date hereof, all remaining Escrowed Units and other cash, securities or other assets held in escrow under the Escrow Agreement shall be unconditionally released to the Contributors, and (iv) such other terms as the parties shall mutually agree upon. The parties agree that the Escrowed Units shall constitute the first Common Units sold or otherwise transferred by the Contributors, whether pursuant to the Public Offering or otherwise; provided, however, that the proceeds from the sale of such Escrowed Units shall be treated in accordance with clause (ii) above.



                                  ARTICLE VII

                              CONDITIONS TO CLOSING

7.1  Conditions to Each Party's Obligations.

     The obligations of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by an agreement in writing executed by the General Partner and the Contributors:

     (a) each of the items required to be submitted to the unit holders of the MLP at the MLP Unit Holders' Meeting shall have been approved by the required vote as specified in Section 6.7;

     (b) all of the conditions precedent to the parties' respective obligations under the GP Purchase Agreement shall have been satisfied or duly waived;

     (c) all material necessary approvals under state securities or "blue sky" laws relating to the issuance of the New Equity shall have been obtained;

     (d) the parties shall have received all other consents or approvals of any Governmental Authority, the absence of which would be reasonably likely to have an Atlas Material Adverse Effect or a Triton Material Adverse Effect; and

     (e) there shall not be in effect any temporary restraining order, preliminary injunction, injunction or other Order prohibiting the Closing of the transactions contemplated by this Agreement or the Constituent Documents.

7.2  Conditions to the Obligations of the Atlas Entities.

     The obligation of the Atlas Entities and Resource America to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the General
Partner:

     (a) the representations and warranties of the Contributors made in this Agreement shall be true and correct as of the Closing Date, except for such failures to be true and correct that do not have a Triton Material Adverse Effect or a Contributor Material Adverse Effect (in each case, giving no effect to any Material Adverse Effect or other materiality qualifiers contained in such representations and warranties);

     (b) the Contributors and Triton shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Contributors and Triton by the time of the Closing;

     (c) the Contributors shall have delivered to the General Partner a certificate dated the Closing Date and signed by an authorized officer confirming the foregoing matters set forth in Section 7.2(a) and (b);

     (d) there shall not have occurred and be continuing any Triton Material Adverse Effect;

     (e) the Contributors shall have received all other consents and approvals of any Governmental Authority and all third party consents necessary for the consummation of the transactions contemplated by this Agreement, the absence of which would be reasonably likely to have a Triton Material Adverse Effect;

     (f) the outstanding indebtedness of the MLP under the PNC loan facility, and the outstanding indebtedness of Triton under its existing secured credit agreements with UBS Warburg, LLC and the other lenders thereto shall have been refinanced and Liens listed on Schedule 3.4 have been released or a consent obtained from the new lender thereof; and

     (g) the Contributors shall have delivered or caused to be delivered the closing deliveries specified in Section 2.2(a).

7.3  Conditions to the Obligation of the Contributors.

     The obligation of the Contributors to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the Contributors:

     (a) the representations and warranties of the General Partner, the MLP and Resource America made in this Agreement shall be true and correct as of the Closing Date, except for such failures to be true and correct that do not have an Atlas Material Adverse Effect (giving no effect to any Material Adverse Effect or other materiality qualifiers contained in such representations and warranties);

     (b) the Atlas Entities, Resource America and the Resource America Entities shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them by the time of the Closing;

     (c) each of the General Partner and Resource America shall have delivered to the Contributors a certificate dated the Closing Date and signed by an authorized officer of the General Partner or Resource America, as the case may be, confirming the foregoing matters set forth in Section 7.3(a) and
     (b);

     (d) the Atlas Entities and Resource America shall have received all other consents and approvals of any Governmental Authority and all third party consents necessary for the consummation of the transactions contemplated by this Agreement, the absence of which would be reasonably likely to have an Atlas Material Adverse Effect;

     (e) the Contributors shall have received an opinion dated as of the Closing Date of Ledgewood Law Firm, P.C., counsel to the MLP, that (i) (based on certain customary factual representations), immediately prior to and after the Closing Date, and for all taxable years of its existence, the MLP (and each other partnership or limited liability company in which the MLP owns a direct or indirect interest) has been classified as a partnership and not as an association (or as a publicly-traded partnership) taxable as a corporation for federal income tax purposes, and (ii) the Proxy Statement accurately sets forth the material federal income tax consequences to the holders of the Common Units in the MLP of the transactions contemplated by the Constituent Documents. Such opinions and representations shall be reasonably satisfactory in form and substance to the Contributors, and no such opinion shall have been withdrawn or modified in any material respect;

     (f) Triton and/or the MLP shall have (x) received at least $225 million in proceeds from the financing of new indebtedness of Triton and/or the MLP (and their respective subsidiaries, if applicable) to be used to (and which shall) discharge and satisfy in full the indebtedness of Triton and the MLP outstanding prior to the Closing, refinance or replace in full any Financing Transactions and pay any and all expenses relating to the transactions contemplated by this Agreement and the other Constituent Documents and (y) an available line of credit under a revolving credit facility in an amount as the Contributors shall determine to be reasonably adequate for the conduct of the business of the MLP after the Closing (after giving effect to the transactions contemplated hereby) in the manner contemplated hereby and in the Constituent Documents (clauses (x) and (y) collectively, the "Bank Financing"), which Bank Financing shall be on terms reasonably satisfactory to the Contributors;

     (g) the General Partner shall have delivered to the Contributors resignation letters, effective as of the Closing, of each member of the Board of Managers of the General Partner except for one managing board member (and one member of each committee thereof (which committee does not require the presence of an independent director for the purposes of such committee under applicable law, regulation or otherwise)) of the General Partner to be designated by Resource America in writing prior to the Closing and who shall be reasonably acceptable to the Contributors (who the parties agree shall be Jonathan Cohen), in accordance with the GP Purchase Agreement;

     (h) there shall not have occurred and be continuing any Atlas Material Adverse Effect;

     (i) the Atlas Entities, Resource America and the Resource America Entities shall have delivered or caused to be delivered the closing deliveries specified in Section 2.2(b);

     (j) the Atlas Entities shall have either (i) caused to be terminated, discharged and forever released in full all security interests, pledges and guaranties held by PNC Bank, National Association and First Union National Bank disclosed on Schedules 4.3, 4.4, 4.14, 4.15 and 4.16(v) or required to be disclosed thereon and shall have provided written documentation reasonably satisfactory to the Contributors evidencing such termination, discharge and release or obtained the consent of the agent and the lenders pursuant to the Bank Financing for all such security interests, pledges and guaranties not terminated, discharged and released prior to the Closing to remain outstanding after the Closing in accordance with the terms of such Bank Financing; and

     (k) the Atlas Entities, Resource America and the Resource America Entities shall have transferred or otherwise assigned, or caused to be transferred or otherwise assigned, to the MLP, the OLP or a Subsidiary, as the case may be, all Atlas Easements, rights, contracts, agreements, permits and other assets (including, without limitation, all Atlas Owned Property, Atlas Leased Property, Compressor Property Interests and Meter Property Interests) used by the Atlas Entities or necessary for use in the business of the Atlas Entities, but not previously obtained by, transferred or otherwise assigned to the MLP, OLP or such Subsidiary prior to the date hereof (in each case, without cost or penalty to the Atlas Entities) except where the failure to do any of the foregoing is not reasonably likely, either individually or in the aggregate, to have an Atlas Material Adverse Effect.

7.4  Requisite Efforts.

     It shall be a condition to each party's right to refuse to close, based on the assertion of the failure of a condition for which such party's obligations hereunder are subject, that the party asserting the failure of such condition shall have acted with the requisite efforts of that party required under this Agreement to be undertaken by such party in accordance with the terms of this Agreement.

ARTICLE VIII

                           INVESTIGATION; LIMITATIONS

8.1  Independent Investigation.

     The parties hereto acknowledge that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby and by the Constituent Documents, they have relied solely on the basis of their own independent investigation of Triton or the Atlas Entities, as applicable, and upon the express written representations, warranties and covenants in this Agreement and the Constituent Documents. Without diminishing the scope of the express written representations, warranties and covenants of the parties in this Agreement and the Constituent Documents and without affecting or impairing their right to rely thereon, THE PARTIES HERETO ACKNOWLEDGE THAT NONE OF THEM HAVE MADE, AND EACH OF THEM HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, RELATING TO THE ASSETS AND OPERATIONS OF THE ATLAS ENTITIES AND TRITON, AS APPLICABLE (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS).

8.2  Survival.

     The representations, warranties, covenants and agreements shall terminate as of the time of Closing or upon the termination of this Agreement pursuant to
Section 9.1, as the case may be, except for such covenants and agreements which, by their terms are to be performed in whole or in part after the Closing.

                                   ARTICLE IX

                                   TERMINATION

9.1  Events of Termination.

     This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent of the General Partner and the Contributors;

          (b) by either the General Partner or the Contributors in writing on or after May 15, 2002, if the Closing has not occurred by such date, provided that as of such date the terminating party is not in material default under this Agreement and provided, further, that if (x) the Bank Financing cannot be consummated by May 15, 2002 and (y) the Proxy Statement has already been mailed at such time to the unitholders of the MLP, either the General Partner or the Contributors may, by written notice to the other party, extend the date of termination pursuant to this subsection until June 30, 2002;

          (c) by either the General Partner or the Contributors in writing (without prejudice to other rights and remedies that the terminating party or its affiliates may have, and provided the terminating party or its affiliates are not otherwise in material default or breach of this Agreement), if the other party or its affiliates (i) materially fail to perform their covenants or agreements contained herein required to be performed on or prior to the Closing Date, or (ii) breach or have breached any of their representations or warranties contained herein, which breach has had a Triton Material Adverse Effect (with respect to the Contributors) or an Atlas Material Adverse Effect (with respect to Atlas), as the case may be, in each case, giving no effect to Material Adverse Effect or other materiality qualifiers contained in such representations and warranties; provided, however, that in the case of clause (i) or (ii), the defaulting party shall have a period of ten (10) days following written notice from the nondefaulting party to cure any breach of this Agreement, if such breach is curable;

          (d) by either the General Partner or the Contributors in writing, if there shall be any Order of any Governmental Authority binding on the Atlas Entities, Resource America, the Resource America Entities, Triton or the Contributors, which prohibits any of those parties from consummating the transactions contemplated by this Agreement or the Constituent Documents, provided that those parties shall have used their reasonable business efforts to have any such Order lifted and the same shall not have been lifted within 30 days after entry by any such Governmental Authority;

          (e) by either the General Partner or the Contributors, in writing, if the Financial Advisor to the Conflicts Committee shall have amended, modified, withdrawn or rescinded in any materially adverse manner the MLP Fairness Opinion.

          (f) by the Contributors, in writing, if, the Board of Managers of the General Partner or the Conflicts Committee (x) shall withdraw or modify in any manner adverse to the Contributors their respective approval or recommendation of this Agreement and the transactions contemplated hereby, (y) shall approve or recommend any Atlas Alternative Transaction or (z) shall resolve to take any such action, whether or not, such action is permitted pursuant to the terms of this Agreement;

          (g) by the General Partner, in writing, if the Contributors shall approve or recommend any Triton Alternative Transaction or resolve to take any such action, whether or not such action is permitted pursuant to the terms of this Agreement;

          (h) by either the General Partner or the Contributors, in writing, if the required approval and adoption of this Agreement or any of the other matters set forth in the Proxy Statement to be voted upon at the MLP Unit Holders' Meeting shall not have been obtained at a duly called and held meeting of the unit holders of the MLP for the purpose of obtaining such approval, including any adjournments or postponements thereof;

          (i) by the Contributors, in writing, in accordance with Section 6.13(a), if they determine that a Triton Alternative Transaction would constitute a Triton Superior Transaction; provided that, in order for the termination of this Agreement pursuant to this Section 9.1(i) to be deemed effective, the Contributors shall have complied with all provisions contained in Sections 6.12 and 6.13, and with the applicable requirements of Section 9.2, including the payment of the Triton Termination Fee; or

          (j) by the General Partner, in writing, in accordance with Section 6.13(b), if the Conflicts Committee determines that an Atlas Alternative Transaction would constitute an Atlas Superior Transaction; provided that, in order for the termination of this Agreement pursuant to this Section 9.1(j) to be deemed effective, the General Partner and the Conflicts Committee, and their respective affiliates (including the Atlas Entities, Resource America and the Resource America Entities) shall have complied with all provisions contained in Sections 6.12 and 6.13, and with the applicable requirements of Section 9.2, including the payment of the Atlas Termination Fee.

9.2  Effect of Termination.

     (a) In the event of the termination of this Agreement by a party, as provided in Section 9.1(a), (b), (c), (d), (e) or (h) above, this Agreement shall thereafter become void and of no effect and with no liability on the part of any party except for the obligations set forth in this Section 9.2 and
Section 10.1 hereof. Nothing in this Section 9.2 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

     (b) Break-up Fees. If this Agreement is terminated:

          (i) by the Contributors pursuant to Section 9.1(f) or by the General Partner pursuant to Section 9.1(j), then the MLP shall pay, and the General Partner shall cause the MLP to pay or cause to be paid, to NVCH a termination fee of $4,000,000 (the "Atlas Termination Fee"), which amount shall be payable by wire transfer of immediately available funds to an account to be designated by NVCH in writing; provided, however, that such fee shall not be payable in the event of a termination pursuant to Section 9.1(f)(x), if, prior to such termination, the Financial Advisor to the Conflicts Committee shall have amended, modified, withdrawn or rescinded in any materially adverse manner the MLP Opinion. No obligations of any of the Atlas Entities, Resource America or the Resource America Entities shall be deemed terminated until such payment has been made and received by NVCH.

          (ii) by the General Partner pursuant to Section 9.1(g) or by the Contributors pursuant to Section 9.1(i), then Triton shall, and the Contributors shall cause Triton to, pay to the General Partner a termination fee of $8,000,000 (the "Triton Termination Fee"), which amount shall be payable by wire transfer of immediately available funds to an account to be designated by the General Partner in writing. No obligations of the Contributors or Triton shall be deemed terminated until such payment has been made and received by the General Partner.

     (c) If, as of June 30, 2002, no Bank Financing has been obtained and this Agreement is terminated, then, so long as no Atlas Termination Fee or Triton Termination Fee has been paid or is payable, the Contributors shall, upon written request from the General Partner, promptly pay to the Resource America Entities, the General Partner and the MLP (A) the reasonable out-of-pocket expenses of all of them paid in connection with the transactions contemplated hereby (including reasonable attorneys' fees, but excluding any fees paid or incurred in respect of the MLP Fairness Opinion), in an amount not to exceed $1,000,000 in the aggregate (the "Expense Reimbursement") and (B) 50% of the fees paid by the General Partner in respect of the MLP Fairness Opinion, such amount not to exceed $187,500 (the "Financial Advisor Fee") provided that the amounts set forth in classes (A) and (B) shall not be payable if (v) the MLP Unit Holders shall have failed to provide the approvals specified in Section 6.7, provided that, the Contributors have not ceased to continue to pursue the Bank Financing prior to the earlier to occur of such date and a vote of "no" by the MLP Unit Holders; (w) there has occurred an Atlas Material Adverse Effect;
(x) the Atlas Entities, Resource America or the Resource America Entities have materially breached a covenant, provided that, the Contributors have not ceased to continue to pursue the Bank Financing prior to the date of such breach, (y) there shall have been issued and in effect any restraining order, injunction or Order prohibiting the Closing; (z) the Bank Financing shall have failed to be obtained as a result of a failure of the condition in Section 7.3(k) to be satisfied. In connection with any such written request, the General Partner shall provide to the Contributors reasonable written documentation evidencing such Expense Reimbursement. In the event (i) the financial advisor to the Conflicts Committee shall have amended, modified, withdrawn or rescinded in any materially adverse manner the MLP Fairness Opinion due to material event or circumstance arising after the date hereof (other than an event or circumstance arising from a breach of this Agreement by any Atlas Entity or Resource America and/or that would constitute an Atlas Material Adverse Event) and (ii) this Agreement is then terminated, then (and so long as the Contributors are not otherwise required pursuant to pay the Expense Reimbursement or the Financial Advisor Fee) the Contributors shall, upon written request from the General Partner, promptly pay to the General Partner the Expense Reimbursement and the Financial Advisor Fee.

     (d) Specific Performance. The parties hereto acknowledge that the transactions contemplated by this Agreement and the other Constituent Documents are unique and specifically identifiable. Accordingly, the parties hereto further agree and stipulate that, subject to the ability to terminate pursuant to Sections 9.1(e), (f), (g), (h), (i) and (j), if the Closing does not occur because of the willful failure of the Contributors, on the one hand, or the MLP, the General Partner or Resource America, on the other, to perform their obligations hereunder (i) monetary damages and any other remedy at law will not be adequate, (ii) the non-defaulting party shall be entitled to specific performance as the remedy for such breach, (iii) each party hereto agrees to waive any objection to the remedy of specific performance, (iv) each party agrees that the granting of specific performance by any court will not be deemed to be harsh or oppressive to the party who is ordered specifically to perform its obligations under this Agreement, and (v) in connection with any action for specific performance, the prevailing party shall be entitled to reasonable attorney's fees and other costs of prosecuting or defending such action.

     (e) Other remedies. The right to seek specific performance hereunder shall not preclude any party from seeking any other remedy at law or in equity.

                                   ARTICLE X

                                  MISCELLANEOUS

10.1 Expenses.

     Regardless of whether the transactions contemplated by this Agreement and the Constituent Documents are consummated, each party hereto shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect, other than as set forth in Section 6.6(a) or Section 9.2(c).

10.2 Knowledge.

     When a representation or warranty contained herein or in any certificate or document delivered in connection herewith is made to the knowledge of a person or entity, that phrase means the actual awareness of factual information, without independent investigation, of the officers of the entity to which such knowledge is imputed.

10.3 Construction of Certain Terms and Phrases.

     Unless the context of this Agreement otherwise requires (a) words of any gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified, which business day shall mean a day on which commercial banks are open for business in New York, New York. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

10.4 Notices.

     Any notice, request, instruction, or correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

     If to the Contributors, addressed to:

          Kisco Management Corporation
          111 Radio Circle
          Mt. Kisco, NY 10549
          Attention: Walter W. Farley
          Telecopy: (914) 244-0683

          DuPont Capital Management
          One Righter Parkway

          Suite 3200
          Wilmington, DE 19803
          Attention:  John R. Wolak
          Telecopy:  (302) 477-6381

          Harbourton Enterprises
          33 Witherspoon Street
          3rd Floor
          Princeton, NJ 08542
          Attention:  James S. Regan
          Telecopy:  (609) 924-4155

     and:

          Vulcan Capital Management
          805 Third Avenue
          17th Floor
          New York, New York  10022
          Attention:   Ford Graham
                       Kevin Davis
          Telecopy:    (212) 980-9510

     with a copy to:

          O'Sullivan LLP
          30 Rockefeller Plaza
          New York, NY 10112
          Attention:  John Scott
          Telecopy:  (212) 728-5950

     If to the Atlas Entities (prior to Closing) or Resource America, addressed to:

          Resource America, Inc.
          1845 Walnut Street, Suite 1000
          Philadelphia, PA 19103
          Attention:  Jonathan Cohen
          Telecopy:  (215) 546-5388

     with a copy to:

          Ledgewood Law Firm, P.C.
          1521 Locust Street
          Philadelphia, PA
          Attention:  Richard J. Abt
          Telecopy:  (215) 735-2513

     Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

10.5 Governing Law.

     All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the internal law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the internal law of some other jurisdiction would ordinarily or necessarily apply.

10.6 Form of Payment.

     All payments hereunder shall be made in United States dollars and, unless the parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds by 12:00 Noon New York, New York time on the date such payment is due to such account as the party receiving payment may designate in writing.

10.7 Entire Agreement; Amendments and Waivers.

     This Agreement and the Constituent Documents (a) shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof (except for the Confidentiality Agreement, which shall remain in effect); and (b) are not intended to confer upon any other person or entity any rights or remedies hereunder. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the Constituent Documents or the transactions contemplated hereby or thereby, other than those expressly set forth in this Agreement or the Constituent Documents and (ii) such party has not relied upon any representation, warranty, covenant, or agreement relating to the transactions contemplated by this Agreement or the Constituent Documents, other than those referred to in clause (i) above. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

10.8 Binding Effect and Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties; provided, however, that (x) the obligations of either Contributor hereunder may be performed by the other Contributor or any affiliate of either Contributor (provided, however, that no such action shall relieve the assigning Contributor of its liability hereunder) and (y) the Contributors may assign the right to receive the New Equity (subject to Section 3.25) or any Atlas Termination Fee to its affiliates. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

10.9 Severability.

     If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Contributors and the General Partner shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

10.10 Interpretation.

     The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

10.11 Headings and Schedules.

     The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, such schedules are incorporated in the definition of "Agreement."

10.12 Multiple Counterparts.

     This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first set forth above.

                          ATLAS PIPELINE PARTNERS, L.P.

                          By Atlas Pipeline Partners GP, LLC,
                          its general partner


                          By: /s/ Michael L. Staines
                              --------------------------------------------------
                              Michael L. Staines
                              President and Chief Operating Officer


                          ATLAS PIPELINE PARTNERS GP, LLC


                          By: /s/ Michael L. Staines
                              --------------------------------------------------
                              Michael L. Staines
                              President and Chief Operating Officer


                          RESOURCE AMERICA, INC.


                           By:  /s/ Steven J. Kessler
                               -------------------------------------------------
                           Name: Steven J. Kessler
                                 -----------------------------------------------
                           Title:  Senior V.P & C.F.O.
                                  ----------------------------------------------


                           VULCAN INTERMEDIARY, LLC

                           By:  /s/ Walter Farley
                               -------------------------------------------------
                           Name: Walter Farley
                                 -----------------------------------------------
                           Title:  Vice President
                                  ----------------------------------------------


                           NEW VULCAN COAL HOLDINGS, L.L.C.

                           By:  /s/ Walter Farley
                               -------------------------------------------------
                           Name:   Walter Farley
                                 -----------------------------------------------
                           Title:   Vice President
                                  ----------------------------------------------

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
Article I CONTRIBUTION.......................................................2
   1.1    Contribution.......................................................2
   1.2    Consideration......................................................2

Article II CLOSING...........................................................2
   2.1    Closing............................................................2
   2.2    Deliveries at the Closing..........................................3

Article III REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR....................4
   3.1    Existence of the Contributors......................................4
   3.2    Existence of Triton................................................4
   3.3    Authority..........................................................5
   3.4    Capitalization.....................................................5
   3.5    No Conflicts.......................................................6
   3.6    Governmental Approvals and Filings.................................7
   3.7    Books and Records..................................................7
   3.8    Financial Statements...............................................7
   3.9    No Adverse Change..................................................8
   3.10   Default and Liabilities............................................8
   3.11   Taxes..............................................................8
   3.12   Legal Proceedings; Compliance With Laws and Orders................10
   3.13   Benefit Plans; ERISA..............................................11
   3.14   Assets Other than Real Property Interests.........................12
   3.15   Title to Real Property............................................13
   3.16   Contracts.........................................................14
   3.17   Intellectual Property.............................................16
   3.18   Labor Relations...................................................16
   3.19   Environmental Matters.............................................17
   3.20   Licenses, Permits, Approvals......................................19
   3.21   Insurance.........................................................19
   3.22   Brokers...........................................................19
   3.23   Utility Status....................................................19
   3.24   Information Supplied..............................................19
   3.25   Securities Laws...................................................20
   3.26   Qualifications as Lessee; Coal Acreage Limitations................21
   3.27   Permit Blocking...................................................21
   3.28   Exon-Florio.......................................................21
   3.29   Hedging...........................................................21

Article IV REPRESENTATIONS AND WARRANTIES OF THE GENERAL PARTNER
AND THE MLP.................................................................22
   4.1    Existence.........................................................22
   4.2    Authority.........................................................23

   4.3    Subsidiaries......................................................23
   4.4    Capitalization....................................................24
   4.5    No Conflicts......................................................25
   4.6    Governmental Approvals and Filings................................26
   4.7    Books and Records.................................................26
   4.8    SEC Filings.......................................................26
   4.9    No Adverse Change.................................................27
   4.10   Default and Liabilities...........................................27
   4.11   Taxes.............................................................27
   4.12   Legal Proceedings; Compliance With Laws and Orders................29
   4.13   Benefit Plans; ERISA..............................................29
   4.14   Assets Other than Real Property Interests.........................30
   4.15   Title to Real Property............................................30
   4.16   Contracts.........................................................32
   4.17   Intellectual Property.............................................34
   4.18   Environmental Matters.............................................35
   4.19   Licenses, Permits, Approvals......................................36
   4.20   Insurance.........................................................36
   4.21   Brokers...........................................................36
   4.22   Utility Status....................................................36
   4.23   Information Supplied..............................................36
   4.24   Securities Laws...................................................37
   4.25   Permit Blocking...................................................38
   4.26   Exon-Florio.......................................................38
   4.27   Hedging...........................................................38
   4.28   Other Regulations.................................................38
   4.29   Opinion of Financial Advisor; Recommendation of
          Conflicts Committee...............................................38

Article V REPRESENTATIONS AND WARRANTIES OF.................................39
   5.1    Existence.........................................................39
   5.2    Authority.........................................................39
   5.3    No Conflicts......................................................40
   5.4    Governmental Approvals and Filings................................40
   5.5    Permit Blocking...................................................40

Article VI ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND OBLIGATIONS.........41
   6.1    Access to Information.............................................41
   6.2    Confidentiality...................................................41
   6.3    Restrictions on Conduct of the Atlas Entities Prior to Closing....41
   6.4    Restrictions on Conduct of Triton's Business Before Closing.......43
   6.5    Operations........................................................45
   6.6    Certain Filings...................................................45
   6.7    The MLP Unit Holders' Meeting.....................................46
   6.8    Opinion of Counsel to Atlas.......................................47
   6.9    Reasonable Business Efforts.......................................47
   6.10   Intercompany Accounts.............................................48
   6.11   Transfer Restrictions.............................................48

   6.12   No Solicitation...................................................49
   6.13   Permitted Actions.................................................50
   6.14   Public Announcement...............................................52
   6.15   Covenant to Vote..................................................52
   6.16   Guarantees and Bonds; Replacement of Guarantees...................53
   6.17   Use of Name.......................................................53
   6.18   Tax Matters.......................................................53
   6.19   Headquarters......................................................54
   6.20   Triton Reorganization.............................................54
   6.21   Quarterly Dividend Payments.......................................54
   6.22   Bank Financing....................................................55
   6.23   Public Offering...................................................55
   6.24   Cash Collateral Refund............................................55
   6.25   Other Registration Rights.........................................56
   6.26   Unit Escrow.......................................................56

Article VII CONDITIONS TO CLOSING...........................................56
   7.1    Conditions to Each Party's Obligations............................56
   7.2    Conditions to the Obligations of the Atlas Entities...............57
   7.3    Conditions to the Obligation of the Contributors..................58
   7.4    Requisite Efforts.................................................60

Article VIII INVESTIGATION; LIMITATIONS.....................................60
   8.1    Independent Investigation.........................................60
   8.2    Survival..........................................................60

Article IX TERMINATION......................................................60
   9.1    Events of Termination.............................................60
   9.2    Effect of Termination.............................................62

Article X MISCELLANEOUS.....................................................64
   10.1   Expenses..........................................................64
   10.2   Knowledge.........................................................64
   10.3   Construction of Certain Terms and Phrases.........................64
   10.4   Notices...........................................................64
   10.5   Governing Law.....................................................66
   10.6   Form of Payment...................................................66
   10.7   Entire Agreement; Amendments and Waivers..........................66
   10.8   Binding Effect and Assignment.....................................67
   10.9   Severability......................................................67
   10.10    Interpretation..................................................67
   10.11    Headings and Schedules..........................................67
   10.12    Multiple Counterparts...........................................67

                                    SCHEDULES

         Schedule 3.2  -  Triton Jurisdictions

         Schedule 3.4  -  Triton Capitalization

         Schedule 3.5  -  Triton Conflicts

         Schedule 3.6  -  Triton Governmental Consents

         Schedule 3.8  -  Triton Financial Statements

         Schedule 3.9  -  No Adverse Change in Triton

         Schedule 3.10 -  Triton

                       -  (a)     Triton Defaults

                       -  (b)     Triton Obligations

         Schedule 3.11 -  Triton Taxes

         Schedule 3.12 -  Legal Proceedings

         Schedule 3.13 -  ERISA
                       -  (a)     Triton Plans

                       -  (b)     Triton Salaried Employees (>$75,000)

                       -  (b)     Triton Benefit Plan

                       -  (c)     Triton Multi-Employer Plan Affiliates

                       -  (f)     Triton Contributions

                       -  (g)     Triton Pending Claims

                       -  (h)     Triton Documents Not Made Available

         Schedule 3.14 -  Liens on Triton Assets Other Than Real Property

         Schedule 3.15 -  Real Property
                       -  (a)(i)  Triton Owned Property

                       -  (a)(ii) Triton Leased Property

                       -  (a)     Real Property Liens

                       -  (b)     Leases

                       -  (c)     Contributor Equipment on Triton Owned Property

                       -  (d)     Triton Equipment on Contributor Real Property

         Schedule 3.16 -  Triton Contracts

         Schedule 3.17 -  Triton Intellectual Property Rights

         Schedule 3.18 -  Triton Labor Relations

         Schedule 3.19 -  Environmental Matters

                       -  (c)     Environmental Permits

         Schedule 3.21 -  Triton Insurance Policies

         Schedule 3.29 -  Triton Hedging Activities

         Schedule 4.1  -  MLP, OLP & General Partner Jurisdictions

         Schedule 4.3  -  Subsidiaries of the OLP

         Schedule 4.4  -  General Partner And MLP Capitalization

         Schedule 4.5  -  MLP or General Partner Conflicts

         Schedule 4.6  -  Atlas Entities Governmental  Consents

         Schedule 4.9  -  No Adverse Change of Atlas Entities

         Schedule 4.10 -  Atlas Entities

                       -  (a)     Atlas Entities' Defaults

                       -  (b)     Atlas Entities' Obligations

         Schedule 4.11 -  Taxes

                       -  (a)     Atlas Entities' Tax Return Matters

                       -  (b)     Tax Claims

                       -  (c)     Tax Liabilities

                       -  (d)     Tax Allocations

                       -  (h)     Affiliated Group Filings

         Schedule 4.12 -  Legal Proceedings

         Schedule 4.14 - Liens on Atlas Entities Assets Other Than Real Property Interests

         Schedule 4.15 -  Atlas Entities Real Property

                       -  (a)     Liens and Leases

                       -  (a)(i)  Atlas Owned Property

                       -  (a)(ii) Atlas Leased Property

                       -  (b)     Easements Not Conveyed

                       -  (c)(i)  Compressor Property Interests

                       -  (c)(ii) Meter Property Interests

                       -  (d)     Resource America Equipment on Atlas Real
Property

                       -  (e)     MLP, OLP or Subsidiary Equipment Resource
America Real Property

                       -  (f)     Atlas Property Acquire Post IPO

         Schedule 4.16 -  Atlas Entities Contracts

         Schedule 4.17 -  Atlas Entities Intellectual Property Rights

         Schedule 4.18 -  Environmental Matters

                       -  (b)     Environmental Permits

         Schedule 4.20 -  Atlas Entities Insurance Policies

         Schedule 4.27 -  Atlas Entities Hedging

         Schedule 5.3  -  Resource America Entities Conflicts

         Schedule 5.4  -  Resource America Entities Government Approvals

         Schedule 6.3  -  Atlas Entities Distributions

         Schedule 6.4  -  Tritons Actions Before Closing

                                    EXHIBITS

         Exhibit A  -  Form of Second Amended and Restated Agreement of Limited
                       Partnership of the MLP

         Exhibit B  -  Form of Registration Rights Agreement

         Exhibit C  -  Form of Amended and Restated Natural Gas Gathering
                       Agreement

         Exhibit D  -  Form of Second Amended and Restated Agreement of Limited
                       Partnership of the OLP

                                   DEFINITIONS

Actions or Proceedings.................................................3.12
Acts...................................................................3.25
Agreement..........................................................preamble
AIC................................................................preamble
Atlas Alternative Transaction..........................................6.12
Atlas Easements........................................................4.15
Atlas Energy.......................................................preamble
Atlas Entities..........................................................4.5
Atlas Leased Property..................................................4.15
Atlas Material Adverse Effect...........................................4.1
Atlas Owned Property...................................................4.15
Atlas Permitted Encumbrances...........................................4.15
Atlas Permitted Liens..................................................4.14
Atlas Resources....................................................preamble
Atlas Superior Transaction.............................................6.13
Atlas Termination Fee...................................................9.2
Bank Financing..........................................................7.3
Closing Date............................................................2.1
Closing.................................................................2.1
Code...................................................................3.11
Common Units............................................................1.2
Compressor Property Interest...........................................4.15
Confidentiality Agreement...............................................6.2
Conflicts Committee.....................................................4.2
Constituent Documents...................................................3.1
Contracts..............................................................3.16
Contributor Material Adverse Effect.....................................3.1
Contributor........................................................preamble
Deferred Participation Units............................................1.2
Environmental Claim....................................................3.19
Environmental Laws.....................................................3.19
Environmental Permits..................................................3.19
Escrow Agreement.......................................................6.26
Escrowed Units.........................................................6.26
Expense Reimbursement................................................9.2(c)
ERISA..................................................................3.13
Exchange Act............................................................4.8
Financial Advisor Fee...................................................9.2
Financing Transaction..................................................6.13
GAAP....................................................................3.8
General Partner....................................................preamble
Governmental Authority..................................................3.6
GP Purchase Agreement..............................................preamble
Guarantees.............................................................3.16

Guarantor Entities.....................................................6.16
Hazardous Materials....................................................3.19
HSR Act.................................................................3.6
Intermediary.......................................................preamble
IPO Date................................................................4.8
Liens...................................................................3.4
Meter Property Interest................................................4.15
MLP Affiliates..........................................................3.6
MLP Agreement Amendment.................................................1.2
MLP Balance Sheet.......................................................4.9
MLP Fairness Opinion...................................................4.29
MLP Unit Holders' Meeting...............................................6.7
MLP................................................................preamble
New Common Units........................................................1.2
New Equity..............................................................1.2
New Subordinated Units..................................................1.2
Notice.................................................................10.4
NVCH...............................................................preamble
OLP Agreement Amendment.................................................2.2
OLP.....................................................................1.1
Order..................................................................3.10
Ordinary Course of Business............................................3.14
Pacificorp Litigation..................................................6.26
Plan...................................................................3.13
Proxy Statement.........................................................6.6
Public Offering........................................................6.23
Registration Rights Agreement...........................................2.2
REI-NY.............................................................preamble
Releases...............................................................3.19
Resource America Common Units...........................................2.2
Resource America Entities...............................................5.2
Resource America...................................................preamble
Resource Energy....................................................preamble
Retained Interests.....................................................6.20
SEC.....................................................................4.8
Securities Act.........................................................3.25
Sellers............................................................preamble
SMCRA..................................................................3.27
Subordinated Units......................................................2.2
Subsidiaries............................................................4.3
Tax Items..............................................................3.11
Tax or Taxes...........................................................3.11
Tax Returns............................................................3.11
Triton Affiliates.......................................................4.6
Triton Alternative Transaction.........................................6.12
Triton Balance Sheet....................................................3.9

Triton Benefit Plan....................................................3.13
Triton Easements.......................................................3.15
Triton Financial Statements.............................................3.8
Triton Interests...................................................preamble
Triton Leased Property.................................................3.15
Triton Material Adverse Effect..........................................3.2
Triton Owned Property..................................................3.15
Triton Permitted Encumbrances..........................................3.15
Triton Permitted Liens.................................................3.14
Triton Qualified Plan..................................................3.13
Triton Reorganization..................................................6.20
Triton Superior Transaction............................................6.13
Triton Termination Fee..................................................9.2
Triton.............................................................preamble
Viking.............................................................preamble

                       Exhibit A to Contribution Agreement

                      SECOND AMENDED AND RESTATED AGREEMENT

                                       OF

                               LIMITED PARTNERSHIP

                                       OF

                          ATLAS NATURAL RESOURCES, L.P.

                           SECOND AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP OF

                          ATLAS NATURAL RESOURCES, L.P.

         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ATLAS NATURAL RESOURCES, L.P. dated as of ______________, 2002, is entered into by and among Atlas Natural Resources GP, LLC, a Delaware limited liability company, as the General Partner, and the Persons who are Limited Partners in the Partnership as of the date hereof, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    RECITALS

         WHEREAS, the General Partner and the Organizational Limited Partner organized the Partnership as a Delaware limited partnership on May 6, 1999;

         WHEREAS, the General Partner and the Organizational Limited Partner executed and entered into the First Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Partners, L.P. dated February 2, 2000 (the "Amended Partnership Agreement");

         WHEREAS, Vulcan Intermediary, L.L.C., a Delaware limited liability company, and New Vulcan Holdings, L.L.C., a Delaware limited liability company (together, the "Contributors"), the Partnership, the General Partner and Resource America, Inc. entered into a Contribution Agreement dated as of January 18, 2002, relating to the contribution to the Partnership by the Contributors of limited partnership interests in Triton Coal Company, LP, a Delaware limited partnership ("Triton" and the interests therein, the "Triton Interests"), in consideration for the issuance by the Partnership of Common Units, Subordinated Units and Deferred Participation Units (the "Contribution Agreement");

         WHEREAS, this Agreement shall become effective as of the date hereof (the "Effective Date") simultaneously with the closing of the transactions contemplated by the Contribution Agreement, which closing occurred after the affirmative vote of a "Unit Majority" (as such term is defined in the Amended Partnership Agreement) approving such transactions; and

         WHEREAS, upon the Effective Date (a) the Initial Subordinated Units shall automatically convert into Common Units, (b) the Initial Subordination Period shall end, and (c) the Subordination Period shall begin.

         NOW, THEREFORE, the Amended Partnership Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I
                                   DEFINITIONS

SECTION 1.1 Definitions.

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Acquisition" means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or net revenues of the Partnership Group from the operating capacity or net revenues of the Partnership Group existing immediately prior to such transaction.

         "Additional Book Basis" means the portion of any remaining Carrying Value of an Adjusted Property that is attributable to positive adjustments made to such Carrying Value as a result of Book-Up Events. For purposes of determining the extent that Carrying Value constitutes Additional Book Basis:

         (a) Any negative adjustment made to the Carrying Value of an Adjusted Property as a result of either a Book-Down Event or a Book-Up Event shall first be deemed to offset or decrease that portion of the Carrying Value of such Adjusted Property that is attributable to any prior positive adjustments made thereto pursuant to a Book-Up Event or Book-Down Event.

         (b) If Carrying Value that constitutes Additional Book Basis is reduced as a result of a Book-Down Event and the Carrying Value of other property is increased as a result of such Book-Down Event, an allocable portion of any such increase in Carrying Value shall be treated as Additional Book Basis; provided that the amount treated as Additional Book Basis pursuant hereto as a result of such Book-Down Event shall not exceed the amount by which the Aggregate Remaining Net Positive Adjustments after such Book-Down Event exceeds the remaining Additional Book Basis attributable to all of the Partnership's Adjusted Property after such Book-Down Event (determined without regard to the application of this clause (b) to such Book-Down Event).

         "Additional Book Basis Derivative Items" means any Book Basis Derivative Items that are computed with reference to Additional Book Basis. To the extent that the Additional Book Basis attributable to all of the Partnership's Adjusted Property as of the beginning of any taxable period exceeds the Aggregate Remaining Net Positive Adjustments as of the beginning of such period (the "Excess Additional Book Basis"), the Additional Book Basis Derivative Items for such period shall be reduced by the amount that bears the same ratio to the amount of Additional Book Basis Derivative Items determined without regard to this sentence as the Excess Additional Book Basis bears to the Additional Book Basis as of the beginning of such period.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership:

         (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)); and

         (b) decreased by:

                  (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(b)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii); and

                  (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The Adjusted Capital Account of a Partner in respect of a Partnership Security or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such Partnership Security or any other specified interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such Partnership Security or other specified interest in the Partnership was first issued. The Adjusted Capital Account in respect of an Outstanding Deferred Participation Unit shall at all times be zero.

         "Adjusted Operating Surplus" means, with respect to any period, Operating Surplus generated during such period:

         (a) less (i) any net increase in Working Capital Borrowings during such period and (ii) any net reduction in cash reserves for Operating Expenditures during such period not relating to an Operating Expenditure made during such period;

         (b) plus (i) any net decrease in Working Capital Borrowings during such period and (ii) any net increase in cash reserves for Operating Expenditures during such period required by any debt instrument for the repayment of principal, interest or premium.

Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.6.

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Aggregate Remaining Net Positive Adjustments" means, as of the end of any taxable period, the sum of the Remaining Net Positive Adjustments of all the Partners.

         "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

         "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

         "Agreement" means this Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources, L.P., as it may be amended, supplemented or restated from time to time.

         "Amended Partnership Agreement" has the meaning assigned to such term in the recitals hereto.

         "Assignee" means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

         "Associate" means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

         "Atlas America" means Atlas America, Inc., a Delaware corporation.

         "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

         (a) the sum of:

                  (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter from all sources; and

                  (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter;

         (b) less the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to:

                  (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter;

                  (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; and

                  (iii) provide funds for distributions under Sections 6.4 or
         6.5 in respect of any one or more of the next four Quarters;

provided, however, that the General Partner may not establish cash reserves pursuant to (b)(iii) above if the effect of such reserves would be that the Partnership is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines. Notwithstanding the foregoing, Available Cash with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the applicable Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

         "Book Basis Derivative Items" means any item of income, deduction, gain or loss included in the determination of Net Income or Net Loss that is computed with reference to the Carrying Value of an Adjusted Property (e.g., depreciation, depletion, or gain or loss with respect to an Adjusted Property).

         "Book-Down Event" means an event which triggers a negative adjustment to the Capital Accounts of the Partners pursuant to Section 5.6(d).

         "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Book-Up Event" means an event which triggers a positive adjustment to the Capital Accounts of the Partners pursuant to Section 5.6(d).

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Wyoming shall not be regarded as a Business Day.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.6. The "Capital Account" of a Partner in respect of a Partnership Security or any other specified interest in the Partnership shall be the amount which such Capital Account would be if such Partnership Security or any other specified interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such Partnership Security or any other specified interest in the Partnership was first issued. The Capital Account in respect of an Outstanding Deferred Participation Unit shall at all times be zero.

         "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement, the Contribution and Conveyance Agreement or the Contribution Agreement.

         "Capital Improvement" means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing, or the construction of new, capital assets (including, without limitation, coal mines, preparation plants and related assets), in each case if such addition, improvement, acquisition or construction is made for the purpose of increasing the operating capacity or net revenues of the Partnership Group from the operating capacity or net revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

         "Capital Interests" means, with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, and with respect to any partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and any other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

         "Capital Surplus" has the meaning assigned to such term in Section 6.3(a).

         "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. Notwithstanding the previous sentence, the Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.6 and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

         "Certificate" means a certificate (a) substantially in the form of Exhibit A to this Agreement with respect to Common Units, (b) substantially in the form of Exhibit B to this Agreement with respect to Subordinated Units, (c) substantially in the form of Exhibit C to this Agreement with respect to Deferred Participation Units, (d) issued in global or book entry form in accordance with the rules and regulations of the Depositary, (e) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing the ownership of one or more Common Units, Subordinated Units or Deferred Participation Units or (f) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.7, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

         "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

         "Claim" has the meaning assigned to such term in Section 7.12(c).

         "Closing Price" means for any Trading Day, the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

         "Combined Interest" has the meaning assigned to such term in Section 11.3(a).

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Capital Account" has the meaning assigned to such term in
Section 5.6(e)(i).

         "Common Unit" means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and of the General Partner (other than the Partnership Interests represented by Deferred Participation Units, General Partner Units and Incentive Distribution Rights) and having the rights and obligations specified with respect to Common Units in this Agreement. The term "Common Unit" does not refer to a Subordinated Unit prior to its conversion into a Common Unit pursuant to Section 5.10.

         "Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, and as to any Quarter, the excess, if any, of (a) the Minimum Quarterly Distribution with respect to a Common Unit in respect of such Quarter over (b) the sum of all Available Cash distributed with respect to a Common Unit in respect of such Quarter pursuant to Section 6.4(a)(i)(A) or Section 6.4(b)(i), as applicable. Any Common Unit Arrearage shall accrue without interest.

         "Conflicts Committee" means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are "independent" in accordance with the rules (and exclusions thereto) of the principal National Securities Exchange on which the Common Units trade.

         "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to a new partnership on termination of the Partnership pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.6(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

         "Contribution Agreement" has the meaning assigned to such term in the recitals hereto.

         "Contribution and Conveyance Agreement" means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Initial Closing Date, among the General Partner, the Partnership and the Operating Partnership, together with certain other instruments contemplated or referenced thereunder.

         "Contributors" has the meaning assigned to such term in the recitals hereto.

         "Cumulative Common Unit Arrearage" means, with respect to any Common Unit, whenever issued, and as of the end of any Quarter, the excess, if any, of
(a) the sum resulting from adding together the Common Unit Arrearage as to an Initial Common Unit for each of the Quarters ending on or before the last day of such Quarter, over (b) the sum of any distributions theretofore made with respect to an Initial Common Unit pursuant to Section 6.4(a)(i)(B) or Section 6.4(b)(ii), as the case may be, and Section 6.5(b) (including any distributions to be made in the last of such Quarter). Any Cumulative Common Unit Arrearage shall accrue without interest.

         "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(xi).

         "Current Market Price" means, as of any date of any class of Limited Partner Interests listed or admitted to trading on any National Securities Exchange, the average of the daily Closing Prices per limited partner interest of such class for the 20 consecutive Trading Days immediately prior to such date.

         "Deferred Participation Unit" means a Limited Partner Interest issued to the Contributors by the Partnership in connection with their contribution to the Partnership of the Triton Interests pursuant to Section 5.4 and any Limited Partner Interests designated as such issued thereafter. A Deferred Participation Unit shall confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Deferred Participation Units and no other rights otherwise available to or other obligations of a holder of a Partnership Interest shall be conferred upon the holder thereof. Notwithstanding anything in this Agreement to the contrary, the holder of a Deferred Participation Unit shall not be entitled to vote such Deferred Participation Unit on any Partnership matter except as expressly set forth in this Agreement nor will such holder be entitled to any distributions from the Partnership.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Sections 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

         "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

         "Depositary" means, with respect to any Units issued in global or book entry form, The Depository Trust Company and its successors and permitted assigns.

         "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         "Effective Date" has the meaning assigned to such term in the recitals hereto.

         "Eligible Citizen" means a Person qualified to own interests in real property and federal coal leases in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties, coal leases or any interests therein.

         "Estimated Maintenance Capital Expenditures" means an estimate made in good faith by the board of directors of the General Partner (with the concurrence of the Conflicts Committee) of the average quarterly Maintenance Capital Expenditures that the Partnership will incur over the long term. The board of directors of the General Partner will be permitted to make such estimate in any manner it determines reasonable in its sole discretion. The estimate will be made annually and whenever an event occurs that is likely to result in a material adjustment to the amount of Maintenance Capital Expenditures on a long term basis. The Partnership shall disclose to its Partners the amount of Estimated Maintenance Capital Expenditures. Except as provided in the definition of Subordination Period, any adjustments to Estimated Maintenance Capital Expenditures shall be prospective only.

         "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

         "Expansion Capital Expenditures" means cash capital expenditures for Acquisitions or Capital Improvements. Where cash capital expenditures are made in part for Acquisitions or Capital Improvements and in part for other purposes, the General Partner's good faith allocation thereof between the portion used for Acquisitions or Capital Improvements and the portion used for other purposes shall be conclusive. Expansion Capital Expenditures shall not include Maintenance Capital Expenditures.

         "First Deferred Target Distribution" means $0.61 per Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.10.

         "First Liquidation Target Amount" has the meaning assigned to such term in Section 6.1(c)(i)(D).

         "First Target Distribution" means $0.52 per Unit per Quarter (or, with respect to the period commencing on the Initial Closing Date and ending on March 31, 2000, it means the product of $0.52 multiplied by a fraction of which the numerator is the number of days in such period, and of which the denominator is
92), subject to adjustment in accordance with Sections 6.6 and 6.9.

         "Fourth Deferred Target Distribution" means $0.70 per Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.10.

         "General Partner" means Atlas Natural Resources GP, LLC and its successors and permitted assigns as general partner of the Partnership.

         "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by General Partner Units and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

         "General Partner Unit" means a Partnership Security representing a fractional part of the General Partner Interest and having the rights and obligations specified with respect to General Partner Units in this Agreement.

         "Group" means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

         "Group Member" means a member of the Partnership Group.

         "Holder" as used in Section 7.12, has the meaning assigned to such term in Section 7.12(a).

         "Incentive Distribution Right" means a non-voting Limited Partner Interest issued to the General Partner in connection with the transfer of substantially all of its general partner interest in the Operating Partnership to the Partnership pursuant to Section 5.2. An Incentive Distribution Right will confer upon the holder thereof only the rights and obligations specifically provided in this Agreement with respect to Incentive Distribution Rights (and no other rights otherwise available to or other obligations of a holder of a Partnership Interest). Notwithstanding anything in this Agreement to the contrary, the holder of an Incentive Distribution Right shall not be entitled to vote such Incentive Distribution Right on any Partnership matter except as may otherwise be required by law.

         "Incentive Distributions" means any amount of cash distributed to the holder of the Incentive Distribution Rights pursuant to Sections
6.4(a)(i)(D)-(F) and 6.4(b)(iii)-(v).

         "Indemnified Persons" has the meaning assigned to such term in Section 7.12(c).

         "Indemnitee" means (a) the General Partner, (b) any Departing Partner,
(c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is or was a member, partner, officer, director, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, agent or trustee of any Group member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, and
(f) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

         "Initial Closing Date" means February 2, 2000.

         "Initial Common Units" means the Common Units sold in the Initial Offering.

         "Initial Limited Partners" means the General Partner (with respect to the Common Units, Initial Subordinated Units and the Incentive Distribution Rights received by it pursuant to Section 5.2) and the Underwriters, in each case upon being admitted to the Partnership in accordance with Section 10.1.

         "Initial Offering" means the initial offering and sale of Initial Common Units to the public, as described in the Registration Statement.

         "Initial Subordinated Unit" means a Unit having the rights and obligations specified with respect to "Subordinated Units" in the Amended Partnership Agreement. On the Effective Date, all Outstanding Initial Subordinated Units automatically converted into Common Units. Immediately upon such conversion, the holder of a converted Initial Subordinated Unit became a Unitholder of an Outstanding Common Unit with all of the rights and obligations of a Unitholder holding a Common Unit hereunder. The term Initial Subordinated Unit as used herein does not include a Subordinated Unit.

         "Initial Subordination Period" means the period that commenced on the Initial Closing Date and ended upon the Effective Date.

         "Initial Unit Price" means (a) with respect to the Common Units and the Initial Subordinated Units, the initial public offering price per Common Unit at which the Underwriters offered the Initial Common Units to the public for sale as set forth on the cover page of the prospectus included as part of the Registration Statement and first issued at or after the time the Registration Statement first became effective or (b) with respect to the Subordinated Units, the Deferred Participation Units or any other class or series of Units, the price per Unit at which such class or series of Units is initially sold by the Partnership, as determined by the General Partner, in each case adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of Units.

         "Interim Capital Transactions" means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than Working Capital Borrowings and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests by any Group Member (including the Common Units sold to the Underwriters pursuant to the exercise of their over-allotment option); and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business, and (ii) sales or other dispositions of assets as part of normal retirements or replacements.

         "Issue Price" means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership.

         "Lien" means, with respect to any Outstanding Incentive Distribution Rights held by the General Partner or its Affiliates, any interest in all or a portion of the Outstanding Incentive Distribution Rights that secures an obligation or debt owed to, or a claim by, a Person other than the holder of such Outstanding Incentive Distribution Rights, whether such interest is based on common law, statute or contract (including the security interest arising from a security agreement, mortgage, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes) which in each case secures a monetary debt or obligation of the holder of such Outstanding Incentive Distribution Rights.

         "Limited Partner" means, unless the context otherwise requires, (a) the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner and any Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII and IX and Sections 12.3 and 12.4, each Assignee; provided, however, that when the term "Limited Partner" is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right or Deferred Participation Unit except as expressly set forth in this Agreement or as may otherwise be required by law.

         "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Subordinated Units, Deferred Participation Units, Incentive Distribution Rights or other Partnership Securities or a combination thereof or interest therein and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, a Limited Partner Interest does not include any other options, rights, warrants and appreciation rights relating to or convertible into an equity interest in the Partnership; and provided further, that when the term Limited Partner Interest is used herein in the context of any vote or other approval, including without limitation Articles XIII and XIV, such term shall not, solely for such purpose, include any holder of an Incentive Distribution Right or Deferred Participation Unit except as expressly set forth in this Agreement or as may otherwise be required by law. A Limited Partner Interest shall not include any General Partner Units.

         "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

         "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

         "Maintenance Capital Expenditures" means cash capital expenditures (including expenditures for the addition or improvement to the capital assets owned by any Group Member or for the acquisition of existing, or the construction of new, capital assets (including, without limitation, coal mines, pipelines, compressor stations and related assets)) if such expenditure is made to maintain the operating capacity of the capital assets of the Partnership Group, as such assets existed at the time of such expenditure. Where cash capital expenditures are made in part to maintain the operating capacity referred to in the immediately preceding sentence and in part for other purposes, the General Partner's good faith allocation thereof between the portion used to maintain such operating capacity and the portion used for other purposes shall be conclusive. Maintenance Capital Expenditures shall not include Expansion Capital Expenditures.

         "Master Natural Gas Gathering Agreement" means that Master Natural Gas Gathering Agreement, dated as of the Initial Closing Date, among Atlas America, Resource Energy, Viking Resources, the Partnership and the Operating Partnership, as amended and restated as of the Effective Date, and as such agreement may be amended, supplemented or restated from time to time.

         "Merger Agreement" has the meaning assigned to such term in Section
14.1.

         "Minimum Quarterly Distribution" means $0.42 per Unit per Quarter (or with respect to the period commencing on the Initial Closing Date and ending on March 31, 2000, it means the product of $0.42 multiplied by a fraction of which the numerator is the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 6.6 and 6.10.

         "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market, Inc. or any successor thereto.

         "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.6(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.6(b) and shall not include any items specially allocated under Section 6.1(d); provided that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(xii) were not in this Agreement.

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.6(b) and shall not include any items specially allocated under Section 6.1(d); provided that the determination of the items that have been specially allocated under Section 6.1(d) shall be made as if Section 6.1(d)(xii) were not in this Agreement.

         "Net Positive Adjustments" means, with respect to any Partner, the excess, if any, of the total positive adjustments over the total negative adjustments made to the Capital Account of such Partner pursuant to Book-Up Events and Book-Down Events.

         "Net Termination Gain" means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date or any Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.6(d). The items included in the determination of Net Termination Gain shall be determined in accordance with Sections 5.6(b) and 5.6(d) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

         "Net Termination Loss" means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date or any Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.6(d). The items included in the determination of Net Termination Loss shall be determined in accordance with Sections 5.6(b) and 5.6(d) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

         "Non-citizen Assignee" means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.9.

         "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

         "Notice of Election to Purchase" has the meaning assigned to such term in Section 15.1(b).

         "Operating Expenditures" means all Partnership Group expenditures, including, but not limited to, taxes, reimbursements of the General Partner, repayment of Working Capital Borrowings, debt service payments and capital expenditures, subject to the following:

         (a) Payments (including prepayments) of principal of and premium on indebtedness other than Working Capital Borrowings shall not constitute Operating Expenditures;

         (b) Operating Expenditures shall not include Expansion Capital Expenditures, or actual Maintenance Capital Expenditures but shall include Estimated Maintenance Capital Expenditures; and

         (c) Operating Expenditures shall not include (i) payment of transaction expenses relating to Interim Capital Transactions or (ii) distribution to partners.

         "Operating Partnership" means Atlas Natural Resources Operating Partnership, L.P., a Delaware limited partnership, and any successors thereto; provided, however, that unless the context requires otherwise, any references herein to the term Operating Partnership shall also be deemed to include, to the extent of the Partnership's ownership therein, any partnerships, limited liability companies, joint ventures or other entities formed or acquired by the Partnership in connection with the conduct by the Partnership of the business and activities permitted by the terms of Section 2.4, including, without limitation, Triton Coal Company, LP.

         "Operating Partnership Agreement" means the Limited Partnership Agreement of the Operating Partnership, as it may be amended, supplemented or restated from time to time; provided, however, that unless the context otherwise requires, any references to the term Operating Partnership Agreement shall also be deemed to include the partnership agreement or other governing charter agreement for any partnership, limited liability company, joint venture or other entity formed or acquired by the Partnership in connection with the conduct by the Partnership of business and activities permitted by the terms of Section 2.4, including, without limitation, Triton Coal Company, LP.

         "Operating Surplus" means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

         (a) the sum of:

                  (i) all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Initial Closing Date;

                  (ii) all cash receipts of the Partnership Group for the period beginning on the Initial Closing Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5); and

                  (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from Working Capital Borrowings,

         (b) less the sum of:

                  (i) Operating Expenditures for the period beginning on the Initial Closing Date and ending with the last day of such period; and

                  (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures.

Notwithstanding the foregoing, Operating Surplus with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero. Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash operating expenditures of the Partnership that reduce Operating Surplus, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to such Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash operating expenditures of the Partnership which reduce Operating Surplus, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

         "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of their Affiliates) acceptable to the General Partner in its reasonable discretion.

         "Organizational Limited Partner" means Resource Energy in its capacity as the organizational limited partner of the Partnership pursuant to this Agreement.

         "Outstanding" means:

         (a) with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when:

                  (i) sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law);

                  (ii) calculating required votes;

                  (iii) determining the presence of a quorum; or

                  (iv) for other similar purposes under this Agreement;

except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Common Units shall not, however, be treated as a separate class or series of Partnership Securities for purposes of this Agreement); and

         (b) the foregoing limitation shall not apply to:

                  (i) any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates;

                  (ii) any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause
         (b)(i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply; and

                  (iii) the Contributors or any Person that is a direct or indirect beneficial owner of one or more of the Contributors as of the Effective Date; provided, however, that this clause (b)(iii) applies only with respect to those Partnership Securities (and any Partnership Securities into which such securities may convert) issued pursuant to the Contribution Agreement and held by such Contributors or Persons.

         "Over-Allotment Option" means the over-allotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

         "Parity Units" means Common Units and all other Units having rights to distributions or in liquidation ranking on a parity with the Common Units.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

         "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

         "Partners" means the General Partner and the Limited Partners.

         "Partnership" means Atlas Natural Resources, L.P., a Delaware limited partnership, and any successors thereto.

         "Partnership Group" means the Partnership, any Operating Partnership and any Subsidiary of any such entity, treated as a single consolidated entity.

         "Partnership Interest" means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

         "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

         "Partnership Security" means any class or series of equity interest in the Partnership, including, without limitation, Common Units, Subordinated Units, General Partner Units, Deferred Participation Units and Incentive Distribution Rights; provided, however, a "Partnership Security" does not include any other options, rights, warrants and appreciation rights relating to or convertible into an equity interest in the Partnership.

         "Percentage Interest" means as of any date of determination:

         (a) as to any Unitholder or Assignee holding Units, the product obtained by multiplying (i) 100% less the percentage applicable to clause (b) by
(ii) the quotient obtained by dividing (A) the number of Units held by such Unitholder or Assignee by (B) the total number of all Outstanding Units; and

         (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.7, the percentage established as a part of such issuance.

The Percentage Interests with respect to an Incentive Distribution Right and a Deferred Participation Unit shall at all times be zero.

         "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

         "Per Unit Capital Amount" means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any Unit held by a Person other than the General Partner or any Affiliate of the General Partner who holds Units.

         "Per Unit Capital Ratio" means, as of any date of determination, the ratio that the Per Unit Capital Amount for Common Units bears to the Per Unit Capital Amount for Subordinated Units.

         "Pro Rata" means (a) when modifying Units or any class thereof, apportioned equally to each such Unit, (b) when modifying Unitholders, Partners or Assignees, apportioned among such Unitholders, Partners or Assignees in accordance with their relative Percentage Interests and (c) when modifying holders of Incentive Distribution Rights or Deferred Participation Units, apportioned equally among such holders in accordance with the relative number of Incentive Distribution Rights or Deferred Participation Units held by each such holder.

         "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

         "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Record Date" means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

         "Record Holder" means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

         "Redeemable Interests" means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to
Section 4.10.

         "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-85193) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Initial Common Units in the Initial Offering.

         "Remaining Net Positive Adjustments" means as of the end of any taxable period:

         (a) with respect to the Unitholders holding Common Units, General Partner Units or Subordinated Units, the excess of (i) the Net Positive Adjustments of the Unitholders holding Common Units, General Partner Units or Subordinated Units as of the end of such period over (ii) the sum of those Partners' Share of Additional Book Basis Derivative Items for each prior taxable period;

         (b) with respect to the holders of Incentive Distribution Rights, the excess of (i) the Net Positive Adjustments of the holders of Incentive Distribution Rights as of the end of such period over (ii) the sum of the Share of Additional Book Basis Derivative Items of the holders of the Incentive Distribution Rights for each prior taxable period.

         "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iv), 6.1(d)(vii) or 6.1(d)(ix).

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

         "Resource Energy" means Resource Energy, Inc., a Delaware corporation and an Affiliate of Atlas America.

         "Second Deferred Target Distribution" means $0.64 per Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.10.

         "Second Target Distribution" means $0.60 per Unit per Quarter (or, with respect to the period commencing on the Initial Closing Date and ending on December 31, 1999, it means the product of $0.60 multiplied by a fraction of which the numerator is equal to the number of days in such period and of which the denominator is 92), subject to adjustment in accordance with Sections 6.6 and 6.10.

         "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

         "Share of Additional Book Basis Derivative Items" means in connection with any allocation of Additional Book Basis Derivative Items for any taxable period, (a) with respect to the Unitholders holding Common Units, General Partner Units or Subordinated Units, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Unitholders' Remaining Net Positive Adjustments as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time, and (b) with respect to the Partners holding Incentive Distribution Rights, the amount that bears the same ratio to such Additional Book Basis Derivative Items as the Remaining Net Positive Adjustments of the Partners holding the Incentive Distribution Rights as of the end of such period bears to the Aggregate Remaining Net Positive Adjustments as of that time.

         "Special Approval" means approval by a majority of the members of the Conflicts Committee.

         "Subordinated Unit" means a Unit representing a fractional part of the Partnership Interests of all Limited Partners and Assignees (other than of holders of the Incentive Distribution Rights) and having the rights and obligations specified with respect to Subordinated Units in this Agreement. The term "Subordinated Unit" as used herein does not include a Deferred Participation Unit prior to its conversion into a Subordinated Unit pursuant to
Section 5.11.

         "Subordination Period" means the period commencing on the Effective Date and ending when no Subordinated Units or Deferred Participation Units are Outstanding. The Subordination Period may exist without the presence of a Unit Subordination Period.

         "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the Capital Interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

         "Third Deferred Target Distribution" means $0.67 per Unit per Quarter, subject to adjustment in accordance with Sections 6.6 and 6.10.

         "Trading Day" means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

         "Tranche" has the meaning assigned to such term in Section 5.11(a).

         "Transfer" has the meaning assigned to such term in Section 4.4(a).

         "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided that if no Transfer Agent is specifically designated for any other Partnership Securities, the General Partner shall act in such capacity.

         "Transfer Application" means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

         "Triton" has the meaning assigned to such term in the recitals hereto.

         "Triton Interests" has the meaning assigned to such term in the recitals hereto.

         "Underwriter" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

         "Underwriting Agreement" means the Underwriting Agreement dated January 27, 2000 among the Underwriters, the Partnership and certain other parties, providing for the purchase of Common Units by such Underwriters.

         "Unit" means a Partnership Security representing a fractional part of the Partnership Interests of all Partners and Assignees and that is designated as a "Unit" and shall include Common Units, General Partner Units, and Subordinated Units; provided, however, that (a) each Common Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding Common Units as each other Common Unit, (b) each General Partner Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding General Partner Units as each other General Partner Unit and (c) each Subordinated Unit at any time Outstanding shall represent the same fractional part of the Partnership Interests of all Partners and Assignees holding Subordinated Units as each other Subordinated Unit; provided further that a "Unit" shall not include an Incentive Distribution Right or a Deferred Participation Unit.

         "Unitholders" means the holders of Common Units, General Partner Units and Subordinated Units but shall not include holders of Outstanding Incentive Distribution Rights or Deferred Participation Units.

         "Unit Majority" means:

         (a) during the Subordination Period, at least a majority of the Outstanding Common Units voting as a class and at least a majority of the Outstanding Subordinated Units voting as a class;

         (b) after the end of the Subordination Period, at least a majority of the Outstanding Common Units.

         "Unit Subordination Period" means with respect to any particular Subordinated Unit, the period commencing on the Effective Date and ending on the first to occur of the following dates:

         (a) the first day of any Quarter in respect of which:

                  (i) (A) distributions of Available Cash from Operating Surplus on each of the Outstanding Common Units and Subordinated Units with respect to each of the eight consecutive Quarters immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all Outstanding Common Units and Subordinated Units during each such Quarter and such Subordinated Unit was Outstanding during each such Quarter; and

                           (B) the Adjusted Operating Surplus generated during
                  each of the eight consecutive Quarters immediately preceding such date equaled or exceeded the sum of the Minimum Quarterly Distribution on all of the Common Units and Subordinated Units that were Outstanding during each such Quarter on a fully diluted basis (i.e., taking into account for purposes of such determination all Outstanding Common Units, all Outstanding Subordinated Units, all Common Units issuable upon exercise of employee options that have, as of the date of determination, already vested or are scheduled to vest prior to the end of the Quarter immediately following the Quarter with respect to which such determination is made, and all Common Units that have as of the date of determination, been earned by but not yet issued to management of the Partnership in respect of incentive compensation; provided, however, no Deferred Participation Units nor the Subordinated Units into which they may be converted shall be taken into account, other than those Subordinated Units to be issued pursuant to the conversion of the Deferred Participation Units into Subordinated Units as a result of the distribution declared for such Quarter), plus the related distributions on the General Partner Units and on the general partner interest in the Operating Partnership, during each such Quarter; and

                  (ii) there are no Cumulative Common Unit Arrearages; or

         (b) the first day of any Quarter in respect of which:

                  (i) (A) distributions of Available Cash that are deemed to be from Operating Surplus on each of the Outstanding Common Units and Subordinated Units with respect to each of the four consecutive Quarters immediately preceding such date equaled or exceeded the sum of $0.58 on all Outstanding Common Units and Subordinated Units during each such Quarter and such Subordinated Unit was Outstanding during each such Quarter; and

                           (B) the Adjusted Operating Surplus generated during
                  each of the four consecutive Quarters immediately preceding such date equaled or exceeded the sum of $0.58 on all of the Common Units and Subordinated Units that were Outstanding during such Quarters on a fully diluted basis (i.e., taking into account for purposes of such determination all Outstanding Common Units, all Outstanding Subordinated Units, all Common Units issuable upon exercise of employee options that have, as of the date of determination, already vested or are scheduled to vest prior to the end of the Quarter immediately following the Quarter with respect to which such determination is made, and all Common Units that have, as of the date of determination, been earned by but not yet issued to management of the Partnership in respect of incentive compensation; provided, however, no Deferred Participation Units nor the Subordinated Units into which they may be converted shall be taken into account, other than those Subordinated Units to be issued pursuant to the conversion of the Deferred Participation Units into Subordinated Units as a result of the distribution declared for such Quarter), plus the related distributions on the General Partner Units and on the general partner interest in the Operating Partnership, during each such Quarter; and

                  (ii) there are no Cumulative Common Unit Arrearages;

         provided, however, that for purposes of subclause (b)(i), the first four Quarters immediately following the Effective Date shall not be considered in the determination of whether the conditions for conversion set forth in subclause (b)(i) have been met; and

         provided further, that the Quarter in which the Effective Date occurs shall (A) be counted as one of such first four Quarters and (B) be considered as one of the eight immediately preceding Quarters in which the Subordinated Units referred to in subclauses (a)(i)(A) and
         (a)(i)(B) above are Outstanding for purposes of the eight Quarter test set forth therein, only if the Effective Date occurs within the first calendar month of such Quarter; or

         (c) the date on which the General Partner is removed as general partner of the Partnership upon the requisite vote by holders of Outstanding Units under circumstances where Cause does not exist and Units held by the General Partner and its Affiliates are not voted in favor of such removal.

For purposes of determining whether the test in subclauses (a)(i)(B) or
(b)(i)(B) above has been satisfied, Adjusted Operating Surplus will be adjusted upwards or downwards if the Conflicts Committee determines in good faith that the amount of Estimated Maintenance Capital Expenditure used in the determination of Adjusted Operating Surplus in subclauses (a)(i)(B) or (b)(i)(B) above was materially incorrect, based on circumstances prevailing at the time of original determination of Estimated Maintenance Capital Expenditures, for any one or more of the preceding eight consecutive Quarters.

         "Unpaid MQD" has the meaning assigned to such term in Section 6.1(c)(i)(B).

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.6(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.6(d) as of such date).

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.6(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.6(d)).

         "Unrecovered Capital" means at any time, with respect to a Unit, the Initial Unit Price less the sum of all distributions constituting Capital Surplus theretofore made in respect of an Initial Common Unit and any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of an Initial Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such Units.

         "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

         "Viking Resources" means Viking Resources Corporation, a Pennsylvania corporation.

         "Withdrawal Opinion of Counsel" has the meaning assigned to such term in Section 11.1(b)(i).

         "Working Capital Borrowings" means borrowings used solely for working capital purposes or to pay distributions to Partners and made pursuant to a credit facility or other arrangement requiring all such borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time.

SECTION 1.2 Construction.

         Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE II
                                  ORGANIZATION

SECTION 2.1 Formation.

         The General Partner and the Organizational Limited Partner previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. The General Partner and the Organizational Limited Partner subsequently entered into the Amended Partnership Agreement. The General Partner and the Limited Partners hereby amend and restate the Amended Partnership Agreement in its entirety. This amendment and restatement shall become effective on the Effective Date. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property or assets.

SECTION 2.2 Name.

         The name of the Partnership is "Atlas Natural Resources, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3 Registered Office; Registered Agent; Principal Office; Other
Offices.

         Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 113 S. Gillette Avenue, Gillette, Wyoming 82716, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 113 S. Gillette Avenue, Gillette, Wyoming 82716, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

SECTION 2.4       Purpose and Business.

         The purpose and nature of the business to be conducted by the Partnership shall be to:

         (a) hold a limited partner interest of 98.9899% in the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a limited partner of the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise;

         (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that any Operating Partnership is permitted to engage in by any Operating Partnership Agreement and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity;

         (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; provided, however, that the General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates "qualifying income" (as such term is defined pursuant to Section 7704 of the Code) or (ii) enhances the operations of an activity of any Operating Partnership or a Partnership activity that generates qualifying income; and

         (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member.

         The General Partner has no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

SECTION 2.5 Powers.

         The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

SECTION 2.6 Power of Attorney.

         (a) Each Limited Partner and each Assignee hereby constitutes and appoints, severally and not jointly, the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, (and any successor to either by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

                  (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the Capital Contribution of any Partner; (F) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.7; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

                  (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

         (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.7 Term.

         The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2098 or until the earlier dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

SECTION 2.8 Title to Partnership Assets.

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of (a) the General Partner, (b) one or more of its Affiliates or (c) one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveying makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title of such assets to the Partnership and, prior to any such transfer, will provide for the use of such assets by the Partnership in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                  ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

SECTION 3.1 Limitation of Liability.

         The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

SECTION 3.2 Management of Business.

         No Limited Partner or Assignee, in its capacity as such, nor the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, in its capacity as such, if such Person shall also be a Limited Partner or Assignee, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 3.3 Outside Activities of Limited Partners.

         Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

SECTION 3.4 Rights of Limited Partners.

         (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

                  (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

                  (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local income tax returns for each year;

                  (iii) to have furnished to it a current list of the name and last known business, residence or mailing address of each Partner;

                  (iv) to have furnished to it a copy of this Agreement and the Certificate of Limited Partnership, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

                  (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

                  (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

         (b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable:

                  (i) any information that the General Partner reasonably believes to be in the nature of trade secrets; or

                  (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

                                   ARTICLE IV
        CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
                       REDEMPTION OF PARTNERSHIP INTERESTS

SECTION 4.1 Certificates.

         (a) Upon the Partnership's issuance of Common Units, Subordinated Units or Deferred Participation Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued; provided, however, that the certificates representing the Deferred Participation Units shall initially be issued in five series of Certificates with each series representing an equal aggregate amount of Deferred Participation Units.

         (b) Except as set forth below, all other Partnership Securities shall be uncertificated:

                  (i) upon the General Partner's request, the Partnership shall issue to the General Partner one or more Certificates in the name of the General Partner evidencing its General Partner Units.

                  (ii) upon the request of any Person owning Incentive Distribution Rights or any other Partnership Securities other than Common Units, Subordinated Units or Deferred Participation Units, the Partnership shall issue to such Person one or more certificates evidencing such Incentive Distribution Rights or other Partnership Securities other than Common Units, Subordinated Units or Deferred Participation Units.

         (c) Certificates shall be executed on behalf of the Partnership by the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global or book-entry form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership.

         (d) Subject to the requirements of Section 6.7(c), the Partners holding Certificates evidencing Subordinated Units may exchange such Certificates for Certificates evidencing Common Units on or after the date on which such Subordinated Units are converted into Common Units pursuant to the terms of
Section 5.10.

         (e) Subject to the provisions of Section 6.8(c), Partners holding Certificates evidencing Deferred Participation Units may exchange such Certificates for Certificates evidencing Subordinated Units on or after the date on which such Deferred Participation Units are converted into Subordinated Units pursuant to the terms of Section 5.11.

SECTION 4.2 Mutilated, Destroyed, Lost or Stolen Certificates.

         (a) If any mutilated Certificate is surrendered to the Partnership, and in the case of Common Units, to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Partnership or Transfer Agent, as applicable, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

         (b) The appropriate officers of the General Partner, on behalf of the Partnership, shall execute and deliver, and, in the case of Common Units, the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

                  (i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

                  (ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                  (iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

                  (iv) satisfies any other reasonable requirements imposed by the Partnership.

         If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after it has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

         (c) As a condition to the issuance of any new Certificate under this
Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

SECTION 4.3 Record Holders.

         The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

SECTION 4.4 Transfer Generally.

         (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which (i) the General Partner assigns its General Partner Interest to another Person who becomes the General Partner, (ii) the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, or (iii) a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition of a Partnership Interest, by law or otherwise, occurs.

         (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

         (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of the General Partner of any or all of the issued and outstanding membership interests of the General Partner.

SECTION 4.5 Registration and Transfer of Limited Partner Interests.

         (a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The General Partner is hereby appointed registrar and transfer agent for the purpose of registering and transferring all other Limited Partner Interests as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of this Section 4.5, the appropriate officers of the General Partner, on behalf of the Partnership, shall execute and deliver, and in the case of Common Units the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

         (b) Except as otherwise provided in Section 4.9, the Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this
Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

         (c) Notwithstanding Section 4.5(b) above, Limited Partner Interests not represented by a Certificate may, subject to the other provisions within this
Section 4.5, only be transferred pursuant to written notification to the General Partner by the Record Holder of the transfer of such Limited Partner Interests accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, however, that if the transferee desires the Partnership to issue a Certificate representing the Limited Partner Interest so transferred, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto. Such transfer shall be duly recorded in the Partnership's register related to such Limited Partner Interest.

         (d) Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

         (e) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

         (f) A transferee of a Limited Partner Interest who (i) has complied with all of the applicable provisions of this Article IV and (ii) has completed and delivered a Transfer Application shall be deemed to have (A) requested admission as a Substituted Limited Partner, (B) agreed to comply with and be bound by and to have executed this Agreement, (C) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (D) granted the powers of attorney set forth in this Agreement and (E) given the consents and approvals and made the waivers contained, or authorized from time to time, in this Agreement.

         (g) The General Partner and its Affiliates shall have the right at any time to transfer their Subordinated Units, Deferred Participation Units or Common Units (whether issued upon conversion of the Subordinated Units, Deferred Participation Units or otherwise) to one or more Persons; provided, however, that the General Partner and its Affiliates must comply with the applicable provisions in this Section 4.5.

SECTION 4.6 Transfer of the General Partner's General Partner Interest.

         (a) Subject to Section 4.6(c) below, prior to the end of the Subordination Period, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer:

                  (i) has been approved by the prior written consent or vote of the holders of at least a Unit Majority (excluding Common Units or Subordinated Units held by the General Partner and its Affiliates); or

                  (ii) is of all, but not less than all, of its General Partner Interest to (A) an Affiliate of the General Partner or (B) another Person in connection with the merger or consolidation of the General Partner with or into another Person or the transfer by the General Partner of all or substantially all of its assets to another Person.

         (b) Subject to Section 4.6(c) below, at or after the end of the Subordination Period, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

         (c) Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless:

                  (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and any Operating Partnership Agreement and to be bound by the provisions of this Agreement and any Operating Partnership Agreement;

                  (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of any Operating Partnership or cause the Partnership or any Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); and

                  (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

SECTION 4.7 Transfer of Incentive Distribution Rights.

         (a) Prior to the end of the Subordination Period, a holder of Incentive Distribution Rights may transfer any or all of the Incentive Distribution Rights held by such holder without any consent of the Unitholders:

                  (i) to an Affiliate or its direct or indirect beneficial owners;

                  (ii) to another Person in connection with (A) the merger or consolidation of such holder of Incentive Distribution Rights with or into such other Person or (B) the transfer by such holder of all or substantially all of its assets to such other Person; or

                  (iii) pursuant to the terms of a Lien as set forth in Section 4.7(e) below.

         (b) Any other transfer of the Incentive Distribution Rights prior to the end of the Subordination Period shall require the prior approval of at least a Unit Majority (excluding Common Units or Subordinated Units held by the holder of the Incentive Distribution Rights to be transferred and its Affiliates). At or after the end of the Subordination Period, the General Partner or any other holder of Incentive Distribution Rights may transfer any or all of its Incentive Distribution Rights without Unitholder approval.

         (c) Notwithstanding anything herein to the contrary, no transfer of Incentive Distribution Rights to another Person shall be permitted unless the transferee agrees to be bound by the provisions of this Agreement.

         (d) The General Partner shall have the authority (but shall not be required) to adopt such reasonable restrictions on the transfer of Incentive Distribution Rights and requirements for registering the transfer of Incentive Distribution Rights as the General Partner, in its sole discretion, shall determine are necessary or appropriate.

         (e) Notwithstanding Sections 4.7(a), (b) and (d) above and to the extent the General Partner or its Affiliates is the holder and transferor of any Incentive Distribution Rights, nothing in this Section 4.7 shall prevent the General Partner or its Affiliates from granting a Lien in such Incentive Distribution Rights to a Person, including, but not limited to, a Group Member, a Partner, an Affiliate or other financing source (a "Secured Party"). Nothing in this Section 4.7 shall prevent the subsequent transfer of the Incentive Distribution Rights to the Secured Party pursuant to the terms of or upon the foreclosure on the Lien; provided, however, that if such transfer is to a Person other than those Persons set forth in subsection (a)(i) above, that prior to the granting of a Lien, the General Partner or its Affiliates shall obtain the Special Approval of the Conflicts Committee for such grant and; provided further, that this Section 4.7(e) may not solely be used to circumvent the requirements or actions of Sections 4.7(b) and 4.7(d) regarding, when applicable, the prior approval of holders at least a Unit Majority and the restrictions to be adopted by the General Partner.

SECTION 4.8 Restrictions on Transfers.

         (a) Except as provided in Section 4.8(d) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would:

                  (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer;

                  (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation;

                  (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); or

                  (iv) cause an unregistered class of Partnership Securities to be required to be registered under the Securities Act.

         (b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the Operating Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

         (c) The transfer of a Subordinated Unit that has converted into a Common Unit shall be subject to the restrictions imposed by Section 6.7(c).

         (d) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

SECTION 4.9 Citizenship Certificates; Non-citizen Assignees.

         (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of such Non-Citizen Assignee's Limited Partner Interests.

         (b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

         (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

         (d) At any time after it can and does certify that it has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to
Section 4.10, and upon its admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Limited Partner Interests.

SECTION 4.10 Redemption of Partnership Interests of Non-citizen Assignees.

         (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

                  (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

                  (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

                  (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

                  (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

         (b) The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

         (c) Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

                                   ARTICLE V
           CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1 Organizational Contributions.

         In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $10 for a certain interest in the Partnership and was admitted as the General Partner and as a Limited Partner of the Partnership. The Organizational Limited Partner made an initial Capital Contribution to the Partnership in the amount of $990 for an interest in the Partnership and was admitted as a Limited Partner of the Partnership. As of the Initial Closing Date, the interest of the Organizational Limited Partner was redeemed as provided in the Contribution and Conveyance Agreement. The initial Capital Contributions of the General Partner and the Organizational Limited Partner were thereupon refunded and the Organizational Limited Partner ceased to be a Limited Partner of the Partnership. One percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions was allocated and distributed to the Organizational Limited Partner, and the balance thereof was allocated and distributed to the General Partner.

SECTION 5.2 Contributions by the General Partner, Its Affiliates and the Issuance of General Partner Units.

         (a) On the Initial Closing Date and pursuant to the Contribution and Conveyance Agreement, the General Partner contributed to the Partnership, as a Capital Contribution, all but 1.0101% of its general partnership interest in the Operating Partnership in exchange for (A) the continuation of its 1% General Partner Interest, subject to all of the rights, privileges and duties of the General Partner under this Agreement, (B) the reimbursement of certain expenses related to the formation and business of the Partnership and the Operating Partnership, (C) the Initial Subordinated Units and (D) the Incentive Distribution Rights.

         (b) On the Effective Date, the Partnership shall issue 144,062 General Partner Units to represent the General Partner Interest as of that date after taking into account the transactions contemplated by the Contribution Agreement, which number is equal to 1.0% of the quotient of the number of Common Units and Subordinated Units then Outstanding (after giving effect to the issuances described in Section 5.4) divided by 99.0% rounded down to the nearest whole number of General Partner Units.

         (c) Immediately upon the conversion of a Deferred Participation Unit into a Subordinated Unit pursuant to Section 5.11, the Partnership shall issue to the General Partner (for no consideration) that number of General Partner Units which will cause the Percentage Interest of its General Partner Interest immediately after such conversion to be equal to the Percentage Interest of its General Partner Interest immediately prior to such conversion.

         (d) (i) The General Partner may, at any time, make a Capital Contribution to the Partnership such that the General Partner shall have a Capital Account equal to at least 1.0% of the sum of the Capital Accounts of all Partners. Other than when made pursuant to the prior sentence, a Capital Contribution by the General Partner to the Partnership may, but is not required to, be in exchange for Limited Partner Interests.

                  (ii) Subject to Section 5.2(c), upon the issuance of any additional Units by the Partnership to any Person, the General Partner, in its discretion, may simultaneously purchase (or may purchase at any time thereafter as specified below) a number of General Partner Units, only to the extent necessary, such that after taking into account the additional Units issued to such Person and the General Partner Units to be issued to the General Partner pursuant to this Section 5.2(d)(ii), the Percentage Interest of its General Partner Interest shall be no more than 1.0%. The consideration for the General Partner Units to be issued to the General Partner shall be (A) if the Units issued are Common Units, the higher of the price at which the Common Units were issued or, only if the purchase of the General Partner Units is not made simultaneously with the issuance of the Common Units, the Closing Price of the Common Units on the day prior to the proposed issuance of such General Partner Units or (B) if the Units issued are not Common Units, the price at which the Partnership initially sells such Units.


s                                      -40-

SECTION 5.3 Contributions by Initial Limited Partners and Reimbursement of the General Partner.

         (a) On the Initial Closing Date and pursuant to the Underwriting Agreement, each Underwriter contributed to the Partnership cash in an amount equal to the Issue Price per Initial Common Unit, multiplied by the number of Common Units specified in the Underwriting Agreement to be purchased by such Underwriter at the Initial Closing Date. In exchange for such Capital Contributions by the Underwriters, the Partnership issued Common Units to each Underwriter on whose behalf such Capital Contribution was made in an amount equal to the quotient obtained by dividing (i) the cash contribution to the Partnership by or on behalf of such Underwriter by (ii) the Issue Price per Initial Common Unit.

         (b) No Limited Partner Interests were issued at the Initial Closing Date other than (i) the Common Units issued pursuant to subsection (a) hereof in an aggregate number equal to 1,500,000, (ii) the 1,641,026 Initial Subordinated Units issued to the General Partner or its Affiliates pursuant to Section 5.2 hereof, and (iii) the Incentive Distribution Rights.

SECTION 5.4 Contributions by the Contributors.

         On the Effective Date and pursuant to the Contribution Agreement, the Contributors shall contribute the Triton Interests to the Partnership. In exchange for such Capital Contribution by the Contributors, the Partnership shall issue 7,101,818 Common Units, 4,058,182 Subordinated Units and 18,000,000 Deferred Participation Units to the Contributors.

SECTION 5.5 Interest and Withdrawal.

         No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of 17-502(b) of the Delaware Act.

SECTION 5.6 Capital Accounts.

         (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.6(b) and allocated with respect to such Partnership Interest pursuant to
Section 6.1, and decreased by (A) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (B) all items of Partnership deduction and loss computed in accordance with Section 5.6(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

         (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

                  (i) Solely for purposes of this Section 5.6, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of any Operating Partnership Agreement) of all property owned by any Operating Partnership or any other Subsidiary that is classified as a partnership for federal income tax purposes.

                  (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

                  (iii) Except as otherwise provided in Treasury Regulation
         Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation
         Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

                  (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                  (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.6(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

                  (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to
         Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

         (c) (i) Subject to subsection (ii) below, a transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

                  (ii) Immediately prior to the transfer of (A) a Subordinated Unit or (B) a Subordinated Unit that has converted into a Common Unit pursuant to Section 5.10 by a holder thereof (other than a transfer to an Affiliate unless the General Partner elects to have this subparagraph 5.5(c)(ii) apply), the Capital Account maintained for such Person with respect to its Subordinated Units or converted Subordinated Units will

                           (1) first, be allocated to the Subordinated Units or
                  converted Subordinated Units to be transferred in an amount equal to the product of (aa) the number of such Subordinated Units or converted Subordinated Units to be transferred and
                  (bb) the Per Unit Capital Amount for a Common Unit; and

                           (2) second, to the extent the transferor continues to
                  hold any Units, any remaining balance in such Capital Account will be retained by the transferor.

         Following any such allocation, the transferor's Capital Account, if any, maintained with respect to the retained Subordinated Units or converted Subordinated Units, if any, will have a balance equal to the amount allocated under clause (c)(ii)(2) hereinabove, and the transferee's Capital Account established with respect to the transferred Subordinated Units or converted Subordinated Units will have a balance equal to the amount allocated under clause (c)(ii)(1) hereinabove.

         (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property or the conversion of the General Partner's Combined Interest to Common Units pursuant to Section 11.3(c), the Capital Account of all Partners (other than those Partners whose only Partnership Interests consist of Deferred Participation Units) and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners (other than those Partners whose only Partnership Interests consist of Deferred Participation Units) at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners (other than those Partners whose only Partnership Interests consist of Deferred Participation Units) at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

                  (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners (other than those Partners whose only Partnership Interests consist of Deferred Participation Units) and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners (other than those Partners whose only Partnership Interests consist of Deferred Participation Units), at such time, pursuant to this Section
         6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to
         Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.6(d)(i) or
         (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

         (e) (i) Notwithstanding any other provision of this Agreement to the contrary, the Partners agree that their respective Capital Account balances (solely as such Capital Account balances relate to Outstanding Common Units (a "Common Capital Account") or Subordinated Units (a "Subordinated Capital Account") held by such Partners) immediately after the effective time of the conversion of an Outstanding Deferred Participation Unit into a Subordinated Unit pursuant to Section 5.11 (a "Conversion") shall be adjusted (a "Conversion Adjustment") as provided in this Section 5.6(e).

                  (ii) Upon a Conversion, each Subordinated Capital Account and each Common Capital Account shall be adjusted (provided, however, that the aggregate sum of all Subordinated Capital Account balances and all Common Capital Account balances shall be the same immediately after a Conversion Adjustment as immediately prior to such Conversion Adjustment) such that the Per Unit Capital Amount is the same for all Outstanding Subordinated Units (including the Subordinated Units issued pursuant to such Conversion) immediately after the Conversion Adjustment. A Conversion Adjustment shall have the effect of reducing the Per Unit Capital Amount for each Unit (other than General Partner Units) Outstanding immediately prior to the Conversion (each, an "Existing Unit") in a manner that shall be borne (A) proportionally among each class of Existing Units such that the Per Unit Capital Ratio is the same immediately after such Conversion Adjustment as immediately prior to such Conversion Adjustment and (B) proportionally within each class of Existing Units such that the Per Unit Capital Amounts immediately after such Conversion Adjustment is the same for all Units within such class of Existing Units.

SECTION 5.7 Issuances of Additional Partnership Securities.

         (a) Subject to Section 5.8, the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

         (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.7(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including:

                  (i) the right to share Partnership profits and losses or items thereof;

                  (ii) the right to share in Partnership distributions;

                  (iii) the rights upon dissolution and liquidation of the Partnership;

                  (iv) whether, and the terms and conditions upon which, the Partnership may redeem the Partnership Security;

                  (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange;

                  (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; and

                  (vii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

         (c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with:

                  (i) each issuance of Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities pursuant to this Section 5.7;

                  (ii) the conversion of the Combined Interest into Units pursuant to the terms of this Agreement;

                  (iii) the admission of Additional Limited Partners; and

                  (iv) all additional issuances of Partnership Securities.

         (d) The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the Incentive Distribution Rights into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

SECTION 5.8 Limitations on Issuance of Additional Partnership Securities.

         The issuance of Partnership Securities pursuant to Section 5.7 shall be subject to the following restrictions and limitations:

         (a) During the Subordination Period, the Partnership shall not issue (and shall not issue any options, rights, warrants or appreciation rights relating to) an aggregate of more than 4,500,000 additional Parity Units without the prior approval of the holders of a Unit Majority. In applying this limitation, there shall be excluded Common Units and other Parity Units issued:

                  (i) in accordance with Sections 5.8(b) and 5.8(c);

                  (ii) upon conversion of Subordinated Units pursuant to Section 5.10;

                  (iii) upon conversion of the Combined Interest pursuant to
         Section 11.3(c);

                  (iv) pursuant to the employee benefit plans of the General Partner, the Partnership or any other Group Member; and

                  (v) in the event of a combination or subdivision of Common Units or other pro rata distribution to the Common Unit holders.

         (b) The Partnership may also issue an unlimited number of Parity Units, prior to the end of the Subordination Period and without the prior approval of the Unitholders, if such issuance occurs (i) in connection with an Acquisition or a Capital Improvement or (ii) within 365 days of, and the net proceeds from such issuance are used to repay debt incurred in connection with, an Acquisition or a Capital Improvement, in each case where such Acquisition or Capital Improvement involves assets that, if acquired by the Partnership as of the date that is one year prior to the first day of the Quarter in which such Acquisition is to be consummated or such Capital Improvement is to be completed, would have resulted, on a pro forma basis, in no decrease in:

                           (A) the amount of Adjusted Operating Surplus
                  generated by the Partnership on a per-Unit basis (for all Outstanding Units) with respect to each of the four most recently completed Quarters (on a pro forma basis as described below) as compared to

                           (B) the actual amount of Adjusted Operating Surplus
                  generated by the Partnership on a per-Unit basis (for all Outstanding Units) (excluding Adjusted Operating Surplus attributable to the Acquisition or Capital Improvement) with respect to each of such four most recently completed Quarters.

The amount in clause (A) shall be determined on a pro forma basis and include any necessary modifications as if (1) all of the Parity Units to be issued in connection with or within 365 days of such Acquisition or Capital Improvement had been issued and outstanding, (2) all indebtedness for borrowed money to be incurred or assumed in connection with such Acquisition or Capital Improvement (other than any such indebtedness that is to be repaid with the proceeds of such issuance of Parity Units) had been incurred or assumed, in each case as of the commencement of such four-Quarter period, (3) the personnel expenses that would have been incurred by the Partnership in the operation of the acquired assets are the personnel expenses for employees to be retained by the Partnership in the operation of the acquired assets, (4) the non-personnel costs and expenses are computed on the same basis as those incurred by the Partnership in the operation of the Partnership's business at similarly situated Partnership facilities and (5) the expected normalized operations and acquisition synergies had been achieved.

         (c) During the Subordination Period, the Partnership shall not issue (and shall not issue any options, rights, warrants or appreciation rights relating to) additional Partnership Securities having rights to distributions or in liquidation ranking prior or senior to the Common Units, without the prior approval of the holders of a Unit Majority.

         (d) No fractional Units (or fractional Deferred Participation Units) shall be issued by the Partnership. If a distribution, subdivision, combination or some such other such event would result in the issuance of fractional Units (or fractional Deferred Participation Units), each fractional Unit (or fractional Deferred Participation Unit) shall be rounded to the nearest whole Unit (or Deferred Participation Unit), and a 0.5 Unit (or 0.5 Deferred Participation Unit) shall be rounded to the next higher Unit (or Deferred Participation Unit). This Section 5.8(d) shall not apply to General Partner Units.

SECTION 5.9 Conversion of Initial Subordinated Units.

         On the Effective Date, all Outstanding Initial Subordinated Units shall convert into 1,481,026 Common Units. Upon such conversion, such Outstanding Initial Subordinated Units shall no longer be Outstanding Initial Subordinated Units but rather shall become Outstanding Common Units for all purposes under this Agreement.

SECTION 5.10 Conversion of Subordinated Units.

         (a) With respect to any particular Outstanding Subordinated Unit, such Outstanding Subordinated Unit shall convert into a Common Unit on a one-for-one basis on the termination of the Unit Subordination Period applicable to such Outstanding Subordinated Unit. Upon such conversion, such Subordinated Unit shall no longer be an Outstanding Subordinated Unit but rather it shall be an Outstanding Common Unit for all purposes under this Agreement.

         (b) Notwithstanding any other provision of this Agreement, all the Outstanding Subordinated Units shall automatically convert into Common Units on a one-for-one basis pursuant to the terms of Section 11.4.

         (c) A Subordinated Unit that has converted into a Common Unit, other than by reason of Section 11.4, shall remain subject to the provisions of
Section 5.6(c)(ii), 6.1(d)(x) and 6.7(c).

SECTION 5.11 Conversion of Deferred Participation Units.

         (a) The Outstanding Deferred Participation Units shall convert on a one-for-one basis into Subordinated Units in four separate and equal tranches pursuant to the terms set forth below (each a "Tranche").

         (b) The conversion of a Deferred Participation Unit into a Subordinated Unit shall be subject to the following general conditions:

                  (i) the first day such a conversion may occur is the last day of the Quarter after the first anniversary date of the Effective Date provided that the Effective Date occurs within the first calendar month of such Quarter. If the Effective Date does not occur within the first calendar month of such Quarter, the first day such a conversion may occur is the last day of the Quarter immediately following the Quarter in which the first anniversary date of the Effective Date occurs;

                  (ii) no more than one Tranche may vest in any consecutive four Quarter period; and

                  (iii) Tranches shall vest in numerical order whereby the first Tranche shall vest first and the fifth Tranche shall vest last.

         (c) Subject to the conditions set forth in subsection (b) hereinabove, the first Tranche shall vest and the underlying Deferred Participation Units shall automatically convert into Subordinated Units on the Record Date for a distribution of Available Cash (and shall be deemed Outstanding on such Record Date for purposes of receiving such distribution) if:

                  (i) the General Partner declares a distribution of Available Cash that is deemed to be from Operating Surplus and is sufficient to pay each of the Outstanding Common Units, Outstanding Subordinated Units and those Subordinated Units to be issued upon the conversion of the entire first Tranche, an amount at least equal to the First Deferred Target Distribution; and

                  (ii) the Adjusted Operating Surplus generated during the Quarter for which such distribution is declared equaled or exceeded the sum of the First Deferred Target Distribution on all of the Common Units and Subordinated Units that were Outstanding during such Quarter on a fully diluted basis (i.e., taking into account for purposes of such determination all Outstanding Common Units, all Outstanding Subordinated Units, all Common Units and Subordinated Units issuable upon exercise of employee options that have, as of the date of determination, already vested or are scheduled to vest prior to the end of the Quarter immediately following the Quarter in respect of which such determination is made, and all Common Units and Subordinated Units that have as of the date of determination, been earned by but not yet issued to management of the Partnership with respect to incentive compensation; provided, however, no Deferred Participation Units nor the Subordinated Units into which they may be converted shall be taken into account, other than those Subordinated Units to be issued pursuant to the conversion of the Deferred Participation Units into Subordinated Units as a result of the distribution declared for such Quarter), plus the related distribution on the General Partner Units and on the general partner interest in the Operating Partnership during such Quarter.

         (d) The second through the fifth Tranches shall vest and the applicable Deferred Participation Units shall convert into Subordinated Units pursuant to the provisions set forth in subsection (c) hereinabove; provided, however, that after the vesting of the first Tranche and the subsequent conversion of the applicable Deferred Participation Units, and likewise after each vesting and corresponding conversion related to the second through the fourth Tranches, the term "First Deferred Target Distribution" in Section 5.11(c) shall be replaced with, as applicable, the terms (i) "Second Deferred Target Distribution," (ii) "Third Deferred Target Distribution," and (iii) "Fourth Deferred Target Distribution" and the reference to "first Tranche" in Section 5.11(c) shall be replaced to reflect the applicable Tranche.

         (e) Upon the conversion of a Deferred Participation Unit, such Deferred Participation Unit shall no longer be an Outstanding Deferred Participation Unit but rather shall be an Outstanding Subordinated Unit for all purposes of this Agreement effective on the date of such conversion.

         (f) Any Deferred Participation Unit that has not converted into a Subordinated Unit upon the eighth anniversary of the Effective Date shall expire and become null and void.

         (g) Notwithstanding any other provision of this Agreement, all the then Outstanding Deferred Participation Units will automatically convert into Common Units on a one-for-one basis as set forth in, and pursuant to the terms of,
Section 11.4.

         (h) For purposes of determining whether the test in Section 5.11(c)(ii) has been satisfied, Adjusted Operating Surplus will be adjusted upwards or downwards if the Conflicts Committee determines in good faith that the amount of Estimated Maintenance Capital Expenditure used in the determination of Adjusted Operating Surplus in Section 5.11(c)(ii) was materially incorrect, based on circumstances prevailing at the time of original determination of Estimated Maintenance Capital Expenditures, for any one or more of the preceding eight consecutive Quarters.

SECTION 5.12 Limited Preemptive Right.

         Except as provided in this Section 5.12 and in Section 5.2, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

SECTION 5.13 Splits and Combinations.

         (a) Subject to Sections 5.13(d), 6.6 and 6.10 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event (and in the case of Deferred Participation Units, the number of such Deferred Participation Units shall be proportionately adjusted upward or downward, as applicable), and any amounts calculated on a per Unit basis (including any Common Unit Arrearage or Cumulative Common Unit Arrearage) or stated as a number of Units (including Deferred Participation Units and the number of additional Parity Units that may be issued pursuant to Section 5.8 without a Unitholder vote) are proportionately adjusted retroactive to the beginning of the Partnership.

         (b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

         (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

         (d) The Partnership shall not issue fractional Units (or fractional Deferred Participation Units) upon any distribution, subdivision or combination of Units (or Deferred Participation Units). If a distribution, subdivision or combination of Units (or Deferred Participation Units) would result in the issuance of fractional Units (or fractional Deferred Participation Units) but for the provisions of Section 5.8(e) and this Section 5.13(d), each fractional Unit (or fractional Deferred Participation Unit) shall be rounded to the nearest whole Unit (or Deferred Participation Unit), and a 0.5 Unit (or 0.5 Deferred Participation Unit) shall be rounded to the next higher Unit (or Deferred Participation Unit). This Section 5.13(d) shall not apply to General Partner Units.

SECTION 5.14 Fully Paid and Non-Assessable Nature of Limited Partner Interests.

         All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

                                   ARTICLE VI
                          ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1 Allocations for Capital Account Purposes.

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.6(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

         (a) Net Income. After giving effect to the special allocations set forth in Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated as follows:

                  (i) First, 100% to the General Partner in an amount equal to the aggregate Net Losses allocated to the General Partner pursuant to
         Section 6.1(b)(iii) for all previous taxable years until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(iii) for all previous taxable years;

                  (ii) Second, to the Unitholders, Pro Rata, until the aggregate Net Income allocated to such Partners pursuant to this Section 6.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to such Partners pursuant to Section 6.1(b)(ii) for all previous taxable years; and

                  (iii) Third, the balance, if any, to the Unitholders, Pro
         Rata.

         (b) Net Losses. After giving effect to the special allocations set forth in Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

                  (i) First, to the Unitholders, Pro Rata, until the aggregate Net Losses allocated pursuant to this Section 6.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 6.1(a)(iii) for all previous taxable years;

                  (ii) Second, to the Unitholders, Pro Rata; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(ii) to the extent that such allocation would cause any Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

                  (iii) Third, the balance, if any, 100% to the General Partner.

         (c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
6.1 and Section 5.6(e) and after all distributions of Available Cash provided under Sections 6.4 and 6.5 have been made; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

                  (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.6(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

                           (A) First, to each Partner having a deficit balance
                  in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

                           (B) Second, to the Unitholders holding Common Units,
                  Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date (or the date on which the Carrying Value of Partnership property is adjusted pursuant to Section 5.6(d)) occurs, reduced by any distribution pursuant to Sections 6.4(a)(i)(A) or 6.4(b)(i) with respect to such Common Unit for such Quarter (the amount determined pursuant to this clause
                  (2) is hereinafter defined as the "Unpaid MQD") plus (3) any then existing Cumulative Common Unit Arrearage;

                           (C) Third, if such Net Termination Gain is recognized
                  (or is deemed to be recognized) prior to the expiration of the Subordination Period, to the Unitholders holding Subordinated Units, Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until the Capital Account in respect of each Subordinated Unit then Outstanding equals the sum of (1) its Unrecovered Capital, determined for the taxable year (or portion thereof) to which this allocation of gain relates, plus (2) the Minimum Quarterly Distribution for the Quarter during which the Liquidation Date (or the date on which the Carrying Value of Partnership property is adjusted pursuant to Section 5.6(d)) occurs, reduced by any distribution pursuant to Section 6.4(a)(i)(C) with respect to such Subordinated Unit for such Quarter.

                           (D) Fourth, 86% to all Unitholders, Pro Rata, and 14%
                  to the holders of the Incentive Distribution Rights, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) its Unrecovered Capital, plus (2) the Unpaid MQD, plus (3) any then existing Cumulative Common Unit Arrearage, plus (4) the excess of (aa) the First Target Distribution less the Minimum Quarterly Distribution for each Quarter of the Partnership's existence over (bb) the cumulative per Unit amount of any distributions of Operating Surplus that was distributed pursuant to Sections 6.4(a)(i)(D) and 6.4(b)(iii) (the sum of (1) plus (2) plus (3) plus (4) is hereinafter defined as the "First Liquidation Target Amount");

                           (E) Fifth, 76% to all Unitholders, Pro Rata, and 24%
                  to the holders of the Incentive Distribution Rights, Pro Rata, until the Capital Account in respect of each Common Unit then Outstanding is equal to the sum of (1) the First Liquidation Target Amount, plus (2) the excess of (aa) the Second Target Distribution less the First Target Distribution for each Quarter of the Partnership's existence over (bb) the cumulative per Unit amount of any distributions of Operating Surplus that was distributed pursuant to Section 6.4(a)(i)(E) and 6.4(b)(iv); and

                           (F) Finally, any remaining amount 51% to all
                  Unitholders, Pro Rata, and 49% to the holders of the Incentive Distribution Rights, Pro Rata.

                  (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:

                           (A) First, to the extent that Net Termination Gain
                  has been allocated pursuant to Sections 6.1(c)(i)(B)-(F) and not previously offset by allocations of Net Termination Loss pursuant to this Section 6.1(c)(ii)(A), to the Unitholders and holders of Incentive Distribution Rights in the reverse order and the same ratios as such prior allocations of Net Termination Gain;

                           (B) Second, if such Net Termination Loss is
                  recognized (or is deemed to be recognized) prior to the conversion of the last Outstanding Subordinated Unit, to the Unitholders holding Subordinated Units, Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until the Capital Account in respect of each Subordinated Unit then Outstanding has been reduced to zero;

                           (C) Third, to the Unitholders holding Common Units,
                  Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero; and

                           (D) Fourth, the balance, if any, 100% to the General
                  Partner.

         (d) Special Allocations. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

                  (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(vi) and 6.1(d)(vii)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
         Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(vi) and 6.1(d)(vii), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (iii) Priority Allocations.

                           (A) If the amount of cash or the Net Agreed Value of
                  any property distributed (except cash or property distributed pursuant to Section 12.4) to any Unitholder with respect to its Units for a taxable year is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to the other Unitholders with respect to their Units (on a per Unit basis), then (1) each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of
                  (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated gross income in an aggregate amount equal to the sum of the amounts allocated in clause (1) above multiplied by the Percentage Interest of its General Partner Interest, divided by 100% less the Percentage Interest of its General Partner Interest.

                           (B) After the application of Section 6.1(d)(iii)(A),
                  all or any portion of the remaining items of Partnership gross income or gain for the taxable period, if any, shall be allocated 100% to the holders of Incentive Distribution Rights, Pro Rata, until the aggregate amount of such items allocated to the holders of Incentive Distribution Rights pursuant to this Section 6.1(d)(iii)(B) for the current taxable year and all previous taxable years is equal to the cumulative amount of all Incentive Distributions made to the holders of Incentive Distribution Rights from the Initial Closing Date to a date 45 days after the end of the current taxable year.

                  (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of
         Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or (ii).

                  (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and
         (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement.

                  (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

                  (vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

                  (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                  (x) Economic Uniformity.

                           (A) At the election of the General Partner, with
                  respect to:

                           (1) any taxable period ending upon, or after, the
                  termination of a Unit Subordination Period for a particular Subordinated Unit; or

                           (2) each Initial Subordinated Unit immediately prior
                  to the conversion of the Initial Subordinated Units pursuant to Section 5.9;

                  all or a portion of the remaining items of Partnership gross income or gain for such taxable period, after taking into account allocations pursuant to Section 6.1(d)(iii), shall be allocated 100% to the holder of such Subordinated Unit or such Initial Subordinated Unit, as applicable, as of the termination of the Unit Subordination Period or immediately prior to the conversion of the Initial Subordination Units, as applicable, until such holder has been allocated an amount of gross income or gain which increases the Capital Account maintained with respect to such Subordinated Unit or such Initial Subordinated Unit, as applicable, to an amount equal to the Per Unit Capital Amount for a Common Unit.

                           (B) The purpose of this allocation is to establish
                  uniformity between the Capital Accounts underlying Subordinated Units or Initial Subordinated Units and the Capital Accounts underlying Common Units held by Persons other than those holders of Subordinated Units or Initial Subordinated Units immediately prior to the conversion of such Subordinated Units or Initial Subordinated Units into Common Units. This allocation method for establishing such economic uniformity will only be available to the General Partner to the extent (i) the method for allocating the Capital Account maintained with respect to the Subordinated Units between the transferred and retained Subordinated Units pursuant to
                  Section 5.6(c)(ii) does not otherwise provide such economic uniformity to such converted Subordinated Units or (ii) the Capital Accounts underlying the Initial Subordinated Units are not sufficient to provide such economic uniformity to such converted Initial Subordinated Units.

                  (xi) Curative Allocation.

                           (A) Notwithstanding any other provision of this
                  Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this
                  Section 6.1(d)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

                           (B) The General Partner shall have reasonable
                  discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(d)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

                  (xii) Corrective Allocations. In the event of any allocation of Additional Book Basis Derivative Items or any Book-Down Event or any recognition of a Net Termination Loss, the following rules shall apply:

                           (A) In the case of any allocation of Additional Book
                  Basis Derivative Items (other than an allocation of Unrealized Gain or Unrealized Loss under Section 5.6(d) hereof), the General Partner shall allocate additional items of gross income and gain away from the holders of Incentive Distribution Rights to the Unitholders and the General Partner, or additional items of deduction and loss away from the Unitholders and the General Partner to the holders of Incentive Distribution Rights, to the extent that the Additional Book Basis Derivative Items allocated to the Unitholders or the General Partner exceed their Share of Additional Book Basis Derivative Items. For this purpose, the Unitholders and the General Partner shall be treated as being allocated Additional Book Basis Derivative Items to the extent that such Additional Book Basis Derivative Items have reduced the amount of income that would otherwise have been allocated to the Unitholders or the General Partner under the Partnership Agreement (e.g., Additional Book Basis Derivative Items taken into account in computing cost of goods sold would reduce the amount of book income otherwise available for allocation among the Partners). Any allocation made pursuant to this Section 6.1(d)(xii)(A) shall be made after all of the other Agreed Allocations have been made as if this Section 6.1(d)(xii) were not in this Agreement and, to the extent necessary, shall require the reallocation of items that have been allocated pursuant to such other Agreed Allocations.

                           (B) In the case of any negative adjustments to the
                  Capital Accounts of the Partners resulting from a Book-Down Event or from the recognition of a Net Termination Loss, such negative adjustment (1) shall first be allocated, to the extent of the Aggregate Remaining Net Positive Adjustments, in such a manner, as reasonably determined by the General Partner, that to the extent possible the aggregate Capital Accounts of the Partners will equal the amount which would have been the Capital Account balance of the Partners if no prior Book-Up Events had occurred, and (2) any negative adjustment in excess of the Aggregate Remaining Net Positive Adjustments shall be allocated pursuant to Section 6.1(c) hereof.

                           (C) In making the allocations required under this
                  Section 6.1(d)(xii), the General Partner, in its sole discretion, may apply whatever conventions or other methodology it deems reasonable to satisfy the purpose of this
                  Section 6.1(d)(xii).

SECTION 6.2 Allocations for Tax Purposes.

         (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

         (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

                  (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to
         Section 6.1.

                  (ii) (A) In the case of an Adjusted Property, such items shall
         (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.6(d)(i) or 5.6(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with
         Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

                  (iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

         (c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

         (d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6), Proposed Treasury Regulation 1.197-2(g)(3), or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

         (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

         (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest, shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) such items for the period beginning on the Initial Closing Date and ending on the last day of the month in which the expiration of the Over-allotment Option occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

         (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

SECTION 6.3 Requirement and Characterization of Distributions; Distributions to Record Holders.

         (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on March 31, 2000, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in its reasonable discretion. Other than as set forth in Section 6.3(f), all amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section
6.4 equals the Operating Surplus from the Initial Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be "Capital Surplus." All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

         (b) Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

         (c) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

         (d) Notwithstanding any other provisions of this Agreement and with respect to the first distribution of Available Cash for which a Record Date for such distribution occurs after the date of issuance of the Subordinated Units initially issued to the Contributors pursuant to the Contribution Agreement, such Subordinated Units shall receive only a pro rata share of the distribution of Available Cash then declared and to be made to such Subordinated Units pursuant to Sections 6.4(a)(i)(C)-(F). Such pro rata share shall be determined by multiplying (i) such distribution by (ii) a percentage equal to the number of days such Subordinated Units were Outstanding prior to that Record Date divided by the number of days in the Quarter to which such distribution applies plus the number of days from the end of that Quarter up to and including the Record Date.

         (e) (i) With respect to the first distribution of Available Cash for which a Record Date for such distribution occurs after the date of issuance of the Common Units initially issued to the Contributors pursuant to the Contribution Agreement, such Common Units shall receive the full distribution of Available Cash then declared and to be made to such Common Units pursuant to Sections 6.4(a)(i)(A)-(F), if the amount of Available Cash as of the Effective Date (taking into account any Available Cash of Triton as of the Effective Date (as calculated pursuant to this Agreement)) is sufficient to pay such Common Units a pro rata portion of such distribution applicable to the period from the first day of such Quarter to the day immediately prior to the Effective Date; or

                  (ii) If such Available Cash is insufficient to pay such Common Units a pro rata portion of such distribution applicable to the period from the first day of such Quarter to the day immediately prior to the Effective Date, then with respect to the first distribution of Available Cash for which a Record Date for such distribution occurs after the date of issuance of the Common Units initially issued pursuant to the Contribution Agreement, such Common Units shall receive a pro rata distribution of Available Cash then declared and to be made to such Common Units pursuant to Sections 6.4(a)(i)(A)-(F). Such pro rata share shall be determined by multiplying (i) such distribution by
         (ii) a percentage equal to the number of days such Common Units were Outstanding prior to that Record Date divided by the number of days in the Quarter to which such distribution applies plus the number of days from the end of that Quarter up to and including the Record Date.

         (f) On the Effective Date, the Partnership shall make a one-time special distribution of $3.70 (the "Special Distribution") to each Common Unit that is Outstanding immediately prior to the Effective Date. Notwithstanding
Section 6.3(a), such Special Distribution shall be deemed to be from Capital Surplus and the provisions of Sections 6.5 and 6.6(b) shall not apply to such Special Distribution. It is intended that no taxable income of the Partnership shall be allocated to any Partner based on a Partner's receipt of the Special Distribution.

SECTION 6.4 Distributions of Available Cash from Operating Surplus.

         (a) During a Unit Subordination Period.

                  (i) With respect to any Quarter in which a Unit Subordination Period exists, Available Cash that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5 shall, subject to
         Section 17-607 of the Delaware Act, be distributed as follows, except as otherwise required by Section 5.7(b) in respect of additional Partnership Securities issued pursuant thereto or except as otherwise required by Sections 6.3(d) or (e):

                           (A) First, to the Unitholders holding Common Units,
                  Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

                           (B) Second, to the Unitholders holding Common Units,
                  Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to such Common Unit's Cumulative Common Unit Arrearage existing with respect to such Quarter;

                           (C) Third, to the Unitholders holding Subordinated
                  Units, Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Subordinated Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

                           (D) Fourth, 86% to all Unitholders, Pro Rata, and 14%
                  to the holders of the Incentive Distribution Rights, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

                           (E) Fifth, 76% to all Unitholders, Pro Rata, and 24%
                  to the holders of the Incentive Distribution Rights, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such quarter; and

                           (F) Thereafter, 51% to all Unitholders, Pro Rata, and
                  49% to the holders of the Incentive Distribution Rights, Pro Rata; provided, however, if the Minimum Quarterly Distribution, the First Target Distribution and the Second Target Distribution have been reduced to zero pursuant to
                  Section 6.6(b), and subject to the satisfaction of Section 6.4(a)(i)(B), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with this Section 6.4(a)(i)(F).

                  (ii) If as a result of the distribution of Available Cash for such Quarter, the holder of a Deferred Participation Unit becomes a Unitholder due to the conversion of such Deferred Participation Unit into a Subordinated Unit pursuant to Section 5.11, the holder of such converted Deferred Participation Unit shall be included as a Unitholder for such distributions in subsections (a)(i)(C)-(F) above and notwithstanding anything to the contrary, such Subordinated Unit shall be considered Outstanding for such Quarter.

         (b) No Unit Subordination Period. With respect to any Quarter (1) in which a Unit Subordination Period does not exist or (2) after the Subordination Period, Available Cash that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by Section 5.7(b) in respect of additional Partnership Securities issued pursuant thereto:

                  (i) First, to the Unitholders holding Common Units, Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Minimum Quarterly Distribution for such Quarter;

                  (ii) Second, to the Unitholders holding Common Units, Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until there has been distributed in respect of each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage existing with respect to such Quarter;

                  (iii) Third, 86% to all Unitholders, Pro Rata, and 14% to the holders of the Incentive Distribution Rights, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the First Target Distribution over the Minimum Quarterly Distribution for such Quarter;

                  (iv) Fourth, 76% to all Unitholders, Pro Rata, and 24% to the holders of the Incentive Distribution Rights, Pro Rata, until there has been distributed in respect of each Unit then Outstanding an amount equal to the excess of the Second Target Distribution over the First Target Distribution for such quarter; and

                  (v) Thereafter, 51% to all Unitholders, Pro Rata, and 49% to the holders of the Incentive Distribution Rights, Pro Rata; provided, however, if the Minimum Quarterly Distribution, the First Target Distribution and the Second Target Distribution have been reduced to zero pursuant to Section 6.6(b), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with this Section 6.4(b)(v).

SECTION 6.5 Distributions of Available Cash from Capital Surplus.

         Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3(a) shall, subject to Section 17-607 of the Delaware Act, be distributed, unless the provisions of Section 6.3 require otherwise, as follows:

         (a) First, to all Unitholders, Pro Rata, until a hypothetical holder of a Common Unit acquired on the Initial Closing Date has received with respect to such Common Unit, during the period since the Initial Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price;

         (b) Second, to the Unitholders holding Common Units, Pro Rata, in a percentage equal to 100% less the Percentage Interest of the General Partner Interest, and to the General Partner in a percentage equal to the Percentage Interest of its General Partner Interest, until there has been distributed with respect to each Common Unit then Outstanding an amount equal to the Cumulative Common Unit Arrearage;

         (c) Third, any remaining Available Cash shall be distributed as if it were Operating Surplus and shall be distributed in accordance with Section 6.4.

SECTION 6.6 Adjustment of Minimum Quarterly Distribution, Target Distribution Levels and Deferred Target Distribution Levels.

         (a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, First Deferred Target Distribution, Second Deferred Target Distribution, Third Deferred Target Distribution, Fourth Deferred Target Distribution, Fifth Deferred Target Distribution, Common Unit Arrearages and Cumulative Common Unit Arrearages shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.13.

         (b) Except as set forth in Section 6.3(f), in the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, First Deferred Target Distribution, Second Deferred Target Distribution, Third Deferred Target Distribution, Fourth Deferred Target Distribution or Fifth Deferred Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, First Deferred Target Distribution, Second Deferred Target Distribution, Third Deferred Target Distribution, Fourth Deferred Target Distribution or Fifth Deferred Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the Common Units immediately prior to giving effect to such distribution.

         (c) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, First Deferred Target Distribution, Second Deferred Target Distribution, Third Deferred Target Distribution, Fourth Deferred Target Distribution and Fifth Deferred Target Distribution shall also be subject to adjustment pursuant to Section 6.10.

SECTION 6.7 Special Provisions Relating to the Holders of Subordinated Units.

         (a) Except with respect to (i) the right to vote on or approve matters requiring the vote or approval of a percentage of the holders of Outstanding Common Units and (ii) the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units, the holder of a Subordinated Unit shall have all of the rights and obligations of a Unitholder holding Common Units hereunder.

         (b) Provided, however, that immediately upon the conversion of a Subordinated Unit into a Common Unit pursuant to Section 5.10, the Unitholder holding a Subordinated Unit shall possess all of the rights and obligations of a Unitholder holding a Common Unit hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to a Common Unit and, with respect to such converted Subordinated Unit, all references in this Agreement to a Common Unit shall be interpreted to include such converted Subordinated Unit.; provided, however, that such converted Subordinated Unit shall remain subject to the provisions of Sections 5.6(c)(ii), 6.1(d)(x) and 6.7(c).

         (c) The Unitholder holding a Subordinated Unit which has converted into a Common Unit pursuant to Section 5.10 shall not be issued a Common Unit Certificate pursuant to Section 4.1, and shall not be permitted to transfer its converted Subordinated Units to a Person which is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that a converted Subordinated Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of an Initial Common Unit. In connection with the condition imposed by this Section 6.7(c), the General Partner may take whatever reasonable steps are required to provide economic uniformity to the converted Subordinated Units in preparation for a transfer of such converted Subordinated Units, including the application of Sections 5.6(c)(ii) and 6.1(d)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units represented by Common Unit Certificates.

SECTION 6.8 Special Provisions Relating to the Holders of Deferred Participation Units.

         Except as otherwise provided in this Section 6.8 and notwithstanding anything to the contrary set forth in this Agreement, the holder of a Deferred Participation Unit shall have the following rights and obligations:

         (a) prior to its conversion into a Subordinated Unit pursuant to
Section 5.11, the holder of a Deferred Participation Unit shall not:

                  (i) be entitled to any distributions;

                  (ii) be allocated items of income, gain, loss or deduction;

                  (iii) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units other than with respect to an amendment to this Agreement that affects the Deferred Participation Units in a manner described in Section 13.3(c); and

         (b) shall possess the rights and obligations provided in this Agreement with respect to both (i) a Partner holding a Deferred Participation Unit and
(ii) a Limited Partner pursuant to Articles III and VII (and, except as set forth in the preceding subsection (iii), no other rights otherwise available to a holder of a Partnership Interest); and

         (c) immediately upon the conversion of a Deferred Participation Unit into a Subordinated Unit pursuant to Section 5.11, the holder of the converted Deferred Participation Unit shall possess all of the rights and obligations of a Unitholder holding a Subordinated Unit hereunder (including the establishment of a Capital Account pursuant to Section 5.6(e)) and, with respect to such converted Deferred Participation Unit, all references in this Agreement to a Subordinated Unit shall be interpreted to include such converted Deferred Participation Unit; provided, however, that until the holder of such Deferred Participation Unit delivers the Certificate representing such Deferred Participation Unit to the Partnership (together with any documentation required by the General Partner in its discretion), such converted Deferred Participation Unit shall represent only the right to receive the Subordinated Unit into which it was converted and any applicable distributions made thereon and the Partnership shall not be obligated to pay such holder those distributions until such delivery.

SECTION 6.9 Special Provisions Relating to the Holders of Incentive Distribution Rights.

         Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Incentive Distribution Rights:

         (a) shall (i) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Articles III and VII and
(ii) have a Capital Account as a Partner pursuant to Section 5.6 and all other provisions related thereto; and

         (b) shall not (i) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, (ii) be entitled to any distributions other than as provided in Sections 6.4(a)(i)(D)-(F), 6.4(b)(iii)-(v) and 12.4 or (iii) be allocated items of income, gain, loss or deduction other than as specified in this Article VI. SECTION 6.10 Entity-Level Taxation.

         If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes the Partnership or any Operating Partnership to be treated as an association taxable as a corporation or otherwise subjects the Partnership or the Operating Partnership to entity-level taxation for federal income tax purposes, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution, First Deferred Target Distribution, Second Deferred Target Distribution, Third Deferred Target Distribution, Fourth Deferred Target Distribution and Fifth Deferred Target Distribution shall be adjusted to equal the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership or such Operating Partnership for the taxable year of the Partnership or such Operating Partnership in which such Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership or such Operating Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership or such Operating Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership or such Operating Partnership had been subject to such state and local taxes during such preceding taxable year.

                                  ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1 Management.

         (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

                  (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

                  (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                  (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by
         Section 7.3);

                  (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including (A) the financing of the conduct of the operations of the Partnership Group, (B) subject to Section 7.6(a), the lending of funds to other Persons (including any Operating Partnership), (C) the repayment of obligations of the Partnership Group and (D) the making of capital contributions to any member of the Partnership Group;

                  (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

                  (vi) the distribution of Partnership cash;

                  (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

                  (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

                  (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Operating Partnership from time to time) subject to the restrictions set forth in
         Section 2.4;

                  (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

                  (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                  (xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

                  (xiii) unless restricted or prohibited by Section 5.8, the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

                  (xiv) the undertaking of any action in connection with the Partnership's participation in any Operating Partnership as a partner.

         (b) Notwithstanding any other provision of this Agreement, any Operating Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby:

                  (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of any Operating Partnership Agreement, the Underwriting Agreement, the Master Natural Gas Gathering Agreement, the Contribution and Conveyance Agreement, the Contribution Agreement and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement;

                  (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) above and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and

                  (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to
         Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

SECTION 7.2 Certificate of Limited Partnership.

         The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

SECTION 7.3 Restrictions on General Partner's Authority.

         (a) The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner;
(iv) amending this Agreement in any manner; or (v) transferring its interest as general partner of the Partnership.

         (b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership, taken as a whole, without the approval of holders of a Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership or any Operating Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership or any Operating Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to any Operating Partnership Agreement or, except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a partner of any Operating Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of any Operating Partnership or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership or a successor general partner of any Operating Partnership.

SECTION 7.4 Reimbursement of the General Partner.

         (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in any Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of any Group Member.

         (b) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

SECTION 7.5 Outside Activities.

         (a) After the Initial Closing Date, the General Partner, for so long as it is the General Partner of the Partnership, (i) agrees that its sole business will be to act as the general partner of the Partnership, any Operating Partnership, and any other partnership of which the Partnership or any Operating Partnership is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership), and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

         (b) Except as specifically restricted by Section 7.5(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, any Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

         (c) Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnitees shall have no obligation to present business opportunities to any Group Member.

         (d) The General Partner and any of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Initial Closing Date and the Effective Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

         (e) The term "Affiliates" when used in Section 7.5(d) with respect to the General Partner shall not include any Group Member or any Subsidiary of any Group Member.

         (f) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

SECTION 7.6 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

         (a) The General Partner or its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

         (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

         (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

         (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

         (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2, 5.3 and 5.4, the Contribution and Conveyance Agreement, the Contribution Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

         (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

         (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

SECTION 7.7 Indemnification.

         (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee in connection with the Partnership's business affairs; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement, the Contribution and Conveyance Agreement or the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the Partnership or any Operating Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

         (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to
Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

         (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.8 Liability of Indemnitees.

         (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

         (b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

         (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership's and General Partner's directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.9 Resolution of Conflicts of Interest.

         (a) Unless otherwise expressly provided in this Agreement or any Operating Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, any Operating Partnership, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of any Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or
(iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (c) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

         (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any Operating Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any Operating Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (A) enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed 1% of the total amount distributed to all partners or (B) hasten the expiration of the Subordination Period, the conversion of any Deferred Participation Units into Subordinated Units, or the conversion of any Subordinated Units into Common Units.

         (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

         (d) The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

SECTION 7.10 Other Matters Concerning the General Partner.

         (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

         (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

SECTION 7.11 Purchase or Sale of Partnership Securities.

         The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities; provided, that except as permitted pursuant to
Section 4.10, the General Partner may not cause any Group Member to purchase Subordinated Units or Deferred Participation Units during the Subordination Period. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

SECTION 7.12 Registration Rights of the General Partner and Its Affiliates.

         (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the "Holder") to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, however, that if the Conflicts Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration, and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

         (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of equity securities of the Partnership for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder's Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of securities held by the Holder which, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

         (c) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

         (d) The provisions of Section 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner's Affiliates) after it ceases to be a Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

(e) Any request to register Partnership Securities pursuant to this Section 7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

SECTION 7.13      Reliance by Third Parties.

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.1 Records and Accounting.

         The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for both tax and financial reporting purposes, on an accrual basis. The books of the Partnership shall be maintained for financial reporting purposes in accordance with U.S. GAAP.

SECTION 8.2 Fiscal Year.

         The fiscal year of the Partnership shall be a fiscal year ending December 31.

SECTION 8.3 Reports.

         (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or furnished to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

         (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or furnished to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

                                   ARTICLE IX
                                  TAX MATTERS

SECTION 9.1 Tax Returns and Information.

         The General Partner shall arrange for the preparation and timely filing of all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The General Partner shall use all reasonable efforts to furnish, within 90 days of the close of the calendar year in which the Partnership's taxable year ends, the tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

SECTION 9.2 Tax Elections.

         (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

         (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

         (c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

SECTION 9.3 Tax Controversies.

         Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

SECTION 9.4 Withholding.

         Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and any Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash in the amount of such withholding from such Partner.

SECTION 9.5 Entity-Level Arrearage Collections.

         (a) If the Partnership is required by applicable law to pay any federal, state or local income tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or any former Partner or Assignee with respect to a Unit held by such Person, the General Partner shall cause the Partnership to pay such tax on behalf of such Partner or Assignee or former Partner or Assignee from the funds of the Partnership and any amount so paid on behalf of, or withheld with respect to, any such Partner or Assignee shall constitute a distribution out of Available Cash to such Partner or Assignee pursuant to the definition of Available Cash; provided, however, in the discretion of the General Partner, such taxes (if pertaining to all such Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

         (b) To the extent any such Partner or Assignee (but not a former Partner or Assignee) is not then entitled to such distribution under this Agreement, the General Partner shall be authorized, without the approval of any Partner or Assignee, to amend this Agreement insofar as is necessary to maintain the uniformity of intrinsic tax characteristics as to all Common Units and to make subsequent adjustments to distributions in a manner which, in the reasonable judgment of the General Partner, will make as little alteration as practicable in the priority and amount of distributions otherwise applicable under this Agreement, and will not otherwise alter the distributions to which Partners and Assignees are entitled under this Agreement.

         (c) If the Partnership is permitted (but not required) by applicable law to pay any such tax on behalf of, or withhold such amount with respect to, any Partner or Assignee or former Partner or Assignee with respect to Units held by such Person, the General Partner shall be authorized (but not required) to cause the Partnership to pay such tax from the funds of the Partnership and to take any action consistent with this Section 9.5. The General Partner shall be authorized (but not required) to take all necessary or appropriate actions to collect all or any portion of a deficiency in the payment of any such tax that relates to prior periods and that is attributable to Persons who were Limited Partners or Assignees with respect to Units held by such Person when such deficiencies arose, from such Persons.

SECTION 9.6 Opinions of Counsel.

         Notwithstanding any other provision of this Agreement, if the Partnership or the Operating Partnership is treated as an association taxable as a corporation at any time or is otherwise taxable for federal income tax purposes as an entity at any time and, pursuant to the provisions of this Agreement, an Opinion of Counsel would otherwise be required to the effect that an action will not cause the Partnership or the Operating Partnership to become so treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes, such requirement for an Opinion of Counsel shall be deemed automatically waived.

                                   ARTICLE X
                              ADMISSION OF PARTNERS

SECTION 10.1 Admission of Initial Limited Partners.

         Upon the issuance by the Partnership of Common Units, Initial Subordinated Units and Incentive Distribution Rights to the General Partner as described in Section 5.2, the General Partner was deemed to have been admitted to the Partnership as a Limited Partner in respect of the Common Units, Initial Subordinated Units and Incentive Distribution Rights issued to it. Upon the issuance by the Partnership of Common Units to the Underwriters as described in
Section 5.3 in connection with the Initial Offering and the execution by each Underwriter of a Transfer Application, the General Partner admitted the Underwriters to the Partnership as Initial Limited Partners in respect of the Common Units purchased by them.

SECTION 10.2 Admission of Substituted Limited Partner.

         (a) By transfer of a Limited Partner Interest in accordance with
Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (i) the right to negotiate such Certificate to a purchaser or other transferee and (ii) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person.

         (b) Such Assignee shall become a Substituted Limited Partner (i) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's discretion, and (ii) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

SECTION 10.3 Admission of Successor General Partner.

         A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

SECTION 10.4 Admission of Additional Limited Partners.

         (a) A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

         (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

         (c) Upon the issuance by the Partnership of the Common Units, Subordinated Units and Deferred Participation Units to the Contributors as described in Section 5.4 in connection with the Contribution Agreement and in accordance with the terms of this Agreement, the General Partner shall admit the Contributors to the Partnership as Additional Limited Partners with respect to the Common Units, Subordinated Units and Deferred Participation Units issued to them.

SECTION 10.5 Amendment of Agreement and Certificate of Limited Partnership.

         To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 2.6.

                                   ARTICLE XI
                        WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1 Withdrawal of the General Partner.

         (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

                  (i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners (and it shall be deemed that the General Partner has withdrawn pursuant to this
         Section 11.1(a)(i) if the General Partner voluntarily withdraws as general partner of the Operating Partnership);

                  (ii) The General Partner transfers all of its General Partner Interests pursuant to Section 4.6;

                  (iii) The General Partner is removed pursuant to Section 11.2;

                  (iv) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization or readjustment) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses
         (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

                  (v) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner that the General Partner is bankrupt or insolvent; or

                  (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner;
         (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

         If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or
(vi)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this
Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

         (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:

                  (i) at any time during the period beginning on the Initial Closing Date and ending at 12:00 midnight, Eastern Time, on the last day of the Subordination Period, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by a Unit Majority (excluding Common Units and Subordinated Units held by the General Partner and its Affiliates) and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of the limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such);

                  (ii) at any time after 12:00 midnight, Eastern Time, on the last day of the Subordination Period, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice;

                  (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or

                  (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates or their direct or indirect beneficial owners) own beneficially or of record or control at least 50% of the Outstanding Units.

         (c) The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of at least a Unit Majority (excluding Common Units and Subordinated Units held by the General Partner and its Affiliates), may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the other Group Members of which the General Partner is a general partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

SECTION 11.2 Removal of the General Partner.

         The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Common Units and 66 2/3% of the Outstanding Subordinated Units (excluding Common Units and Subordinated Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by at least a Unit Majority (excluding Common Units and Subordinated Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the other Group Members of which the General Partner is a general partner. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner of the other Group Members of which the General Partner is a general partner. The right of the holders of Outstanding Common Units and Outstanding Subordinated Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.3.

SECTION 11.3 Interest of Departing Partner and Successor General Partner.

         (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner under the circumstances set forth in Section 11.4, if a successor General Partner is elected in accordance with the terms of
Section 11.1 or 11.2, the Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to purchase its General Partner Interest (or equivalent interest), its general partnership interest in the other Group Members and all of its Incentive Distribution Rights (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Operating Partnership Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to
Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the other Group Members.

         (b) For purposes of Section 11.3(a), the fair market value of the Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership's assets, the rights and obligations of the Departing Partner and other factors it may deem relevant. The Partnership shall pay the costs of all such independent investment banking firms or other independent experts.

         (c) If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest to Common Units will be characterized as if the General Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

         (d) If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash in an amount such that its Capital Account, after giving effect to such contribution and any adjustments made to the Capital Accounts of all Partners pursuant to Section 5.6(d)(i), shall be equal to that percentage of the Capital Accounts of all Partners that is equal to its Percentage Interest as the General Partner. In such event, such successor General Partner shall be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled in its capacity as the General Partner.

SECTION 11.4 Termination of Subordination Period, Conversion of Subordinated Units and Deferred Participation Units and Extinguishment of Cumulative Common Unit Arrearages.

         Notwithstanding any provision of this Agreement, if the General Partner is removed as general partner of the Partnership under circumstances where Cause does not exist and the General Partner does not consent to such removal, (i) the Subordination Period will end and all Outstanding Subordinated Units will immediately and automatically convert into Common Units on a one-for-one basis,
(ii) all Outstanding Deferred Participation Units will immediately and automatically convert into Common Units on a one-for-one basis, (iii) all Cumulative Common Unit Arrearages on the Common Units will be extinguished, (iv) all additional Capital Contributions by the General Partner to fund any Minimum Quarterly Distribution shortfalls shall be repaid and (v) the Combined Interest held by the General Partner shall be converted to Common Units at the option of the General Partner. Notwithstanding any other provision within this Agreement, the Common Units to be issued upon the conversion of the Outstanding Subordinated Units and Outstanding Deferred Participation Units pursuant to this
Section 11.4 shall have, as a substantive matter, like intrinsic economic and federal tax characteristics of a Common Unit.

SECTION 11.5 Withdrawal of Limited Partners.

         No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

                                  ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

SECTION 12.1 Dissolution.

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

         (a) the expiration of its term as provided in Section 2.7;

         (b) an Event of Withdrawal of the General Partner as provided in
Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

         (c) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority;

         (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

         (e) the sale of all or substantially all of the assets and properties of the Partnership Group.

SECTION 12.2 Continuation of the Business of the Partnership After Dissolution.

         Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

                  (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;

                  (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

                  (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

SECTION 12.3 Liquidator.

         Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in Section
11.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by the holders of at least a majority of the Outstanding Common Units and Outstanding Subordinated Units voting as a single class, shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units and Subordinated Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4 Liquidation.

         The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

         (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

         (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

         (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b) (2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

SECTION 12.5 Cancellation of Certificate of Limited Partnership.

         Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.6 Return of Contributions.

         The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 12.7 Waiver of Partition.

         To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.8 Capital Account Restoration.

         No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

SECTION 12.9 Reasonable Time for Winding Up.

         A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.4 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                  ARTICLE XIII
            AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

SECTION 13.1 Amendment to Be Adopted Solely by the General Partner.

         Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

         (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

         (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

         (c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership and the Operating Partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

         (d) a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner to implement tax-related provisions of this Agreement or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

         (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

         (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

         (g) subject to the terms of Section 5.8, an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.7;

         (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

         (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

         (j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

         (k) a merger or conveyance pursuant to Section 14.3(d); or

         (l) any other amendments substantially similar to the foregoing.

SECTION 13.2 Amendment Procedures.

         Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

SECTION 13.3 Amendment Requirements.

         (a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

         (b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(a) or 12.1(c), or
(iv) change the term of the Partnership or, except as set forth in Section 12.1(c), give any Person the right to dissolve the Partnership.

         (c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the General Partner's authority to adopt amendments to this Agreement as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

         (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Common Units and Subordinated Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

         (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

SECTION 13.4 Special Meetings.

         All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

SECTION 13.5 Notice of a Meeting.

         Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

SECTION 13.6 Record Date.

         For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

SECTION 13.7 Adjournment.

         When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

SECTION 13.8 Waiver of Notice; Approval of Meeting; Approval of Minutes.

         The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

SECTION 13.9 Quorum.

         The holders of a majority of the Outstanding Limited Partner Interests of the class or classes for which a meeting has been called (including Limited Partner Interests deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent a majority of the Outstanding Limited Partner Interests entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Limited Partner Interests specified in this Agreement (including Limited Partner Interests deemed owned by the General Partner). In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Limited Partner Interests entitled to vote at such meeting (including Limited Partner Interests deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

SECTION 13.10 Conduct of a Meeting.

         The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

SECTION 13.11 Action Without a Meeting.

         If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners entitled to vote thereon were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by the Limited Partners the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, (ii) will not jeopardize the status of the Partnership as a partnership under applicable tax laws and regulations and (iii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

SECTION 13.12     Voting and Other Rights.

         (a) Only those Record Holders of the Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests.

         (b) With respect to Limited Partner Interests that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

         (c) With respect to any vote or act that may be taken by the Record Holders of any Outstanding Units or Deferred Participation Units as specified in this Agreement, each Outstanding Unit and Deferred Participation Unit that is permitted to vote shall be entitled to one vote per that Outstanding Unit or Deferred Participation Unit, as applicable.

                                  ARTICLE XIV
                                     MERGER

SECTION 14.1 Authority.

         The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

SECTION 14.2 Procedure for Merger or Consolidation.

         Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

         (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

         (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

         (c) The terms and conditions of the proposed merger or consolidation;

         (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

         (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

         (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

SECTION 14.3 Approval by Limited Partners of Merger or Consolidation.

         (a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Unitholders, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

         (b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Unitholders or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

         (c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Unitholders or of any class of Limited Partners, as applicable, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

         (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any partner in the Operating Partnership or cause the Partnership or Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such),
(ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and
(iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

SECTION 14.4 Certificate of Merger.

         Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

SECTION 14.5 Effect of Merger.

         (a) At the effective time of the certificate of merger:

                  (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

                  (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

                  (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

                  (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

         (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV
                   RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

SECTION 15.1 Right to Acquire Limited Partner Interests.

         (a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Limited Partner Interests of any class then Outstanding is held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer, in whole or in part, to the Partnership or any Affiliate of the General Partner or their direct or indirect beneficial owners , exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in
Section 15.1(b) is mailed and (y) the highest cash price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed.

         (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for their Limited Partner Interests, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

         (c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this
Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

                                  ARTICLE XVI
                               GENERAL PROVISIONS

SECTION 16.1 Addresses and Notices.

         Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

SECTION 16.2 Further Action.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 16.3 Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 16.4 Integration.

         This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 16.5 Creditors.

         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 16.6 Waiver.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 16.7 Counterparts.

         This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

SECTION 16.8 Applicable Law.

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 16.9 Invalidity of Provisions.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 16.10 Consent of Partners.

         Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        GENERAL PARTNER:

                                        ATLAS NATURAL RESOURCES GP, LLC

                                        By:
                                              ----------------------------------
                                              Michael L. Staines
                                              President, Chief Operating Officer
                                                 and Secretary

                                        LIMITED PARTNERS:

                                        All Limited Partners now and hereafter
                                        admitted as Limited Partners of the
                                        Partnership, pursuant to powers of
                                        attorney now and hereafter executed in
                                        favor of, and granted and delivered to
                                        the General Partner.

                                        By:   ATLAS NATURAL RESOURCES GP, LLC

                                        By:
                                              ----------------------------------
                                              Michael L. Staines
                                              President, Chief Operating Officer
                                                 and Secretary

                                    EXHIBIT A
                  to the Second Amended and Restated Agreement
                            of Limited Partnership of
                          Atlas Natural Resources, L.P.

                       Certificate Evidencing Common Units
                    Representing Limited Partner Interests in
                          Atlas Natural Resources, L.P.

No.  __________                                          __________ Common Units

         In accordance with Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"), Atlas Natural Resources, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that ___________________ (the "Holder") is the registered owner of ________ Common Units representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 113 S. Gillette Avenue, Gillette, Wyoming 82716. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner, (ii) agreed to comply with and be bound by and to have executed the Partnership Agreement,
(iii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iv) granted the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the consents and approvals contained, or authorized from time to time, in the Partnership Agreement.

         This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated: _______________                     Atlas Natural Resources, L.P.

Countersigned and Registered by:           By:  Atlas Natural Resources GP, LLC,
                                                its General Partner
                                           By:
-------------------------------               ----------------------------------

as Transfer Agent and Registrar            Name
                                                --------------------------------
By:                                        Title:
   ----------------------------                   ------------------------------
       Authorized Signature

                            [Reverse of Certificate]

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -  as tenants in common      UNIF GIFT/TRANSFERS MIN ACT

TEN ENT -  as tenants by the         ______________   Custodian   ________
           entireties                     (Cust)                     (Minor)

JT TEN  -  as joint tenants with     under Uniform Gifts/Transfers to Minors Act
           right of survivorship              __________________________
           and not as tenants                                   (State)

             Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       in
                          ATLAS NATURAL RESOURCES, L.P.
                       IMPORTANT NOTICE REGARDING INVESTOR
               RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF ATLAS
                             NATURAL RESOURCES, L.P.

         You have acquired an interest in Atlas Natural Resources, L.P., 113 S. Gillette Avenue, Gillette, Wyoming 82716, whose taxpayer identification number is 23-3011077. The Internal Revenue Service has issued Atlas Natural Resources, L.P. the following tax shelter registration number: 99344000008.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ATLAS NATURAL RESOURCES, L.P.

         You must report the registration number as well as the name and taxpayer identification number of Atlas Natural Resources, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ATLAS NATURAL RESOURCES, L.P.

         If you transfer your interest in Atlas Natural Resources, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Atlas Natural Resources, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         FOR VALUE RECEIVED, _______________________________ hereby assigns, conveys, sells and transfers unto

-----------------------------           ----------------------------------------
(Please print or typewrite                 (Please insert Social Security
name and address of Assignee)           or other identifying number of Assignee)


________________ Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Atlas Natural Resources, L.P.

Date:    __________________             NOTE: The signature to any endorsement
                                        hereon must correspond with the name as
                                        written upon the face of this
                                        Certificate in every particular, without alteration, enlargement or change.


SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER      _______________________________
FIRM OF THE NATIONAL ASSOCIATION OF                         (Signature)
SECURITIES DEALERS, INC. OR

BY A COMMERCIAL BANK OR TRUST COMPANY            _______________________________
                                                            (Signature)

SIGNATURE(S) GUARANTEED

         No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

                    APPLICATION FOR TRANSFER OF COMMON UNITS

         The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

         The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained, or authorized from time to time, in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date: ______________



----------------------------------------------      ----------------------------
Social Security or other identifying number of          Signature of Assignee
                 Assignee

----------------------------------------------      ----------------------------
Purchase Price including commissions, if any        Name and Address of Assignee


Type of Entity (check one):
[X] Individual                   [X] Partnership             [X] Corporation
[X] Trust                        [X] Other (specify) ___________________________


Nationality (check one):
[X] U.S.  Citizen, Resident or Domestic Entity
[X] Foreign Corporation          [X] Non-resident Alien

         If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

         Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.       Individual Interestholder

         1. I am not a non-resident alien for purposes of U.S. income taxation.

         2. My U.S. taxpayer identification number (Social Security Number) is
_________.

3.       My home address is _________________________________.

B.       Partnership, Corporation or Other Interestholder

         1. ___________________ (name of Interestholder) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

         2. The interestholder's U.S. employer identification number is
________________ .

         3. The interestholder's office address and place of incorporation (if applicable) is __________.

         The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

         The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:


                             ----------------------
                             Name of Interestholder


                             ----------------------
                               Signature and Date


                             ----------------------
                              Title (if applicable)

         Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.

                                    EXHIBIT B
                  to the Second Amended and Restated Agreement
                            of Limited Partnership of
                          Atlas Natural Resources, L.P.

                    Certificate Evidencing Subordinated Units
                    Representing Limited Partner Interests in
                          Atlas Natural Resources, L.P.

No.  __________                                    __________ Subordinated Units

         In accordance with Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"), Atlas Natural Resources, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that ___________________ (the "Holder") is the registered owner of ________ Subordinated Units representing limited partner interests in the Partnership (the "Subordinated Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Subordinated Units represented by this Certificate. The rights, preferences and limitations of the Subordinated Units are set forth in, and this Certificate and the Subordinated Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 113 S. Gillette Avenue, Gillette, Wyoming 82716. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner, (ii) agreed to comply with and be bound by and to have executed the Partnership Agreement,
(iii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iv) granted the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the consents and approvals contained, or authorized from time to time, in the Partnership Agreement.

Dated: ___________________

                                       Atlas Natural Resources, L.P.

                                       By:      Atlas Natural Resources GP, LLC,
                                                its General Partner

                                       By:      _______________________________
                                       Name:    _______________________________
                                                President

                                       By:      _______________________________
                                       Name:    _______________________________
                                                Secretary

                            [Reverse of Certificate]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

BEFORE THIS SECURITY IS OFFERED, SOLD OR OTHERWISE TRANSFERRED, THE PARTNERSHIP, MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED OFFER, SALE OR TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -  as tenants in common      UNIF GIFT/TRANSFERS MIN ACT

TEN ENT -  as tenants by the         ________________  Custodian  ______________
           entireties                     (Cust)                     (Minor)

JT TEN  -  as joint tenants with     under Uniform Gifts/Transfers to Minors Act
           right of survivorship           ___________________________
           and not as tenants                          (State)

           Additional abbreviations, though not in the above list, may also be used.

                        ASSIGNMENT OF SUBORDINATED UNITS
                                       in
                          ATLAS NATURAL RESOURCES, L.P.
                       IMPORTANT NOTICE REGARDING INVESTOR
               RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF ATLAS
                             NATURAL RESOURCES, L.P.

         You have acquired an interest in Atlas Natural Resources, L.P., 113 S. Gillette Avenue, Gillette, Wyoming 82716, whose taxpayer identification number is 23-3011077. The Internal Revenue Service has issued Atlas Natural Resources, L.P. the following tax shelter registration number: 99344000008.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ATLAS NATURAL RESOURCES, L.P.

         You must report the registration number as well as the name and taxpayer identification number of Atlas Natural Resources, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ATLAS NATURAL RESOURCES, L.P.

         If you transfer your interest in Atlas Natural Resources, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Atlas Natural Resources, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         FOR VALUE RECEIVED, _______________________________ hereby assigns, conveys, sells and transfers unto

-------------------------------         ----------------------------------------
(Please print or typewrite name              (Please insert Social Security
    and address of Assignee)            or other identifying number of Assignee)

________________ Subordinated Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Atlas Natural Resources, L.P.


Date:    __________________             NOTE: The signature to any endorsement
                                        hereon must correspond with the name as
                                        written upon the face of this
                                        Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER  ___________________________________
FIRM OF THE NATIONAL ASSOCIATION OF                     (Signature)
SECURITIES DEALERS, INC. OR (Signature)

BY A COMMERCIAL BANK OR TRUST COMPANY        ___________________________________
                                                        (Signature)

SIGNATURE(S) GUARANTEED

         No transfer of the Subordinated Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Subordinated Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Subordinated Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Subordinated Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Subordinated Units.

                 APPLICATION FOR TRANSFER OF SUBORDINATED UNITS

         The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Subordinated Units evidenced hereby.

         The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained, or authorized from time to time, in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

         The Assignee acknowledges that (a) the Subordinated Units evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state but have rather been issued in reliance on an exemption therefrom and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or exemptions from registration thereunder are available, (b) only the Partnership can take action to register such Subordinated Units and that the Partnership is under no obligation and has no present plans to do so, (c) no authority, agency, commission, official, department, commission, board, bureau, agency or instrumentality of the United States, or any state, county, city or other political subdivision thereof, has made any finding or determination as to the fairness of an investment in such Subordinated Units, nor any recommendation or endorsement with respect thereto and (d) before any subsequent offers, sale or other transfer of such Subordinated Units, the Partnership, may require the Assignee to deliver a written opinion of counsel, certifications and/or other information that it reasonably requires to confirm that such proposed offer, sale or transfer is being made pursuant to an exemption from the registration requirements of the Securities Act.

Date:________________

----------------------------------------------      ----------------------------
Social Security or other identifying number of         Signature of Assignee
                    Assignee

----------------------------------------------      ----------------------------
Purchase Price including commissions, if any        Name and Address of Assignee

Type of Entity (check one):
[X] Individual                   [X] Partnership             [X] Corporation
[X] Trust                        [X] Other (specify) ___________________________


Nationality (check one):
[X] U.S.  Citizen, Resident or Domestic Entity
[X] Foreign Corporation          [X] Non-resident Alien

         If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

         Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.       Individual Interestholder

         4. I am not a non-resident alien for purposes of U.S. income taxation.

         5. My U.S. taxpayer identification number (Social Security Number) is
_________.

         6. My home address is _________________________________.

B.       Partnership, Corporation or Other Interestholder

         7. ___________________ (name of Interestholder) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

         8. The interestholder's U.S. employer identification number is
_________________

         9. The interestholder's office address and place of incorporation (if applicable) is __________.

         The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

         The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

                             ----------------------
                             Name of Interestholder

                             ----------------------
                               Signature and Date

                             ----------------------
                              Title (if applicable)


         Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Subordinated Units shall be made to the best of the Assignee's knowledge.

                                    EXHIBIT C
                  to the Second Amended and Restated Agreement
                            of Limited Partnership of
                          Atlas Natural Resources, L.P.

               Certificate Evidencing Deferred Participation Units
                    Representing Limited Partner Interests in
                          Atlas Natural Resources, L.P.

No.  __________                          __________ Deferred Participation Units

         In accordance with Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources, L.P., as amended, supplemented or restated from time to time (the "Partnership Agreement"), Atlas Natural Resources, L.P., a Delaware limited partnership (the "Partnership"), hereby certifies that ___________________ (the "Holder") is the registered owner of ________ Deferred Participation Units representing limited partner interests in the Partnership (the "Deferred Participation Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Deferred Participation Units represented by this Certificate. The rights, preferences and limitations of the Deferred Participation Units are set forth in, and this Certificate and the Deferred Participation Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 113 S. Gillette Avenue, Gillette, Wyoming 82716. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

         The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner, (ii) agreed to comply with and be bound by and to have executed the Partnership Agreement,
(iii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iv) granted the powers of attorney provided for in the Partnership Agreement and (v) made the waivers and given the consents and approvals contained, or authorized from time to time, in the Partnership Agreement.

Dated:_______________

                                      Atlas Natural Resources, L.P.

                                      By:  Atlas Natural Resources, GP, LLC,
                                           its General Partner

                                            By:    _____________________________
                                            Name:  _____________________________
                                                   President

                                            By:    _____________________________
                                            Name:  _____________________________
                                                   Secretary

                            [Reverse of Certificate]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

BEFORE THIS SECURITY IS OFFERED, SOLD OR OTHERWISE TRANSFERRED, THE PARTNERSHIP, MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED OFFER, SALE OR TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM   -  as tenants in common    UNIF GIFT/TRANSFERS MIN ACT

TEN ENT   -  as tenants by the       ________________   Custodian  _____________
             entireties                   (Cust)                      (Minor)

JT TEN    -  as joint tenants with   under Uniform Gifts/Transfers to Minors Act
             right of survivorship   ___________________________
             and not as tenants                (State)

             Additional abbreviations, though not in the above list, may also be used.

                   ASSIGNMENT OF DEFERRED PARTICIPATION UNITS
                                       in
                          ATLAS NATURAL RESOURCES, L.P.
                       IMPORTANT NOTICE REGARDING INVESTOR
               RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF ATLAS
                             NATURAL RESOURCES, L.P.

         You have acquired an interest in Atlas Natural Resources, L.P., 113 S. Gillette Avenue, Gillette, Wyoming 82716, whose taxpayer identification number is 23-3011077. The Internal Revenue Service has issued Atlas Natural Resources, L.P. the following tax shelter registration number: 99344000008.

         YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ATLAS NATURAL RESOURCES, L.P.

         You must report the registration number as well as the name and taxpayer identification number of Atlas Natural Resources, L.P. on Form 8271. FORM 8271 MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN ATLAS NATURAL RESOURCES, L.P.

         If you transfer your interest in Atlas Natural Resources, L.P. to another person, you are required by the Internal Revenue Service to keep a list containing (a) that person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Atlas Natural Resources, L.P. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         FOR VALUE RECEIVED, _______________________________ hereby assigns, conveys, sells and transfers unto

-------------------------------     ---------------------------------------
(Please print or typewrite name     (Please insert Social Security or other
   and address of Assignee)             identifying number of Assignee)


________________ Deferred Participation Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint ________________ as its attorney-in-fact with full power of substitution to transfer the same on the books of Atlas Natural Resources, L.P.


Date: __________________                NOTE: The signature to any endorsement
                                        hereon must correspond with the name as
                                        written upon the face of this
                                        Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER     ________________________________
FIRM OF THE NATIONAL ASSOCIATION OF                        (Signature)
SECURITIES DEALERS, INC. OR

BY A COMMERCIAL BANK OR TRUST COMPANY           ________________________________
                                                           (Signature)


SIGNATURE(S) GUARANTEED

         No transfer of the Deferred Participation Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Deferred Participation Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Deferred Participation Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Deferred Participation Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Deferred Participation Units.

            APPLICATION FOR TRANSFER OF DEFERRED PARTICIPATION UNITS

         The undersigned ("Assignee") hereby applies for transfer to the name of the Assignee of the Deferred Participation Units evidenced hereby.

         The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources, L.P. (the "Partnership"), as amended, supplemented or restated to the date hereof (the "Partnership Agreement"), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee's attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee's admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained, or authorized from time to time, in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

         The Assignee acknowledges that (a) the Deferred Participation Units evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state but have rather been issued in reliance on an exemption therefrom and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or exemptions from registration thereunder are available, (b) only the Partnership can take action to register such Deferred Participation Units and that the Partnership is under no obligation and has no present plans to do so, (c) no authority, agency, commission, official, department, commission, board, bureau, agency or instrumentality of the United States, or any state, county, city or other political subdivision thereof, has made any finding or determination as to the fairness of an investment in such Deferred Participation Units, nor any recommendation or endorsement with respect thereto and (d) before any subsequent offers, sale or other transfer of such Deferred Participation Units, the Partnership, may require the Assignee to deliver a written opinion of counsel, certifications and/or other information that it reasonably requires to confirm that such proposed offer, sale or transfer is being made pursuant to an exemption from the registration requirements of the Securities Act.

Date:_____________


--------------------------------------------        ----------------------------
Social Security or other identifying number of         Signature of Assignee
                 Assignee

--------------------------------------------        ----------------------------
Purchase Price including commissions, if any        Name and Address of Assignee

Type of Entity (check one):
[X] Individual                   [X] Partnership             [X] Corporation
[X] Trust                        [X] Other (specify) ___________________________


Nationality (check one):
[X] U.S.  Citizen, Resident or Domestic Entity
[X] Foreign Corporation          [X] Non-resident Alien

         If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

         Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the "Code"), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.       Individual Interestholder

         10. I am not a non-resident alien for purposes of U.S. income taxation.

         11. My U.S. taxpayer identification number (Social Security Number) is
_________.

         12. My home address is _________________________________.

B.       Partnership, Corporation or Other Interestholder

         13. ___________________ (name of Interestholder) is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

         14. The interestholder's U.S. employer identification number is
_________________

         15. The interestholder's office address and place of incorporation (if applicable) is __________.

         The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

         The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

         Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

                      ------------------------------------
                             Name of Interestholder

                      -------------------------------------
                               Signature and Date

                      -------------------------------------
                              Title (if applicable)

         Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Deferred Participation Units shall be made to the best of the Assignee's knowledge.

                                TABLE OF CONTENTS

                                                                                                    Page
ARTICLE I   DEFINITIONS............................................................................  2

         SECTION 1.1   Definitions.................................................................  2

         SECTION 1.2   Construction................................................................  25

ARTICLE II  ORGANIZATION...........................................................................  26

         SECTION 2.1   Formation...................................................................  26

         SECTION 2.2   Name........................................................................  26

         SECTION 2.3   Registered Office; Registered Agent; Principal Office; Other Offices........  26

         SECTION 2.4   Purpose and Business........................................................  26

         SECTION 2.5   Powers......................................................................  27

         SECTION 2.6   Power of Attorney...........................................................  27

         SECTION 2.7   Term........................................................................  29

         SECTION 2.8   Title to Partnership Assets.................................................  29

ARTICLE III RIGHTS OF LIMITED PARTNERS.............................................................  29

         SECTION 3.1   Limitation of Liability.....................................................  29

         SECTION 3.2   Management of Business......................................................  29

         SECTION 3.3   Outside Activities of Limited Partners......................................  30

         SECTION 3.4   Rights of Limited Partners..................................................  30

ARTICLE IV  CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF
            PARTNERSHIP INTERESTS..................................................................  31

         SECTION 4.1   Certificates................................................................  31

         SECTION 4.2   Mutilated, Destroyed, Lost or Stolen Certificates...........................  32

         SECTION 4.3   Record Holders..............................................................  33

         SECTION 4.4   Transfer Generally..........................................................  33

         SECTION 4.5   Registration and Transfer of Limited Partner Interests......................  33

         SECTION 4.6   Transfer of the General Partner's General Partner Interest..................  35

         SECTION 4.7   Transfer of Incentive Distribution Rights...................................  35

         SECTION 4.8   Restrictions on Transfers...................................................  36

         SECTION 4.9   Citizenship Certificates; Non-citizen Assignees.............................  37

         SECTION 4.10  Redemption of Partnership Interests of Non-citizen Assignees................  38

                                TABLE OF CONTENTS
                                  (continued)

                                                                                                            Page
ARTICLE V   CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS.................................      39


         SECTION 5.1   Organizational Contributions.....................................................      39

         SECTION 5.2   Contributions by the General Partner, Its Affiliates and the Issuance of
                       General Partner Units............................................................      40

         SECTION 5.3   Contributions by Initial Limited Partners and Reimbursement of the
                       General Partner..................................................................      41

         SECTION 5.4   Contributions by the Contributors................................................      41

         SECTION 5.5   Interest and Withdrawal..........................................................      41

         SECTION 5.6   Capital Accounts.................................................................      41

         SECTION 5.7   Issuances of Additional Partnership Securities...................................      45

         SECTION 5.8   Limitations on Issuance of Additional Partnership Securities.....................      46

         SECTION 5.9   Conversion of Initial Subordinated Units.........................................      48

         SECTION 5.10  Conversion of Subordinated Units.................................................      48

         SECTION 5.11  Conversion of Deferred Participation Units.......................................      48

         SECTION 5.12  Limited Preemptive Right.........................................................      50

         SECTION 5.13  Splits and Combinations..........................................................      50

         SECTION 5.14  Fully Paid and Non-Assessable Nature of Limited Partner Interests................      51

ARTICLE VI  ALLOCATIONS AND DISTRIBUTIONS.............................................................        51

         SECTION 6.1   Allocations for Capital Account Purposes.........................................      51

         SECTION 6.2   Allocations for Tax Purposes.....................................................      59

         SECTION 6.3   Requirement and Characterization of Distributions; Distributions to
                       Record Holders...................................................................      61

         SECTION 6.4   Distributions of Available Cash from Operating Surplus...........................      62

         SECTION 6.5   Distributions of Available Cash from Capital Surplus.............................      64

         SECTION 6.6   Adjustment of Minimum Quarterly Distribution, Target Distribution Levels
                       and Deferred Target Distribution Levels..........................................      65

         SECTION 6.7   Special Provisions Relating to the Holders of Subordinated Units.................      65

         SECTION 6.8   Special Provisions Relating to the Holders of Deferred Participation Units.......      66

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            Page

         SECTION 6.9   Special Provisions Relating to the Holders of Incentive Distribution
                       Rights...........................................................................      67

         SECTION 6.10  Entity-Level Taxation............................................................      67

ARTICLE VII  MANAGEMENT AND OPERATION OF BUSINESS......................................................       68

         SECTION 7.1   Management.......................................................................      68

         SECTION 7.2   Certificate of Limited Partnership...............................................      70

         SECTION 7.3   Restrictions on General Partner's Authority......................................      70

         SECTION 7.4   Reimbursement of the General Partner.............................................      71

         SECTION 7.5   Outside Activities...............................................................      71

         SECTION 7.6   Loans from the General Partner; Loans or Contributions from the
                       Partnership; Contracts with Affiliates; Certain Restrictions on the
                       General Partner..................................................................      72

         SECTION 7.7   Indemnification..................................................................      74

         SECTION 7.8   Liability of Indemnitees.........................................................      76

         SECTION 7.9   Resolution of Conflicts of Interest..............................................      76

         SECTION 7.10  Other Matters Concerning the General Partner.....................................      78

         SECTION 7.11  Purchase or Sale of Partnership Securities.......................................      78

         SECTION 7.12  Registration Rights of the General Partner and Its Affiliates....................      79

         SECTION 7.13  Reliance by Third Parties........................................................      81

ARTICLE VIII  BOOKS, RECORDS, ACCOUNTING AND REPORTS....................................................      81

         SECTION 8.1   Records and Accounting...........................................................      81

         SECTION 8.2   Fiscal Year......................................................................      82

         SECTION 8.3   Reports..........................................................................      82

ARTICLE IX  TAX MATTERS.................................................................................      82

         SECTION 9.1   Tax Returns and Information......................................................      82

         SECTION 9.2   Tax Elections....................................................................      82

         SECTION 9.3   Tax Controversies................................................................      83

         SECTION 9.4   Withholding......................................................................      83

         SECTION 9.5   Entity-Level Arrearage Collections...............................................      83

         SECTION 9.6   Opinions of Counsel..............................................................      84

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                            Page
ARTICLE X   ADMISSION OF PARTNERS.......................................................................      84

         SECTION 10.1  Admission of Initial Limited Partners............................................      84

         SECTION 10.2  Admission of Substituted Limited Partner.........................................      84

         SECTION 10.3  Admission of Successor General Partner...........................................      85

         SECTION 10.4  Admission of Additional Limited Partners.........................................      85

         SECTION 10.5  Amendment of Agreement and Certificate of Limited Partnership....................      86

ARTICLE XI  WITHDRAWAL OR REMOVAL OF PARTNERS...........................................................      86

         SECTION 11.1  Withdrawal of the General Partner................................................      86

         SECTION 11.2  Removal of the General Partner...................................................      88

         SECTION 11.3  Interest of Departing Partner and Successor General Partner......................      88

         SECTION 11.4  Termination of Subordination Period, Conversion of Subordinated Units and
                       Deferred Participation Units and Extinguishment of Cumulative Common Unit
                       Arrearages.......................................................................      90

         SECTION 11.5  Withdrawal of Limited Partners...................................................      90

ARTICLE XII           DISSOLUTION AND LIQUIDATION.......................................................      90

         SECTION 12.1  Dissolution......................................................................      90

         SECTION 12.2  Continuation of the Business of the Partnership After Dissolution................      91

         SECTION 12.3  Liquidator.......................................................................      92

         SECTION 12.4  Liquidation......................................................................      92

         SECTION 12.5  Cancellation of Certificate of Limited Partnership...............................      93

         SECTION 12.6  Return of Contributions..........................................................      93

         SECTION 12.7  Waiver of Partition..............................................................      93

         SECTION 12.8  Capital Account Restoration......................................................      93

         SECTION 12.9  Reasonable Time for Winding Up...................................................      94

ARTICLE XIII AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE..................................      94

         SECTION 13.1  Amendment to Be Adopted Solely by the General Partner............................      94

         SECTION 13.2  Amendment Procedures.............................................................      95

         SECTION 13.3  Amendment Requirements...........................................................      96

         SECTION 13.4  Special Meetings.................................................................      96

         SECTION 13.5  Notice of a Meeting..............................................................      97

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       Page
         SECTION 13.6  Record Date...................................................................   97

         SECTION 13.7  Adjournment...................................................................   97

         SECTION 13.8  Waiver of Notice; Approval of Meeting; Approval of Minutes....................   97

         SECTION 13.9  Quorum........................................................................   98

         SECTION 13.10 Conduct of a Meeting..........................................................   98

         SECTION 13.11 Action Without a Meeting......................................................   99

         SECTION 13.12 Voting and Other Rights.......................................................   99

ARTICLE XIV MERGER...................................................................................   100

         SECTION 14.1  Authority.....................................................................   100

         SECTION 14.2  Procedure for Merger or Consolidation.........................................   100

         SECTION 14.3  Approval by Limited Partners of Merger or Consolidation.......................   101

         SECTION 14.4  Certificate of Merger.........................................................   102

         SECTION 14.5  Effect of Merger..............................................................   102

ARTICLE XV  RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS...............................................   102

         SECTION 15.1  Right to Acquire Limited Partner Interests....................................   102

ARTICLE XVI GENERAL PROVISIONS.......................................................................   104

         SECTION 16.1  Addresses and Notices.........................................................   104

         SECTION 16.2  Further Action................................................................   104

         SECTION 16.3  Binding Effect................................................................   104

         SECTION 16.4  Integration...................................................................   104

         SECTION 16.5  Creditors.....................................................................   105

         SECTION 16.6  Waiver........................................................................   105

         SECTION 16.7  Counterparts..................................................................   105

         SECTION 16.8  Applicable Law................................................................   105

         SECTION 16.9  Invalidity of Provisions......................................................   105

         SECTION 16.10 Consent of Partners...........................................................   105

                       EXHIBIT B to Contribution Agreement



                               REGISTRATION RIGHTS AGREEMENT, dated as of
                  _________, 2002, (the "Agreement") among ATLAS PIPELINE

                  PARTNERS, L.P., a Delaware limited partnership (the "Partnership"), New Vulcan Coal Holdings, L.L.C., a Delaware

                  limited liability company, and Resource America, Inc., a Delaware corporation.

                  The Unitholders (as hereinafter defined) own or have the right to purchase or otherwise acquire Common Units (as hereinafter defined) of the Partnership. The Partnership and the Unitholders deem it to be in their respective best interests to set forth their rights in connection with public offerings and sales of the Common Units.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Partnership and the Unitholders hereby agree as follows:

         Section 1. Definitions.
                    -----------

                  As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, any (i) director, officer, limited or general partner, member or stockholder holding 5% or more of the outstanding capital stock or other equity interests of such Person, (ii) spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of a Person specified in clause (i) above) and
(iii) other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Board" means the Board of Managers of the general partner of the Partnership.

                  "Commission" means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

                  "Common Units" shall have the meaning set forth in the Partnership Agreement.

                  "Contribution Agreement" means that certain Contribution Agreement dated January [__], 2002 by and among Vulcan Intermediary, L.L.C., New Vulcan Coal Holdings, L.L.C., Atlas Pipeline Partners GP, L.L.C., the Partnership and Resource America, Inc., as the same may be amended from time to time.

                  "Deferred Participation Units" shall have the meaning set forth in the Partnership Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934 or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Material Transaction" means any material transaction in which the Partnership or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or units, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act or the rules of any securities exchange or interdealer quotation system on which any securities of the Partnership are listed or authorized for quotation, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Partnership's or such subsidiary's ability to consummate such transaction in a timely fashion or require the Partnership to disclose material, non-public information prior to such time as the Partnership would otherwise be required to disclose such material, non-public information.

                  "Other Units" means at any time those Common Units which do not constitute Primary Units or Registrable Units hereunder.

                  "Partnership Agreement" means the Second Amended and Restated Limited Partnership Agreement of the Partnership, dated as of the date hereof, as the same may be amended from time to time.

                  "Person" shall be construed broadly and means and includes a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

                  "Primary Units" means, at any time, Common Units to be issued by the Partnership, the issuance of which by the Partnership is permitted or has been authorized in accordance with the Partnership Agreement.

                  "Prospectus" means the prospectus included in a Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Units and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                  "Public Offering" means the registration and sale pursuant to a public offering (which may be underwritten or otherwise) by the Partnership of up to $180 million of Common Units in accordance with, and as contemplated by,
Section 6.23 of the Contribution Agreement.

                  "Registrable Units" means the Common Units held by the Unitholders which constitute Restricted Units.

                  "Registration Statement" means any registration statement of the Partnership which covers an offering of any of the Registrable Units, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  "Resource Registrable Units" means the Registrable Units held by the Resource Unitholders.

                  "Requesting Unitholders" shall have the meaning set forth in
Section 2(a).

                  "Required Vulcan Unitholders" means holders of at least 10% of Vulcan Registrable Units then outstanding.

                  "Resource Unitholders" means Resource America, Inc. and any of its Affiliates owning Common Units, and any successor, assignee or transferee of any of the foregoing that agrees in writing to be bound by the terms hereof.

                  "Restricted Units" means (i) with respect to Vulcan Unitholders, Common Units, whether held as of the date hereof or acquired hereafter, including, without limitation, Common Units received upon conversion of any Subordinated Units (including Subordinated Units received upon conversion of the Deferred Participation Units), by any Vulcan Unitholder and (ii) with respect to the Resource Unitholders, the Common Units held as of the date hereof by the Resource Unitholders or acquired upon conversion of Subordinated Units held by the Resource Unitholders pursuant to the Contribution Agreement. A Restricted Unit shall cease to be a Restricted Unit when (i) such Restricted Unit has been registered under the Securities Act, the Registration Statement in connection therewith has been declared effective and it has been disposed of pursuant to such effective Registration Statement, or (ii) with regard to any individual Unitholder, all of such Unitholder's Restricted Units that are eligible to be sold or distributed pursuant to Rule 144 (including, without limitation, Rule 144(k)) in a single transaction by such Unitholder.

                  "Rule 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule
144A).

                  "Securities Act" means the Securities Act of 1933 or any successor statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Subordinated Units" shall have the meaning set forth in the Partnership Agreement.

                  "Unitholders" means the Vulcan Unitholders and the Resource Unitholders.


                  "Vulcan Registrable Units" means the Registrable Units held by the Vulcan Unitholders.

                  "Vulcan Unitholders" means (i) New Vulcan Coal Holdings, L.L.C., (ii) the Affiliates of New Vulcan Coal Holdings, L.L.C., (iii) any of the direct or indirect beneficial owners of the Persons specified in clauses (i) and (ii) above, and (iv) without limitation, any successor, assignee or transferee of any of the foregoing that agrees in writing to be bound by the terms hereof.

         Section 2. Required Registration.
                    ---------------------

                  (a) At any time after the date hereof, if either (x) the Required Vulcan Unitholders shall request (the "Vulcan Requesting Unitholders") in writing that the Partnership effect the registration of Vulcan Registrable Units under the Securities Act or (y) Resource Unitholders shall request in writing that the Partnership effect the registration of at least 500,000 Resource Registrable Units owned by such Resource Unitholders (the "Resource Requesting Unitholders" and, collectively with the Vulcan Requesting Unitholders, the "Requesting Unitholders"), then, in the case of a request under clause (x) or (y), the Partnership shall, within five business days, give written notice to the Unitholders other than the Requesting Unitholders of its requirement to so register such offering and, upon the written request of any other Unitholders to include in such registration Registrable Units (which request shall specify the number of Registrable Units proposed to be included in such registration), which request has been delivered to the Partnership within ten business days after delivery of any such notice by the Partnership, then the Partnership shall promptly use its reasonable best efforts to effect the registration under the Securities Act of such Vulcan Registrable Units or Resource Registrable Units, as the case may be, and, if applicable, such other Registrable Units.

                  (b) Notwithstanding anything contained in this Section 2 to the contrary, the Partnership shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

                           (i) The number of requests permitted by (x) the
                  Vulcan Unitholders pursuant to Section 2(a) shall be limited to six (and to no more than one during any 12 month period), it being understood that the Public Offering shall not constitute a requested registration under Section 2(a), and
                  (y) the Resource Unitholders pursuant to Section 2(a) shall be limited to three (and to no more than one during any 12 month period).

                           (ii) The Partnership may delay the filing or
                  effectiveness of any Registration Statement for a period of up to 90 days after the date of a request for registration pursuant to Section 2(a) or Section 4 if at the time of such request: (x) the Partnership is engaged, or has filed a Registration Statement under the Securities Act to engage, in a public offering of Common Units (other than an offering on Form S-8 under the Securities Act or otherwise in connection with a stock option plan, stock purchase plan, savings plan or other, similar plan), or (y) the Board reasonably determines that such registration and offering would interfere with any Material Transaction involving the Partnership; provided, however, that the Partnership shall only be entitled to invoke its rights under this Section 2(b)(ii) one time during any 12 month period.

                           (iii) With respect to any registration pursuant to
                  this Section 2 or Section 4, the Partnership may include in such registration any Primary Units or Other Units; provided, however, that if the managing underwriter advises the Partnership that the inclusion of all Registrable Units, Primary Units and/or Other Units proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Units proposed to be included in such registration, then the number of Registrable Units, Primary Units and/or Other Units proposed to be included in such registration shall be included in the following order:

                                    (A) first, the Vulcan Registrable Units, if
                           the request is from the Vulcan Requesting
                           Unitholders, or the Resource Registrable Units, if the request is from the Resource Requesting Unitholders;

                                    (B) second, the Resource Registrable Units
                           (if the Vulcan Registrable Units have the priority of clause (A)), or the Vulcan Registrable Units (if the Resource Registrable Units have the priority of clause (A));

                                    (C) third, the Primary Units; and

                                    (D) fourth, the Other Units.

                           (iv) If the Requesting Unitholders pursuant to
                  Section 2(a) or Section 4 so elect, the offering of such Registrable Units pursuant to such registration shall be in the form of an underwritten offering. The Requesting Unitholders shall select one or more nationally recognized firms of investment bankers to act as the lead managing underwriter or underwriters in connection with such offering.

                           (v) At any time before the Registration Statement
                  covering such Registrable Units becomes effective, the holders of a majority of such units held by the Requesting Unitholders may request the Partnership to withdraw or not to file the Registration Statement. Such requested registration shall constitute a request under Section 2(a) for purposes of
                  Section 2(b)(i), and the Requesting Unitholders shall be deemed to have used one of their registration rights under
                  Section 2(a) for purposes of Section 2(b)(i), unless (a) such request of withdrawal was caused by, or made in response to a material adverse change in the business, properties, condition, or operations of the Partnership occurring after the request of the Requesting Unitholders pursuant to Section 2(a) was made or (b) the Partnership shall have been reimbursed (pro rata by the Partnership (in respect of its Primary Units, if any, to be included in the registration) and the Unitholders participating in such registration (in respect of the Registrable Units to be included in the registration) or in such other proportion as such parties may agree) for all out-of-pocket expenses incurred by the Partnership in connection with such withdrawn registration.

                           (vi) Except as provided in Section 2(b)(v), a
                  registration shall not count as a requested registration pursuant to Section 2(a) for purposes of Section 2(b)(i) until it has become effective. If, after it has become effective,
                  (a) such Registration Statement has not been kept continuously effective for a period of at least 90 days (or such shorter period which will terminate when all the Registrable Units covered by such Registration Statement have been sold pursuant thereto), (b) such registration requested pursuant to Section 2(a) becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason preventing the sale of such Registrable Units, or (c) the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied or waived, other than by reason of some act or omission by the Requesting Unitholders, such registration shall not count as a requested registration pursuant to Section 2(a) for purposes of Section 2(b)(i).

         Section 3. Piggyback Registration.
                    ----------------------

                  (a) If the Partnership at any time proposes for any reason to register Primary Units or Other Units under the Securities Act (other than the Public Offering, offerings on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto), offerings in connection with any stock option plan, stock purchase plan, savings or similar plan or offerings pursuant to registration rights in existence as of the date hereof (to the extent piggyback registration rights are permitted by such registration rights) and other than pursuant to
         Section 2), it shall give written notice to the Unitholders of its intention to so register such Primary Units or Other Units at least 30 days before the initial filing of the Registration Statement related thereto and, upon the request of any Unitholders to include in such registration Registrable Units (which request shall specify the number of Registrable Units proposed to be included in such registration), delivered to the Partnership within 15 business days after delivery of any such notice by the Partnership, the Partnership shall use its reasonable best efforts to cause all such Registrable Units to be included in such registration on the same terms and conditions as the units otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Partnership that the inclusion of all Registrable Units requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Units or Other Units proposed to be registered by the Partnership, then the number of Primary Units, Registrable Units and Other Units proposed to be included in such registration shall be, at the request of the managing underwriter, excluded from the offering or reduced ("cutback") pro rata among the holders of Registrable Shares and Other Shares, based upon the number of units requested by holders thereof to be registered in such offering; provided, further, that if, at any time after giving written notice of its intention to register any Primary Units or Other Units and prior to the effective date of the Registration Statement filed in connection with such registration, the Partnership shall determine for any reason either not to register or to delay registration of such units, the Partnership may, at its election, give written notice of such determination to each holder of Registrable Units and, thereupon (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Units in connection with such registration (but not from its obligation to pay the expenses of such registration), without prejudice, however, to the rights of any holder or holders of Registrable Units entitled to do so to request that such registration be effected as a Registration Statement pursuant to Section 2 or
         Section 4 of this Agreement, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Units, for the same period as the delay in registering such Primary Units and/or Other Units. No registration effected pursuant to this Section 3 shall relieve the Partnership of its obligation to effect any registration upon request under Section 2 or Section 4, nor shall any registration hereunder be deemed to have been effected pursuant to Section 2 or Section 4. The Partnership will pay all expenses of registration in connection with each registration pursuant to this Section 3.

                  (b) The number of requests permitted by the Unitholders pursuant to this Section 3 shall be unlimited.

         Section 4. Registrations on Form S-3.
                    ------------------------- -

                  Anything contained in Section 2 to the contrary notwithstanding, at such time as the Partnership shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Requesting Unitholders shall have the right to request an unlimited number of registrations of Registrable Units on Form S-3 (which may, at such holders' request, be shelf registrations pursuant to Rule 415 promulgated under the Securities Act) or its successor form, which request or requests shall (i) specify the number of Registrable Units intended to be sold or disposed of and the holders thereof, and (ii) state whether the intended method of disposition of such Registrable Units is an underwritten offering or a shelf registration; provided, however, that not more than one (1) request shall be made in any 12 month period. A requested registration on Form S-3 (or its successor form) in compliance with this Section 4 shall not count as a registration statement initiated pursuant to Section 2(a) but shall otherwise be subject to the provisions of to Sections 2(b)(ii), 2(b)(iii), 2(b)(iv), and 2(b)(v).

         Section 5. Preparation and Filing.
                    ----------------------

                  If and whenever the Partnership is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Registrable Units, the Partnership shall, as expeditiously as practicable:

                  (a) use its reasonable best efforts to cause a Registration Statement that registers such Registrable Units to become and remain effective until the earlier of 90 days from the effective date of such Registration Statement or until all of such Registrable Units have been disposed of, or, if the Registration Statement is a shelf registration under Section 4, the earlier of the termination of the period permitted under Rule 415 or until all of such Registrable Units have been disposed of;

                  (b) furnish, at least ten business days before filing, a copy of the Registration Statement that registers such Registrable Units and a Prospectus relating thereto to one counsel selected by the holders of Registrable Units requesting such registration (the "Unitholders' Counsel"), together with copies of all such documents proposed to be filed with the Securities and Exchange Commission therewith (it being understood that such ten business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Unitholders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

                  (c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective as set forth in Section 5(a) until all of such Registrable Units have been disposed of and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Units. If any such Registration Statement refers to any holder of Registrable Units by name or otherwise as the holder of any units of the Partnership, then such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder, to the effect that the holding by such holder of such units is not to be construed as a recommendation by such holder of the investment quality of the Partnership's units covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Partnership, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder;

                  (d) notify in writing the Unitholders' Counsel (i) of the receipt by the Partnership of any notification with respect to any comments by the Commission with respect to such Registration Statement or Prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the receipt by the Partnership of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iii) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of such Registrable Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

                  (e) use its reasonable best efforts to register or qualify such Registrable Units under such other securities or blue sky laws of such jurisdictions as the holders of Registrable Units reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Unitholders to consummate the disposition in such jurisdictions of the Registrable Units owned by the Unitholders; provided, however, that the Partnership will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this subsection (e);

                  (f) furnish to the Unitholders such number of copies of a summary Prospectus, if any, or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Unitholders may reasonably request in order to facilitate the public sale or other disposition of such Registrable Units;

                  (g) without limiting subsection (e) above, use its reasonable best efforts to cause such Registrable Units to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Partnership to enable the Unitholders holding such Registrable Units to consummate the disposition of such Registrable Units;

                  (h) notify the Unitholders holding such Registrable Units on a timely basis at any time when a Prospectus relating to such Registrable Units or any document related thereto includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Unitholders, prepare and furnish to such Unitholders a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (i) make available upon reasonable notice and during normal business hours, for inspection by the Unitholders holding such Registrable Units, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent or representative retained by such Unitholders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent documents and properties of the Partnership (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Partnership's officers, directors and employees to supply all information (together with the Records, the "Information") reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information which the Partnership determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other order from a court or governmental agency or authority of competent jurisdiction, (iii) such Information has been made generally available to the public through no breach of the nondisclosure obligations of the Inspectors or their Affiliates or (iv) such disclosure is required to be made under applicable law;

                  (j) use its reasonable best efforts to obtain from its independent certified public accountants "cold comfort" letters in customary form and at customary times and covering matters of the type customarily covered by cold comfort letters;

                  (k) use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form, if required;

                  (l) provide a transfer agent and registrar (which may be the same entity and which may be the Partnership) for such Registrable Units;

                  (m) promptly issue to any underwriter to which the Unitholders holding such Registrable Units may sell shares in such offering certificates evidencing such Registrable Units;

                  (n) list such Registrable Units on any national securities exchange on which any Common Units are listed or, if the Common Units are not listed on a national securities exchange, use its reasonable best efforts to qualify such Registrable Units for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), or such other national securities exchange or quotation system as the holders of a majority of such Registrable Units shall reasonably request;

                  (o) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its Unitholders, as soon as reasonably practicable, earnings statements covering a period of 12 months beginning within three months after the effective date of the subject Registration Statement (which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act);

                  (p) otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Units contemplated hereby; and

                  (q) cause senior representatives of the Partnership to participate in any "road show" or "road shows" reasonably requested by any underwriter of an underwritten or "best efforts" offering of Registrable Units.

                  Each holder of the Registrable Units, upon receipt of any notice from the Partnership of any event of the kind described in Section 5(h), shall forthwith discontinue disposition of the Registrable Units pursuant to the Registration Statement covering such Registrable Units until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(h), and, if so directed by the Partnership, such holder shall deliver to the Partnership all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Units at the time of receipt of such notice.

         Section 6. Suspension.
                    ----------

                  Anything contained in this Agreement to the contrary notwithstanding, the Partnership may (not more than once with respect to each registration), by notice in writing to each holder of Registrable Units to which a Prospectus relates, require such holder to suspend, for up to 60 days (the "Suspension Period"), the use of any Prospectus included in a Registration Statement filed under Sections 2, 3 or 4 if a Material Transaction exists that would require an amendment to such Registration Statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange
Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Partnership may (but shall not be obligated to) withdraw the effectiveness of any Registration Statement subject to this provision.

         Section 7. Expenses.
                    --------

                  All expenses incurred by the Partnership and the Unitholders in complying with their obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Units, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Partnership's counsel and accountants shall be paid by the Partnership; provided, however, that all underwriting discounts, selling commissions applicable to the Registrable Units and Other Units and fees and expenses of the Unitholders' Counsel and any other counsel of the Unitholders shall be borne by the holders selling such Registrable Units and Other Units, in proportion to the number of Registrable Units and Other Units sold by each such holder.

         Section 8. Indemnification.
                    ---------------

                  (a) In connection with any registration of any Registrable Units under the Securities Act pursuant to this Agreement, the Partnership shall indemnify and hold harmless the holders of Registrable Units, each of such holder's officers, directors, managers, employees, members, partners, shareholders and advisors and their respective Affiliates, each underwriter, broker or any other person acting on behalf of the holders of Registrable Units and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages, liabilities, or actions joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the Registration Statement under which such Registrable Units were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Units, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Partnership of the Securities Act or state securities or blue sky laws applicable to the Partnership or relating to action or inaction required of the Partnership in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or allegedly untrue statement of material fact or omission or alleged omission made in said Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Units in reliance upon and in conformity with written information furnished to the Partnership by the holders of Registrable Units specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus, such indemnity agreement shall not inure to the benefit of any of such Persons if a copy of such final Prospectus had been made available to such Persons and such final Prospectus was not delivered to the purchaser of the Registrable Units with or prior to the written confirmation of the sale of such Registrable Units.

                  (b) In connection with any registration of Registrable Units under the Securities Act pursuant to this Agreement, each holder of Registrable Units shall severally (based on the percentage of all Registrable Units, Primary Units and Other Units included in such registration that were owned by such holder) and not jointly and severally indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Partnership, the Partnership's general partner, each director or manager of the Partnership and its general partner, each officer of the Partnership or the Partnership's general partner who shall sign such Registration Statement, each underwriter, broker or other person acting on behalf of the holders of Registrable Units and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Units, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Partnership or such underwriter by such holder of Registrable Units specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each holder of Registrable Units, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Units effected pursuant to such registration.

                  (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this
         Section 8, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party as set forth in the previous sentence to notify an indemnifying party of any such action shall not (unless such failure shall have a prejudicial effect on the indemnifying party's ability to defend) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the reasonable fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim for all indemnified parties.

                  (d) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations, provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Units, to an amount equal to the net proceeds actually received by such holder from the sale of Registrable Units effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

                  (e) In the defense of any claim or litigation pursuant to this
         Section 8, the indemnifying party shall not, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which imposes restrictions or non-monetary obligations on the indemnified party, nor shall the indemnifying party, without the prior written consent of the indemnified party, consent to entry of any judgment or enter into any settlement unless such judgement or settlement includes an unconditional release of each indemnified party from any liabilities arising out of such claim, action or proceeding.

                  (f) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of Registrable Units.

         Section 9. Underwriting Agreement.
                    ----------------------

                  (a) Notwithstanding the provisions of Sections 5, 6 and 7, to the extent that the Unitholders selling Registrable Units in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Partnership if the Partnership is not a party to the underwriting or similar agreement.

                  (b) If any registration pursuant to Section 2 or Section 4 is requested to be an underwritten offering, the Partnership shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Partnership shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution. No holder of Registrable Units shall be required to make any representations or warranties to, or agreements with, the Partnership, other than representations, warranties or agreements regarding the identity of such holder or such holder's Registrable Units, such holder's intended method of distribution or any other representations, warranties or agreements required by applicable law or any other representations and warranties relating specifically to the information provided by such holder.

                  (c) No Unitholder may participate in any registration hereunder that is underwritten unless such Unitholder agrees to (i) sell such Unitholder's Registrable Units proposed to be included therein on the basis provided in any underwriting arrangements acceptable to the Partnership and the Unitholders and (ii) as expeditiously as possible, notify the Partnership of the occurrence of any event concerning such Unitholder as a result of which the Prospectus relating to such registration contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 10. Information by Holder.
                     ---------------------

                  The Unitholders shall furnish to the Partnership such written information regarding the Unitholders and the distribution proposed by any Unitholders as the Partnership may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

         Section 11. Exchange Act Compliance.
                     -----------------------

                  The Partnership currently complies in all respects with the reporting requirements under the Exchange Act and, from and after the date hereof, the Partnership shall continue at all times to comply with all of the reporting requirements of the Exchange Act applicable to it and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144. The Partnership shall cooperate with the Unitholders in supplying such information as may be necessary for the Unitholders to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

         Section 12. No Conflict of Rights; Future Rights.
                     ------------------------------------

                  The Partnership shall not, after the date hereof, grant any registration rights which conflict with or adversely affect the rights granted to the Unitholders hereby. If at any time following the date hereof, the Partnership shall grant to any present or future holder of units of the Partnership rights to in any manner cause or participate in any Registration Statement of the Partnership that, in the judgment of the Unitholders, are superior to, pari passu with or otherwise conflict with the rights granted to the Unitholders hereby, such grant shall be null, void and ultra vires.

         Section 13. Termination.
                     -----------

                  This Agreement shall terminate and be of no further force or effect when there are no longer any Common Units outstanding that constitute Restricted Units.

         Section 14. Benefits of Agreement.
                     ---------------------

                  Except as provided herein, this Agreement shall bind and inure to the benefit of the Partnership, the Unitholders and subject to Section 15, the respective successors and assigns of the Partnership and the Unitholders.

         Section 15. Assignment.
                     ----------

                  Each Unitholder may assign its rights hereunder to any purchaser or transferee of Registrable Units; provided, however, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as a Unitholder whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement, but only to the extent of its ownership of the assigned Registrable Units, as if such purchaser or transferee was originally included in the definition of a Unitholder herein and had originally been a party hereto.

         Section 16. Mergers, Etc.
                     ------------

                  The Partnership shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Partnership shall not be the surviving entity unless the surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Partnership under this Agreement, and for that purpose references hereunder to "Registrable Units" shall be deemed to include the common equity interests or other securities, if any, which the Unitholders would be entitled to receive in exchange for Common Units under any such merger, consolidation or reorganization, provided that, to the extent the Unitholders receive securities that are by their terms convertible into common equity interests of the issuer thereof, then any such common equity interests as are issued or issuable upon conversion of said convertible securities shall be included within the definition of "Registrable Units."

         Section 17. Entire Agreement.
                     ----------------

                  This Agreement, and the other writings referred to herein or delivered pursuant hereto, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

         Section 18. Notices.
                     -------

                  Any notice, request, instruction, or correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                           (i) if to the Partnership to:

                                    Atlas Natural Resources, L.P.
                                    c/o Atlas Natural Resources GP, LLC
                                    [Address]
                                    Telephone: _____________
                                    Attention:  _____________

                              with a copy to:

                                    O'Sullivan, LLP
                                    30 Rockefeller Plaza
                                    24th Floor
                                    New York, New York 10112
                                    Telephone: (212) 408-2485
                                    Telecopier:  (212) 408-0653
                                    Attention:  John M. Scott

                           (ii) if to the Unitholders, to their respective
                  addresses set forth on Annex I hereto.

                  All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

         Section 19. Modifications; Amendments; Waivers.
                     ----------------------------------

                  The terms and provisions of this Agreement may not be modified or amended except pursuant to a writing signed by the Partnership and Unitholders holding at least a majority of all Registrable Units then outstanding. Any waiver of any provision of this Agreement requested by any party hereto must be granted in advance, in writing by the party granting such waiver; provided, however, that the holders of a majority of all then outstanding Registrable Units may grant a waiver on behalf of all Unitholders. Notwithstanding the foregoing, no amendment, modification or waiver that adversely affects the Resource Unitholders shall be effective as to the Resource Unitholders without the consent of the holders of a majority of the Registrable Units held by the Resource Unitholders.

         Section 20. Counterparts; Facsimile Signatures.
                     ----------------------------------

                  This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

         Section 21. Headings.
                     --------

                  The headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement. The Annex referred to herein is attached hereto and incorporated by reference, and unless the context expressly requires otherwise, such schedules are incorporated in the definition of "Agreement".

         Section 22. Governing Law.
                     -------------

                  All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the internal law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the internal law of some other jurisdiction would ordinarily or necessarily apply.

         Section 23. Remedies.
                     --------

                  (a) Each Unitholder shall have all rights and remedies reserved for such Unitholder pursuant to this Agreement and all rights and remedies which such Unitholder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

                  (b) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         Section 24. Severability.
                     ------------

                  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

                                       ATLAS PIPELINE PARTNERS, L.P.

                                       By: Atlas Pipeline Partners G.P., LLC
                                           its general partner

                                       By:_______________________________
                                          Name:
                                          Title:



                                       RESOURCE AMERICA, INC.

                                       By:_______________________________
                                          Name:
                                          Title:



                                       NEW VULCAN COAL HOLDINGS, LLC:

                                       By:_______________________________
                                          Name:
                                          Title:

                                     ANNEX I


                               UNITHOLDER HOLDINGS



NEW VULCAN COAL HOLDINGS, LLC


         Kisco Management Corporation
         111 Radio Circle
         Mt. Kisco, NY 10549
         Attention: Walter W. Farley
         Telecopy: (914) 244-0683

         DuPont Capital Management
         One Righter Parkway
         Suite 3200
         Wilmington, DE 19803
         Attention: John R. Wolak
         Telecopy: (302) 477-6381

         Harbourton Enterprises
         33 Witherspoon Street
         3rd Floor
         Princeton, NJ 08542
         Attention: James S. Regan
         Telecopy: (609) 924-4155

         Vulcan Capital Management
         805 Third Avenue
         17th Floor
         New York, New York  10022
         Attention: Ford Graham
                    Kevin Davis
         Telecopy: (212) 980-9510

with a copy to (which shall not constitute notice):

         O'Sullivan LLP
         30 Rockefeller Plaza
         New York, NY 10112
         Attention: John Scott
         Telecopy: (212) 728-5950

RESOURCE AMERICA, INC


         Resource America, Inc.
         1845 Walnut Street, Suite 1000
         Philadelphia, PA 19103
         Attention: Jonathan Cohen
         Telecopy: (215) 546-5388

with a copy to (which shall not constitute notice):

         Ledgewood Law Firm
         1521 Locust Street
         Philadelphia, PA  19102
         Telephone: (215) 731-9450
         Telecopier: (215) 735-2513
         Attention: Richard J. Abt

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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among,

                         ATLAS PIPELINE PARTNERS, L.P.,

                        New Vulcan Coal Holdings, L.L.C.,

                                       and

                             Resource America, Inc.





                              ______________, 2002













================================================================================

                                             Exhibit C to Contribution Agreement




                              AMENDED AND RESTATED

                     MASTER NATURAL GAS GATHERING AGREEMENT







              ATLAS NATURAL RESOURCES OPERATING PARTNERSHIP, L.P.,

                         ATLAS NATURAL RESOURCES, L.P.,

                              ATLAS AMERICA, INC.,

                             RESOURCE ENERGY, INC.,

                          VIKING RESOURCES CORPORATION

                                       and

                             RESOURCE AMERICA, INC.







                               _____________, 2002

                              AMENDED AND RESTATED
                     MASTER NATURAL GAS GATHERING AGREEMENT


         THIS AMENDED AND RESTATED MASTER NATURAL GAS GATHERING AGREEMENT (this "Agreement") is made and entered into as of __________________, 2002, by and among ATLAS NATURAL RESOURCES, L.P., a Delaware limited partnership ("ANR"), ATLAS NATURAL RESOURCES OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "OLP"), ATLAS AMERICA, INC., a Delaware corporation ("Atlas America"), RESOURCE ENERGY, INC., a Delaware corporation ("Resource Energy"), VIKING RESOURCES CORPORATION, a Pennsylvania corporation ("Viking Resources," and collectively with Atlas America and Resource Energy, the "Resource Entities") and RESOURCE AMERICA, INC., a Delaware corporation ("Resource America").

                                R E C I T A L S:

         A. The MLP (as defined below) owns and operates a private use natural gas gathering system and related easements, fixtures and facilities consisting of approximately 1,300 miles of pipelines located in New York, Ohio and Pennsylvania, as more particularly described in Exhibit A (as it may be added to, reduced or extended, the "Gathering System").

         B. The Resource Entities have, or may in the future form, Affiliates (as such term is hereinafter defined) for purposes of carrying on the Resource Entities' energy industry business.

         C. As of the date hereof, the Resource Entities and Affiliates own interests in certain wells connected to the Gathering System, as set forth in Exhibit B (the "Resource Entities' Existing Well Interests").

         D. The Resource Entities and Affiliates may drill additional wells, own or acquire interests in other wells or operate (with the authority to determine natural gas gathering arrangements) other wells (excluding Future Investment Program Well Interests, as such term is hereinafter defined), and connect them to the Gathering System or a Third Party Gathering System (as such term is hereinafter defined) after the date of this Agreement in accordance with the terms of this Agreement (the "Resource Entities' Future Well Interests").

         E. As of the date hereof, the Resource Entities and Affiliates have agreements or other arrangements with respect to the gathering of natural gas from interests in wells owned by third parties and connected to the Gathering System, including well interests owned by Investment Programs (as such term is hereinafter defined), which are more particularly described in Exhibit C ("Existing Third Party Well Interests").

         F. The Resource Entities and Affiliates have sponsored or may in the future sponsor Investment Programs which (i) as of or after December 1, 1999, had drilled, (ii) thereafter did drill and (iii) may in the future drill, wells or own or acquire interests in other wells and connect them to the Gathering System or connect them to Third Party Gathering Systems, all as more particularly provided for herein (including wells for which drilling has commenced on or after December 1, 1999, "Future Investment Program Well Interests").

         G. The MLP and the Resource Entities entered into that certain Master Natural Gas Gathering Agreement dated as of February 2, 2000 (the "Existing Gathering Agreement").

         H. The MLP and certain other parties have entered into that certain Contribution Agreement dated January 18, 2002 (the "Contribution Agreement"), and one of the conditions precedent to the closing of the transactions contemplated by the Contribution Agreement is the amendment and restatement of the Existing Gathering Agreement.

         I. The MLP and the Resource Entities entered into that certain Omnibus Agreement dated as of February 2, 2000, providing for, among other things, the drilling by the Resource Entities of additional wells and the connection thereof to the Gathering System (the "Omnibus Agreement"), and those parties desire to terminate the Omnibus Agreement and to modify and incorporate into this Agreement some of the rights and obligations under the Omnibus Agreement.

         J. The MLP and the Resource Entities entered into that certain Distribution Support Agreement dated as of February 2, 2000 (the "Distribution Support Agreement") and those parties desire to terminate the Distribution Support Agreement.

         K. The MLP desires to engage Atlas America with respect to the management, maintenance and operation of the Gathering System, and Atlas America desires to perform such duties as set forth herein.

         L. The MLP and the Resource Entities desire, on the terms and subject to the conditions hereinafter set forth, to amend and restate the Existing Gathering Agreement (a) to continue the gathering and redelivery of the natural gas produced from the Resource Entities' Wells, (b) to provide for the drilling of additional wells and the expansion of the Gathering System by the Resource Entities and (c) to provide for Atlas America's management, maintenance and operation of the Gathering System.

         M. The Resource Entities acknowledge that the Gathering Fee (as such term is hereinafter defined) is to be used by ANR to pay a portion of ANR's distributions to its unitholders.

         NOW, THEREFORE, in consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, amend and restate the Existing Gathering Agreement in its entirety as follows:

                             ARTICLE 1. DEFINITIONS

         Unless otherwise defined herein, the following terms shall have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term "control" means (a) direct or indirect beneficial ownership of 50% or more of the voting securities or voting interest of a Person or, in the case of a limited partnership, of 50% or more of the general partnership interest, either directly or through an entity which the Person controls or (b) the possession of the power to direct the management of a Person, whether through contract or otherwise. For purposes of this Agreement, no Investment Program shall be deemed to be an Affiliate of the Resource Entities.

         "Agreement" means this Amended and Restated Master Natural Gas Gathering Agreement, as it may be amended, modified or supplemented from time to time.

         "Area of Mutual Interest" means that geographic territory comprised of New York, Ohio, Pennsylvania and West Virginia.

         "Capital Budget" has the meaning set forth in Section 11.2.

         "Connectable Well" means a Resource Entities' Well that is drilled within 2,500 feet of the Gathering System, such distance to be measured from the outside edge of the wellhead of the Resource Entities' Well to the nearest point of intersection with the Gathering System.

         "Contribution Agreement" has the meaning set forth in recital H.

         "CPI" shall mean the Consumer Price Index for All Urban Consumers--U.S. City Average for All Items Unadjusted, as published by the United States Department of Labor, Bureau of Labor Statistics, or such successor index as the United States Department of Labor, or a successor agency or department, shall develop as a replacement for such index.

         "Day" means a period of time beginning at 7:00 a.m., Eastern Time, on each calendar day and ending at 7:00 a.m., Eastern Time, on the next calendar day.

         "Delivery Points" means the points on the Gathering System for the redelivery of natural gas from the Gathering System to other pipelines or to customers, as set forth in Exhibit D.

         "Distribution Support Agreement" has the meaning set forth in recital
J.

         "Existing Gathering Agreement" has the meaning set forth in recital G.

         "Existing Third Party Well Interests" has the meaning set forth in recital E.

         "FERC" means the Federal Energy Regulatory Commission and any successor Governmental Authority.

         "Files" means (i) all files, books, records, and accounts in the Resource Entities' possession or to which the Resource Entities have access that in any way relate to the Gathering System and the transportation of natural gas through it, including all such files, records, books and accounts maintained in computer-sensible form, whether on magnetic tape, disks or other storage media, together with the computer software and programs required to enter, delete, read, manipulate, revise, append, transfer, communicate, or print data therein, and including all Gathering System title, easement and contract files, legal files, accounting records, billings, invoices, statements, receipts, daily gauge and run tickets, meter readings, natural gas sales information and pricing terms, correspondence and interpretations; and (ii) all data and information contained in any of the records, books, accounts, files or materials described above.

         "Flow Line" means any flow line from a wellhead, or such other type of line as may connect a well to a gathering system in accordance with standard industry practice.

         "Force Majeure Event" means any act of God, strike, lockout or other industrial disturbance, act of a public enemy, sabotage, war (whether or not an actual declaration is made thereof), blockade, insurrection, riot, epidemic, landslide, lightning, earthquake, flood, storm, fire, washout, arrest and restraint of rules and peoples, civil disturbance, explosion, breakage or accident to machinery or line or pipe, hydrate obstruction of line or pipe, lack of pipeline capacity, repair, maintenance, improvement, replacement, or alteration to plant or line of pipe or related facility, failure or delay in transportation, temporary failure of gas supply or markets, freezing of the well or delivery facility, well blowout, cratering, partial or entire failure of the gas well, the act of any court, agency or Governmental Authority, or any other cause, whether of the kind enumerated or otherwise, which is not within the reasonable control of the party claiming suspension.

         "Future Investment Program Well Interests" has the meaning set forth in recital F.

         "Gathering System" has the meaning set forth in recital A.

         "Gathering Fee" has the meaning set forth in Section 8.1.

         "Governmental Authority" means any federal, state, local, municipal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

         "Gross Sales Price" shall mean the price, per Mcf, due and payable to the Resource Entities for the Resource Entities' Gas sold by them to unaffiliated third parties, without deduction for brokerage fees, commissions or offsets; provided, however, that the Gross Sales Price for any Resource Entities' Gas sold to Affiliates shall be the average Gross Sales Price at that Delivery Point for that period (not taking into account those sales to Affiliates); if there are no sales of Resource Entities' Gas to non-Affiliates at that Delivery Point for the relevant period, the Gross Sales Price for such gas shall be the average Gross Sales Price for non-Affiliates at all Delivery Points for the relevant period.

         "Identified Third Party Gathering System" has the meaning set forth in
Section 4.3(a).

         "Indemnity Claim" has the meaning set forth in Section 11.3.

         "Investment Program" means a Person for whom the Resource Entities or an Affiliate of the Resource Entities acts as a general partner, managing partner or manager and the securities of which have been offered and sold to investors.

         "Mcf" means one thousand (1,000) cubic feet of gas measured at a base temperature of sixty degrees Fahrenheit (60(degree) F) and at a pressure base of fourteen and seventy-three one-hundredths (14.73) psia.

         "MLP" means ANR, the OLP and their Affiliates.

         "Notice" has the meaning set forth in Section 16.10.

         "Omnibus Agreement" has the meaning set forth in recital I.

         "Operating Fee" means the fee to be paid to Atlas America by the MLP in consideration of Atlas America's performance of its obligations set forth herein, except as otherwise indicated, which fee shall include costs related to the categories of sales, general and administrative expenses set forth on Exhibit E attached hereto and which fee shall equal (a) $0.12 per Mcf of natural gas on which the Gathering Fee is paid under this Agreement other than related to any portion of the Gathering System acquired by the MLP pursuant to Section 4.3, and (b) any Operating Fee per Mcf of natural gas on which the Gathering Fee is paid related to any part of the Gathering System acquired by the MLP pursuant to Section 4.3(c), in each case as adjusted on January 1 of each year in a percentage equal to the change in the CPI since the prior January 1.

         "Other Delivery Point" means a delivery point other than on the Gathering System for the delivery of natural gas produced by a Resource Entities' Well.

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, Governmental Authority or other entity.

         "Potential Acquisition" has the meaning set forth in Section 4.3(a).

         "psia" means pounds per square inch absolute.

         "Receipt Points" means the points on the Gathering System to receive natural gas into the Gathering System, as of the date hereof and as may be established from time to time by a Resource Entity.

         "Report" has the meaning set forth in Section 9.2.

         "Resource Entities' Existing Well Interests" has the meaning set forth in recital C.

         "Resource Entities' Field Fuel" means (a) the Resource Entities' allocated share of actual Gathering System fuel requirements, shrinkage, and lost and unaccounted for gas, and (b) house, royalty and farm gas delivered through the Gathering System for third party use pursuant to agreements or other arrangements entered into by a Resource Entity as of the date of this Agreement and as may be agreed to by the MLP pursuant to Section 5.6. Such allocations shall be based upon the proportional volume of natural gas that the Resource Entities' Gas bears to the aggregate volume of natural gas gathered through the Gathering System during the relevant period.

         "Resource Entities' Future Well Interests" has the meaning set forth in recital D.

         "Resource Entities' Gas" means all natural gas produced by the Resource Entities' Wells, except Resource Entities' Wells connected to an Other Delivery Point or a Third Party Gathering System for which the MLP has not assumed the cost of a Flow Line pursuant to Section 4.2(d) and any Resource Entities' Wells included in a Potential Acquisition closed by the Resource Entities in accordance with this Agreement and to which the MLP was not a party.

         "Resource Entities' Wells" means, collectively, the Resource Entities' Existing Well Interests, the Resource Entities' Future Well Interests, Existing Third Party Well Interests and Future Investment Program Well Interests, as drilled or as may be drilled in the Area of Mutual Interest and with respect to which a Resource Entity or Affiliate has authority to enter into natural gas gathering agreements.

         "Third Party Gathering Fee" has the meaning set forth in Section
8.1(a).

         "Third Party Gathering System" means a natural gas gathering system owned by a Person other than the MLP.

                    ARTICLE 2. OPERATION OF GATHERING SYSTEM

         2.1. Management of Gathering System. Except for specific approvals of the MLP as set forth in this Agreement, Atlas America shall conduct and have full control and responsibility over the Gathering System, including its management, maintenance, operation, extension, preservation and replacement. Atlas America shall have sole and exclusive responsibility for settling all allocations of the Gross Sales Price with all Persons having an interest in the Resource Entities' Gas and for collecting gathering fees with respect thereto. Atlas America represents and warrants that it is experienced in operating, maintaining, repairing, replacing and expanding gas gathering systems like the Gathering System, and has the resources available to it to perform all of its obligations under this Agreement, including the number and type of personnel necessary to competently and prudently operate the Gathering System. Atlas America shall be entitled to negotiate, execute and perform contracts, agreements or arrangements necessary or appropriate for it to perform its duties as operator of the Gathering System hereunder; provided, however, that Atlas America may not bind the MLP or take action with respect to the MLP's assets (such as a sale, transfer or hypothecation) without the MLP's express written consent.

         2.2. Standard of Conduct. Atlas America shall act in accordance with the provisions of this Agreement in good faith, with due diligence as a reasonable and prudent operator of gas gathering pipeline systems.

                               ARTICLE 3. FILES.

         3.1. Inspection and Audit. The MLP shall have the right, from time to time, (a) to inspect any portion of the Gathering System and the Resource Entities' facilities at the Receipt Points (and Atlas America shall cooperate with such inspections), and (b) to audit, inspect, copy and verify (and Atlas America shall provide upon request of the MLP) all Files, including those that form the basis or source documents for a Report. In addition, the MLP may request that Atlas America provide, and Atlas America shall provide, access to Atlas America's personnel familiar with the Gathering System and the Files to answer questions, including the provision of personnel to assist with field visits to the Gathering System. Any inspection, audit, copying, verification or provision of Atlas America personnel shall be (i) upon at least twenty-four (24) hours prior Notice to Atlas America, (ii) conducted on business days during normal business hours, and (iii) coordinated with Atlas America.

         3.2. Retention. Atlas America shall keep and maintain the Files during the term of this Agreement and for a period of three (3) years thereafter; provided, however, that (a) all test data, charts, and similar data pertaining to the measurement and testing of the Resource Entities' Gas, (b) all Files relating to natural gas volumes or prices, and (c) all records relating to any Report or statement delivered pursuant to Article 9, need be retained for only five (5) years from the date of such measurement, testing, sale, throughput or statement, unless a longer period is prescribed by applicable regulations of a Governmental Authority.

         3.3. Maintenance. Atlas America shall preserve, protect, and maintain the Files in accordance with standard industry practices. Atlas America shall promptly and routinely enter and/or deposit in the Files all items that constitute Files as they are received by or become available to the Resource Entities.

                        ARTICLE 4. WELLS AND FLOW LINES

         4.1. Drilling and Connection of New Wells. The Resource Entities and Resource America, on behalf of themselves, their Affiliates or Investment Programs, shall, no later than March 15, 2005, drill and connect to the Gathering System at least 500 new Connectable Wells. Such wells shall be capable of producing natural gas in commercial quantities for delivery into the Gathering System, consistent with past practices, and will constitute Resource Entities' Future Well Interests or Future Investment Program Well Interests, as applicable. At least 175 of such wells shall be drilled and connected (pursuant to Section 4.2(a)) no later than March 15, 2003. All Connectable Wells drilled and connected (pursuant to Section 4.2(a)) after January 2, 2002, shall count towards this commitment.

         4.2. Construction of Flow Lines.

                  (a) The Resource Entities jointly and severally agree that, upon the drilling and completion of a Connectable Well, the Resource Entities shall, at their sole cost and expense, promptly connect that Connectable Well to the Gathering System by the construction of a Flow Line to a Receipt Point.

                  (b) To the extent provided for in a Capital Budget or otherwise proposed to the MLP by Atlas America (which proposal shall not be unreasonably denied, delayed or withheld by the MLP) and with respect to a Resource Entities' Well other than a Resource Entities' Well subject to Section 4.2(a), (c) or (d), if a Resource Entity constructs a Flow Line from any such Resource Entities' Well to within 1,000 feet of the Gathering System (such distance to be measured from the end of the related Flow Line from the Resource Entities' Well to the nearest point of intersection with the Gathering System), the MLP shall assume the actual cost of extending the Gathering System to meet such Flow Line, but in no event shall the aggregate of the cost for all such extensions exceed the projected cost therefor in a Capital Budget, plus 10%, except that such costs for connections made pursuant to proposals not included in the Capital Budget, but approved by the MLP, shall not be in excess of the proposed cost therefor plus 10%. Atlas America shall complete construction of the Gathering System extension within sixty (60) days after the date designated by the Resource Entities as the date such Resource Entities' Well will be completed as a producing natural gas well. The extension constructed on behalf of the MLP shall be the property of the MLP and part of the Gathering System, and the gas delivered through that extension shall be subject to the Gathering Fee and the Operating Fee. The MLP shall reimburse Atlas America for the costs of constructing such extension in accordance with Section 9.1.

                  (c) To the extent provided for in a Capital Budget and with respect to a Resource Entities' Well other than a Resource Entities' Well subject to Section 4.2(a), (b) or (d), the MLP shall assume the actual cost of extending the Gathering System to within 2,500 feet of that Resource Entities' Well (such distance to be measured from the end of the related Flow Line from the Resource Entities' Well to the nearest point of intersection with the Gathering System), but in no event shall such cost be more than 10% in excess of the projected cost thereof in a Capital Budget. Atlas America shall complete construction of the Gathering System extension within sixty (60) days after the date designated by the Resource Entities as the date such Resource Entities' Well will be completed as a producing natural gas well. The extension constructed on behalf of the MLP shall be the property of the MLP and part of the Gathering System, and the gas delivered through that extension shall be subject to the Gathering Fee and the Operating Fee. The MLP shall reimburse Atlas America for the costs of constructing such extension in accordance with
Section 9.1.

                  (d) To the extent provided for in a Capital Budget and with respect to a Resource Entities' Well other than a Resource Entities' Well subject to Section 4.2(a), (b) or (c), the MLP shall assume the cost of the construction of the Flow Line to an Other Delivery Point or Third Party Gathering System, but in no event shall such cost be more than 10% in excess of the projected cost thereof in a Capital Budget. Atlas America shall complete construction of the Gathering System extension within sixty (60) days after the date designated by the Resource Entities as the date such Resource Entities' Well will be completed as a producing natural gas well. The Flow Line constructed on behalf of the MLP shall be the property of the MLP and part of the Gathering System, and the gas delivered through that extension shall be subject to the Gathering Fee. The MLP shall reimburse Atlas America for the costs of constructing such Flow Line in accordance with Section 9.1.

         4.3. Potential Acquisitions.

                  (a) Upon the identification by any of the Resource Entities or the MLP of any properties or leases within the Area of Mutual Interest for possible acquisition by the Resource Entities, the MLP or any Affiliate (each, a "Potential Acquisition") that include a Third Party Gathering System and related easements, fixtures and facilities (the "Identified Third Party Gathering System"), the identifying party shall give Notice to the other party of the identification of such proposed acquisition. To aid the Resource Entities in identifying such possible acquisitions, Exhibit F attached hereto sets forth general criteria by which the MLP expects to value any potential acquisition, which exhibit may be amended from time to time by Notice from the MLP to the Resource Entities, and which the Resource Entities acknowledge do not constitute strict criteria. The Notice shall identify the seller and the proposed sales price of the Potential Acquisition, and shall include all written information about the Potential Acquisition provided to the identifying party by or on behalf of the seller, and any information or analyses compiled by the identifying party or that the identifying party has in its possession from other sources.

                  (b) The MLP and the Resource Entities shall then proceed jointly to formulate a bid for the Potential Acquisition, with the MLP's bid to be for the Identified Third Party Gathering System and the Resource Entities' bid to be for the remaining properties, wells and/or leases. The parties agree to use all reasonable business efforts to effect their bids within the time frame specified by the applicable seller. At any time during the bid process but before the execution of any definitive documents with respect to the purchase of the Potential Acquisition, either the MLP or the Resource Entities may give Notice to the other of their desire not to continue with the bid. In such case, the other party may continue with the bid for its own account and with no obligation to the other under this Agreement with respect to the properties then identified to be included in the Potential Acquisition.

                  (c) In connection with the MLP's bid, the MLP shall give Notice to Atlas America of the Operating Fee the MLP proposes to be applicable to the Identified Third Party Gathering System. Atlas America shall then elect by Notice to the MLP whether Atlas America agrees to operate the Identified Third Party Gathering System under this Agreement with the application of that Operating Fee or not. If Atlas America agrees thereto and the Potential Acquisition is completed, the Identified Gathering System shall become a part of the Gathering System subject to the applicable Operating Fee, and the gas delivered through the Identified Third Party Gathering System will be subject to the Gathering Fee. If Atlas America does not so elect to operate the Identified Third Party Gathering System, the MLP shall give Notice to the Resource Entities of the MLP's election (i) to continue with the bid process and the potential completion of the Potential Acquisition using another Person to operate the Identified Third Party Gathering System, or (ii) to not continue the bid process and to not participate in the Potential Acquisition. In the case of clause (i), upon completion of the Potential Acquisition, the Identified Third Party Gathering System shall become a part of the Gathering System and the gas delivered through the Identified Third Party Gathering System will be subject to the Gathering Fee, but no Operating Fee shall be due to Atlas America with respect thereto; provided, however, that the Operating Fee agreed to, or paid by, the MLP to the other Person for operating the Identified Third Party Gathering System shall be no more than that proposed by the MLP to Atlas America. In the case of clause (ii), the Resource Entities may continue with the bid for their own account and with no obligation to the MLP under this Agreement with respect to the properties then identified to be included in the Potential Acquisition.

                  (d) If the joint bid for the Potential Acquisition is rejected, either party may bid for the Potential Acquisition for its own account and such Potential Acquisition, if completed, shall not be subject to the terms of this Agreement.

                  (e) The Resource Entities and the MLP shall not, and shall cause their Affiliates not to, acquire any Third Party Gathering System within the Area of Mutual Interest without compliance with the terms of this Agreement.

         4.4. Title.

                  (a) The MLP shall own and have title to (i) the Gathering System as of the date hereof, (ii) any Flow Line or extension of the Gathering System, together with the related easements, and facilities, constructed on behalf of the MLP pursuant to Sections 4.2(b), (c) and (d); and (iii) any Identified Third Party Gathering System, together with the related easements, fixtures and facilities, included in any Potential Acquisition which has been consummated in which the MLP is a party.

                  (b) Except to the extent ownership or title resides in an Investment Program, the Resource Entities shall own and have title to any Flow Line, together with the related easements, constructed from (i) any Connectable Well to a Receipt Point pursuant to Section 4.2(a), (ii) a Resource Entities' Well to the point at which ownership and title start for the MLP pursuant to
Section 4.2(b), (iii) any Flow Line that otherwise would have been subject to
Section 4.2(d) for which the costs were not included in a Capital Budget in accordance with Section 11.2, and (iv) any Identified Third Party Gathering System, together with the related easements and facilities, included in any Potential Acquisition which has been consummated in which the MLP is not a party.

                  (c) The Resource Entities shall use their best efforts to cause title to any of the items specified in clause (a) above to be vested in the MLP, as directed by the MLP. The Resource Entities shall make all appropriate or necessary filings with any Governmental Authority related thereto. Prior to such assignment, the Resource Entities shall hold in trust all such items for the use and benefit of the MLP.

         4.5. New Investment Programs. The Resource Entities shall cause a manager of one of the Investment Programs currently existing to be designated as the manager for Investment Programs organized after the date hereof, and agree that the natural gas wells which are operated by a Resource Entity or an Affiliate and owned by Investment Programs organized after the date hereof shall be deemed to be Future Investment Program Well Interests for purposes of this Agreement.

                         ARTICLE 5. GATHERING SERVICES

         5.1. Receipt of Gas. Subject to the terms, limitations and conditions of this Agreement, the Resource Entities dedicate, and shall cause their Affiliates and all Investment Programs to dedicate, all of the Resource Entities' Gas to this Agreement; provided, however, that the Resource Entities may reserve a reasonable amount of the Resource Entities' Gas, prior to delivery
(a) at the Receipt Points into the Gathering System for fuel to operate the Resource Entities' Wells, (b) at the Receipt Points into the Gathering System for fuel to operate the Resource Entities' facilities and related equipment installed to deliver the Resource Entities' Gas to the MLP and (c) at the Delivery Points for house, royalty or farm gas agreed to be delivered prior to the date hereof or otherwise approved by the MLP subsequent to the date hereof pursuant to Section 5.6.

         5.2. Redelivery of Gas. Atlas America shall cause the Gathering System to gather, compress and redeliver, on a fully interruptible basis, to the Delivery Points, a quantity of gas equal, on an Mcf basis, to the quantity of the Resource Entities' Gas received at the Receipt Points, less the Resource Entities' Field Fuel.

         5.3. Resource Entities' Field Fuel. Atlas America shall calculate on a monthly basis the Resource Entities' Field Fuel by allocating such quantities of actual Gathering System fuel requirements, shrinkage, and lost and unaccounted for gas between all shippers using the Gathering System or a portion thereof. Atlas America may cause the Gathering System to retain and use the Resource Entities' Field Fuel as fuel for compression and other operations on the Gathering System.

         5.4. Commingling Resource Entities' Gas. Atlas America shall have the right to commingle the Resource Entities' Gas with other natural gas in the Gathering System. Atlas America shall cause the Gathering System to extract, or permit to be extracted, at Atlas America's sole cost and expense, condensate from the Resource Entities' Gas to the extent necessary to meet the quality requirements of the receiving pipeline at the Delivery Points or for proper functioning of the Gathering System.

         5.5. Resource Entities' Gas. Except for the Resource Entities' Field Fuel and products removed in treating the Resource Entities' Gas prior to delivery to a Receipt Point, title to the Resource Entities' Gas shall remain with the Resource Entities or, (a) with respect to the Resource Entities' Gas from Existing Third Party Well Interests, the owners of such wells, and (b) with respect to the Resource Entities' Gas from Investment Programs, the Investment Programs owning such wells.

         5.6. House, Royalty or Farm Gas. After the date hereof, the Resource Entities shall not enter into any agreement with any Person to provide house, royalty or farm gas after a Receipt Point without the prior written consent of the MLP.

                  ARTICLE 6. DELIVERY PRESSURE AND GAS QUALITY

         6.1. Receipt Points; Delivery Points. The Resource Entities shall deliver the Resource Entities' Gas or any other natural gas to be delivered through the Gathering System at a pressure sufficient to effect delivery into the Gathering System at the Receipt Points. Atlas America shall use its reasonable best efforts to redeliver the Resource Entities' Gas or any other natural gas delivered through the Gathering System at a pressure sufficient to effect redelivery from the Gathering System at the Delivery Points.

         6.2. Compression. Atlas America shall cause the Gathering System to maintain all compression facilities of the Gathering System and shall cause to be installed such additional compression facilities in accordance with a Capital Budget, as may be commercially reasonable and necessary or appropriate for the operation of the Gathering System under good industry practices.

         6.3. Wellhead Equipment. With respect to the Resource Entities' Wells, the Resource Entities shall install, operate and maintain all wellhead and pressure regulating equipment necessary to prevent the delivery pressure of the Resource Entities' Gas at the Receipt Points from exceeding the maximum pressure for the commercial operation of the Gathering System.

         6.4. Gas Quality. Atlas America shall ensure that all of the Resource Entities' Gas or any other natural gas delivered into the Gathering System is commercially free from liquids of any kind, air, dust, gum, gum-forming constituents, harmful or noxious vapors, or other solid or liquid matter that may interfere with the merchantability of the Resource Entities' Gas or any other natural gas transported through the Gathering System or that may cause injury to or interfere with proper operation of the lines, regulators, meters or other equipment of the Gathering System, other than dehydration, which shall occur no later than at a Delivery Point. Atlas America shall ensure that the Resource Entities' Gas and any other natural gas transported through the Gathering System shall conform to applicable quality specifications of the receiving pipeline at each applicable Delivery Point.

                       ARTICLE 7. MEASUREMENT AND TESTING

         7.1. Measurement Equipment. Measurement of the Resource Entities' Gas shall take place at the Receipt Points. The Resource Entities shall install, or cause to be installed, at or near the Receipt Points, orifice meters or other measuring equipment necessary to measure accurately the volumes of the Resource Entities' Gas being delivered into the Gathering System, to the extent such meters or other measuring equipment have not been installed as of the date of this Agreement. Such measuring equipment shall be comparable to the measuring equipment of other parties delivering gas into the Gathering System.

         7.2. Delivery Points. The measurement of, and tests for, quality of the Resource Entities' Gas redelivered at the Delivery Points shall be governed by and determined in accordance with the requirements of the receiving pipeline at each Delivery Point. Atlas America shall install, or cause to be installed, at or near the Delivery Points, orifice meters or other measuring equipment necessary to measure accurately the volumes of the Resource Entities' Gas to be redelivered at the Delivery Points, in cases where such meters or other measuring equipment have not been installed as of the date of this Agreement. Such measuring equipment shall be comparable to the measuring equipment of other parties redelivering gas at the Delivery Points.

         7.3. Chart Integration. Atlas America shall be responsible for reading the meters at the Receipt Points and the Delivery Points. Atlas America shall furnish, install, remove and integrate all recording charts used in such meters in accordance with industry standard practices.

         7.4. Unit of Volume. The unit of volume for purposes of measurement shall be one (1) cubic foot of gas at a temperature base of sixty degrees Fahrenheit (60(degree) F) and at a pressure base of fourteen and seventy-three one-hundredths (14.73) psia. In the event that natural gas delivered or redelivered under this Agreement is measured by heating content (in British thermal units or decatherms) rather than volume, appropriate adjustments to this Agreement will be made, including periodic tests by the Resource Entities to determine and confirm the heating content of such gas.

         7.5. Testing Procedures. Atlas America shall determine the meter calibrations schedule for each meter on the Gathering System. Such calibrations shall occur at least once every twelve (12) months but not more frequently than once every six (6) months. No testing, calibration or adjustment of a meter or related equipment shall be performed without the MLP's first being given five
(5) days' prior Notice thereof and having the opportunity to be present.

         7.6. Meter Inaccuracy. If, at any time, any meter is found to be out of service or registering inaccurately in any percentage, it shall be adjusted at once by Atlas America to read accurately within the limits prescribed by the meter's manufacturer. If such equipment is out of service or inaccurate by an amount exceeding three percent (3%) of a reading corresponding to the average flow rate for the period since the last test, the previous readings shall be corrected for the period that the meter is known to be inaccurate, or, if not known, a period of one-half (1/2) the elapsed time since the last test; provided, however, the Operating Fee and Gathering Fee previously paid will be adjusted retroactively between the parties based on any corrected volumes but the volumes allocated among shippers on the Gathering System shall be adjusted only prospectively. The volume of the Resource Entities' Gas delivered during such period shall be estimated by Atlas America either (a) by using the data recorded by any check measuring equipment if installed and accurately registered, (b) by correcting the error if the percentage of error is ascertainable by calibration, test, or mechanical calculation or, if neither such method is feasible, (c) by estimating the quantity delivered based upon deliveries under similar conditions during a period when the equipment registered accurately. No volume correction shall be made for metering inaccuracies of three percent (3%) or less.

         7.7. Meter Testing. If the MLP requests that a meter be tested, then Atlas America shall have the meter tested in the presence of, and to the satisfaction of, the MLP. If the meter tested proves to be accurate within plus or minus three percent (3%) at its normal operating range, then the cost of testing and recalibrating the meter shall be borne by the MLP. In all other cases, such costs will be borne by Atlas America. Atlas America shall conduct all required tests within ten (10) days of a request by the MLP. Atlas America shall notify the MLP at least five (5) working days prior to the test of the date, time and location of such test.

                            ARTICLE 8. GATHERING FEE

         8.1. Calculation. As consideration for the gathering of the Resource Entities' Gas through the Gathering System, and except as otherwise provided in this Article 8, the Resource Entities, jointly and severally, shall pay to the MLP a gathering fee (the "Gathering Fee") equal to the higher of $0.35 or 16% of the Gross Sales Price, calculated on an Mcf basis, for natural gas:

                  (a) delivered by any of the Resource Entities' Wells to Receipt Points, a Third Party Gathering System or an Other Delivery Point (except to the extent the MLP (i) did not agree to the inclusion of the cost of a Flow Line to a Third Party Gathering System or Other Delivery Point in a Capital Budget or (ii) was not a party to a Potential Acquisition pursuant to
Section 4.3, and except that the Gathering Fees with respect to Resource Entities' Wells connected to a Third Party Gathering System or Other Delivery Point for which Gathering Fees are payable hereunder shall be reduced by any gathering fee paid by Atlas America to an operator of that Third Party Gathering System, but in no case shall the reduction be more than the third party gathering fee proposed to be paid by Atlas America to the operator of such Third Party Gathering System in the applicable Capital Budget (the "Third Party Gathering Fee")); and

                  (b) owned by third parties and delivered though the Gathering System pursuant to third party agreements with any of the Resource Entities or their Affiliates in existence on February 2, 2000.

In the case of both (a) and (b), the amount of natural gas as to which the Gathering Fee shall be payable shall be reduced by the amount of the Resource Entities' Field Fuel; provided, however, that no reduction shall be made for gas lost due directly or indirectly to actions or inactions of Atlas America other than gas lost in the operation and maintenance of the Gathering System in the ordinary course of business in accordance with this Agreement; and provided, further, that no reduction shall be made for any house, royalty or farm gas for which the recipient pays a Gross Sales Price. The Gathering Fee for wells owned by third parties (other than Investment Programs) and connected to the Gathering System after February 2, 2000 and before the date of this Agreement shall be as set forth in agreements between the owners or operators thereof and the MLP; the Gathering Fee for wells owned by third parties (other than Investment Programs) and connected to the Gathering System after the date of this Agreement shall be as agreed upon by Atlas America, on behalf of the MLP, with the owners or operators of such wells, subject to the prior written approval of the MLP.

         8.2. Ceiling. The parties agree and understand that at no time during the term of this Agreement shall the Gathering Fee be more than $0.80/Mcf, as adjusted on January 1 of each year in a percentage equal to the change in the CPI since the prior January 1.

                         ARTICLE 9. BILLING AND PAYMENT

         9.1. Monthly Statements. Atlas America shall prepare and submit to the MLP each month a statement showing for the prior month:

                  (a) with respect to each well connected to the Gathering System, the volumes of natural gas received at each Receipt Point and the volumes of natural gas delivered to each Delivery Point;

                  (b) the Resource Entities' Field Fuel;

                  (c) a detailed calculation of the aggregate Gathering Fee, including an itemization of the Gross Sales Price(s);

                  (d) a calculation of the aggregate Operating Fee;

                  (e) a detailed accounting of all costs incurred on behalf of the MLP pursuant to this Agreement in accordance with a Capital Budget, with a comparison of the actual expenditures under that Capital Budget to the amounts budgeted thereunder;

                  (f) a detailed accounting of the costs incurred pursuant to
Section 11.3; and

                  (g) any such information as may be requested by the MLP.

Atlas America shall provide that statement to the MLP within thirty (30) days after the end of each month. The aggregate Gathering Fee, less the amounts in clauses (d), (e) and (f) above, shall be due and payable by the Resource Entities to an account designated by the MLP simultaneously with the MLP's receipt of Atlas America's statement described above.

         9.2. Quarterly Reports. In addition, Atlas America shall provide to the MLP, not later than fifteen (15) business days after the end of each three-month period ending on March 31, June 30, September 30 or December 31 of any year (each a "Fiscal Quarter"), a report setting forth, with respect to both the preceding Fiscal Quarter and estimated for the Fiscal Quarter thereafter (each, a "Report"):

                  (a) the location and number of all Resource Entities' Wells for which drilling was commenced or completed;

                  (b) the status of all Resource Entities' Wells for which drilling is continuing;

                  (c) the number of Resource Entities' Wells connected or otherwise added to the Gathering System; and

                  (d) any such information as may be requested by the MLP.

A Report shall be substantially in the form attached hereto as Exhibit G or in such other form as may be reasonably acceptable to the MLP.

                                ARTICLE 10. TERM

         10.1. Term. Subject to the other provisions of this Agreement, this Agreement shall become effective as of its date and shall remain in effect so long as gas is produced in economic quantities without a lapse of more than ninety (90) days from any of the Resource Entities' Wells.

         10.2. Termination. Notwithstanding Section 10.1, this Agreement shall terminate, and no party shall have any further obligation hereunder (except for any amounts outstanding and due as of the date of termination) if the Resource Entities fail at any time to timely pay any Gathering Fee, and any related late fees, to the MLP for a period of two consecutive months, whereupon the MLP may terminate this Agreement upon twenty (20) days prior Notice to the Resource Entities; provided, however, that if the Resource Entities cure the default and pay any late fees thereon within such 20-day period, then this Agreement will continue in effect. Upon any termination hereunder, the obligations of the Resource Entities under Article 11 shall survive with respect to any matters related to the period prior to termination.

         10.3. Change of Control; Material Adverse Effect. Notwithstanding anything in this Agreement to the contrary and except as set forth in this
Section 10.3, the MLP and Atlas America each may terminate the application of this Agreement as to any Resource Entities' Wells (and the Resource Entities' Gas therefrom) drilled or completed after the date of a Change of Control or Material Adverse Effect, except for Resource Entities' Wells required to be connected to the Gathering System pursuant to Section 4.1. Any Notice of termination under this Section 10.3 given by Atlas America shall not be effective until one (1) year after the date of the Notice. Atlas America shall give the MLP prompt notice of the occurrence of a Change of Control or a Material Adverse Effect. For purposes of this Agreement, a "Change of Control" means (a) the acquisition of Atlas America by virtue of being merged into or consolidated with, a Person deemed not to be an Affiliate of Resource America following the transaction, (b) the sale, assignment or other disposition of more than fifty percent (50%) of the capital stock or other ownership rights in Atlas America to a Person deemed not to be an Affiliate of Resource America following the transaction or (c) the sale of all or substantially all of the assets of Atlas America to a Person deemed not to be an Affiliate of Resource America following the transaction. For purposes of this Agreement, a "Material Adverse Effect" means a circumstance or event or set of circumstances or events that renders Atlas America incapable of timely performing any of its material obligations under this Agreement.

         10.4. Uneconomic Operation. Notwithstanding Section 10.1, if at any time the MLP determines, in its sole discretion and whether or not based upon a recommendation by Atlas America, that continued operation of all or any part of the Gathering System is not economically justified, the MLP may cease receiving Resource Entities' Gas from the relevant part of the Gathering System and terminate this Agreement as to such part of the Gathering System (the "Terminated System) by giving at least ninety (90) days' notice to the Resource Entities. In such event, and concurrently with such notice, the MLP shall offer the Resource Entities the right to purchase the Terminated System from the MLP for $10.00. The Resource Entities shall exercise such right on or before sixty
(60) days after receipt of the termination notice. The Resource Entities shall be responsible for all costs and expenses related to such purchase, including filing fees, and such purchase shall be without recourse, representation or warranty. Closing on the purchase shall be on the day specified in the termination notice as the termination date. If the Terminated System is acquired by the Resource Entities and remains connected to any other portion of the Gathering System, the Resource Entities shall have the right to deliver natural gas from the Terminated System to the Gathering System, and this Agreement shall continue in effect with respect to the natural gas so delivered by the Resource Entities.

                   ARTICLE 11. COSTS AND EXPENSES; LIABILITY

         11.1. Costs to be Borne by the Resource Entities. Except as specifically set forth in this Agreement, the Resource Entities shall pay and bear all costs and expenses related to their provision of services under this Agreement and the Gathering System, including its operation and maintenance.

         11.2. Capital Budget.

                  (a) Attached hereto as Exhibit H is a detailed capital budget for the Gathering System for the period from the date of closing under the Contribution Agreement to December 31, 2002 and for the 2003 calendar year. Atlas America shall, no later than ninety (90) days before the end of the 2003 calendar year and each calendar year thereafter, submit a capital budget for the coming year. Any capital budgets approved by the MLP in accordance with Section 11.2(b) and additions or increases thereto approved by the MLP shall constitute a "Capital Budget." Each Capital Budget shall list all Resource Entities' Wells projected for drilling and connection in any given year (categorized based on the applicable clause of Section 4.2), together with projected costs and expenses, with respect to each Resource Entities' Well, applicable to the construction described in Section 4.2(b), (c) or (d), which costs shall include only costs related to the construction of applicable Flow Lines, extension of the Gathering System, additional compression requirements for the Gathering System and title costs related to Section 4.4. Atlas America shall include in the Capital Budget portion relating to Section 4.2(d) the proposed Third Party Gathering Fee. Each Capital Budget shall indicate the projected quarter in which Atlas America expects to incur the applicable costs and expenses.

                  (b) Each Capital Budget shall be subject to review and approval by the MLP, which approval shall not be unreasonably denied, delayed or withheld. Notwithstanding the foregoing, the MLP may elect in its own discretion not to include in a Capital Budget the costs for a Resource Entities' Well that would be subject to Section 4.2(d), whereupon the Resource Entities may construct the Flow Line to an Other Delivery Point or to the Third Party Gathering System, the Flow Line shall be the property of the Resource Entities and the gas delivered from such Resource Entities' Well to the Other Delivery Point or Third Party Gathering System will not be subject to the Gathering Fee or the Operating Fee. The Capital Budget for the year ending December 31, 2002 shall not be in excess of $1,750,000. Until the approval by the MLP, the prior year's budget (adjusted for throughput volume increases during such year over the volume assumed for purposes of such year's budget) shall be applicable. The MLP and Atlas America shall use their reasonable best efforts to approve the Capital Budget prior to the beginning of the applicable calendar year. To the extent not captured by Sections 4.2(b),(c) or (d), any costs in a Capital Budget shall be payable in accordance with Section 9.1, but in no event more than 110% of the actual cost thereof.

         11.3. Sales, General and Administrative Costs. Simultaneously with Atlas America's submission of any Capital Budget pursuant to Section 11.2(a), Atlas America shall deliver to the MLP an estimate of the projected sales, general and administrative costs that reflect an allocation of Atlas America salaried personnel directly attributable to the management of the Gathering System, related benefits at 23% of the allocated salary, vehicles and other costs related to the operation of the Gathering System. The MLP shall be responsible for payment of costs for such items provided by Atlas America plus 10%, and for actual costs of such items provided by third parties.

         11.4. Taxes. The Resource Entities shall pay or cause to be paid all taxes and assessments imposed on the Resource Entities hereunder with respect to the Resource Entities' Gas gathered hereunder prior to and including its delivery to the MLP. The Resource Entities shall pay, in the name of and on behalf of the MLP, all taxes, levies or charges that the MLP may be required to pay with respect to the Gathering System or to collect from the Resource Entities by reason of all services performed for the Resource Entities hereunder other than sales taxes for a sale made by the MLP, taxes or assessments with respect to the MLP's income, capital, other properties, franchises or similar matters relating solely to the MLP's general business activities or partnership or corporate existence or those of any of its subsidiaries. The Resource Entities shall pay any taxes or other statutory charges levied or assessed against any of the facilities used for the purposes of carrying out the provisions of this Agreement.

         11.5. Resource Entities' Indemnity. The Resource Entities shall, jointly and severally, indemnify, hold harmless and defend the MLP, the general partner of the MLP and the officers, agents, employees, representatives and contractors of the MLP and such general partner (each, an "MLP Indemnified Person") against any liability, loss or damage whatsoever, including fees, liens, taxes, costs and attorneys fees (collectively, a "Loss"), suffered by an MLP Indemnified Person, where such Loss arises, directly or indirectly, out of any demand, assertion, claim, action or proceeding, judicial or otherwise, cause of action or suit (collectively an "Indemnity Claim") brought by any Person and related, directly or indirectly and without limitation, to:

                  (a) any costs, expenses or taxes payable by the Resource Entities hereunder;

                  (b) the operation of the Gathering System and related facilities;

                  (c) any Resource Entities' Well;

                  (d) any breach by the Resource Entities of this Agreement (excluding Losses claimed or asserted by or on behalf of the MLP for breach of this Agreement);

                  (e) any assertion of ownership of, or an interest in, any part of the Gathering System or the easements, fixtures or facilities related thereto by any third party, or any other failure of the MLP's title to the Gathering System or any portion thereof;

                  (f) a third party assertion of ownership of, or an interest in, any part of the Resource Entities' Gas or the Resource Entities' Wells;

                  (g) a third party assertion of an economic interest in the Resource Entities' Gas or a Resource Entities' Well; and

                  (h) the lack of odorization of any natural gas in the Gathering System;

provided, however, that that the Loss was not caused in whole or in material part by the gross negligence or willful misconduct of an MLP Indemnified Person.

         11.6. Notice and Defense of Third Party Claims.

                  (a) The MLP, promptly upon its discovery of facts giving rise to an Indemnity Claim, shall give prompt Notice thereof to the Resource Entities, together with a statement of such information respecting any of the foregoing as the MLP shall have. The Notice shall include a formal demand for indemnification under this Agreement. The Resource Entities will not be obligated to indemnify any MLP Indemnified Person with respect to any Indemnity Claim if the MLP failed to notify the Resource Entities in accordance with the provisions of this Agreement in sufficient time to permit the Resource Entities or their counsel to defend against such matter and to make a timely response thereto including, without limitation, any responsive motion or answer to a complaint, petition, notice or other legal, equitable or administrative process relating to the indemnity Claim, but only insofar as such failure to notify the Resource Entities has actually resulted in prejudice or damage to the Resource Entities.

                  (b) The Resource Entities shall be entitled, at their cost and expense, to contest and defend by all appropriate legal proceedings any Indemnity Claim with respect to which the Resource Entities are called upon by the MLP to indemnify any MLP Indemnified Party under the provisions of this Agreement; provided, that Notice of the intention to so contest shall be delivered by the Resource Entities to the MLP within twenty (20) days from the date of receipt by the Resource Entities of Notice by the MLP of the assertion of the Indemnity Claim. Any such contest may be conducted in the name and on behalf of the Resource Entities or such MLP Indemnified Party, as may be appropriate. Such contest shall be conducted by reputable counsel employed by the Resource Entities and not reasonably objected to by the MLP, but the MLP shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense. The Resource Entities shall have full authority to determine all action to be taken with respect thereto; provided, however, that the Resource Entities will not have the authority to subject the MLP or such MLP Indemnified Party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense. If the Resource Entities elect not to contest any such Indemnity Claim, the Resource Entities shall be bound by the result obtained with respect thereto by the MLP. If the Resource Entities shall have assumed the defense of an Indemnity Claim, such MLP Indemnified Party shall agree to any settlement, compromise or discharge of an Indemnity Claim that the Resource Entities may recommend and that by its terms obligates the Resource Entities to pay the full amount of the liability in connection with such Indemnity Claim (which agreement shall be contingent on the making of such payment), which releases such MLP Indemnified Party completely in connection with such Indemnity Claim and which would not otherwise adversely affect such MLP Indemnified Party.

                  (c) If requested by the Resource Entities, the MLP shall cooperate with the Resource Entities and its counsel in contesting any Indemnity Claim that the Resource Entities elect to contest or, if appropriate, in making any counterclaim against the person asserting the Indemnity Claim, or any cross-complaint against any person, and the Resource Entities will reimburse the MLP or any MLP Indemnified Party for any out-of-pocket expenses incurred by it in so cooperating. At no cost or expense to the MLP or any MLP Indemnified Party, the Resource Entities shall cooperate with the MLP or any MLP Indemnified Party and their counsel in contesting any Indemnity Claim.

                  (d) The MLP agrees to afford the Resource Entities and their counsel the opportunity to be present at, and to participate in, conferences with all persons, including Governmental Authorities, asserting any Indemnity Claim against the MLP or any MLP Indemnified Party or conferences with representatives of or counsel for such persons.

         11.7. Overdue Payments. Any amount under this Agreement not paid by the Resource Entities to the MLP when due shall be subject to a late fee of eighteen percent (18%), compounded daily, until paid. No late fee shall be applied to any amount owed by the MLP to the Resource Entities and for which the Resource Entities failed to reduce a payment to the MLP therefor.

         11.8. Breach of Section 4.1. The parties acknowledge that the performance by the Resource Entities or by Resource America of their obligations under Section 4.1 are unique and specifically identifiable, and that a breach of such obligations would result in unquantifiable damages to the MLP. Therefore, as liquidated damages and not as a penalty:

                  (a) if the Resource Entities and Resource America breach their commitment specified in Section 4.1 to drill and connect 175 new Connectable Wells no later than March 15, 2003, then the Resource Entities and Resource America shall pay to the MLP each month, beginning on March 15, 2003 and ending no later than March 15, 2005, an amount equal to the product of (a) $1,000.00 multiplied by (b) 175 minus the number of new Connectable Wells that have been drilled and connected (pursuant to Section 4.2) since January 2, 2002 and up until the 15th day of that month; and

                  (b) if the Resource Entities and Resource America breach their commitment specified in Section 4.1 to drill and connect 500 new Connectable Wells no later than March 15, 2005, then the Resource Entities and Resource America shall pay to the MLP an amount equal to the product of (a) 500 minus the number of new Connectable Wells drilled and connected (pursuant to Section 4.2) since January 2, 2002 and up to March 15, 2005, multiplied by (b) $50,000.00.

         The parties understand and agree that Sections 11.8(a) and (b) are cumulative and not exclusive of each other. Any amounts payable to the MLP pursuant to this Section 11.8 shall be due and payable to an account designated by the MLP within fifteen calendar (15) days after the due date of such payment.

                           ARTICLE 12. FORCE MAJEURE

         12.1. Non-Performance. No failure or delay in performance, whether in whole or in part, by either the MLP or any of the Resource Entities shall be deemed to be a breach hereof (other than the obligation of the Resource Entities to pay the MLP's Gathering Fee when due under this Agreement if the failure to pay or delay in payment is not the result of a bank holiday or other inability of a bank or financial institution to effect a transfer of funds) when such failure or delay is occasioned by or due to a Force Majeure Event; provided, however, that a party claiming relief from its obligations under this Agreement as a result of a Force Majeure Event shall not be relieved from its obligations to the extent that the failure or delay in performance was a result of its having failed to remedy the Force Majeure Event as set forth in Section 12.3 below.

         12.2. Force Majeure Notice. The party affected by a Force Majeure Event shall give Notice to the other party as soon as reasonably possible of the Force Majeure Event and the expected duration of the Force Majeure Event.

         12.3. Remedy of a Force Majeure Notice. The affected party shall use all reasonable efforts to remedy each Force Majeure Event and resume full performance under this Agreement as soon as reasonably practicable, except that the settlement of strikes, lockouts or other labor disputes of a party shall be entirely within the discretion of the affected party.

                 ARTICLE 13. GOVERNMENTAL RULES AND REGULATIONS

         13.1. FERC and other Governmental Authorities. This Agreement and all operations hereunder shall be subject to all valid laws, orders, directives, rules, and regulations of any Governmental Authority having jurisdiction in the premises, whether state or federal. Notwithstanding any other provisions in this Agreement, in the event that FERC or any other Governmental Authority imposes a rule, regulation, order, law or statute that directly or indirectly materially and adversely affects a party's ability to perform its obligations under this Agreement, such imposition of a rule, regulation, order, law or statute shall constitute a Force Majeure Event and the provisions set forth in Article 12 shall apply.

         13.2. No action. Atlas America covenants that it will take no action that would subject the MLP (as a result of the operation of the Gathering System) or the Gathering System to any orders, directives, rules or regulations of, or promulgated pursuant to, the Public Utility Holding Company Act of 1935, as amended, FERC or any utility related Governmental Authority; provided, however, that Atlas America may take any action that would not change in any material respect the operations of the Gathering System as conducted on the date of, or as contemplated by, this Agreement, unless otherwise specifically directed by the MLP based on circumstances that arise after the date hereof.

                             ARTICLE 14. INSURANCE

         Atlas America shall procure and maintain insurance coverage (with the MLP to be named as an additional insured as to liability insurance and as loss payee as to property insurance) relating to its obligations hereunder and with respect to the Gathering System, including its operation, maintenance and replacement, consistent with its past practices.

                  ARTICLE 15. TERMINATION OF OTHER AGREEMENTS

         By their execution of this Agreement, each MLP entity and each of the Resource Entities consents to and does hereby terminate all rights and obligations each of the parties may have under the Omnibus Agreement and the Distribution Support Agreement, effective as of the date hereof.

                           ARTICLE 16. MISCELLANEOUS

         16.1. No Joint Venture. This Agreement does not create a relationship of partnership, corporation, joint venture, association for profit, or any other relationship among any of the parties, such that any one party is liable in any manner for the obligations of any other party.

         16.2. Independent Contractor. The Resource Entities shall at all times during the term hereof act as an independent contractor. None of the Resource Entities' employees, sub-contractors, agents or representatives shall be considered employees of the MLP. In no event shall the Resource Entities, or any of their employees, subcontractors, agents or representatives, have the authority to contractually bind or obligate the MLP or incur any liability for or on behalf of the MLP not specifically provided for in this Agreement or approved in writing by the MLP.

         16.3. Amendment. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby; provided, however, that Atlas America shall revise Exhibit D from time to time to reflect any additional Delivery Points that may be established by Atlas America on the Gathering System, and shall promptly give Notice thereof to the MLP.

         16.4. Extension; Waiver. At any time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in writing signed on behalf of such party, and no such waiver shall operate or be construed as a waiver of any subsequent breach by the other party. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         16.5. Entire Agreement. This Agreement (a) shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and (b) is not intended to confer upon any other Person any rights or remedies hereunder. Each party to this Agreement agrees that no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to the Agreement or the transactions contemplated hereby.

         16.6. Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation, or by decree of a court of last resort, the MLP and the Resource Entities shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

         16.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder. In that regard, no holder of units representing limited partner units of ANR or its assignee or any other Person shall have the right, separate and apart from ANR, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with its terms.

         16.8. Assignment. Any party may assign its rights and obligations under this Agreement subject to the following: (a) no terms or provisions of this Agreement, including, without limitation, any rights and obligations of any party hereto, shall be altered or amended as a result of giving effect to such assignment, (b) the assigning party must first provide the other party with Notice of any assignment and copies of all documents related thereto, and (c) the nonassigning party shall have consented to the financial capability of the assignee (which capability shall be at least that of the assignor) and the capability of the assignee to perform its obligations under this Agreement, which consent shall not be unreasonably withheld. The provisions of the prior sentence shall also apply to any sale of substantially all of the Resource Entities' Wells or the Gathering System or the sale or series of sales that results in a change in more than 50% of the equity ownership of a party (except if this Agreement is terminated pursuant to Section 10.3) to a Person other than an Affiliate of that party or to public holders. This Agreement shall be binding upon (a) any purchaser of the Gathering System and (b) any purchaser of a Resource Entities' Well or any part thereof or interest therein that is subject to this Agreement; provided, however, that nothing in this Agreement shall in any way prevent either party from pledging or mortgaging all or any part of a Resource Entities' Well or the Gathering System as security under any mortgage, deed of trust or other similar lien, or from pledging this Agreement or any benefits accruing hereunder without the assumption of obligations hereunder by the pledgee or mortgagee or other grantee under such an instrument, including upon foreclosure. Except as set forth in Section 10.3, no transfer of a Resource Entities' Well, or any part thereof or interest therein, or of all or substantially all of the Gathering System, shall be made unless the transferee thereof shall assume and agree in writing to be bound by this Agreement.

         16.9. Exploration and Production. Upon the sale or other disposition of Atlas America, neither the Resource Entities nor their Affiliates shall engage in the exploration for, or production of, oil or natural gas in the Area of Mutual Interest for a period of two (2) years from the date such sale or other disposition is consummated.

         16.10. Notices. Any notice, request, instruction, or correspondence or other document to be given hereunder by either party to the other (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgement of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                  (a)      if to any of the Resource Entities or Resource
                           America, to:

                              Resource America, Inc.
                              1845 Walnut Street, Suite 1000
                              Philadelphia, PA 19103
                              Attention:  Jonathan Cohen
                              Telecopy:  (215) 546-5388
                              with a copy (which will not constitute Notice) to:

                              Ledgewood Law Firm, P.C.
                              1521 Locust Street
                              Philadelphia, PA
                              Attention:  Richard J. Abt
                              Telecopy:  (215) 735-2513

                  (b)      if to the MLP, to:

                              Atlas Natural Resources, L.P.
                              113 South Gillette Avenue, Suite 203
                              Gillette, Wyoming 82716
                              Attention:  President
                              Telecopy: (307) 687-3178

                              with a copy (which will not constitute Notice) to:

                              Mayer, Brown & Platt
                              700 Louisiana, Suite 4600
                              Houston, TX 77002
                              Attention:  David L. Ronn
                              Telecopy: (713) 632-1825.


Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         16.11. Counterparts and Facsimile Execution. This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.12. Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the internal law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the internal law of some other jurisdiction would ordinarily or necessarily apply.

         16.13. Construction. Unless the context of this Agreement otherwise requires

                  (a) Whenever the context may require, any pronouns used herein shall indicate the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa, and words using the singular or plural number also include the plural or singular number, respectively.

                  (b) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified A business day shall mean a day on which commercial banks are open for business in New York, New York.

                  (c) The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision of this Agreement. The terms "Article" or "Section" refer to the specified Article or Section of this Agreement, and references to sections, schedules and exhibits contained herein refer to the respective sections, schedules and exhibits in this Agreement.

                  (d) The words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (e) Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  (f) THE PARTIES AGREE THAT THEY HAVE BEEN REPRESENTED BY COUNSEL DURING THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT AND THEREFORE WAIVE THE APPLICATION OF ANY LAW, REGULATION, HOLDING OR RULE OF CONSTRUCTION PROVIDING THAT AMBIGUITIES IN AN AGREEMENT OR OTHER DOCUMENT WILL BE CONSTRUED AGAINST THE PARTY DRAFTING SUCH AGREEMENT OR DOCUMENT.

         16.14. Form of Payment. Unless otherwise specifically stated to the contrary, all payments hereunder shall be made in United States dollars and, unless the parties making and receiving such payments shall agree otherwise or the provisions hereof provide otherwise, shall be made by wire or interbank transfer of immediately available funds by Noon New York, New York time on the date such payment is due to such account as the party receiving payment may designate in writing.

         16.15. Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.


         [The remainder of this page has been intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first written above.

                             THE MLP:

                             ATLAS NATURAL RESOURCES OPERATING PARTNERSHIP, L.P.

                             By:  Atlas Natural Resources GP, LLC
                             Its general partner


                             By:
                                    ---------------------------------
                             Name:
                                    ---------------------------------
                             Title:
                                    ---------------------------------


                             ATLAS NATURAL RESOURCES, L.P.

                             By:  Atlas Natural Resources GP, LLC
                             Its general partner


                             By:
                                    ---------------------------------
                             Name:
                                    ---------------------------------
                             Title:
                                    ---------------------------------


                             THE RESOURCE ENTITIES:



                             ATLAS AMERICA, INC.


                             By:    ---------------------------------
                                    Michael L. Staines
                                    Executive Vice President and Secretary


                             RESOURCE ENERGY, INC.


                             By:    ---------------------------------
                                    Michael L. Staines
                                    President and Secretary

                               VIKING RESOURCES CORPORATION


                               By:    ---------------------------------
                                      Michael L. Staines
                                      Secretary


                               RESOURCE AMERICA, INC.

                               By:
                                      ---------------------------------
                               Name:
                                      ---------------------------------
                               Title:
                                      ---------------------------------

                                    Exhibit A
                              The Gathering System

                                    Exhibit B
                   Resource Entities' Existing Well Interests

                                    Exhibit C
                       Existing Third Party Well Interests

                                    Exhibit D
                                 Delivery Points

                                    Exhibit E
                         Components of the Operating Fee


Direct Third Party Expenses

         Compressor Rental and Maintenance
         Pipeline Repair and Maintenance
                  Contract Labor
         Meter Expenses (Integration, Reading, etc.)
         Power, Fuel and Water
         Taxes
         Insurance (Liability)
         Other

Atlas Expenses

         Pipeline Maintenance
                  Hourly Labor
                  Benefits
                  Vehicles
                  Other
         Compressor Maintenance
                  Labor
                  Benefits
                  Vehicles
                  Other

                                    Exhibit F
                         Potential Acquisition Criteria

                                    Exhibit G
                            Form of Quarterly Report

                                    Exhibit H
                                 Capital Budget

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.            DEFINITIONS.............................................2

ARTICLE 2.            OPERATION OF GATHERING SYSTEM...........................6

         2.1.     Management of Gathering System..............................6

         2.2.     Standard of Conduct.........................................6

ARTICLE 3.            FILES...................................................6

         3.1.     Inspection and Audit........................................6

         3.2.     Retention...................................................7

         3.3.     Maintenance.................................................7

ARTICLE 4.            WELLS AND FLOW LINES....................................7

         4.1.     Drilling and Connection of New Wells........................7

         4.2.     Construction of Flow Lines..................................7

         4.3.     Potential Acquisitions......................................8

         4.4.     Title......................................................10

         4.5.     New Investment Programs....................................10

ARTICLE 5.            GATHERING SERVICES.....................................10

         5.1.     Receipt of Gas.............................................10

         5.2.     Redelivery of Gas..........................................11

         5.3.     Resource Entities' Field Fuel..............................11

         5.4.     Commingling Resource Entities' Gas.........................11

         5.5.     Resource Entities' Gas.....................................11

         5.6.     House, Royalty or Farm Gas.................................11

ARTICLE 6.            DELIVERY PRESSURE AND GAS QUALITY......................11

         6.1.     Receipt Points; Delivery Points............................11

         6.2.     Compression................................................11

         6.3.     Wellhead Equipment.........................................12

         6.4.     Gas Quality................................................12

ARTICLE 7.            MEASUREMENT AND TESTING................................12

         7.1.     Measurement Equipment......................................12

         7.2.     Delivery Points............................................12

         7.3.     Chart Integration..........................................12

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

         7.4.     Unit of Volume..............................................12

         7.5.     Testing Procedures..........................................13

         7.6.     Meter Inaccuracy............................................13

         7.7.     Meter Testing...............................................13

ARTICLE 8.            GATHERING FEE...........................................13

         8.1.     Calculation.................................................13

         8.2.     Ceiling.....................................................14

ARTICLE 9.            BILLING AND PAYMENT.....................................14

         9.1.     Monthly Statements..........................................14

         9.2.     Quarterly Reports...........................................15

ARTICLE 10.           TERM....................................................15

         10.1.    Term........................................................15

         10.2.    Termination.................................................15

         10.3.    Change of Control; Material Adverse Effect..................16

         10.4.    Uneconomic Operation........................................16

ARTICLE 11.           COSTS AND EXPENSES; LIABILITY...........................16

         11.1.    Costs to be Borne by the Resource Entities..................16

         11.2.    Capital Budget..............................................17

         11.3.    Sales, General and Administrative Costs.....................17

         11.4.    Taxes.......................................................17

         11.5.    Resource Entities' Indemnity................................18

         11.6.    Notice and Defense of Third Party Claims....................18

         11.7.    Overdue Payments............................................20

         11.8.    Breach of Section 4.1.......................................20

ARTICLE 12.           FORCE MAJEURE...........................................20

         12.1.    Non-Performance.............................................20

         12.2.    Force Majeure Notice........................................20

         12.3.    Remedy of a Force Majeure Notice............................21

ARTICLE 13.           GOVERNMENTAL RULES AND REGULATIONS......................21

         13.1.    FERC and other Governmental Authorities.....................21

                                TABLE OF CONTENTS
                                   (continued)


         13.2.    No action...................................................21

ARTICLE 14.           INSURANCE...............................................21

ARTICLE 15.           TERMINATION OF OTHER AGREEMENTS.........................21

ARTICLE 16.           MISCELLANEOUS...........................................21

         16.1.    No Joint Venture............................................21

         16.2.    Independent Contractor......................................21

         16.3.    Amendment...................................................22

         16.4.    Extension; Waiver...........................................22

         16.5.    Entire Agreement............................................22

         16.6.    Severability................................................22

         16.7.    Binding Effect..............................................22

         16.8.    Assignment..................................................23

         16.9.    Exploration and Production..................................23

         16.10.   Notices.....................................................23

         16.11.   Counterparts and Facsimile Execution........................24

         16.12.   Governing Law...............................................24

         16.13.   Construction................................................24

         16.14.   Form of Payment.............................................25

         16.15.   Further Assurances..........................................25

                                            Exhibit D to Contribution Agreement



                           SECOND AMENDED AND RESTATED


                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


               ATLAS NATURAL RESOURCES OPERATING PARTNERSHIP, L.P.

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
               ATLAS NATURAL RESOURCES OPERATING PARTNERSHIP, L.P.


         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ATLAS NATURAL RESOURCES OPERATING PARTNERSHIP, L.P., dated as of __________, 2002, is entered into by and between Atlas Natural Resources GP, LLC, a Delaware limited liability company, as the General Partner, and Atlas Natural Resources, L.P., a Delaware limited partnership, as the Limited Partner, together with any other Persons who hereafter become Partners in the Partnership or parties hereto as provided herein.

                                R E C I T A L S:

         WHEREAS, the General Partner and the MLP formed the Partnership pursuant to the Agreement of Limited Partnership of Atlas Operating Partners, L.P. dated as of September 14, 1999 (the "Original Agreement"), and a Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on such date; and

         WHEREAS, the General Partner and the MLP executed and entered into the Amended and Restated Agreement of Limited Partnership of Atlas Pipeline Operating Partnership, L.P. dated February 2, 2000 (the "Amended Partnership Agreement");

         WHEREAS, Vulcan Intermediary, L.L.C. and New Vulcan Holdings, L.L.C. (together, the "Contributors"), the MLP, the General Partner and Resource America, Inc. entered into a Contribution Agreement dated as of January 18, 2002, relating to the contribution to the MLP by the Contributors of limited partnership interests in Triton Coal Company, LP in consideration for the issuance by the MLP of particular MLP Securities (the "Contribution Agreement"); and

         WHEREAS, in connection with the Contribution Agreement and the transactions contemplated thereby, the Partners of the Partnership desire to amend and restate the Amended Partnership Agreement;

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby amend the Amended Partnership Agreement and, as so amended, restate it in its entirety as follows:

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1       Definitions.
                  -----------

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement. Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such term in the MLP Agreement.

         "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.3 and who is shown as such on the books and records of the Partnership.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership:

(a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704- 2(g) and 1.704-2(i)(5)); and

(b)      decreased by:

(i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(b)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii); and

(ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The "Adjusted Capital Account" of a Partner in respect of a General Partner Interest or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such General Partner Interest or other interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Interest or other interest was first issued.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

         "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

         "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

         "Agreement" means this Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources Operating Partnership, L.P., as it may be amended, supplemented or restated from time to time.

         "Amended Partnership Agreement" has the meaning assigned to such term in the recitals hereto.

         "Assignee" means a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement, but who has not been admitted as a Substituted Limited Partner.

         "Associate" means, when used to indicate a relationship with any
Person:

(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest;

(b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

(c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

         "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date:

(d) the sum of:

(i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter from all sources; and

(ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from Working Capital Borrowings made subsequent to the end of such Quarter;

(e) less the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to:

(i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Quarter;

(ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; and

(iii) provide funds for distributions under Sections 6.4 or 6.5 of the MLP Agreement in respect of any one or more of the next four Quarters;

provided, however, that the General Partner may not establish cash reserves pursuant to (b)(iii) above if the effect of such reserves would be that the MLP is unable to distribute the Minimum Quarterly Distribution on all Common Units, plus any Cumulative Common Unit Arrearage on all Common Units, with respect to such Quarter; and provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines. Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

Taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners shall not be considered cash disbursements of the Partnership that reduce Available Cash, but the payment or withholding thereof shall be deemed to be a distribution of Available Cash to the applicable Partners. Alternatively, in the discretion of the General Partner, such taxes (if pertaining to all Partners) may be considered to be cash disbursements of the Partnership which reduce Available Cash, but the payment or withholding thereof shall not be deemed to be a distribution of Available Cash to such Partners.

         "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Wyoming shall not be regarded as a Business Day.

         "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5. The "Capital Account" of a Partner in respect of a General Partner Interest or any other specified interest in the Partnership shall be the amount which such Capital Account would be if such General Partner Interest or other specified interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Interest or other specified interest in the Partnership was first issued.

         "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement or the Initial Contribution Agreement.

         "Capital Interests" means, with respect to any corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation, and with respect to any partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and any other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company.

         "Carrying Value" means:

(a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property; and

(b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.

Notwithstanding the previous sentence, the Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "Certificate of Limited Partnership" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of successor law.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Unit" has the meaning assigned to such term in the MLP
Agreement.

         "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to a new partnership on termination of the Partnership pursuant to section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

         "Contribution Agreement" has the meaning assigned to such term in the recitals hereto.

         "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(ix).

         "Deferred Participation Unit" has the meaning assigned to such term in the MLP Agreement.

         "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Sections 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

         "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Sections 11.1 or 11.2.

         "Economic Risk of Loss" has the meaning set forth in Treasury Regulation Section 1.752-2(a).

         "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

         "General Partner" means Atlas Natural Resources GP, LLC and its successors and permitted assigns as general partner of the Partnership.

         "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

         "Group Member" means a member of the Partnership Group.

         "Indemnitee" means:

(a)      the General Partner;

(b)      any Departing Partner;

(c) any Person who is or was an Affiliate of the General Partner or any Departing Partner;

(d) any Person who is or was a member, partner, officer, director, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner; and

(e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

         "Initial Closing Date" means February 2, 2000.

         "Initial Common Units" means the Common Units sold in the Initial Offering.

         "Initial Contribution Agreement" means that certain Contribution and Assumption Agreement, dated as of the Initial Closing Date, by and among the General Partner, the MLP, the Partnership and certain other parties named therein, together with any additional documents and instruments contemplated or referenced thereunder.

         "Initial Offering" means the initial offering and sale of the Initial Common Units to the public, as described in the Registration Statement.

         "Limited Partner" means any Person that is admitted to the Partnership as a limited partner pursuant to the terms and conditions of this Agreement; but the term Limited Partner shall not include any Person from and after the time such Person withdraws as a Limited Partner from the Partnership.

         "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

         "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

         "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

         "Merger Agreement" has the meaning assigned to such term in Section
14.1.

         "Minimum Quarterly Distribution" has the meaning assigned to such term in the MLP Agreement.

         "MLP" means Atlas Natural Resources, L.P.

         "MLP Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources, L.P., as it may be amended, supplemented or restated from time to time.

         "MLP Security" has the meaning assigned to the term "Partnership Security" in the MLP Agreement.

         "National Securities Exchange" has the meaning assigned to such term in the MLP Agreement.

         "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(d).

         "Net Termination Gain" means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date or any Unrealized Gain deemed recognized by the Partnership pursuant to Section 5.5(d). The items included in the determination of Net Termination Gain shall be determined in accordance with Sections 5.5(b) and 5.5(d) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

         "Net Termination Loss" means, for any taxable year, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date or any Unrealized Loss deemed recognized by the Partnership pursuant to Section 5.5(d). The items included in the determination of Net Termination Loss shall be determined in accordance with Sections 5.5(b) and 5.5(d) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

         "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

         "Operating Subsidiaries" means Atlas Pipeline Ohio, LLC, a Pennsylvania limited liability company, Atlas Pipeline Pennsylvania, LLC, a Pennsylvania limited liability company, and Atlas Pipeline New York LLC, a Pennsylvania limited liability company and any respective successor thereto; provided, however, that unless the context requires otherwise, any references herein to the term Operating Subsidiaries shall also be deemed to include, to the extent of the Partnership's ownership therein, any partnerships, limited liability companies, joint ventures or other entities formed or acquired by the Partnership in connection with the conduct by the Partnership of the business and activities permitted by the terms of Section 2.4.

         "Operating Subsidiary Agreement" with respect to any Operating Subsidiary means the Limited Liability Company Agreement or such similar organizational and governing documents of such Operating Subsidiary, as such agreements and documents may be amended, supplemented or restated from time to time.

         "Opinion of Counsel" means a written opinion of counsel (which may be regular counsel to the Partnership or the General Partner or any of their Affiliates) acceptable to the General Partner in its reasonable discretion.

         "Original Agreement" has the meaning assigned to such term in the recitals hereto.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

         "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

         "Partners" means the General Partner and Limited Partners.

         "Partnership" means Atlas Natural Resources Operating Partnership, L.P., a Delaware limited partnership, and any successors thereto.

         "Partnership Group" means the Partnership, each Operating Subsidiary and any Subsidiary of any such entity, treated as a single consolidated entity.

         "Partnership Interest" means an ownership interest of a Partner in the Partnership, which shall include the General Partner Interest and the Limited Partner Interest(s).

         "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

         "Percentage Interest" means the percentage interest in the Partnership held by each Partner upon completion of the transactions described in Section
5.2 and shall mean, (a) as to the General Partner, 1.0101%, (b) and as to the MLP, 98.9899%.

         "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

         "Pro Rata" means, when modifying Partners and Assignees, apportioned among such Partners and Assignees in accordance with their relative Percentage Interests.

         "Quarter" means, unless the context requires otherwise, a fiscal quarter of the Partnership.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-85193) as it has been or as it may be amended or supplemented from time to time, filed by the MLP with the Commission under the Securities Act to register the offering and sale of the Initial Common Units in the Initial Offering.

         "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses or Net Termination Losses under Section 6.1(b) or 6.1(c)(ii) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iv), 6.1(d)(vii) or 6.1(d)(ix).

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

         "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

         "Special Approval" has the meaning assigned to such term in the MLP Agreement.

         "Subordinated Unit" has the meaning assigned to such term in the MLP Agreement.

         "Subordination Period" has the meaning assigned to such term in the MLP Agreement.

         "Subsidiary" means, with respect to any Person:

(a) a corporation of which more than 50% of the voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof;

(b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the Capital Interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof; or

(c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

         "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

         "Transfer" has the meaning assigned to such term in Section 4.4(a).

         "Underwriter" means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

         "Underwriting Agreement" means the Underwriting Agreement dated January 27, 2000, among the Underwriters, the MLP, the Partnership and certain other parties, providing for the purchase of the Initial Common Units by such Underwriters.

         "Unit" has the meaning assigned to such term in the MLP Agreement.

         "Unit Majority" has the meaning assigned to such term in the MLP Agreement.

         "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

         "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

         "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

         "Working Capital Borrowings" means borrowings exclusively for working capital purposes or to pay distributions to Partners and made pursuant to a credit facility or other arrangement requiring all such borrowings thereunder to be reduced to a relatively small amount each year for an economically meaningful period of time.

SECTION 1.2       Construction.
                  ------------

         Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE II
                                  ORGANIZATION

SECTION 2.1       Formation.

         The Partnership was previously formed as a limited partnership pursuant to the provisions of the Delaware Act. The Partners thereto subsequently entered into the Amended Partnership Agreement. The Partners hereby amend and restate the Amended Partnership Agreement in its entirety. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

SECTION 2.2       Name.

         The name of the Partnership shall be "Atlas Natural Resources Operating Partnership, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the MLP or the General Partner. The words "Limited Partnership," "L.P." or "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the other Partner(s) of such change in the next regular communication to the Partners.

SECTION 2.3  Registered Office; Registered Agent; Principal Office; Other
             Offices.

         Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 113 S. Gillette Avenue, Gillette, Wyoming 82716, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 113 S. Gillette Avenue, Gillette, Wyoming 82716, or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

SECTION 2.4       Purpose and Business.

         The purpose and nature of the business to be conducted by the Partnership shall be to:

(a) acquire, manage, operate, lease, sell and otherwise deal with the assets or properties contributed to the Partnership by the Partners or hereafter acquired by the Partnership;

(b) serve as a member, partner, participant or shareholder, as applicable, of any Operating Subsidiary and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a member of such Operating Subsidiary pursuant to the Operating Subsidiary Agreement;

(c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in any type of business or activity engaged in by the Operating Subsidiaries and their respective Subsidiaries prior to the Initial Closing Date and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity;

(d) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any type of business or activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity; and

(e) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member, the MLP or any Subsidiary of the MLP;

provided, however, in the case of (c) and (d) above, that the General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates "qualifying income" (as such term is defined pursuant to Section 7704 of the Code) or (ii) enhances the operations of an activity of the Partnership that generates qualifying income. The General Partner has no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

SECTION 2.5       Powers.

         The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

SECTION 2.6       Power of Attorney.

(a) Each Partner and each Assignee hereby constitutes and appoints, severally and not jointly, the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to either by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

         (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

         (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property;

         (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

         (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement;

         (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII;

         (E) all certificates, documents and other instruments relating to the Capital Contribution of any Partner;

         (F) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Interests issued pursuant hereto; and

         (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

         (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's successors and assigns. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.7       Term.

         The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the close of Partnership business on December 31, 2098 or until the earlier dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

SECTION 2.8       Title to Partnership Assets.

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of (a) the General Partner, (b) one or more of its Affiliates or (c) one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveying makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title of such assets to the Partnership and, prior to any such transfer, will provide for the use of such assets by the Partnership in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                  ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

SECTION 3.1       Limitation of Liability.

         The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or in the Delaware Act.

SECTION 3.2       Management of Business.

         No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of a General Partner or any officer, director, employee, member, general partner, agent or trustee of a General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 3.3       Outside Activities of the Limited Partners.

         Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

SECTION 3.4       Rights of Limited Partners.
                  --------------------------

         (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

         (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

         (ii) to obtain promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year;

         (iii) to have furnished to it a current list of the name and last known business, residence or mailing address of each Partner;

         (iv) to have furnished to it a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

         (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

         (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

         (b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable,
(i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the MLP or the Partnership Group, (B) could damage the MLP or the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

                                   ARTICLE IV
                       TRANSFERS OF PARTNERSHIP INTERESTS

SECTION 4.1       Transfer Generally.
                  ------------------

(a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which (i) the General Partner assigns its General Partner Interest to another Person who becomes the General Partner, (ii) the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner (or an Assignee) or (iii) a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition of a Partnership Interest, by law or otherwise, occurs.

(b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member, shareholder or partner, as applicable, of the General Partner of any or all of the issued and outstanding Capital Interests of the General Partner.

(d) Partnership Interests shall not be certificated and the General Partner is hereby appointed as registrar and transfer agent for the purpose of registering and transferring all Partnership Interests.

SECTION 4.2       Transfer of General Partner's Partnership Interest.
                  --------------------------------------------------

         If the General Partner transfers its interest as the general partner of the MLP to any Person in accordance with the provisions of the MLP Agreement, such General Partner shall contemporaneously therewith transfer all, but not less than all, of its General Partner Interest herein to such Person, and the Limited Partners and Assignees, if any, hereby expressly consent to such transfer. Except as set forth in the immediately preceding sentence and in
Section 5.2, the General Partner may not transfer all or any part of its General Partner Interest.

SECTION 4.3       Transfer of a Limited Partner's Partnership Interest.
                  ----------------------------------------------------

         A Limited Partner may transfer all, but not less than all, of its Partnership Interest as a Limited Partner in connection with the merger, consolidation or other combination of such Limited Partner with or into any other Person or the transfer by such Limited Partner of all or substantially all of its assets to another Person, and following any such transfer such Person may become a Substituted Limited Partner pursuant to Article X. Except as set forth
(a) in the immediately preceding sentence, (b) in Section 5.2 or (c) in connection with any pledge of (or any related foreclosure on) a Limited Partnership Interest solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or the MLP, a Limited Partner may not transfer all or any part of its Limited Partnership Interest or withdraw from the Partnership.

SECTION 4.4       Restrictions on Transfers.
                  -------------------------

         (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would:

         (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer;

         (ii) terminate the existence or qualification of the Partnership or the MLP under the laws of the jurisdiction of its formation;

         (iii) cause the Partnership or the MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed); or

         (iv) cause an unregistered class of Partnership Interests to be required to be registered under the Securities Act.

         (b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the MLP becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions.

                                   ARTICLE V
          CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

SECTION 5.1       Initial Contributions.
                  ---------------------

         In connection with the formation of the Partnership under the Delaware Act, the General Partner made an initial Capital Contribution to the Partnership in the amount of $10 in exchange for a 1% interest in the Partnership and was admitted as the General Partner, and the Limited Partner made an initial Capital Contribution to the Partnership in the amount of $990 in exchange for a 99% interest in the Partnership and was admitted as a Limited Partner. As of the Initial Closing Date, the interest of the Limited Partner was redeemed as provided in the Initial Contribution Agreement; the initial Capital Contributions of each Partner were refunded and the Limited Partner ceased to be a Limited Partner of the Partnership. One percent of any interest or other profit that may have resulted from the investment or other use of such initial Capital Contributions was allocated and distributed to the Limited Partner, and the balance thereof was allocated and distributed to the General Partner.

SECTION 5.2       Contributions Pursuant to the Contribution Agreement.
                  ----------------------------------------------------

(a) On the Initial Closing Date and pursuant to the Initial Contribution Agreement, the General Partner contributed all of its membership interest in the Operating Subsidiaries to the Partnership in exchange for (i) an additional General Partner Interest in the Partnership, (ii) a Limited Partner Interest in the Partnership and (iii) the right to receive $25.1 million in cash.

(b) On the Initial Closing Date and pursuant to the Initial Contribution Agreement, the General Partner contributed its Limited Partner Interest to the MLP in exchange for (i) the continuation of its 1% general partner interest in the MLP, (ii) 1,641,026 Initial Subordinated Units and (iii) the reimbursement of certain expenses related to the formation and business activities of the MLP and the Partnership.

(c) On the Initial Closing Date and pursuant to the Initial Contribution Agreement, the MLP offered Common Units to the public in the Initial Offering and the General Partner contributed cash to the MLP in exchange for a continuation of its 1% general partner interest in the MLP and the Incentive Distribution Rights (as defined in the MLP Agreement).

(d) On the Initial Closing Date and pursuant to the Initial Contribution Agreement, the MLP contributed the cash received from the Initial Offering of Common Units to the Partnership in exchange for a continuation of its Limited Partner Interest in the Partnership.

(e) On the Initial Closing Date and pursuant to the Initial Contribution Agreement, the Partnership (i) paid certain expenses related to the transactions described in the Registration Statement, (ii) satisfied the $25.1 million cash right of the General Partner, (iii) contributed cash to the Operating Subsidiaries to retire qualified debt secured by certain of the assets held by the Operating Subsidiaries, (iv) created working capital and (v) purchased the interest of unaffiliated partners in two partnerships conveyed to the Partnership with two of the Operating Subsidiaries in connection with the dissolution of such partnerships.

(f) Following the transactions described in subsections (a) through (e) above, the General Partner holds a 1.0101% General Partner Interest and the MLP holds a 98.9899% Limited Partner Interest.

SECTION 5.3       Additional Capital Contributions.
                  --------------------------------

         With the consent of the General Partner, any Limited Partner may, but shall not be obligated to, make additional Capital Contributions to the Partnership. Contemporaneously with the making of any Capital Contributions by a Limited Partner, in addition to those provided in Sections 5.1 and 5.2, the General Partner shall be obligated to make an additional Capital Contribution to the Partnership in amounts equal to 1.0, respectively, divided by 99.0 times the amount of the additional Capital Contribution then made by such Limited Partner. Except as set forth in the immediately preceding sentence and in Article XII, the General Partner shall not be obligated to make any additional Capital Contributions to the Partnership.

SECTION 5.4       Interest and Withdrawal.
                  -----------------------

         No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

SECTION 5.5       Capital Accounts.
                  ----------------

(a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).

         (i) Such Capital Account shall be increased by:

         (A) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement; and

         (B) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1; and

         (ii) decreased by:

         (A) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement; and

         (B) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

         (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

         (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the applicable Operating Subsidiary Agreements) of all property owned by any Subsidiary of the Partnership that is either ignored for federal income tax purposes or classified as a partnership for federal income tax purposes.

         (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

         (iii) Except as otherwise provided in Treasury Regulation Section 1.704- 1(b)(2)(iv)(m), computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to
                  Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704- 1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

         (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

         (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to
                  Section 5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

         (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

(c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

         (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property or the conversion of the General Partner's Partnership Interest to Common Units pursuant to Section 11.3(a), the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1(c). In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

         (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1(c). In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4 or in the case of a deemed distribution, be determined and allocated in the same manner as that provided in Section 5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

SECTION 5.6       Loans from Partners.
                  -------------------

         Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

SECTION 5.7       Limited Preemptive Rights.
                  -------------------------

         Except as provided in Section 5.3, no Person shall have preemptive, preferential or other similar rights with respect to:

(a) additional Capital Contributions;

(b) the issuance or sale of any class or series of Partnership Interests, whether unissued, held in the treasury or hereafter created;

(c) the issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests;

(d) the issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or

(e) the issuance or sale of any other securities that may be issued or sold by the Partnership.

SECTION 5.8 Fully Paid and Non-Assessable Nature of Partnership Interests.

         All Partnership Interests issued to Limited Partners pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Partnership Interests, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

                                   ARTICLE VI
                         ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1       Allocations for Capital Account Purposes.
                  ----------------------------------------

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

(a) Net Income. After giving effect to the special allocations set forth in
Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated among the Partners as follows:

(i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to
         Section 6.1(b)(ii) for all previous taxable years;

(ii) Second, 1.0101% to the General Partner and 98.9899% to the Limited Partners, in proportion to their respective Percentage Interests.

(b) Net Losses. After giving effect to the special allocations set forth in
Section 6.1(d), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated among the Partners as follows:

         (i) First, 1.0101% to the General Partner, and 98.9899% to the Limited Partners, in accordance with their respective Percentage Interests; provided, however, that Net Losses shall not be allocated to a Limited Partner pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause a Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in such Limited Partner's Adjusted Capital Account);

         (ii) Second, the balance, if any, 100% to the General Partner.

(c) Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
6.1 and after all distributions of Available Cash provided under Section 6.4 have been made with respect to the taxable period ending on or before the Liquidation Date; provided, however, that solely for purposes of this Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

         (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

         (A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit balance bears to the total deficit balances in the Capital Accounts of all Partners, until each such Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account;

         (B) Second, 100% to the Limited Partners in proportion to their respective Percentage Interests, until the Limited Partners have been allocated an amount of Net Termination Gain pursuant to this Section 6.1(c)(i)(B) equal to the total amount of income or gain previously allocated to the General Partner pursuant to Section 6.1(d)(x); and

(C) Third, 1.0101% to the General Partner and 98.9899% to the Limited Partners, in proportion to their respective Percentage Interests.

         (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.5(d)), such Net Termination Loss shall be allocated among the Partners in the following manner:

         (A) First, to the General Partner and the Limited Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

         (B)      Second, the balance, if any, 100% to the General Partner.

         (d) Special Allocations. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

         (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi)). This
Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704- 2(f) and shall be interpreted consistently therewith.

         (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this
Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704- 1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or
1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or (ii).

         (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this
Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

         (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

         (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

         (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation
Section 1.752- 3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

         (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

         (ix) Curative Allocation. (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

         (B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of
                  Section 6.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

         (x) Special Allocation of Income. For the 2000 taxable year, the General Partner was allocated $2,778,000 of partnership items of gross income and gain with respect to its General Partner Interest which would otherwise have been allocated to the Limited Partners. For the 2001 taxable year, the General Partner was allocated $1,603,000 of partnership items of gross income and gain with respect to its General Partner Interest which would otherwise have been allocated to the Limited Partners.

SECTION 6.2       Allocations for Tax Purposes.
                  ----------------------------

         (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

         (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

         (i) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

         (ii) (A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Sections 5.5(d)(i) or 5.5(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

         (iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

         (c) For the proper administration of the Partnership and for the preservation of uniformity of the Units or other limited partner interests of the MLP (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Units or other limited partner interests of the MLP (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units or other limited partner interests of the MLP issued and outstanding or the Partnership and if such allocations are consistent with the principles of Section 704 of the Code.

         (d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section 1.167(c)-l(a)(6), Proposed Treasury Regulation 1.197-2(g)(3), or any successor regulations thereto. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring limited partner interests of the MLP in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any limited partner interests of the MLP that would not have a material adverse effect on the Partners or the holders of any class or classes of limited partner interests of the MLP.

         (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

         (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

         (g) The General Partner may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partnership Interest as it determines necessary, to the extent permitted or required by
Section 706 of the Code and the regulations or rulings promulgated thereunder.

         (h) Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

SECTION 6.3       Distributions.
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         (a) Within 45 days following the end of each Quarter commencing with the Quarter ending on September 30, 1999, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners in accordance with their respective Percentage Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

         (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

                                  ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

SECTION 7.1       Management.
                  ----------

         (a) The General Partner shall conduct, direct and manage all activities of the Partnership in a manner that the General Partner determines is in the best interest of the MLP. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and neither the Limited Partner nor any Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

         (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into a Partnership Interest, and the incurring of any other obligations;

         (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

         (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

         (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group, subject to Section 7.6, the lending of funds to other Persons (including the MLP and any member of the Partnership Group), the repayment of obligations of the MLP or any member of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

         (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interests in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

         (vi)     the distribution of Partnership cash;

         (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

         (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

         (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Operating Subsidiary from time to time) subject to the restrictions set forth in
                  Section 2.4;

         (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and

         (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

         (xii) the undertaking of any action in connection with the Partnership's participation in any Operating Subsidiary as a member, partner, participant or shareholder, as applicable.

         (b) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire a Partnership Interest hereby:

         (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the MLP Agreement, the Underwriting Agreement, the Initial Contribution Agreement, the Contribution Agreement and the other agreements and documents described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement;

         (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in the Partnership; and

         (iii) agrees that the execution, delivery or performance by the General Partner, the MLP, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that they may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

SECTION 7.2       Certificate of Limited Partnership.
                  ----------------------------------

         The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

SECTION 7.3       Restrictions on General Partner's Authority.
                  -------------------------------------------

         (a) The General Partner may not, without written approval of the specific act by the Limited Partners or by other written instrument executed and delivered by the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner;
(iv) amending this Agreement in any manner or (v) transferring its General Partner Interest.

         (b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, without the approval of the Limited Partners; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of at least a Unit Majority, the General Partner shall not, on behalf of the MLP, (i) consent to any amendment to this Agreement or, except as expressly permitted by Section 7.9(d) of the MLP Agreement, take any action permitted to be taken by a Partner, in either case, that would have a material adverse effect on the MLP as a Partner or (ii) except as permitted under Sections 4.6, 11.1 or 11.2 of the MLP Agreement, elect or cause the MLP to elect a successor general partner of the Partnership.

SECTION 7.4       Reimbursement of the General Partner.
                  ------------------------------------

(a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the MLP Agreement, the General Partner shall not be compensated for its services as General Partner, general partner of the MLP or as a general partner or managing member of any Group Member.

(b) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of such General Partner to perform services for the Partnership or for such General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by such General Partner in connection with operating the Partnership's business (including expenses allocated to such General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

SECTION 7.5       Outside Activities.
                  ------------------

(a) After the Initial Closing Date, the General Partner, for so long as it is the General Partner of the Partnership:

         (i) agrees that its sole business will be to act as the general partner of the Partnership, the general partner of the MLP, and a general partner, managing member, or shareholder of any other partnership, limited liability company or corporation of which the Partnership or the MLP is, directly or indirectly, a partner, member or shareholder, as the case may be, and to undertake activities that are ancillary or related thereto (including being a limited partner in the MLP); and

         (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member, as the case may be, of the Partnership, the MLP or one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

         (b) Except as specifically restricted by Section 7.5(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the MLP or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of the MLP or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to the MLP or any Group Member or any Partner or Assignee. Neither the MLP nor any Group Member, any Limited Partner, nor any other Person shall have any rights by virtue of this Agreement, the MLP Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

         (c) Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnities shall have no obligation to present business opportunities to the Partnership.

         (d) The General Partner and any of its Affiliates may acquire Units or other MLP Securities in addition to those acquired on the Initial Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights relating to such Units or MLP Securities.

         (e) The term "Affiliates" when used in Section 7.5(a) and Section 7.5(e) with respect to the General Partner shall not include any Group Member or any Subsidiary of the MLP or any Group Member.

         (f) Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10 or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

         SECTION 7.6 Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

         (a) The General Partner or any of its Affiliates may lend to the MLP or any Group Member, and the MLP or any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the MLP or the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than the MLP, a Subsidiary of the MLP or a Subsidiary of another Group Member).

         (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

         (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as the general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of
Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

         (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

         (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3, the Initial Contribution Agreement, the Contribution Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership.

         (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

         (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

SECTION 7.7       Indemnification.
                  ---------------

         (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner with respect to its obligations incurred pursuant to the Underwriting Agreement, the Initial Contribution Agreement and the Contribution Agreement (other than obligations incurred by the General Partner on behalf of the MLP, the Partnership or any Operating Subsidiary). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

         (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to
Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

         (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

         (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

         (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

         (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.8       Liability of Indemnitees.
                  ------------------------

         (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership, Common Units or other MLP Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

         (b) Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

         (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Limited Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

         (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership's and General Partner's directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.9       Resolution of Conflicts of Interest.
                  -----------------------------------

         (a) Unless otherwise expressly provided in this Agreement or the MLP Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the MLP, any Operating Subsidiary, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement of the MLP Agreement, of any Operating Subsidiary Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is:

         (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval);

         (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties; or

         (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership).

         (b) The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider:

         (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;

         (ii) any customary or accepted industry practices and any customary or historical dealings with a particular Person;

         (iii) any applicable generally accepted accounting practices or principles; and

         (iv) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership.

In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

         (c) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision:

         (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, the MLP, any Limited Partner or any Assignee;

         (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for; or

         (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the MLP Agreement, the Operating Subsidiary Agreement any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation.

         (d) In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to (i) enable distributions to the General Partner or its Affiliates to exceed 1.0101% of the total amount distributed to all Partners or (ii) hasten the expiration of the Subordination Period, the conversion of any Deferred Participation Units into Subordinated Units or the conversion of any Subordinated Units into Common Units.

         (e) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

         (f) The Limited Partner(s) hereby authorizes the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

SECTION 7.10      Other Matters Concerning the General Partner.
                  --------------------------------------------

         (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

         (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

         (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

SECTION 7.11      Reliance by Third Parties.
                  -------------------------

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 8.1       Records and Accounting.
                  ----------------------

         The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other commonly recognized information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for both tax and financial reporting purposes, on an accrual basis. The books of the Partnership shall be maintained for financial reporting purposes in accordance with U.S. GAAP.

SECTION 8.2       Fiscal Year.
                  -----------

         The fiscal year of the Partnership shall be a fiscal year ending December 31.

                                   ARTICLE IX
                                  TAX MATTERS

SECTION 9.1       Tax Returns and Information.
                  ---------------------------

         The General Partner shall arrange for the preparation and timely filing of all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The General Partner shall use all reasonable efforts to furnish, within 90 days of the close of the calendar year in which the Partnership's taxable year ends, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes with respect to a taxable year. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

SECTION 9.2       Tax Elections.
                  -------------

(a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners.

(b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

SECTION 9.3       Tax Controversies.
                  -----------------

         Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner and Assignee agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

SECTION 9.4       Withholding.
                  -----------

         Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and any Operating Subsidiary to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to
Section 6.3 in the amount of such withholding from such Partner.

                                   ARTICLE X
                              ADMISSION OF PARTNERS

SECTION 10.1      Admission of General Partner.
                  ----------------------------

         Upon the consummation of the transfers and conveyances described in
Section 5.2, the General Partner became the sole general partner of the Partnership and the MLP became the sole limited partner of the Partnership.

SECTION 10.2      Admission of Substituted Limited Partner.
                  ----------------------------------------

         (a) By transfer of a Limited Partner Interest in accordance with
Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee (i) the right to negotiate such Limited Partner Interest to a purchaser or other transferee and (ii) the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest shall be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person.

         (b) Such Assignee shall become a Substituted Limited Partner (i) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's discretion, and (ii) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall remain an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee. If no such written direction is received, such Partnership Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

SECTION 10.3      Admission of Additional Limited Partners.
                  ----------------------------------------

         (a) A Person (other than the General Partner, the MLP or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

         (b) Notwithstanding anything to the contrary in this Section 10.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

SECTION 10.4      Admission of Successor or Transferee General Partner.
                  ----------------------------------------------------

         A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's Partnership Interest pursuant to Section 4.2 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 11.3, if applicable, be admitted to the Partnership as the General Partner effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.2, provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.2 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

SECTION 10.5 Amendment of Agreement and Certificate of Limited Partnership.

         To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 2.6.

                                   ARTICLE XI
                       WITHDRAWAL OR REMOVAL OF PARTNERS

SECTION 11.1      Withdrawal of the General Partner.
                  ---------------------------------

(a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

         (i) The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

         (ii) The General Partner transfers all of its General Partner Interests pursuant to Section 4.2;

         (iii)    The General Partner is removed pursuant to Section 11.2;

         (iv) The General Partner withdraws from, or is removed as the General Partner of, the MLP;

         (v) The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization or readjustment) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses
                  (A)-(C) of this Section 11.1(a)(v); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

         (vi) A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner that the General Partner is bankrupt or insolvent; or

         (vii) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust;
                  (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv)(with respect to withdrawal), (v), (vi) or (vii)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

         (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances:

         (i) at any time during the period beginning on the Initial Closing Date and ending at 12:00 midnight, Eastern Standard Time, on the last day of the Subordination Period, the General Partner voluntarily withdraws by giving at least 90 days advance notice of its intention to withdraw to the Limited Partners; provided, that prior to the effective date of such withdrawal, the withdrawal is approved by the Limited Partners and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner, of the limited partners of the MLP or of the non-managing members, limited partners or shareholders, as applicable, of the Operating Subsidiaries or cause the Partnership, the MLP or the Operating Subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such);

         (ii) at any time after 12:00 midnight, Eastern Standard Time, on the last day of the Subordination Period, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; or

         (iii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii), (iii) or (iv).

(c) If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i) hereof or Section 11.1(a)(i) of the MLP Agreement, the Limited Partners may, prior to the effective date of such withdrawal, elect a successor General Partner; provided, however, that such successor shall be the same person, if any, that is elected by the limited partners of the MLP pursuant to
Section 11.1 of the MLP Agreement as the successor to the general partner of the MLP. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.4.

SECTION 11.2      Removal of the General Partner.
                  ------------------------------

         (a) The General Partner shall be removed if the General Partner is removed as the general partner of the MLP pursuant to Section 11.2 of the MLP Agreement. Such removal shall be effective concurrently with the effectiveness of the removal of the General Partner as the general partner of the MLP pursuant to the terms of the MLP Agreement. If a successor general partner for the MLP is elected in connection with the removal of the General Partner, such successor general partner for the MLP shall, upon admission pursuant to Article X herein, automatically become the successor General Partner of the Partnership. The admission of any such successor General Partner to the Partnership shall be subject to the provisions of Section 10.4.

         (b) The General Partner shall be removed if the MLP, in its sole discretion, approves the removal. Any action by the MLP to remove the General Partner as provided in this Section 11.2(b) must also provide for the election of a successor General Partner by the MLP. Removal of the General Partner shall be effective immediately following the admissions of a successor General Partner pursuant to Article X. The admission of any successor General Partner to the Partnership shall be subject to the provisions of Section 10.4.

SECTION 11.3      Interest of Departing Partner.
                  -----------------------------

         (a) The Partnership Interest of the Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 shall (unless it is otherwise required to be converted into Common Units pursuant to Section 11.3(c) of the MLP Agreement) be purchased by the successor to the Departing Partner for cash in the manner specified in the MLP Agreement. Such purchase (or conversion into Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as the General Partner. Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

         (b) The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

SECTION 11.4      Withdrawal of a Limited Partner.
                  -------------------------------

         Without the prior written consent of the General Partner, which may be granted or withheld in its sole discretion, and except as provided in Section 10.1, no Limited Partner shall have the right to withdraw from the Partnership.

                                  ARTICLE XII
                          DISSOLUTION AND LIQUIDATION

SECTION 12.1      Dissolution.
                  -----------

         The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

         (a) the expiration of its term as provided in Section 2.7;

         (b) an Event of Withdrawal of the General Partner as provided in
Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and a Withdrawal Opinion of Counsel is received as provided in Section 11.1(b) herein or 11.2 of the MLP Agreement and such successor is admitted to the Partnership pursuant to Section 10.3;

         (c) an election to dissolve the Partnership by the General Partner that is approved by all of the Limited Partners;

         (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

         (e) the sale of all or substantially all of the assets and properties of the Partnership Group; or

(f)      the dissolution of the MLP.

SECTION 12.2 Continuation of the Business of the Partnership After Dissolution.

         Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi) of the MLP Agreement, then, to the maximum extent permitted by law, within 180 days thereafter, all of the Limited Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a majority in interest of the Limited Partners. In addition, upon dissolution of the Partnership pursuant to Section 12.1(f), if the MLP is reconstituted pursuant to Section 12.2 of the MLP Agreement, the reconstituted MLP may, within 180 days after such event of dissolution, acting alone, regardless of whether there are any other Limited Partners, elect to reconstitute the Partnership in accordance with the immediately preceding sentence. Upon any such election by the Limited Partners or the MLP, as the case may be, all Partners shall be bound thereby and shall be deemed to have approved same. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

         (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;

         (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be purchased by the successor General Partner or converted into Common Units as provided in the MLP Agreement; and

         (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file, a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the power of attorney granted the General Partner pursuant to Section 2.6; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of the Limited Partners or any limited partner of the MLP and (y) neither the Partnership, the reconstituted limited partnership, the MLP nor the Operating Subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes (to the extent not previously treated as such) upon the exercise of such right to continue.

SECTION 12.3      Liquidator.
                  ----------

         Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner, or in the event the General Partner has been dissolved or removed, become bankrupt as set forth in Section
11.1 or withdrawn from the Partnership, a liquidator or liquidating committee approved by the Limited Partners, shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a majority of the Limited Partners. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority in interest of the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by at least a majority in interest of the Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

SECTION 12.4      Liquidation.
                  -----------

         The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

         (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

         (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

         (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

SECTION 12.5      Cancellation of Certificate of Limited Partnership.
                  --------------------------------------------------

         Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware, shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 12.6      Return of Contributions.
                  -----------------------

         The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

SECTION 12.7      Waiver of Partition.
                  -------------------

         To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

SECTION 12.8      Capital Account Restoration.
                  ---------------------------

         No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

SECTION 12.9      Reasonable Time for Winding Up.

         A reasonable time shall be allowed for the orderly winding up of business and affairs of the Partnership and the liquidation of its assets pursuant to Section 12.4 in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                  ARTICLE XIII
                       AMENDMENT OF PARTNERSHIP AGREEMENT

SECTION 13.1 Amendment to be Adopted Solely by the General Partner.

         Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

         (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

         (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

         (c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that no Group Member will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

         (d) a change that, in the discretion of the General Partner:

         (i) does not adversely affect the Limited Partners in any material respect;

         (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of limited partner interests of the MLP (including the division of any class or classes of outstanding limited partner interests of the MLP into different classes to facilitate uniformity of tax consequences within such classes of limited partner interests of the MLP) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which such limited partner interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the MLP and the limited partners of the MLP;

         (iii) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement; or

         (iv) is required to conform the provisions of this Agreement with the provisions of the MLP Agreement as the provisions of the MLP Agreement may be amended, supplemented or restated from time to time;

         (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

         (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or their directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

         (g) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

         (h) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

         (i) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(j)      a merger or conveyance pursuant to Section 14.3(d); or

(k)      any other amendments substantially similar to the foregoing.

SECTION 13.2      Amendment Procedures.
                  --------------------

         Except with respect to amendments of the type described in Section 13.1, all amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion, and any such proposed amendment shall be effective upon its approval by the Limited Partners.

                                  ARTICLE XIV
                                     MERGER

SECTION 14.1      Authority.
                  ---------

         The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

SECTION 14.2      Procedure for Merger or Consolidation.
                  -------------------------------------

         Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

         (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

         (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

         (c) The terms and conditions of the proposed merger or consolidation;

         (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

         (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

         (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

         (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

SECTION 14.3 Approval by Limited Partners of Merger or Consolidation.

(a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article
XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the Limited Partners.

(c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if:

         (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner, any limited partner in the MLP or any member, limited partner or shareholder, as applicable, of the Operating Subsidiaries or cause the Partnership, the MLP or the Operating Subsidiaries to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such);

         (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity; and

         (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

SECTION 14.4      Certificate of Merger.
                  ---------------------

         Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

SECTION 14.5      Effect of Merger.
                  ----------------

         (a) At the effective time of the certificate of merger:

         (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

         (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

         (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

         (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

         (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV
                               GENERAL PROVISIONS

SECTION 15.1      Addresses and Notices.
                  ---------------------

         Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described in Section 2.3 herein. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to
Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

SECTION 15.2      Further Action.
                  --------------

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.3      Binding Effect.
                  --------------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

SECTION 15.4      Integration.
                  -----------

         This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.5      Creditors.
                  ---------

         None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 15.6      Waiver.
                  ------

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 15.7      Counterparts.
                  ------------

         This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

SECTION 15.8      Applicable Law.
                  --------------

         This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 15.9      Invalidity of Provisions.
                  ------------------------

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 15.10     Consent of Partners.
                  -------------------

         Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    GENERAL PARTNER:


                                    ATLAS NATURAL RESOURCES GP, LLC


                                    By:
                                          -------------------------------------
                                          Michael L. Staines
                                          President, Chief Operating Officer
                                          and Secretary


                                    LIMITED PARTNER:

                                    ATLAS NATURAL RESOURCES, L.P.

                                    By:   ATLAS NATURAL RESOURCES GP, LLC



                                          By:
                                                -------------------------------
                                                Michael L. Staines
                                                President, Chief Operating
                                                Officer and Secretary

                               Table of Contents

                                                                                                             Page
                                                                                                             ----

ARTICLE I             DEFINITIONS................................................................................1

         SECTION 1.1           Definitions.......................................................................1

         SECTION 1.2           Construction.....................................................................12

ARTICLE II            ORGANIZATION..............................................................................12

         SECTION 2.1           Formation........................................................................12

         SECTION 2.2           Name.............................................................................12

         SECTION 2.3           Registered Office; Registered Agent; Principal Office; Other Offices.............12

         SECTION 2.4           Purpose and Business.............................................................13

         SECTION 2.5           Powers...........................................................................14

         SECTION 2.6           Power of Attorney................................................................14

         SECTION 2.7           Term.............................................................................15

         SECTION 2.8           Title to Partnership Assets......................................................16

ARTICLE III           RIGHTS OF LIMITED PARTNERS................................................................16

         SECTION 3.1           Limitation of Liability..........................................................16

         SECTION 3.2           Management of Business...........................................................16

         SECTION 3.3           Outside Activities of the Limited Partners.......................................16

         SECTION 3.4           Rights of Limited Partners.......................................................17

ARTICLE IV            TRANSFERS OF PARTNERSHIP INTERESTS........................................................18

         SECTION 4.1           Transfer Generally...............................................................18

         SECTION 4.2           Transfer of General Partner's Partnership Interest...............................18

         SECTION 4.3           Transfer of a Limited Partner's Partnership Interest.............................18

         SECTION 4.4           Restrictions on Transfers........................................................19

ARTICLE V             CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS...............................19

         SECTION 5.1           Initial Contributions............................................................19

         SECTION 5.2           Contributions Pursuant to the Contribution Agreement.............................19

         SECTION 5.3           Additional Capital Contributions.................................................20

         SECTION 5.4           Interest and Withdrawal..........................................................20

         SECTION 5.5           Capital Accounts.................................................................21

         SECTION 5.6           Loans from Partners..............................................................23


                                Table of Contents
                                   (continued)



                                                                                                             Page
                                                                                                             ----
         SECTION 5.7           Limited Preemptive Rights........................................................24

         SECTION 5.8           Fully Paid and Non-Assessable Nature of Partnership Interests....................24

ARTICLE VI            ALLOCATIONS AND DISTRIBUTIONS.............................................................24

         SECTION 6.1           Allocations for Capital Account Purposes.........................................24

         SECTION 6.2           Allocations for Tax Purposes.....................................................28

         SECTION 6.3           Distributions....................................................................30

ARTICLE VII           MANAGEMENT AND OPERATION OF BUSINESS......................................................31

         SECTION 7.1           Management.......................................................................31

         SECTION 7.2           Certificate of Limited Partnership...............................................33

         SECTION 7.3           Restrictions on General Partner's Authority......................................33

         SECTION 7.4           Reimbursement of the General Partner.............................................34

         SECTION 7.5           Outside Activities...............................................................34

         SECTION 7.6           Loans from the General Partner; Loans or Contributions from the
                               Partnership; Contracts with Affiliates; Certain Restrictions on the
                               General Partner..................................................................35

         SECTION 7.7           Indemnification..................................................................37

         SECTION 7.8           Liability of Indemnitees.........................................................39

         SECTION 7.9           Resolution of Conflicts of Interest..............................................39

         SECTION 7.10          Other Matters Concerning the General Partner.....................................41

         SECTION 7.11          Reliance by Third Parties........................................................42

ARTICLE VIII          BOOKS, RECORDS, ACCOUNTING AND REPORTS....................................................42

         SECTION 8.1           Records and Accounting...........................................................42

         SECTION 8.2           Fiscal Year......................................................................43

ARTICLE IX            TAX MATTERS...............................................................................43

         SECTION 9.1           Tax Returns and Information......................................................43

         SECTION 9.2           Tax Elections....................................................................43

         SECTION 9.3           Tax Controversies................................................................43

         SECTION 9.4           Withholding......................................................................44

ARTICLE X             ADMISSION OF PARTNERS.....................................................................44

         SECTION 10.1          Admission of General Partner.....................................................44

         SECTION 10.2          Admission of Substituted Limited Partner.........................................44

                                Table of Contents
                                   (continued)



                                                                                                             Page
                                                                                                             ----

         SECTION 10.3          Admission of Additional Limited Partners.........................................45

         SECTION 10.4          Admission of Successor or Transferee General Partner.............................45

         SECTION 10.5          Amendment of Agreement and Certificate of Limited Partnership....................45

ARTICLE XI            WITHDRAWAL OR REMOVAL OF PARTNERS.........................................................46

         SECTION 11.1          Withdrawal of the General Partner................................................46

         SECTION 11.2          Removal of the General Partner...................................................47

         SECTION 11.3          Interest of Departing Partner....................................................48

         SECTION 11.4          Withdrawal of a Limited Partner..................................................48

ARTICLE XII           DISSOLUTION AND LIQUIDATION...............................................................48

         SECTION 12.1          Dissolution......................................................................48

         SECTION 12.2          Continuation of the Business of the Partnership After Dissolution................49

         SECTION 12.3          Liquidator.......................................................................50

         SECTION 12.4          Liquidation......................................................................50

         SECTION 12.5          Cancellation of Certificate of Limited Partnership...............................51

         SECTION 12.6          Return of Contributions..........................................................51

         SECTION 12.7          Waiver of Partition..............................................................52

         SECTION 12.8          Capital Account Restoration......................................................52

         SECTION 12.9          Reasonable Time for Winding Up...................................................52

ARTICLE XIII          AMENDMENT OF PARTNERSHIP AGREEMENT........................................................52

         SECTION 13.1          Amendment to be Adopted Solely by the General Partner............................52

         SECTION 13.2          Amendment Procedures.............................................................54

ARTICLE XIV           MERGER....................................................................................54

         SECTION 14.1          Authority........................................................................54

         SECTION 14.2          Procedure for Merger or Consolidation............................................54

         SECTION 14.3          Approval by Limited Partners of Merger or Consolidation..........................55

         SECTION 14.4          Certificate of Merger............................................................56

         SECTION 14.5          Effect of Merger.................................................................56

ARTICLE XV            GENERAL PROVISIONS........................................................................56

         SECTION 15.1          Addresses and Notices............................................................56

                                Table of Contents
                                   (continued)



                                                                                                             Page
                                                                                                             ----

         SECTION 15.2          Further Action...................................................................57

         SECTION 15.3          Binding Effect...................................................................57

         SECTION 15.4          Integration......................................................................57

         SECTION 15.5          Creditors........................................................................57

         SECTION 15.6          Waiver...........................................................................57

         SECTION 15.7          Counterparts.....................................................................57

         SECTION 15.8          Applicable Law...................................................................57

         SECTION 15.9          Invalidity of Provisions.........................................................58

         SECTION 15.10         Consent of Partners..............................................................58




